                                                Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-104283

                  SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2004

The information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus supplement is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 2, 2004)

                          $1,281,122,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2004-HQ4
                                    as Issuer
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                  CWCAPITAL LLC
                            as Mortgage Loan Sellers

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-HQ4

                             ----------------------

         The depositor is offering selected classes of its Series 2004-HQ4
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 92 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2004-HQ4 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

                             ----------------------

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                             ----------------------

           Characteristics of the certificates offered to you include:

               APPROXIMATE INITIAL       INITIAL      PASS-THROUGH
                   CERTIFICATE        PASS-THROUGH         RATE        RATINGS
      CLASS          BALANCE              RATE         DESCRIPTION  (FITCH/S&P)
-------------  -------------------    ------------    ------------  -----------
CLASS A-1         $ 17,970,000                %           FIXED        AAA/AAA
CLASS A-2         $ 50,000,000                %           FIXED        AAA/AAA
CLASS A-3         $ 50,000,000                %           FIXED        AAA/AAA
CLASS A-4         $ 72,000,000                %           FIXED        AAA/AAA
CLASS A-5         $123,000,000                %           FIXED        AAA/AAA
CLASS A-6         $120,000,000                %           FIXED        AAA/AAA
CLASS A-7         $776,217,000                %           FIXED        AAA/AAA
CLASS B           $ 15,415,000                %           FIXED        AA+/AA+
CLASS C           $ 18,840,000                %            WAC          AA/AA
CLASS D           $ 13,702,000                %            WAC         AA-/AA-
CLASS E           $ 23,978,000                %            WAC           A/A

                             ----------------------

The certificate balances are approximate and on the closing date may vary by up to 5%.

                             ----------------------
        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Morgan Stanley & Co.
Incorporated, Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc., the
underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or
about October   , 2004. The depositor expects to receive from this offering
approximately $         , plus accrued interest from the cut-off date, before
deducting expenses payable by the depositor.

                             ----------------------

                                 MORGAN STANLEY

BEAR, STEARNS & CO. INC.                                   RBS GREENWICH CAPITAL

                                October   , 2004

                         MORGAN STANLEY CAPITAL I INC.
         Commercial Mortgage Pass-Through Certificates, Series 2004-HQ4
                      Geographic Overview of Mortgage Pool

WASHINGTON          MASSACHUSETTS                 FLORIDA
1 property          2 properties                  8 properties
$3,293,925          $17,134,286                   $129,573,125
0.2% of total       1.3% of total                 9.5% of total

UTAH                CONNECTICUT                   MISSISSIPPI
1 property          2 properties                  1 property
$2,295,998          $22,049,487                   $1,672,232
0.2% of total       1.6% of total                 0.1% of total

IOWA                RHODE ISLAND                  TENNESSEE
2 properties        1 property                    2 properties
$6,166,370          $3,584,264                    $16,494,250
0.5% of total       0.3% of total                 1.2% of total

ILLINOIS            NEW JERSEY                    TEXAS
2 properties        8 properties                  6 properties
$9,694,199          $80,580,863                   $41,485,551
0.7% of total       5.9% of total                 3.0% of total

WISCONSIN           DISTRICT OF COLUMBIA          COLORADO
6 properties        3 properties                  2 properties
$13,280,000         $180,428,571                  $10,663,478
1.0% of total       13.2% of total                0.8% of total

INDIANA             MARYLAND                      ARIZONA
1 property          2 properties                  2 properties
$4,625,352          $17,366,115                   $3,592,353
0.3% of total       1.3% of total                 0.3% of total

MICHIGAN            VIRGINIA                      SOUTHERN CALIFORNIA
5 properties        1 property                    14 properties
$9,573,036          $22,437,064                   $409,578,655
0.7% of total       1.6% of total                 29.9% of total

OHIO                NORTH CAROLINA                NORTHERN CALIFORNIA
7 properties        2 properties                  5 properties
$15,561,013         $9,670,305                    $42,840,896
1.1% of total       0.7% of total                 3.1% of total

PENNSYLVANIA        SOUTH CAROLINA                NEVADA
1 property          1 property                    1 property
$3,839,146          $3,196,845                    $4,916,055
0.3% of total       0.2% of total                 0.4% of total

NEW YORK            GEORGIA                       HAWAII
14 properties       3 properties                  1 property
$254,632,960        $13,257,933                   $16,700,000
18.6% of total      1.0% of total                 1.2% of total

(less than) 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
(greater than) 10.0% of Cut-Off Date Balance

[Insert Photo]

BANK OF AMERICA PLAZA, Los Angeles, CA

[Insert Photo]

WELLS REF PORTFOLIO - INDEPENDENCE SQUARE ONE & TWO, Washington, DC

[Insert Photo]

1111 PENNSYLVANIA AVENUE, Washington, DC

[Insert Photo]

EASTVIEW MALL, Rochester, NY

[Insert Photo]

101 West Broadway, San Diego, CA

[Insert Photo]

MALL AT MILLENIA, Orlando, FL

[Insert Photo]

201 OLD COUNTRY ROAD, Melville, NY

[Insert Photo]

STOP & SHOP PORTFOLIO - GLASTONBURY, Glastonbury, CT

[Insert Graphic]

909 THIRD AVENUE LAND INTEREST*, New York, NY

[Insert Graphic]

436 NORTH BEDFORD DRIVE, Beverly Hills, CA

The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-7 and Class B Certificates will be fixed at the respective per annum rates set forth on the cover. The Class C, Class D and
Class E Certificates will accrue interest at a per annum rate equal to either
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rates set forth on the cover for the Class C, Class D and
Class E Certificates are approximate. You should read the section entitled
"Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2004-HQ4 Certificates are not obligations of the depositor, the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Morgan Stanley Capital I Inc.

                         ------------------------------

         We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.
                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated

                                       S-3

collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
     IN THIS PROSPECTUS SUPPLEMENT AND THE

     Servicing of the Bank of America Plaza A/B Loan and

APPENDIX I - Mortgage Pool
     Information  (Tables)..................................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans.................................................II-1
APPENDIX III - Significant
     Loan Summaries.......................................................III-1
APPENDIX IV - Term Sheet....................................................T-1
APPENDIX V - Form of Statement to Certificateholders........................V-1
SCHEDULE A - Rates Used in Determination of Class X
        Pass-Through Rates..................................................A-1

                                      S-5

                                EXECUTIVE SUMMARY

            This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
                                APPROXIMATE     APPROXIMATE                     APPROXIMATE
                                  INITIAL         INITIAL                        PERCENT OF     WEIGHTED     PRINCIPAL
 APPROXIMATE                    CERTIFICATE    PASS-THROUGH       RATINGS          TOTAL         AVERAGE      WINDOW
CREDIT SUPPORT     CLASS          BALANCE          RATE         (FITCH/S&P)     CERTIFICATES   LIFE (YRS.)   (MONTHS)
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------

   11.750%      CLASS A-1      $ 17,970,000        ___%           AAA/AAA          1.31%          0.97         1-22
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-2      $ 50,000,000        ___%           AAA/AAA          3.65%          3.49        22-58
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-3      $ 50,000,000        ___%           AAA/AAA          3.65%          4.96        58-62
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-4      $ 72,000,000        ___%           AAA/AAA          5.25%          6.13        62-83
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-5      $123,000,000        ___%           AAA/AAA          8.98%          6.90        83-83
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-6      $120,000,000        ___%           AAA/AAA          8.76%          8.36        83-111
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   11.750%      CLASS A-7      $776,217,000        ___%           AAA/AAA         56.65%          9.61       111-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   10.625%      CLASS B        $ 15,415,000        ___%           AA+/AA+          1.13%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   9.250%       CLASS C        $ 18,840,000        ___%            AA/AA           1.37%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   8.250%       CLASS D        $ 13,702,000        ___%           AA-/AA-          1.00%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   6.500%       CLASS E        $ 23,978,000        ___%             A/A            1.75%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   5.750%       CLASS F        $ 10,276,000        ___%            A-/A-           0.75%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   4.875%       CLASS G        $ 11,989,000        ___%          BBB+/BBB+         0.87%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   4.000%       CLASS H        $ 11,989,000        ___%           BBB/BBB          0.87%          9.90       119-119
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
   2.875%       CLASS J        $ 15,415,000        ___%         BBB-/BBB-          1.13%          9.95       119-120
--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASSES K-Q     __________       _______         _______         ________      ________     ________

--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASS X-1       __________       _______         AAA/AAA         ________      ________     ________

--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------
__________      CLASS X-2       __________       _______         AAA/AAA         ________      ________     ________

--------------- ------------- ---------------- -------------- ---------------- --------------- ------------ ------------

o    The notional amount of the Class X-1 Certificates initially will be
     $1,370,184,328 and the notional amount of the Class X-2 Certificates initially will be $1,310,179,000.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
     Class A-6 and Class A-7 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 , Class A-4, Class A-5,
     Class A-6 and Class A-7 Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class X-2 Certificates (together, the
     "Class X Certificates") and the Class F, Class G, Class H, Class J, Class
     K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     Certificates are not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-5, Class A-6, Class A-7 and Class B Certificates presented in the table are fixed at their respective per annum rates set forth above. The
     Class C, Class D and Class E Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans; (iii) payment in full on the "anticipated repayment date" or stated
     maturity date of each mortgage loan and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    The Class S Certificates do not have a pass-through rate and are entitled to receive only excess interest on ARD loans following the anticipated repayment date of such ARD loans.

     -----
           Offered certificates.
     -----
     -----
           Certificates not offered pursuant to this prospectus supplement.
     -----

                                      S-6

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by us on the closing
                                            date. All payments to you will come
                                            only from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 92 mortgage loans
                                            secured by first mortgage liens on
                                            107 commercial, manufactured housing
                                            community and multifamily
                                            properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2004-HQ4.

MORTGAGE POOL.............................  The mortgage pool consists of 92 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of October 1, 2004, of
                                            approximately $1,370,184,328, which
                                            may vary on the closing date by up
                                            to 5%. Each mortgage loan requires
                                            scheduled payments of principal
                                            and/or interest to be made monthly.
                                            For purposes of those mortgage loans
                                            that have a due date on a date other
                                            than the first of the month, we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances.

                                            As of October 1, 2004, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $307,670 to
                                            approximately $192,000,000 and the
                                            mortgage loans had an approximate
                                            average balance of $14,893,308.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2004-HQ4.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association

SPECIAL SERVICER..........................  GMAC Commercial Mortgage
                                            Corporation.

TRUSTEE...................................  LaSalle Bank National Association,
                                            a national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the trustee.

PAYING AGENT..............................  Wells Fargo Bank, National
                                            Association, which will also act as
                                            the certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Paying Agent,
                                            Certificate Registrar and
                                            Authenticating Agent" in this
                                            prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates, outstanding at any
                                            time of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates,

                                      S-7

                                            may appoint a representative to act
                                            as operating adviser for the
                                            purposes described in this
                                            prospectus supplement. The initial
                                            operating adviser will be CWCapital
                                            LLC or an affiliate.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 85 mortgage loans,
                                            representing 94.5% of the initial
                                            outstanding pool balance.

                                            CWCapital LLC, as to 7 mortgage
                                            loans, representing 5.5% of the
                                            initial outstanding pool balance.*

                                            *For purposes of the information
                                            contained in this prospectus
                                            supplement (including the appendices
                                            to this prospectus supplement), all
                                            references to MSMC as a "mortgage
                                            loan seller" or a "seller" with
                                            respect to the mortgage loans sold
                                            by it to the trust exclude Mortgage
                                            Loan Nos. 22 and 29 and all
                                            references to CWCapital as a
                                            "mortgage loan seller" or a "seller"
                                            with respect to the mortgage loans
                                            sold by it to the trust include such
                                            two mortgage loans. Prior to this
                                            securitization, these two mortgage
                                            loans were originated and closed by
                                            CWCapital and subsequently sold to
                                            MSMC. The representations and
                                            warranties made by CWCapital in
                                            connection with the sale of these
                                            two mortgage loans to MSMC will be
                                            assigned to the Depositor, and the
                                            sole recourse to cure a material
                                            document defect or a material breach
                                            in respect of such two mortgage
                                            loans or to repurchase or replace
                                            either of such two loans, if
                                            defective, shall be solely against
                                            CWCapital. The Master Servicer will
                                            enter into a subservicing agreement
                                            with CWCapital with respect to the
                                            loans for which CWCapital acts as
                                            "seller."

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Bear, Stearns & Co. Inc., and
                                            Greenwich Capital Markets, Inc.

CUT-OFF DATE..............................  October 1, 2004. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices to this prospectus
                                            supplement), scheduled payments due
                                            in October 2004 with respect to
                                            mortgage loans not having payment
                                            dates on the first day of each month
                                            have been deemed received on October
                                            1, 2004, not the actual day on which
                                            such scheduled payments were due.

CLOSING DATE..............................  On or about October    , 2004.

DISTRIBUTION DATE.........................  The 14th day of each month, or, if such 14th day is not a business day,
                                            the business day immediately
                                            following such 14th day, commencing
                                            in November 2004.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                      S-8

                                              ------------------------ ------------------------------------------

EXPECTED FINAL DISTRIBUTION DATES........            Class A-1                    August 14, 2006
                                              ------------------------ ------------------------------------------

                                                     Class A-2                    August 14, 2009
                                              ------------------------ ------------------------------------------

                                                     Class A-3                    December 14, 2009
                                              ------------------------ ------------------------------------------

                                                     Class A-4                    September 14, 2011
                                              ------------------------ ------------------------------------------

                                                     Class A-5                    September 14, 2011
                                              ------------------------ ------------------------------------------

                                                     Class A-6                    January 14, 2014
                                              ------------------------ ------------------------------------------

                                                     Class A-7                    September 14, 2014
                                              ------------------------ ------------------------------------------

                                                      Class B                     September 14, 2014
                                              ------------------------ ------------------------------------------

                                                      Class C                     September 14, 2014
                                              ------------------------ ------------------------------------------

                                                      Class D                     September 14, 2014
                                              ------------------------ ------------------------------------------

                                                      Class E                     September 14, 2014
                                              ------------------------ ------------------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Any mortgage loans
                                            with anticipated repayment dates are
                                            assumed to repay in full on such
                                            dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in April 2040.

                              OFFERED CERTIFICATES

GENERAL...................................  We are offering the following eleven
                                            (11) classes of our Series 2004-HQ4
                                            Commercial Mortgage Pass-Through
                                            Certificates:
                                            o     Class A-l

                                            o     Class A-2

                                            o     Class A-3

                                            o     Class A-4

                                            o     Class A-5

                                            o     Class A-6

                                            o     Class A-7

                                            o     Class B

                                            o     Class C

                                            o     Class D

                                            o     Class E

                                      S-9

                                            The entire series will consist of a
                                            total of twenty-eight (28) classes,
                                            the following seventeen (17) of
                                            which are not being offered by this
                                            prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class F, Class G, Class
                                            H, Class J, Class K, Class L, Class
                                            M, Class N, Class O, Class P, Class
                                            Q, Class S, Class R-I, Class R-II
                                            and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5% on the closing
                                            date:

                                             ---------------------- --------------------------------------------------

                                                   Class A-1                 $17,970,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-2                 $50,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-3                 $50,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-4                 $72,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-5                 $123,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-6                 $120,000,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-7                 $776,217,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class B                  $15,415,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class C                  $18,840,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class D                  $13,702,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class E                  $23,978,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to the certificate balance of that
                                            class.

                                            The Class X-1 Certificates and the
                                            Class X-2 Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-2, Class R-I, Class R-II, Class
                                            R-III and Class S Certificates)
                                            outstanding from time to time.

                                            The notional amount of the Class X-2
                                            Certificates will equal:

                                            o    during the period from the
                                                 closing date through and
                                                 including the distribution date
                                                 occurring in March 2006, the
                                                 sum of (a) the lesser of
                                                 $31,943,000 and the certificate
                                                 balance of the Class A-2
                                                 Certificates outstanding from
                                                 time to time and (b) the
                                                 aggregate of the certificate
                                                 balances of the Class A-3,
                                                 Class A-4, Class A-5,

                                      S-10

                                            Class A-6, Class A-7, Class B, Class
                                            C, Class D, Class E, Class F, Class
                                            G, Class H, Class J, Class K, Class
                                            L and Class M Certificates
                                            outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2006 through and
                                                 including the distribution date
                                                 occurring in March 2007, the
                                                 sum of (a) the lesser of
                                                 $19,092,000 and the certificate
                                                 balance of the Class A-3
                                                 Certificates outstanding from
                                                 time to time, (b) the aggregate
                                                 of the certificate balances of
                                                 the Class A-4, Class A-5, Class
                                                 A-6, Class A-7, Class B, Class
                                                 C, Class D, Class E, Class F,
                                                 Class G and Class H
                                                 Certificates outstanding from
                                                 time to time and (c) the lesser
                                                 of $14,741,000 and the
                                                 certificate balance of the
                                                 Class J Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2007 through and
                                                 including the distribution date
                                                 occurring in March 2008, the
                                                 sum of (a) the lesser of
                                                 $30,336,000 and the certificate
                                                 balance of the Class A-4
                                                 Certificates outstanding from
                                                 time to time, (b) the aggregate
                                                 of the certificate balances of
                                                 the Class A-5, Class A-6, Class
                                                 A-7, Class B, Class C, Class D,
                                                 Class E, Class F and Class G
                                                 Certificates outstanding from
                                                 time to time and (c) the lesser
                                                 of $731,000 and the certificate
                                                 balance of the Class H
                                                 Certificates outstanding from
                                                 time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2008 through and
                                                 including the distribution date
                                                 occurring in March 2009, the
                                                 sum of (a) the lesser of
                                                 $92,855,000 and the certificate
                                                 balance of the Class A-5
                                                 Certificates outstanding from
                                                 time to time, (b) the aggregate
                                                 of the certificate balances of
                                                 the Class A-6, Class A-7, Class
                                                 B, Class C and Class D
                                                 Certificates outstanding from
                                                 time to time and (c) the lesser
                                                 of $22,789,000 and the
                                                 certificate balance of the
                                                 Class E Certificates
                                                 outstanding from time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2009 through and
                                                 including the distribution date
                                                 occurring in March 2010, the
                                                 sum of (a) the lesser of
                                                 $4,394,000 and the certificate
                                                 balance of the Class A-5
                                                 Certificates outstanding from
                                                 time to time, (b) the aggregate
                                                 of the certificate balances of
                                                 the Class A-6, Class A-7, Class
                                                 B, Class C and Class D
                                                 Certificates outstanding from
                                                 time to time and (c) the lesser
                                                 of $715,000 and the certificate
                                                 balance of the Class E
                                                 Certificates outstanding from
                                                 time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2010 through and
                                                 including the distribution date
                                                 occurring in March 2011, the
                                                 sum of (a) the lesser of
                                                 $739,593,000 and the
                                                 certificate balance of the
                                                 Class A-7 Certificates
                                                 outstanding from time to time,
                                                 (b) the certificate balance of
                                                 the Class B Certificates
                                                 outstanding from time to time
                                                 and (c) the lesser of
                                                 $13,349,000 and the certificate
                                                 balance of the Class C
                                                 Certificates outstanding from
                                                 time to time;

                                      S-11

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2011 through and
                                                 including the distribution date
                                                 occurring in March 2012, the
                                                 sum of (a) the lesser of
                                                 $692,697,000 and the
                                                 certificate balance of the
                                                 Class A-7 Certificates
                                                 outstanding from time to time
                                                 and (b) the lesser of
                                                 $11,641,000 and the certificate
                                                 balance of the Class B
                                                 Certificates outstanding from
                                                 time to time;

                                            o    during the period following the
                                                 distribution date occurring in
                                                 March 2012 through and
                                                 including the distribution date
                                                 occurring in October 2012, the
                                                 sum of (a) the lesser of
                                                 $672,746,000 and the
                                                 certificate balance of the
                                                 Class A-7 Certificates
                                                 outstanding from time to time
                                                 and (b) the lesser of
                                                 $4,027,000 and the certificate
                                                 balance of the Class B
                                                 Certificates outstanding from
                                                 time to time; and

                                            o    following the distribution date
                                                 occurring in October 2012, $0.

                                            Accordingly, the notional amount of
                                            the Class X-1 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to the
                                            certificate balance of, any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to the certificate balance
                                            of any component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates on
                                            such distribution date, as described
                                            above. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in October 2012.

                                      S-12

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                             ---------------------- --------------------------------------------------

                                                   Class A-1                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-2                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-3                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-4                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-5                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-6                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                   Class A-7                          ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                    Class B                           ___% (Fixed)
                                             ---------------------- --------------------------------------------------

                                                    Class C                            ___% (WAC)
                                             ---------------------- --------------------------------------------------

                                                    Class D                            ___% (WAC)
                                             ---------------------- --------------------------------------------------

                                                    Class E                            ___% (WAC)
                                             ---------------------- --------------------------------------------------

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3, Class
                                            A-4, Class A-5, Class A-6, Class A-7
                                            and Class B Certificates presented
                                            in the table are fixed at their
                                            respective per annum rates set forth
                                            above. The Class C, Class D and
                                            Class E Certificates will, at all
                                            times, accrue interest at a per
                                            annum rate equal to either (i) a
                                            fixed rate, (ii) a fixed rate
                                            subject to a cap equal to the
                                            weighted average net mortgage rate
                                            or (iii) a rate equal to the
                                            weighted average net mortgage rate
                                            less a specified percentage, which
                                            percentage may be zero. The initial
                                            pass-through rates shown above for
                                            the Class C, Class D and Class E
                                            Certificates are approximate.

                                            The weighted average net mortgage
                                            rate for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate
                                            and the trustee fee rate. The
                                            relevant weighting is based upon the
                                            respective principal balances of the
                                            mortgage loans as in effect
                                            immediately prior to the relevant
                                            distribution date. For purposes of
                                            calculating the weighted average net
                                            mortgage rate, the mortgage loan
                                            interest rates will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates will also be
                                            determined without regard to any
                                            loan term modifications agreed to by
                                            the special servicer or resulting
                                            from any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of

                                      S-13

                                            calculating the weighted average net
                                            mortgage rate, if a mortgage loan
                                            does not accrue interest on a 30/360
                                            basis, its interest rate for any
                                            month will, in general, be deemed to
                                            be the rate per annum that, when
                                            calculated on a 30/360 basis, will
                                            produce the amount of interest that
                                            actually accrues on that mortgage
                                            loan in that month.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately __% per annum.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective strip rates (the "Class
                                            X-1 Strip Rates") at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X-1
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will be
                                            comprised of all or a designated
                                            portion of the certificate balance
                                            of one of the classes of the
                                            Principal Balance Certificates. In
                                            general, the certificate balance of
                                            each class of Principal Balance
                                            Certificates will constitute a
                                            separate component of the total
                                            notional amount of the Class X-1
                                            Certificates; provided that, if a
                                            portion, but not all, of the
                                            certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            under "--Certificate Balance" above
                                            as being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before October 2012, on any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-1 Strip Rate will
                                            be calculated as follows:

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance (or a
                                                 designated portion of that
                                                 certificate balance) of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 entire certificate balance (or
                                                 that designated portion) also
                                                 constitutes a component of the
                                                 total notional amount of the
                                                 Class X-2 Certificates
                                                 immediately prior to the
                                                 related distribution date, then
                                                 the applicable Class X-1 Strip
                                                 Rate will equal the excess, if
                                                 any, of (a) the weighted
                                                 average net mortgage rate for
                                                 such distribution date, over
                                                 (b) the greater of (i) the rate
                                                 per annum corresponding to such
                                                 distribution date as set forth
                                                 on Schedule A attached to this
                                                 prospectus supplement and (ii)
                                                 the pass-through rate for such
                                                 distribution date for such
                                                 class of Principal Balance
                                                 Certificates; and

                                            o    if such particular component
                                                 consists of the entire
                                                 certificate balance (or a
                                                 designated portion of that
                                                 certificate balance) of any
                                                 class of Principal Balance
                                                 Certificates, and if such
                                                 entire certificate balance (or
                                                 that designated portion) does
                                                 not also constitute a

                                      S-14

                                                 component of the total notional
                                                 amount of the Class X-2
                                                 Certificates immediately prior
                                                 to the related distribution
                                                 date, then the applicable Class
                                                 X-1 Strip Rate will equal the
                                                 excess, if any, of (a) the
                                                 weighted average net mortgage
                                                 rate for such distribution
                                                 date, over (b) the pass-through
                                                 rate for such distribution date
                                                 for such class of Principal
                                                 Balance Certificates.

                                            For any distribution date occurring
                                            after October 2012, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the weighted
                                            average net mortgage rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will any
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately __% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            October 2012 will equal the weighted
                                            average of the respective strip
                                            rates (the "Class X-2 Strip Rates")
                                            at which interest accrues from time
                                            to time on the respective components
                                            of the total notional amount of the
                                            Class X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified under
                                            "--Certificate Balance" above as
                                            being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            certificate balance (or designated
                                            portion of it) will represent one or
                                            more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before October 2012, on any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-2 Strip Rate will
                                            equal the excess, if any, of:

                                            o    the lesser of (a) the rate per
                                                 annum corresponding to such
                                                 distribution date as set forth
                                                 on Schedule A attached to this
                                                 prospectus supplement and (b)
                                                 the weighted average net
                                                 mortgage rate for such
                                                 distribution date, over

                                            o    the pass-through rate for such
                                                 distribution date for the class
                                                 of Principal Balance
                                                 Certificates whose certificate
                                                 balance, or a designated
                                                 portion of it, comprises such
                                                 component.

                                            Under no circumstances will any
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The Pass-Through Rate applicable to
                                            the Class F, Class G, Class H and
                                            Class J Certificates will, at all
                                            times, accrue interest at a per
                                            annum rate

                                      S-15

                                            equal to either (i) a fixed rate,
                                            (ii) a fixed rate subject to a cap
                                            equal to the weighted average net
                                            mortgage rate or (iii) a rate equal
                                            to the weighted average net mortgage
                                            rate less a specified percentage,
                                            which percentage may be zero. The
                                            pass-through rate applicable to the
                                            Class K, Class L, Class M, Class N,
                                            Class O, Class P and Class Q
                                            Certificates will, at all times, be
                                            a per annum rate equal to the lesser
                                            of ___% and the weighted average net
                                            mortgage rate. The Class S
                                            Certificates do not have a
                                            pass-through rate and are entitled
                                            to receive only excess interest on
                                            ARD loans following the anticipated
                                            repayment date of such ARD loans.

DISTRIBUTIONS

     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of excess
                                            interest, excess liquidation
                                            proceeds and specified trust
                                            expenses, including all servicing
                                            fees, trustee fees and related
                                            compensation, will be distributed in
                                            the following amounts and priority:

                                                   Step l/Class A and Class X:
                                            To interest on Classes A-1, A-2,
                                            A-3, A-4, A-5, A-6, A-7, X-1 and
                                            X-2, pro rata, in accordance with
                                            their interest entitlements.

                                                   Step 2/Class A: To the extent
                                            of amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (ii) second, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iii) third, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to
                                            zero, (iv) fourth, to the Class A-4
                                            Certificates, until the Class A-4
                                            Certificates are reduced to zero,
                                            (v) fifth, to the Class A-5
                                            Certificates, until the Class A-5
                                            Certificates are reduced to zero,
                                            (vi) sixth, to the Class A-6
                                            Certificates, until the Class A-6
                                            Certificates are reduced to zero and
                                            (vii) seventh, to the Class A-7
                                            Certificates, until the Class A-7
                                            Certificates are reduced to zero. If
                                            the principal amount of each class
                                            of certificates other than Classes
                                            A-1, A-2, A-3, A-4, A-5, A-6 and A-7
                                            has been reduced to zero as a result
                                            of losses on the mortgage loans or
                                            an appraisal reduction, principal
                                            will be distributed to Classes A-1,
                                            A-2, A-3, A-4, A-5, A-6 and A-7, pro
                                            rata.

                                                   Step 3/Class A and Class X:
                                            To reimburse Classes A-1, A-2, A-3,
                                            A-4, A-5, A-6 and A-7 and, in
                                            respect of interest only, Classes
                                            X-1 and X-2, pro rata, for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by those classes,
                                            together with interest at the
                                            applicable pass-through rate.

                                                   Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to the extent of
                                            amounts required to be distributed
                                            as principal, to principal on Class
                                            B in the amount of its principal
                                            entitlement until its principal
                                            balance is reduced to zero; and (c)
                                            to reimburse Class B for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                                   Step 5/Class C: To Class C in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                   Step 6/Class D: To Class D in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                      S-16

                                                   Step 7/Class E: To Class E in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                   Step 8/Subordinate Private
                                            Certificates: To these certificates
                                            in the amounts and order of priority
                                            described in this prospectus
                                            supplement.

                                            Each certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates-Distributions" in this
                                            prospectus supplement.

     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            nonrecoverable advances will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class S and Class X Certificates
                                            and the residual certificates will
                                            not be entitled to principal
                                            distributions. The amount of
                                            principal required to be distributed
                                            on the classes entitled to principal
                                            on a particular distribution date
                                            will, in general, be equal to:

                                            o    the principal portion of all
                                                 scheduled payments, other than
                                                 balloon payments, to the extent
                                                 received or advanced by the
                                                 master servicer or other party
                                                 (in accordance with the Pooling
                                                 and Servicing Agreement) during
                                                 the related collection period;

                                            o    all principal prepayments and
                                                 the principal portion of
                                                 balloon payments received
                                                 during the related collection
                                                 period;

                                            o    the principal portion of other
                                                 collections on the mortgage
                                                 loans received during the
                                                 related collection period, such
                                                 as liquidation proceeds,
                                                 condemnation proceeds,
                                                 insurance proceeds and income
                                                 on "real estate owned"; and

                                            o    the principal portion of
                                                 proceeds of mortgage loan
                                                 repurchases received during the
                                                 related collection period,

                                            subject, however, to the adjustments
                                            described herein. See the definition
                                            of "Principal Distribution Amount"
                                            in the "Glossary of Terms."

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X Certificates, on the
                                            one hand, and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

                                      S-17

SUBORDINATION

     A.  GENERAL..........................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with any
                                            hyperamortizing loan) on any
                                            distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses
                                            (including interest other than
                                            certain excess interest in
                                            connection with any hyperamortizing
                                            loan) are allocated is depicted in
                                            ascending order.

                                                   ---------------------
                                                        Class A-l,
                                                        Class A-2,
                                                        Class A-3,
                                                        Class A-4,
                                                        Class A-5,
                                                        Class A-6,
                                                        Class A-7,
                                                        Class X-1*
                                                       and Class X-2*
                                                   ---------------------

                                                   ---------------------
                                                         Class B
                                                   ---------------------

                                                   ---------------------
                                                         Class C
                                                   ---------------------

                                                   ---------------------
                                                         Class D
                                                   ---------------------

                                                   ---------------------
                                                         Class E
                                                   ---------------------

                                                   ---------------------
                                                       Classes F-Q
                                                   ---------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No
                                            principal payments or realized loan
                                            losses in respect of principal will
                                            be allocated to the Class X-1 or
                                            Class X-2 Certificates. However, any
                                            loan losses will reduce the notional
                                            amount of the Class X-1 Certificates
                                            and loan losses allocated to any
                                            component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates will
                                            reduce the notional amount of the
                                            Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for
                                            distribution and will be allocated
                                            in the same manner as mortgage loan
                                            losses. Among the causes of these
                                            shortfalls are the following:

                                            o    shortfalls resulting from
                                                 compensation which the special
                                                 servicer is entitled to
                                                 receive;

                                      S-18

                                            o    shortfalls resulting from
                                                 interest on advances made by
                                                 the master servicer, the
                                                 trustee or the fiscal agent, to
                                                 the extent not covered by
                                                 default interest and late
                                                 payment charges paid by the
                                                 borrower; and

                                            o    shortfalls resulting from a
                                                 reduction of a mortgage loan's
                                                 interest rate by a bankruptcy
                                                 court or from other
                                                 unanticipated, extraordinary or
                                                 default-related expenses of the
                                                 trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements as described
                                            herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

     A.  GENERAL..........................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            October 1, 2004. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in October
                                            2004 have been deemed received on
                                            October 1, 2004.

     B.  PRINCIPAL BALANCES...............  The trust's primary assets will be
                                            92 mortgage loans with an aggregate
                                            principal balance as of October 1,
                                            2004 of approximately
                                            $1,370,184,328. It is possible that
                                            the aggregate mortgage loan balance
                                            will vary by up to 5% on the closing
                                            date. As of October 1, 2004, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $307,670 to
                                            approximately $192,000,000 and the
                                            mortgage loans had an approximate
                                            average balance of $14,893,308.

     C.  FEE SIMPLE/LEASEHOLD.............  One hundred two (102) mortgaged properties, securing mortgage loans
                                            representing 90.9% of the initial
                                            outstanding pool balance, are
                                            subject to a first mortgage lien on
                                            a fee simple estate in such
                                            mortgaged properties.

                                            Three (3) mortgaged properties,
                                            securing mortgage loans representing
                                            1.9% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged property.

                                            Two (2) mortgaged properties,
                                            securing mortgage loans representing
                                            7.2% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee interest in a
                                            portion of such mortgaged property
                                            and a leasehold interest in the
                                            remaining portion of such mortgaged
                                            property.

                                      S-19

     D.  PROPERTY TYPES...................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                             -------------------- --------------------------------- ------------------
                                                                                                        Number of
                                                                       Percentage of Initial            Mortgaged
                                             Property Type            Outstanding Pool Balance         Properties
                                             -------------------- --------------------------------- ------------------

                                             Office                             51.1%                      26
                                             -------------------- --------------------------------- ------------------
                                             Retail                             36.1%                      56
                                             -------------------- --------------------------------- ------------------
                                             Multifamily                         4.5%                       7
                                             -------------------- --------------------------------- ------------------
                                             Self Storage                        2.9%                       7
                                             -------------------- --------------------------------- ------------------
                                             Industrial                          2.7%                       5
                                             -------------------- --------------------------------- ------------------
                                             Manufactured                        1.6%                       3
                                             Housing Community
                                             -------------------- --------------------------------- ------------------
                                             Mixed Use                           1.0%                       3
                                             -------------------- --------------------------------- ------------------

     E.  PROPERTY LOCATION................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            geographic areas with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                            --------------------------- -------------------------------- -------------
                                                                                                          Number of
                                                                            Percentage of Initial         Mortgaged
                                            Geographic Areas               Outstanding Pool Balance       Properties
                                            --------------------------- -------------------------------- -------------

                                            California                                33.0%                   19
                                            --------------------------- -------------------------------- -------------
                                               Southern                               29.9%                   14
                                            --------------------------- -------------------------------- -------------
                                               Northern                                3.1%                   5
                                            --------------------------- -------------------------------- -------------
                                            New York                                  18.6%                   14
                                            --------------------------- -------------------------------- -------------
                                            District of Columbia                      13.2%                   3
                                            --------------------------- -------------------------------- -------------
                                            Florida                                    9.5%                   8
                                            --------------------------- -------------------------------- -------------
                                            New Jersey                                 5.9%                   8
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties
                                            are located throughout 24 states.
                                            None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 3.0% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of October 1, 2004.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of October 1, 2004, the mortgage loans had the following
                                            characteristics:

                                            o    No scheduled payment of
                                                 principal and interest on any
                                                 mortgage loan was thirty days
                                                 or more past due, and no
                                                 mortgage loan had been thirty
                                                 days or more delinquent in the
                                                 past year.

                                      S-20

                                            o    Two (2) groups of mortgage
                                                 loans were made to the same
                                                 borrower or to borrowers that
                                                 are affiliated with one another
                                                 through partial or complete
                                                 direct or indirect common
                                                 ownership. These two (2) groups
                                                 represent 12.2% and 0.7%,
                                                 respectively, of the initial
                                                 outstanding pool balance. See
                                                 Appendix II attached to this
                                                 prospectus supplement.

                                            o    Twenty-three (23) mortgaged
                                                 properties, securing mortgage
                                                 loans representing 10.3% of the
                                                 initial outstanding pool
                                                 balance, are each 100% leased
                                                 to a single tenant.

                                            o    All of the mortgage loans bear
                                                 interest at fixed rates.

                                            o    Fixed periodic payments on the
                                                 mortgage loans are generally
                                                 determined assuming interest is
                                                 calculated on a 30/360 basis,
                                                 but interest actually accrues
                                                 and is applied on certain
                                                 mortgage loans on an actual/360
                                                 basis. Accordingly, there will
                                                 be less amortization of the
                                                 principal balance during the
                                                 term of these mortgage loans,
                                                 resulting in a higher final
                                                 payment on these mortgage
                                                 loans.

                                            o    No mortgage loan permits
                                                 negative amortization or the
                                                 deferral of accrued interest
                                                 (except excess interest that
                                                 would accrue in the case of any
                                                 hyperamortizing loan after the
                                                 applicable anticipated
                                                 repayment date).

     G. BALLOON LOANS/ARD LOANS..........   As of October 1, 2004, the mortgage
                                            loans had the following additional
                                            characteristics:

                                            o    Ninety-two (92) mortgage loans,
                                                 representing 100.0% of the
                                                 initial outstanding pool
                                                 balance, are "balloon loans."
                                                 Four (4) of these mortgage
                                                 loans, representing 17.5% of
                                                 the initial outstanding pool
                                                 balance, are ARD loans. For
                                                 purposes of this prospectus
                                                 supplement, we consider a
                                                 mortgage loan to be a "balloon
                                                 loan" if its principal balance
                                                 is not scheduled to be fully or
                                                 substantially amortized by the
                                                 loan's stated maturity date or
                                                 anticipated repayment date, as
                                                 applicable.

     H.  INTEREST ONLY LOANS..............  As of October 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o    Seven (7) mortgage loans,
                                                 representing 22.5% of the
                                                 initial outstanding pool
                                                 balance, provide for monthly
                                                 payments of interest only for
                                                 their entire respective terms.

                                            o    Fourteen (14) mortgage loans,
                                                 representing 28.3% of the
                                                 initial outstanding pool
                                                 balance, provide for monthly
                                                 payments of interest only for a
                                                 portion of their respective
                                                 terms and then provide for the
                                                 monthly payment of principal
                                                 and interest over their
                                                 respective remaining terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................   As of October 1, 2004, all of the
                                             mortgage loans restricted voluntary
                                             principal prepayments as follows:

                                            o    Eighty-nine (89) mortgage
                                                 loans, representing 95.4% of
                                                 the initial outstanding pool
                                                 balance, prohibit voluntary
                                                 principal prepayments for a
                                                 period ending on a date
                                                 determined by the related
                                                 mortgage note (which may be the
                                                 maturity date), which period is
                                                 referred to in this prospectus
                                                 supplement as a lock-out
                                                 period, but permit the related
                                                 borrower, after an initial
                                                 period of at least two years

                                      S-21

                                                 following the date of issuance
                                                 of the certificates, to defease
                                                 the loan by pledging direct,
                                                 non-callable United States
                                                 Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    One (1) mortgage loan,
                                                 representing 4.2% of the
                                                 initial outstanding pool
                                                 balance, prohibits voluntary
                                                 principal prepayments for a
                                                 period ending on a date
                                                 determined by the related
                                                 mortgage note (which may be the
                                                 maturity date), which period is
                                                 referred to in this prospectus
                                                 supplement as a lock-out
                                                 period, but permit the related
                                                 borrower, after an initial
                                                 period of less than two years
                                                 following the date of issuance
                                                 of the certificates, to defease
                                                 the loan by pledging direct,
                                                 non-callable United States
                                                 Treasury obligations and
                                                 obtaining the release of the
                                                 mortgaged property from the
                                                 lien of the mortgage.

                                            o    One (1) mortgage loan,
                                                 representing 0.2% of the
                                                 initial outstanding pool
                                                 balance, prohibits voluntary
                                                 principal prepayments during a
                                                 lock-out period, and following
                                                 the lock-out period provides
                                                 for a prepayment premium or
                                                 yield maintenance charge
                                                 calculated on the basis of the
                                                 greater of a yield maintenance
                                                 formula and 1% of the amount
                                                 prepaid.

                                            o    One (1) mortgage loan,
                                                 representing 0.2% of the
                                                 initial outstanding pool
                                                 balance, prohibits voluntary
                                                 principal prepayments during a
                                                 lock-out period of five years,
                                                 and following the lock-out
                                                 period provides for a
                                                 prepayment premium or yield
                                                 maintenance charge calculated
                                                 on the basis of a yield
                                                 maintenance formula.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o    Eighteen (18) mortgage loans,
                                                 representing 11.7% of the
                                                 initial outstanding pool
                                                 balance, permit the release of
                                                 a mortgaged property from the
                                                 lien of the mortgage, if there
                                                 is a defeasance of a portion of
                                                 the mortgage loan in connection
                                                 with such release, in amounts
                                                 ranging from 105% to 130% of
                                                 the portion being released.

                                            o    One (1) mortgage loan,
                                                 representing 0.2% of the
                                                 initial outstanding pool
                                                 balance, is secured by four
                                                 mortgaged properties and
                                                 provides for the release of one
                                                 of the mortgaged properties
                                                 from the lien of the mortgage
                                                 and the release from the
                                                 cross-collateralization upon
                                                 prepayment of 120% of the
                                                 allocated loan amount of the
                                                 mortgaged property being
                                                 released, subject to a yield
                                                 maintenance charge on the full
                                                 amount of the prepayment, once
                                                 this property is released, the
                                                 mortgage loan permits each of
                                                 the other three properties to
                                                 be released from the lien of
                                                 the mortgage and from the
                                                 cross-collateralization upon
                                                 prepayment of 125% of the
                                                 allocated loan amount of the
                                                 mortgaged property being
                                                 released, subject to a yield
                                                 maintenance charge on the full
                                                 amount of the prepayment.

                                            o    Notwithstanding the above, the
                                                 mortgage loans generally
                                                 provide that the related
                                                 borrower may prepay the
                                                 mortgage loan without
                                                 prepayment premium or
                                                 defeasance requirements
                                                 commencing four (4) to seven
                                                 (7) payment dates prior to and
                                                 including the maturity date.

                                      S-22

                                            See Appendix II attached to this
                                            prospectus supplement for specific
                                            yield maintenance provisions with
                                            respect to the prepayment and
                                            defeasance provisions set forth
                                            above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of October 1, 2004, the mortgage loans had the following additional
                                            characteristics:

           I.    MORTGAGE INTEREST
                 RATES                      Mortgage interest rates ranging from
                                            3.800% per annum to 7.080% per
                                            annum, and a weighted average
                                            mortgage interest rate of 5.421% per
                                            annum;

           II.   REMAINING TERMS            Remaining terms to scheduled
                                            maturity ranging from 53 months to
                                            142 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 109 months;

           III. REMAINING
                 AMORTIZATION TERMS         Remaining amortization terms
                                            (excluding loans which provide for
                                            interest only payments for the
                                            entire loan term) ranging from 226
                                            months to 360 months, and a weighted
                                            average remaining amortization term
                                            of 349 months;

           IV.   LOAN-TO-VALUE RATIOS       Loan-to-value ratios ranging from
                                            41.9% to 80.0% and a weighted
                                            average loan-to-value ratio,
                                            calculated as described in this
                                            prospectus supplement, of 65.2%; and

           V.    DEBT SERVICE
                 COVERAGE RATIOS            Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.23x to 12.11x and a weighted
                                            average debt service coverage ratio,
                                            calculated as described in this
                                            prospectus supplement, of 2.02x.

     K.  NON-SERVICED MORTGAGE LOAN

                                            The Mall at Millenia Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $57,500,000 and represents 4.2% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, the Mall at Millenia
                                            Companion Loans, which are not
                                            included in the trust and which have
                                            an original unpaid principal
                                            balance, in the aggregate of
                                            $137,500,000. The Mall at Millenia
                                            Companion Loans have the same
                                            interest rate, maturity date and
                                            amortization terms as the Mall at
                                            Millenia Pari Passu Loan.

                                            In addition, with respect to the
                                            Mall at Millenia Pari Passu Loan,
                                            the mortgage on the related
                                            mortgaged property also secures a
                                            subordinate note (the "Mall at
                                            Millenia B Note"), which had an
                                            original principal balance of
                                            $15,000,000. The Mall at Millenia B
                                            Note is not an asset of the trust.

                                            Two of the Mall at Millenia
                                            Companion Loans and the Mall at
                                            Millenia B Note were included in the
                                            Morgan Stanley Capital I Trust
                                            Series 2003-IQ4 ("2003-IQ4")
                                            securitization. In connection
                                            therewith, the Mall at Millennia
                                            Loan Group is serviced and
                                            administered pursuant to the
                                            2003-IQ4 Pooling and Servicing
                                            Agreement. The 2003-IQ4 Pooling and
                                            Servicing Agreement provides for
                                            servicing arrangements that are
                                            similar, but not identical, to those
                                            under the Pooling and Servicing
                                            Agreement. See "Servicing of the
                                            Mortgage Loans--

                                      S-23

                                            Servicing of the Mall at Millenia
                                            Loan Group--The Mall at Millenia
                                            Loan Group" in this prospectus
                                            supplement.

                                            The terms of the 2003-IQ4 Pooling
                                            and Servicing Agreement provide
                                            that:

                                            o    Wells Fargo Bank Minnesota,
                                                 N.A., a national banking
                                                 association, which is the
                                                 trustee under the 2003-IQ4
                                                 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the mortgagee of
                                                 record with respect to the
                                                 mortgaged property securing the
                                                 Mall at Millenia Pari Passu
                                                 Loan;

                                            o    GMAC Commercial Mortgage
                                                 Corporation, which is the
                                                 master servicer under the
                                                 2003-IQ4 Pooling and Servicing
                                                 Agreement, will, in that
                                                 capacity, be the master
                                                 servicer for the Mall at
                                                 Millenia Pari Passu Loan,
                                                 subject to replacement pursuant
                                                 to the terms of the 2003-IQ4
                                                 Pooling and Servicing
                                                 Agreement;

                                            o    Midland Loan Services, Inc.,
                                                 which is the special servicer
                                                 under the 2003-IQ4 Pooling and
                                                 Servicing Agreement, will, in
                                                 that capacity, be the special
                                                 servicer for the Mall at
                                                 Millenia Pari Passu Loan,
                                                 subject to replacement pursuant
                                                 to the terms of the 2003-IQ4
                                                 Pooling and Servicing
                                                 Agreement; and

                                            o    for as long as the Mall at
                                                 Millenia Pari Passu Loan is
                                                 serviced under the 2003-IQ4
                                                 Pooling and Servicing Agreement
                                                 and the aggregate principal
                                                 amount of the Mall at Millenia
                                                 B Note, net of any appraisal
                                                 reductions and any realized
                                                 losses, is equal to or greater
                                                 than 25% of the original
                                                 principal balance of the Mall
                                                 at Millenia B Note, the holder
                                                 of the Mall at Millenia B Note
                                                 has the right to advise the
                                                 2003-IQ4 Master Servicer and
                                                 the 2003-IQ4 Special Servicer
                                                 with respect to, and consent to
                                                 the 2003-IQ4 Master Servicer's
                                                 or the 2003-IQ4 Special
                                                 Servicer's taking, certain
                                                 actions affecting all of the
                                                 mortgage loans in the Mall at
                                                 Millenia Loan Group, including
                                                 the Mall at Millenia Pari Passu
                                                 Loan, and if the majority
                                                 holder of the Mall at Millenia
                                                 B Note loses that right, then
                                                 the operating adviser or
                                                 controlling party under the
                                                 2003-IQ4 securitization will
                                                 acquire that right.

ADVANCES

     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer is required to advance
                                            delinquent monthly mortgage loan
                                            payments for the mortgage loans that
                                            are part of the trust. The master
                                            servicer will not be required to ---
                                            advance any additional interest
                                            accrued as a result of the
                                            imposition of any default rate or
                                            any rate increase after an
                                            anticipated repayment date. The
                                            master servicer also is not required
                                            to advance prepayment or yield
                                            maintenance premiums, excess
                                            interest or balloon payments. With
                                            respect to any balloon payment, the
                                            master servicer will instead be
                                            required to advance an amount equal
                                            to the scheduled payment that would
                                            have been due if the related balloon
                                            payment had not become due. If a P&I
                                            Advance is made, the master servicer
                                            will defer rather than advance its
                                            master servicing fee and the excess
                                            servicing fee, but will advance the
                                            trustee fee.

                                            For an REO Property, the advance
                                            will equal the scheduled payment
                                            that would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its

                                      S-24

                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

     B.  SERVICING ADVANCES...............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent may
                                            also make servicing advances to pay
                                            delinquent real estate taxes,
                                            insurance premiums and similar
                                            expenses necessary to maintain and
                                            protect the mortgaged property, to
                                            maintain the lien on the mortgaged
                                            property or to enforce the mortgage
                                            loan documents, and subject to a
                                            substantially similar recoverability
                                            determination set forth in the
                                            related Non-Serviced Mortgage Loan
                                            Pooling and Servicing Agreement,
                                            each of such parties under that
                                            agreement will be required to make
                                            servicing advances of such type with
                                            respect to any Non-Serviced Mortgage
                                            Loans.

     C.  INTEREST ON ADVANCES.............  All advances made by the master servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal.

     D.  BACK-UP ADVANCES.................  Pursuant to the requirements of the
                                            Pooling and Servicing Agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance, and
                                            if the trustee fails to make a
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations, and with the same
                                            rights of the master servicer.

     E.  RECOVERABILITY...................  None of the master servicer, the special servicer, the trustee or the
                                            fiscal agent will be obligated to
                                            make any advance if it or the
                                            special servicer (or another master
                                            servicer, special servicer, trustee
                                            or fiscal agent with respect to a
                                            Non-Serviced Companion Mortgage
                                            Loan) reasonably determines that
                                            such advance would not be
                                            recoverable in accordance with the
                                            servicing standard or in the case of
                                            the trustee or the fiscal agent, in
                                            accordance with their respective
                                            good faith business judgment, and
                                            the trustee and the fiscal agent may
                                            rely on any such determination made
                                            by the master servicer or the
                                            special servicer.

     F.  ADVANCES DURING AN
           APPRAISAL REDUCTION EVENT.....   The occurrence of certain adverse
                                            events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan plus all other amounts due
                                            under the mortgage loan and interest
                                            on advances made with respect to the
                                            mortgage loan exceeds 90% of the
                                            value of the mortgaged property
                                            determined through an appraisal or
                                            other valuation, an appraisal
                                            reduction may be created in the
                                            amount of the excess as described in
                                            this prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount of
                                            interest required to be advanced on
                                            that mortgage loan will be
                                            proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest on the most
                                            subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                                      S-25

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Fitch, Inc. and
                                            Standard & Poor's Rating Services, a
                                            division of The McGraw-Hill
                                            Companies, Inc.

                                             ------------------------------------ ----------------------------------
                                                            Class                              Ratings
                                                                                              Fitch/S&P
                                             ------------------------------------ ----------------------------------

                                             Classes A-1, A-2, A-3, A-4, A-5,                  AAA/AAA
                                             A-6 and A-7
                                             ------------------------------------ ----------------------------------
                                             Class B                                           AA+/AA+
                                             ------------------------------------ ----------------------------------
                                             Class C                                            AA/AA
                                             ------------------------------------ ----------------------------------
                                             Class D                                           AA-/AA-
                                             ------------------------------------ ----------------------------------
                                             Class E                                             A/A
                                             ------------------------------------ ----------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of
                                            the mortgage loans is less than or
                                            equal to 1% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, the master
                                            servicer, the special servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, in that
                                            order of priority, will have the
                                            option to purchase all of the
                                            remaining mortgage loans, and all
                                            property acquired through exercise
                                            of remedies in respect of any
                                            mortgage loan, at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            would terminate the trust and retire
                                            the then outstanding certificates at
                                            par plus accrued interest. Provided
                                            that the aggregate principal
                                            balances of the Class A-1, Class
                                            A-2, Class A-3, Class A-4, Class
                                            A-5, Class A-6, Class A-7, Class B,
                                            Class C, Class D, Class E, Class F,
                                            Class G, Class H and Class J
                                            Certificates have been reduced to
                                            zero, the trust could also be
                                            terminated in connection with an
                                            exchange of all the then-outstanding
                                            certificates, including the Class X
                                            Certificates, but excluding the
                                            Class S Certificates and the
                                            residual certificates, for mortgage
                                            loans remaining in the trust, but
                                            all of the holders of outstanding
                                            certificates of such classes would
                                            have to voluntarily participate in
                                            such exchange. See "Description of
                                            the Offered Certificates--Optional
                                            Termination."

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-5, Class A-6 and
                                            Class A-7 Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The remaining offered
                                            certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described

                                      S-26

                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank,
                                            as operator of the Euroclear system,
                                            or through participants in The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank.

                                            You may hold your certificates
                                            through:

                                            o    The Depository Trust Company in
                                                 the United States; or

                                            o    Clearstream Bank or Euroclear
                                                 Bank in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Bank or
                                            Euroclear Bank will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank will be effected in
                                            The Depository Trust Company through
                                            the relevant depositories of
                                            Clearstream Bank or Euroclear Bank.

                                            We may not terminate the book-entry
                                            system through The Depository Trust
                                            Company with respect to all or any
                                            portion of any class of the
                                            certificates offered to you without
                                            obtaining the required
                                            certificateholders' consent to
                                            initiate termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank on or about the
                                            closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal income
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will evidence
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued on an ARD Loan
                                            not paying off on its anticipated
                                            repayment date) and the related
                                            sub-accounts will be treated as a
                                            grantor trust for federal income tax
                                            purposes. The Class S Certificates
                                            will represent only the right to
                                            excess interest on the ARD loans
                                            while the trust is in existence and,
                                            for federal income tax purposes,
                                            will constitute interests in a
                                            grantor trust.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o    The regular interests will be
                                                 treated as newly originated
                                                 debt instruments for federal
                                                 income tax purposes.

                                            o    Beneficial owners of offered
                                                 certificates will be required
                                                 to report income on the
                                                 certificates in accordance with
                                                 the accrual method of
                                                 accounting.

                                            o    We anticipate that the offered
                                                 certificates will not be issued
                                                 with original issue discount
                                                 for federal income tax
                                                 purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

                                      S-27

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974............  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the offered
                                            certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

LEGAL INVESTMENT..........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes --- of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. If your investment
                                            activities are subject to legal
                                            investment laws and regulations,
                                            regulatory capital requirements or
                                            review by regulatory authorities,
                                            then you may be subject to
                                            restrictions on investment in the
                                            offered certificates. You should
                                            consult your own advisors regarding
                                            these matters. See "Legal
                                            Investment" herein and in the
                                            accompanying Prospectus.

                                      S-28

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS     Payments under the mortgage loans are not
                                      insured or guaranteed by any governmental
                                      entity or mortgage insurer. Accordingly,
                                      the sources for repayment of your
                                      certificates are limited to amounts due
                                      with respect to the mortgage loans.

                                      You should consider all of the mortgage
                                      loans to be nonrecourse loans. Even in
                                      those cases where recourse to a borrower
                                      or guarantor is permitted under the
                                      related loan documents, we have not
                                      necessarily undertaken an evaluation of
                                      the financial condition of any of these
                                      persons. If a default occurs, the lender's
                                      remedies generally are limited to
                                      foreclosing against the specific
                                      properties and other assets that have been
                                      pledged to secure the loan. Such remedies
                                      may be insufficient to provide a full
                                      return on your investment. Payment of
                                      amounts due under a mortgage loan prior to
                                      its maturity or anticipated repayment date
                                      is dependent primarily on the sufficiency
                                      of the net operating income of the related
                                      mortgaged property. Payment of those
                                      mortgage loans that are balloon loans at
                                      maturity or on its anticipated repayment
                                      date is primarily dependent upon the
                                      borrower's ability to sell or refinance
                                      the property for an amount sufficient to
                                      repay the loan.

                                      In limited circumstances, a mortgage loan
                                      seller (or such other party described
                                      herein) may be obligated to repurchase or
                                      replace a mortgage loan that it sold to
                                      the Depositor if the applicable seller's
                                      representations and warranties concerning
                                      that mortgage loan are materially breached
                                      or if there are material defects in the
                                      documentation for that mortgage loan.
                                      However, there can be no assurance that
                                      any of these entities will be in a
                                      financial position to effect a repurchase
                                      or substitution. The representations and
                                      warranties address the characteristics of
                                      the mortgage loans and mortgaged
                                      properties as of the date of issuance of
                                      the certificates. They do not relieve you
                                      or the trust of the risk of defaults and
                                      losses on the mortgage loans.

                                      S-29

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT
ON THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON YOUR
CERTIFICATES                          The mortgage loans are secured by various
                                      types of income-producing commercial,
                                      multifamily and manufactured housing
                                      community properties. Commercial lending
                                      is generally thought to expose a lender to
                                      greater risk than one-to-four family
                                      residential lending because, among other
                                      things, it typically involves larger
                                      loans.

                                      Eighty-six (86) mortgage loans,
                                      representing 91.9% of the initial
                                      outstanding pool balance, were originated
                                      within twelve (12) months prior to the
                                      cut-off date. Consequently, these mortgage
                                      loans do not have a long-standing payment
                                      history.

                                      The repayment of a commercial mortgage
                                      loan is typically dependent upon the
                                      ability of the applicable property to
                                      produce cash flow. Even the liquidation
                                      value of a commercial property is
                                      determined, in substantial part, by the
                                      amount of the property's cash flow (or its
                                      potential to generate cash flow). However,
                                      net operating income and cash flow can be
                                      volatile and may be insufficient to cover
                                      debt service on the loan at any given
                                      time.

                                      The net operating income, cash flow and
                                      property value of the mortgaged properties
                                      may be adversely affected by any one or
                                      more of the following factors:

                                      o    the age, design and construction
                                           quality of the property;

                                      o    the lack of any operating history in
                                           the case of a newly built or
                                           renovated mortgaged property;

                                      o    perceptions regarding the safety,
                                           convenience and attractiveness of the
                                           property;

                                      o    the proximity and attractiveness of
                                           competing properties;

                                      o    the inadequacy of the property's
                                           management and maintenance;

                                      o    increases in operating expenses
                                           (including common area maintenance
                                           charges) at the property and in
                                           relation to competing properties;

                                      o    an increase in the capital
                                           expenditures needed to maintain the
                                           property or make improvements;

                                      o    the dependence upon a single tenant,
                                           or a concentration of tenants in a
                                           particular business or industry;

                                      o    a decline in the financial condition
                                           of a major tenant;

                                      o    an increase in vacancy rates; and

                                      o    a decline in rental rates as leases
                                           are renewed or entered into with new
                                           tenants.

                                      S-30

                                      Other factors are more general in nature,
                                      such as:

                                      o    national, regional or local economic
                                           conditions (including plant closings,
                                           military base closings, industry
                                           slowdowns and unemployment rates);

                                      o    local real estate conditions (such as
                                           an oversupply of competing
                                           properties, rental space or
                                           multifamily housing);

                                      o    demographic factors;

                                      o    decreases in consumer confidence
                                           (caused by events such as threatened
                                           or continuing military action, recent
                                           disclosures of wrongdoing or
                                           financial misstatements by major
                                           corporations and financial
                                           institutions and other factors);

                                      o    changes in consumer tastes and
                                           preferences; and

                                      o    retroactive changes in building
                                           codes.

                                      The volatility of net operating income
                                      will be influenced by many of the
                                      foregoing factors, as well as by:

                                      o    the length of tenant leases;

                                      o    the creditworthiness of tenants;

                                      o    the level of tenant defaults;

                                      o    the ability to convert an
                                           unsuccessful property to an
                                           alternative use;

                                      o    new construction in the same market
                                           as the mortgaged property;

                                      o    rent control and stabilization laws;

                                      o    the number and diversity of tenants;

                                      o    the rate at which new rentals occur;

                                      o    the property's operating leverage
                                           (which is the percentage of total
                                           property expenses in relation to
                                           revenue), the ratio of fixed
                                           operating expenses to those that vary
                                           with revenues, and the level of
                                           capital expenditures required to
                                           maintain the property and to retain
                                           or replace tenants; and

                                      o    in the case of residential
                                           cooperative properties, the payments
                                           received by the cooperative
                                           corporation from its
                                           tenants/shareholders, including any
                                           special assessments against the
                                           property.

                                      A decline in the real estate market or in
                                      the financial condition of a major tenant
                                      will tend to have a more immediate effect
                                      on the net operating income of properties
                                      with short-term revenue sources (such as
                                      short-term or month-to-month leases) and
                                      may lead to higher rates of delinquency or
                                      defaults under mortgage loans secured by
                                      such properties.

                                      S-31

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR CERTIFICATES  Some of the mortgaged properties may not be readily convertible to alternative uses
                                      if those properties were to become
                                      unprofitable for any reason. This is
                                      because:

                                      o    converting commercial properties to
                                           alternate uses or converting
                                           single-tenant commercial properties
                                           to multi-tenant properties generally
                                           requires substantial capital
                                           expenditures; and

                                      o    zoning or other restrictions also may
                                           prevent alternative uses.

                                      The liquidation value of a mortgaged
                                      property not readily convertible to an
                                      alternative use may be substantially less
                                      than would be the case if the mortgaged
                                      property were readily adaptable to other
                                      uses. If this type of mortgaged property
                                      were liquidated and a lower liquidation
                                      value were obtained, less funds would be
                                      available for distributions on your
                                      certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS
NO CHANGE IN CURRENT  OPERATING
INCOME                                Various factors may adversely affect the
                                      value of the mortgaged properties without
                                      affecting the properties' current net
                                      operating income. These factors include,
                                      among others:

                                      o    changes in the local, regional or
                                           national economy;

                                      o    changes in governmental regulations,
                                           fiscal policy, zoning or tax laws;

                                      o    potential environmental legislation
                                           or liabilities or other legal
                                           liabilities;

                                      o    proximity and attractiveness of
                                           competing properties;

                                      o    new construction of competing
                                           properties in the same market;

                                      o    convertibility of a property to an
                                           alternative use;

                                      o    the availability of refinancing; and

                                      o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES         A deterioration in the financial condition
                                      of a tenant can be particularly
                                      significant if a mortgaged property is
                                      leased to a single or large tenant or a
                                      small number of tenants, because rent
                                      interruptions by a tenant may cause the
                                      borrower to default on its obligations to
                                      the lender. Twenty-three (23) of the
                                      mortgaged properties, securing mortgage
                                      loans representing 10.3% of the initial
                                      outstanding pool balance, are 100% leased
                                      to single tenants, and in some cases the
                                      tenant is related to the borrower.
                                      Mortgaged properties leased to a single
                                      tenant or a small number of tenants also
                                      are more susceptible to interruptions of
                                      cash flow if a tenant fails to renew its
                                      lease or defaults under its lease. This is
                                      so because:

                                      S-32

                                      o    the financial effect of the absence
                                           of rental income may be severe;

                                      o    more time may be required to re-lease
                                           the space; and

                                      o    substantial capital costs may be
                                           incurred to make the space
                                           appropriate for replacement tenants.

                                      Another factor that you should consider is
                                      that retail, industrial and office
                                      properties also may be adversely affected
                                      if there is a concentration of tenants or
                                      of tenants in the same or similar business
                                      or industry.

                                      For further information with respect to
                                      tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                          If a mortgaged property has multiple
                                      tenants, re-leasing costs and costs of
                                      enforcing remedies against defaulting
                                      tenants may be more frequent than in the
                                      case of mortgaged properties with fewer
                                      tenants, thereby reducing the cash flow
                                      available for debt service payments. These
                                      costs may cause a borrower to default in
                                      its obligations to a lender which could
                                      reduce cash flow available for debt
                                      service payments. Multi-tenanted mortgaged
                                      properties also may experience higher
                                      continuing vacancy rates and greater
                                      volatility in rental income and expenses.

RE-LEASING RISKS                      Repayment of mortgage loans secured by
                                      retail, office and industrial properties
                                      will be affected by the expiration of
                                      leases and the ability of the related
                                      borrowers and property managers to renew
                                      the leases or to relet the space on
                                      comparable terms. Certain mortgaged
                                      properties may be leased in whole or in
                                      part to government sponsored tenants who
                                      have the right to cancel their leases at
                                      any time because of lack of
                                      appropriations. Certain tenants at the
                                      retail properties, including without
                                      limitation anchor tenants, may have the
                                      right to terminate their leases if certain
                                      other tenants are not operating, or if
                                      their sales at the property do not reach a
                                      specified level.

                                      Even if vacated space is successfully
                                      relet, the costs associated with
                                      reletting, including tenant improvements
                                      and leasing commissions, could be
                                      substantial and could reduce cash flow
                                      from the related mortgaged properties.
                                      Fifty-five (55) of the mortgaged
                                      properties, securing mortgage loans
                                      representing approximately 27.4% of the
                                      initial outstanding pool balance
                                      (excluding multifamily, manufactured
                                      housing community, self storage properties
                                      and certain other property types), as of
                                      the cut-off date, have reserves for tenant
                                      improvements and leasing commissions which
                                      may serve to defray such costs. There can
                                      be no assurances, however, that the funds
                                      (if any) held in such reserves for tenant
                                      improvements and leasing commissions will
                                      be sufficient to cover any of the costs
                                      and expenses associated with tenant
                                      improvements or leasing commission
                                      obligations. In addition, if a tenant
                                      defaults in its obligations to a borrower,
                                      the borrower may incur substantial costs
                                      and experience significant delays
                                      associated with enforcing rights and
                                      protecting its investment, including costs
                                      incurred in renovating or reletting the
                                      property.

                                      S-33

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                  The effect of mortgage pool loan losses
                                      will be more severe:

                                      o    if the pool is comprised of a small
                                           number of loans, each with a
                                           relatively large principal amount; or

                                      o    if the losses relate to loans that
                                           account for a disproportionately
                                           large percentage of the pool's
                                           aggregate principal balance of all
                                           mortgage loans.

                                      Mortgage loans with the same borrower or
                                      related borrowers pose additional risks.
                                      Among other things, financial difficulty
                                      at one mortgaged real property could cause
                                      the owner to defer maintenance at another
                                      mortgaged real property in order to
                                      satisfy current expenses with respect to
                                      the troubled mortgaged real property; and
                                      the owner could attempt to avert
                                      foreclosure on one mortgaged real property
                                      by filing a bankruptcy petition that might
                                      have the effect of interrupting monthly
                                      payments for an indefinite period on all
                                      of the related mortgage loans.

                                      Two (2) groups of mortgage loans are made
                                      to the same borrower or borrowers related
                                      through common ownership and where, in
                                      general, the related mortgaged properties
                                      are commonly managed. The related borrower
                                      concentrations of the these two (2) groups
                                      represent 12.2% and 0.7%, respectively of
                                      the initial outstanding pool balance.

                                      The largest mortgage loan represents 14.0%
                                      of the initial outstanding pool balance.
                                      The ten largest mortgage loans in the
                                      aggregate represent 59.3% of the initial
                                      outstanding pool balance. Each of the
                                      other mortgage loans represents no greater
                                      than 1.8% of the initial outstanding pool
                                      balance.

                                      In some cases, the sole or a significant
                                      tenant is related to the subject borrower.
                                      In the case of mortgage loan nos. 47 and
                                      87, the tenant at all of those mortgaged
                                      properties is the parent of the related
                                      borrower. For further information with
                                      respect to tenant concentrations, see
                                      Appendix II.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                          A concentration of mortgaged property
                                      types also can pose increased risks. A
                                      concentration of mortgage loans secured by
                                      the same property type can increase the
                                      risk that a decline in a particular
                                      industry will have a disproportionately
                                      large impact on the pool of mortgage
                                      loans. The following property types
                                      represent the indicated percentage of the
                                      initial outstanding pool balance:

                                      o    office properties represent 51.1%;

                                      o    retail properties represent 36.1%;

                                      o    multifamily properties represent
                                           4.5%;

                                      S-34

                                      o    self storage properties represent
                                           2.9%;

                                      o    industrial properties represent 2.7%;

                                      o    manufactured housing community
                                           properties represent 1.6%; and

                                      o    mixed use properties represent 1.0%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Concentrations of mortgaged properties in
                                      geographic areas may increase the risk
                                      that adverse economic or other
                                      developments or a natural disaster or act
                                      of terrorism affecting a particular region
                                      of the country could increase the
                                      frequency and severity of losses on
                                      mortgage loans secured by the properties.
                                      In the past, several regions of the United
                                      States have experienced significant real
                                      estate downturns at times when other
                                      regions have not. Regional economic
                                      declines or adverse conditions in regional
                                      real estate markets could adversely affect
                                      the income from, and market value of, the
                                      mortgaged properties located in the
                                      region. Other regional factors--e.g.,
                                      earthquakes, floods or hurricanes or
                                      changes in governmental rules or fiscal
                                      policies--also may adversely affect those
                                      mortgaged properties.

                                      The mortgaged properties are located in 28
                                      different states and the District of
                                      Columbia. In particular, investors should
                                      note that approximately 33.0% of the
                                      mortgaged properties, based on the initial
                                      outstanding pool balance, are located in
                                      California. Mortgaged properties located
                                      in California may be more susceptible to
                                      some types of special hazards that may not
                                      be covered by insurance (such as
                                      earthquakes) than properties located in
                                      other parts of the country. If a borrower
                                      does not have insurance against such risks
                                      and a severe casualty occurs at a
                                      mortgaged property, the borrower may be
                                      unable to generate income from the
                                      mortgaged property in order to make
                                      payments on the related mortgage loan. The
                                      mortgage loans generally do not require
                                      any borrowers to maintain earthquake
                                      insurance.

                                      In addition, 18.6%, 13.2%, 9.5% and 5.9%
                                      of the mortgaged properties, based on the
                                      initial outstanding pool balance, are
                                      located in, New York, the District of
                                      Columbia, Florida and New Jersey,
                                      respectively, and concentrations of
                                      mortgaged properties, in each case,
                                      representing no greater than 3.0% of the
                                      initial outstanding pool balance, also
                                      exist in several other states.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                            Twenty-six (26) of the mortgaged
                                      properties, securing mortgage loans
                                      representing 51.1% of the initial
                                      outstanding pool balance, are office
                                      properties.

                                      A large number of factors affect the value
                                      of these office properties, including:

                                      o    the quality of an office building's
                                           tenants;

                                      S-35

                                      o    the diversity of an office building's
                                           tenants (or reliance on a single or
                                           dominant tenant);

                                      o    the physical attributes of the
                                           building in relation to competing
                                           buildings, e.g., age, condition,
                                           design, location, access to
                                           transportation and ability to offer
                                           certain amenities, such as
                                           sophisticated building systems;

                                      o    the desirability of the area as a
                                           business location;

                                      o    the suitability of a space for
                                           re-leasing without significant
                                           build-out costs;

                                      o    the strength and nature of the local
                                           economy (including labor costs and
                                           quality, tax environment and quality
                                           of life for employees); and

                                      o    the concentration of tenants in a
                                           particular business or industry. For
                                           instance, certain office properties
                                           may have tenants that are technology
                                           and internet start-up companies.
                                           Technology and internet start-up
                                           companies have experienced a variety
                                           of circumstances that tend to make
                                           their businesses relatively volatile.
                                           Many of those companies have little
                                           or no operating history, their owners
                                           and management are often
                                           inexperienced and such companies may
                                           be heavily dependent on obtaining
                                           venture capital financing. In
                                           addition, technology and internet
                                           start-up companies often require
                                           significant build-out related to
                                           special technology which may
                                           adversely affect the ability of the
                                           landlord to relet the properties. The
                                           relative instability of these tenants
                                           may have an adverse impact on certain
                                           of the properties. Five (5) mortgage
                                           loans representing 4.2% of the
                                           initial outstanding pool balance, are
                                           secured by mortgaged properties that
                                           have tenants with a concentration of
                                           medical offices. The performance of a
                                           medical office property may depend on
                                           the proximity of such property to a
                                           hospital or other health care
                                           establishment and on reimbursements
                                           for patient fees from private or
                                           government-sponsored insurance
                                           companies. The sudden closure of a
                                           nearby hospital may adversely affect
                                           the value of a medical office
                                           property. In addition, the
                                           performance of a medical office
                                           property may depend on reimbursements
                                           for patient fees from private or
                                           government-sponsored insurers and
                                           issues related to reimbursement
                                           (ranging from non-payment to delays
                                           in payment) from such insurers could
                                           adversely impact cash flow at such
                                           mortgaged properties. Moreover,
                                           medical office properties appeal to a
                                           narrow market of tenants and the
                                           value of a medical office property
                                           may be adversely affected by the
                                           availability of competing medical
                                           office properties.

                                      Moreover, the cost of refitting office
                                      space for a new tenant is often higher
                                      than the cost of refitting other types of
                                      property.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE  MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL
PROPERTIES                            Fifty-six (56) of the mortgaged
                                      properties, securing mortgage loans
                                      representing 36.1% of the initial
                                      outstanding pool balance, are retail
                                      properties. The quality and success of a
                                      retail property's tenants significantly
                                      affect the property's value. The success
                                      of retail

                                      S-36

                                      properties can be adversely affected by
                                      local competitive conditions and changes
                                      in consumer spending patterns. A
                                      borrower's ability to make debt service
                                      payments can be adversely affected if
                                      rents are based on a percentage of the
                                      tenant's sales and sales decline or if the
                                      closure of one store gives rise to lease
                                      provisions permitting the closure of
                                      another store.

                                      An "anchor tenant" is proportionately
                                      larger in size and is vital in attracting
                                      customers to a retail property, whether or
                                      not it is part of the mortgaged property.
                                      Thirty-seven (37) of the mortgaged
                                      properties, securing 28.6% of the initial
                                      outstanding pool balance, are properties
                                      considered by the applicable mortgage loan
                                      seller to be leased to or are adjacent to
                                      or are occupied by one or more anchor
                                      tenants.

                                      The presence or absence of an anchor store
                                      in a shopping center also can be important
                                      because anchor stores play a key role in
                                      generating customer traffic and making a
                                      center desirable for other tenants.
                                      Consequently, the economic performance of
                                      an anchored retail property will be
                                      adversely affected by:

                                      o    an anchor store's failure to renew
                                           its lease;

                                      o    termination of an anchor store's
                                           lease;

                                      o    the bankruptcy or economic decline of
                                           an anchor store or self-owned anchor
                                           or its parent company; or

                                      o    the cessation of the business of an
                                           anchor store at the shopping center,
                                           even if, as a tenant, it continues to
                                           pay rent.

                                      There may be retail properties with anchor
                                      stores that are permitted to cease
                                      operating at any time if certain other
                                      stores are not operated at those
                                      locations. Furthermore, there may be
                                      non-anchor tenants that are permitted to
                                      offset all or a portion of their rent, pay
                                      rent based solely on a percentage of their
                                      sales or to terminate their leases if
                                      certain anchor stores and/or major tenants
                                      are either not operated or fail to meet
                                      certain business objectives.

                                      Retail properties also face competition
                                      from sources outside a given real estate
                                      market. For example, all of the following
                                      compete with more traditional retail
                                      properties for consumer dollars: factory
                                      outlet centers, discount shopping centers
                                      and clubs, catalogue retailers, home
                                      shopping networks, internet web sites and
                                      telemarketing. Continued growth of these
                                      alternative retail outlets, which often
                                      have lower operating costs, could
                                      adversely affect the rents collectible at
                                      the retail properties included in the
                                      mortgage pool, as well as the income from,
                                      and market value of, the mortgaged
                                      properties. Moreover, additional competing
                                      retail properties may be built in the
                                      areas where the retail properties are
                                      located, which could adversely affect the
                                      rents collectible at the retail properties
                                      included in the mortgage pool, as well as
                                      the income from, and market value of, the
                                      mortgaged properties.

                                      S-37

A LARGE CONCENTRATION OF MULTIFAMILY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MULTIFAMILY
PROPERTIES                            Seven (7) of the mortgaged properties,
                                      securing mortgage loans representing 4.5%
                                      of the initial outstanding pool balance,
                                      are multifamily properties.

                                      A large number of factors may affect the
                                      value and successful operation of these
                                      multifamily properties, including:

                                      o    the physical attributes of the
                                           apartment building, such as its age,
                                           appearance and construction quality;

                                      o    the location of the property;

                                      o    the ability of management to provide
                                           adequate maintenance and insurance;

                                      o    the types of services and amenities
                                           provided at the property;

                                      o    the property's reputation;

                                      o    the level of mortgage interest rates
                                           and favorable income and economic
                                           conditions (which may encourage
                                           tenants to purchase rather than rent
                                           housing);

                                      o    the presence of competing properties;

                                      o    adverse local or national economic
                                           conditions which may limit the rent
                                           that may be charged and which may
                                           result in increased vacancies;

                                      o    the tenant mix (such as tenants being
                                           predominantly students or military
                                           personnel or employees of a
                                           particular business or industry);

                                      o    state and local regulations (which
                                           may limit the ability to increase
                                           rents); and

                                      o    government assistance/rent subsidy
                                           programs (which may influence tenant
                                           mobility).

                                      Certain of the mortgage loans may be
                                      secured by mortgaged properties that are
                                      currently eligible (or may become eligible
                                      in the future) for and have received low
                                      income housing tax credits pursuant to
                                      Section 42 of the Internal Revenue Code in
                                      respect of various units within the
                                      mortgaged property or have tenants that
                                      rely on rent subsidies under various
                                      government-funded programs, including the
                                      Section 8 Tenant-Based Assistance Rental
                                      Certificate Program of the United States
                                      Department of Housing and Urban
                                      Development. There is no assurance that
                                      such programs will be continued in their
                                      present form or that the level of
                                      assistance provided will be sufficient to
                                      generate enough revenues for the related
                                      borrower to meet its obligations under the
                                      related mortgage loan.

                                      S-38

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                            Five (5) of the mortgaged properties,
                                      securing mortgage loans representing 2.7%
                                      of the initial outstanding pool balance,
                                      are industrial properties. Various factors
                                      may adversely affect the economic
                                      performance of these industrial
                                      properties, which could adversely affect
                                      payments on your certificates, including:

                                      o    reduced demand for industrial space
                                           because of a decline in a particular
                                           industry segment;

                                      o    increased supply of competing
                                           industrial space because of relative
                                           ease in constructing buildings of
                                           this type;

                                      o    a property becoming functionally
                                           obsolete;

                                      o    insufficient supply of labor to meet
                                           demand;

                                      o    changes in access to the property,
                                           energy prices, strikes, relocation of
                                           highways or the construction of
                                           additional highways;

                                      o    location of the property in relation
                                           to access to transportation;

                                      o    suitability for a particular tenant;

                                      o    building design and adaptability;

                                      o    a change in the proximity of supply
                                           sources; and

                                      o    environmental hazards.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES          Three (3) of the mortgaged properties,
                                      securing 1.6% of the initial outstanding
                                      pool balance, are manufactured housing
                                      community properties. Various factors may
                                      adversely affect the economic performance
                                      of these manufactured housing community
                                      properties, which could adversely affect
                                      payments on your certificates, including:

                                      o    the physical attributes of the
                                           community (e.g., age, condition and
                                           design);

                                      o    the location of the community;

                                      o    the services and amenities provided
                                           by the community and its management
                                           (including maintenance and
                                           insurance);

                                      o    the strength and nature of the local
                                           economy (which may limit the amount
                                           that may be charged, the timely
                                           payments of those amounts, and may
                                           reduce occupancy levels);

                                      o    state and local regulations (which
                                           may affect the property owner's
                                           ability to increase amounts charged
                                           or limit the owner's ability to
                                           convert the property to an alternate
                                           use);

                                      o    competing residential developments in
                                           the local market, such as other
                                           manufactured housing communities,
                                           apartment buildings and single family
                                           homes;

                                      S-39

                                      o    the property's reputation;

                                      o    the availability of public water and
                                           sewer facilities, or the adequacy of
                                           any such privately-owned facilities;
                                           and

                                      o    the property may not be readily
                                           convertible to an alternate use.

A TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES     Certain of the tenants at some of the
                                      mortgaged properties may have been, may
                                      currently be, or may in the future become
                                      a party in a bankruptcy proceeding. The
                                      bankruptcy or insolvency of a major
                                      tenant, or a number of smaller tenants, in
                                      retail, industrial and office properties
                                      may adversely affect the income produced
                                      by the property. Under the federal
                                      bankruptcy code, a tenant/debtor has the
                                      option of affirming or rejecting any
                                      unexpired lease. If the tenant rejects the
                                      lease, the landlord's claim for breach of
                                      the lease would be a general unsecured
                                      claim against the tenant, absent
                                      collateral securing the claim. The claim
                                      would be limited to the unpaid rent under
                                      the lease for the periods prior to the
                                      bankruptcy petition, or earlier surrender
                                      of the leased premises, plus the rent
                                      under the lease for the greater of one
                                      year, or 15%, not to exceed three years,
                                      of the remaining term of such lease and
                                      the actual amount of the recovery could be
                                      less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Various environmental laws may make a
                                      current or previous owner or operator of
                                      real property liable for the costs of
                                      removal or remediation of hazardous or
                                      toxic substances on, under or adjacent to
                                      such property. Those laws often impose
                                      liability whether or not the owner or
                                      operator knew of, or was responsible for,
                                      the presence of the hazardous or toxic
                                      substances. For example, certain laws
                                      impose liability for release of
                                      asbestos-containing materials into the air
                                      or require the removal or containment of
                                      asbestos-containing materials. In some
                                      states, contamination of a property may
                                      give rise to a lien on the property to
                                      assure payment of the costs of cleanup. In
                                      some states, this lien has priority over
                                      the lien of a pre-existing mortgage.
                                      Additionally, third parties may seek
                                      recovery from owners or operators of real
                                      properties for cleanup costs, property
                                      damage or personal injury associated with
                                      releases of, or other exposure to
                                      hazardous substances related to the
                                      properties.

                                      The owner's liability for any required
                                      remediation generally is not limited by
                                      law and could, accordingly, exceed the
                                      value of the property and/or the aggregate
                                      assets of the owner. The presence of
                                      hazardous or toxic substances also may
                                      adversely affect the owner's ability to
                                      refinance the property or to sell the
                                      property to a third party. The presence
                                      of, or strong potential for contamination
                                      by, hazardous substances consequently can
                                      have a materially adverse effect on the
                                      value of the property and a borrower's
                                      ability to repay its mortgage loan.

                                      S-40

                                      In addition, under certain circumstances,
                                      a lender (such as the trust) could be
                                      liable for the costs of responding to an
                                      environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Except for mortgaged properties securing
                                      mortgage loans that are the subject of a
                                      secured creditor impaired property policy,
                                      all of the mortgaged properties securing
                                      the mortgage loans have been subject to
                                      environmental site assessments, or in some
                                      cases an update of a previous assessment,
                                      in connection with the origination or
                                      securitization of the loans. In all cases,
                                      the environmental site assessment was a
                                      Phase I environmental assessment, although
                                      in some cases a Phase II site assessment
                                      was also performed. The applicable
                                      mortgage loan seller has either (a)
                                      represented that with respect to the
                                      mortgaged properties securing the mortgage
                                      loans that were not the subject of an
                                      environmental site assessment within
                                      eighteen months prior to the cut-off date
                                      (i) no hazardous material is present on
                                      the mortgaged property and (ii) the
                                      mortgaged property is in material
                                      compliance with all applicable federal,
                                      state and local laws pertaining to
                                      hazardous materials or environmental
                                      hazards, in each case subject to
                                      limitations of materiality and the other
                                      qualifications set forth in the
                                      representation, or (b) provided secured
                                      creditor impaired property policies
                                      providing coverage for certain losses that
                                      may arise from adverse environmental
                                      conditions that may exist at the related
                                      mortgaged property. These reports
                                      generally did not disclose the presence or
                                      risk of environmental contamination that
                                      is considered material and adverse to the
                                      interests of the holders of the
                                      certificates; however, in certain cases,
                                      these assessments did reveal conditions
                                      that resulted in requirements that the
                                      related borrowers establish operations and
                                      maintenance plans, monitor the mortgaged
                                      property or nearby properties, abate or
                                      remediate the condition, and/or provide
                                      additional security such as letters of
                                      credit, reserves or stand-alone secured
                                      creditor impaired property policies.

                                      Three (3) of the mortgaged properties,
                                      securing mortgage loans representing 1.1%
                                      of the initial outstanding pool balance,
                                      have the benefit of stand-alone
                                      environmental insurance policies that
                                      provide coverage for selected
                                      environmental matters with respect to the
                                      related property. We describe these
                                      policies under "Description of the
                                      Mortgage Pool--Environmental Insurance" in
                                      this prospectus supplement.

                                      We cannot assure you, however, that the
                                      environmental assessments revealed all
                                      existing or potential environmental risks
                                      or that all adverse environmental
                                      conditions have been completely abated or
                                      remediated or that any reserves, insurance
                                      or operations and maintenance plans will
                                      be sufficient to remediate the
                                      environmental conditions. Moreover, we
                                      cannot assure you that:

                                      o    future laws, ordinances or
                                           regulations will not impose any
                                           material environmental liability; or

                                      o    the current environmental condition
                                           of the mortgaged properties will not
                                           be adversely affected by tenants or
                                           by the condition of

                                      S-41

                                           land or operations in the vicinity
                                           of the mortgaged properties (such as
                                           underground storage tanks).

                                      Portions of some of the mortgaged
                                      properties securing the mortgage loans may
                                      include tenants which operate as on-site
                                      dry-cleaners and gasoline stations. Both
                                      types of operations involve the use and
                                      storage of hazardous substances, leading
                                      to an increased risk of liability to the
                                      tenant, the landowner and, under certain
                                      circumstances, a lender (such as the
                                      trust) under environmental laws.
                                      Dry-cleaners and gasoline station
                                      operators may be required to obtain
                                      various environmental permits and licenses
                                      in connection with their operations and
                                      activities and comply with various
                                      environmental laws, including those
                                      governing the use and storage of hazardous
                                      substances. These operations incur ongoing
                                      costs to comply with environmental laws
                                      governing, among other things, containment
                                      systems and underground storage tank
                                      systems. In addition, any liability to
                                      borrowers under environmental laws,
                                      including in connection with releases into
                                      the environment of gasoline, dry-cleaning
                                      solvents or other hazardous substances
                                      from underground storage tank systems or
                                      otherwise, could adversely impact the
                                      related borrower's ability to repay the
                                      related mortgage loan.

                                      In addition, problems associated with mold
                                      may pose risks to real property and may
                                      also be the basis for personal injury
                                      claims against a borrower. Although the
                                      mortgaged properties are required to be
                                      inspected periodically, there are no
                                      generally accepted standards for the
                                      assessment of any existing mold. If left
                                      unchecked, problems associated with mold
                                      could result in the interruption of cash
                                      flow, remediation expenses and litigation
                                      which could adversely impact collections
                                      from a mortgaged property. In addition,
                                      many of the insurance policies presently
                                      covering the mortgaged properties may
                                      specifically exclude losses due to mold.

                                      Before the special servicer acquires title
                                      to a mortgaged property on behalf of the
                                      trust or assumes operation of the
                                      property, it must obtain an environmental
                                      assessment of the property, or rely on a
                                      recent environmental assessment. This
                                      requirement will decrease the likelihood
                                      that the trust will become liable under
                                      any environmental law. However, this
                                      requirement may effectively preclude
                                      foreclosure until a satisfactory
                                      environmental assessment is obtained, or
                                      until any required remedial action is
                                      thereafter taken. There is accordingly
                                      some risk that the mortgaged property will
                                      decline in value while this assessment is
                                      being obtained. Moreover, we cannot assure
                                      you that this requirement will effectively
                                      insulate the trust from potential
                                      liability under environmental laws. Any
                                      such potential liability could reduce or
                                      delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS             Ninety-two (92) mortgage loans,
                                      representing 100.0% of the initial
                                      outstanding pool balance, are balloon
                                      loans. Four (4) of these mortgage loans,
                                      representing 17.5% of the initial
                                      outstanding pool balance, are ARD Loans.
                                      To the extent the borrower on an ARD loan
                                      makes payments of interest accrued at a
                                      rate of interest higher than the normal
                                      mortgage interest rate, the excess
                                      interest will be distributed to the
                                      holders of the Class S certificates. For
                                      purposes of this prospectus

                                      S-42

                                      supplement, we consider a mortgage loan to
                                      be a "balloon loan" if its principal
                                      balance is not scheduled to be fully or
                                      substantially amortized by the loan's
                                      respective Anticipated Repayment Date (in
                                      the case of a hyperamortizing loan) or
                                      maturity date. We cannot assure you that
                                      each borrower will have the ability to
                                      repay the principal balance outstanding on
                                      the pertinent date, especially under a
                                      scenario where interest rates have
                                      increased from the historically low
                                      interest rates in effect at the time that
                                      most of the mortgage loans were
                                      originated. Balloon loans involve greater
                                      risk than fully amortizing loans because a
                                      borrower's ability to repay the loan on
                                      its Anticipated Repayment Date or stated
                                      maturity date typically will depend upon
                                      its ability either to refinance the loan
                                      or to sell the mortgaged property at a
                                      price sufficient to permit repayment. A
                                      borrower's ability to achieve either of
                                      these goals will be affected by a number
                                      of factors, including:

                                      o    the availability of, and competition
                                           for, credit for commercial real
                                           estate projects;

                                      o    prevailing interest rates;

                                      o    the fair market value of the related
                                           mortgaged property;

                                      o    the borrower's equity in the related
                                           mortgaged property;

                                      o    the borrower's financial condition;

                                      o    the operating history and occupancy
                                           level of the mortgaged property;

                                      o    tax laws; and

                                      o    prevailing general and regional
                                           economic conditions.

                                      The availability of funds in the credit
                                      markets fluctuates over time.

                                      No mortgage loan seller or any of its
                                      respective affiliates is under any
                                      obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                          Five (5) of the mortgage loans,
                                      representing 27.3% of the initial
                                      outstanding pool balance, currently have
                                      additional financing in place which is
                                      secured by the mortgaged property or
                                      properties related to such mortgage loan.
                                      Mortgage Loan No. 1 (the "Bank of America
                                      Plaza Loan") is secured by a mortgage on
                                      the related property that also secures a
                                      subordinated note with an original
                                      principal balance of $50,000,000. See
                                      "Description of the Mortgage Pool--The
                                      Bank of America Plaza Loan." Mortgage Loan
                                      Nos. 2-10 (the "Wells REF Portfolio Pari
                                      Passu Loan") is secured by the related
                                      mortgaged properties on a pari passu basis
                                      with other notes that had an aggregate
                                      original principal balance of
                                      $225,000,000. See "Description of the
                                      Mortgage Pool--The Wells REF Portfolio
                                      Pari Passu Loan." Mortgage Loan No. 14
                                      (the "Mall at Millenia Pari Passu Loan")
                                      is secured by the related mortgaged
                                      property on a pari passu basis with other
                                      notes that had an aggregate original
                                      principal balance of $137,500,000. In
                                      addition, another note that had an
                                      aggregate original principal balance of
                                      $15,000,000 is subordinate in right of
                                      payment to the Mall at Millenia Pari Passu
                                      Loan and the related Mall at Millenia
                                      Companion

                                      S-43

                                      Loans. See "Description of the Mortgage
                                      Pool--Mall at Millenia Pari Passu Loan."

                                      One (1) of the mortgage loans,
                                      representing 0.9% of the initial
                                      outstanding pool balance, is secured by
                                      mortgaged property that currently has
                                      additional financing in place that is not
                                      secured by that mortgaged property. In
                                      general, borrowers that have not agreed to
                                      certain special purpose covenants in the
                                      related mortgage loan documents may have
                                      also incurred additional financing that is
                                      not secured by the mortgaged property.

                                      Nine (9) of the mortgage loans,
                                      representing 14.9% of the initial
                                      outstanding pool balance, permit the
                                      borrower to enter into additional
                                      financing that is not secured by the
                                      related mortgaged property (or to retain
                                      unsecured debt existing at the time of the
                                      origination of such loan) and/or permit
                                      the owners of the borrower to enter into
                                      financing that is secured by a pledge of
                                      equity interests in the borrower. In
                                      general, borrowers that have not agreed to
                                      certain special purpose covenants in the
                                      related mortgage loan documents may also
                                      be permitted to incur additional financing
                                      that is not secured by the mortgaged
                                      property. See "Description of the Mortgage
                                      Pool--Material Terms and Characteristics
                                      of the Mortgage Loans--Subordinate and
                                      Other Financing."

                                      We make no representation as to whether
                                      any other secured subordinate financing
                                      currently encumbers any mortgaged property
                                      or whether a third-party holds debt
                                      secured by a pledge of equity ownership
                                      interests in a related borrower. Debt that
                                      is incurred by the owner of equity in one
                                      or more borrowers and is secured by a
                                      guaranty of the borrower or by a pledge of
                                      the equity ownership interests in such
                                      borrowers effectively reduces the equity
                                      owners' economic stake in the related
                                      mortgaged property. The existence of such
                                      debt may reduce cash flow on the related
                                      borrower's mortgaged property after the
                                      payment of debt service and may increase
                                      the likelihood that the owner of a
                                      borrower will permit the value or income
                                      producing potential of a mortgaged
                                      property to suffer by not making capital
                                      infusions to support the mortgaged
                                      property.

                                      Generally all of the mortgage loans also
                                      permit the related borrower to incur other
                                      unsecured indebtedness, including but not
                                      limited to trade payables, in the ordinary
                                      course of business and to incur
                                      indebtedness secured by equipment or other
                                      personal property located at the mortgaged
                                      property.

                                      When a mortgage loan borrower, or its
                                      constituent members, also has one or more
                                      other outstanding loans, even if the loans
                                      are subordinated or are mezzanine loans
                                      not directly secured by the mortgaged
                                      property, the trust is subjected to the
                                      following additional risks. For example,
                                      the borrower may have difficulty servicing
                                      and repaying multiple loans. Also, the
                                      existence of another loan generally will
                                      make it more difficult for the borrower to
                                      obtain refinancing of the mortgage loan
                                      and may thus jeopardize the borrower's
                                      ability to repay any balloon payment due
                                      under the mortgage loan at maturity.
                                      Moreover, the need to service additional
                                      debt may reduce the cash flow available to
                                      the borrower to operate and maintain the
                                      mortgaged property.

                                      S-44

                                      Additionally, if the borrower, or its
                                      constituent members, are obligated to
                                      another lender, actions taken by other
                                      lenders could impair the security
                                      available to the trust. If a junior lender
                                      files an involuntary bankruptcy petition
                                      against the borrower, or the borrower
                                      files a voluntary bankruptcy petition to
                                      stay enforcement by a junior lender, the
                                      trust's ability to foreclose on the
                                      property will be automatically stayed, and
                                      principal and interest payments might not
                                      be made during the course of the
                                      bankruptcy case. The bankruptcy of a
                                      junior lender also may operate to stay
                                      foreclosure by the trust.

                                      Further, if another loan secured by the
                                      mortgaged property is in default, the
                                      other lender may foreclose on the
                                      mortgaged property, absent an agreement to
                                      the contrary, thereby causing a delay in
                                      payments and/or an involuntary repayment
                                      of the mortgage loan prior to maturity.
                                      The trust may also be subject to the costs
                                      and administrative burdens of involvement
                                      in foreclosure proceedings or related
                                      litigation.

                                      Even if a subordinate lender has agreed
                                      not to take any direct actions with
                                      respect to the related subordinate debt,
                                      including any actions relating to the
                                      bankruptcy of the borrower, and that the
                                      holder of the mortgage loan will have all
                                      rights to direct all such actions, there
                                      can be no assurance that in the event of
                                      the borrower's bankruptcy, a court will
                                      enforce such restrictions against a
                                      subordinate lender. In its decision in In
                                      re 203 North LaSalle Street Partnership,
                                      246 B.R. 325 (Bankr. N.D. Ill. March 10,
                                      2000), the United States Bankruptcy Court
                                      for the Northern District of Illinois
                                      refused to enforce a provision of a
                                      subordination agreement that allowed a
                                      first mortgagee to vote a second
                                      mortgagee's claim with respect to a
                                      Chapter 11 reorganization plans on the
                                      grounds prebankruptcy contracts cannot
                                      override rights expressly provided by the
                                      Bankruptcy Code. This holding, which at
                                      least one court has already followed,
                                      potentially limits the ability of a senior
                                      lender to accept or reject a
                                      reorganization plan or to control the
                                      enforcement of remedies against a common
                                      borrower over a subordinated lender's
                                      objections.

                                      For further information with respect to
                                      subordinate and other financing, see
                                      Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT
OF THE RELATED MORTGAGE LOAN          Under the federal bankruptcy code, the
                                      filing of a bankruptcy petition by or
                                      against a borrower will stay the
                                      commencement or continuation of a
                                      foreclosure action. In addition, if a
                                      court determines that the value of the
                                      mortgaged property is less than the
                                      principal balance of the mortgage loan it
                                      secures, the court may reduce the amount
                                      of secured indebtedness to the then
                                      current value of the mortgaged property.
                                      Such an action would make the lender a
                                      general unsecured creditor for the
                                      difference between the then current value
                                      and the amount of its outstanding mortgage
                                      indebtedness. A bankruptcy court also may:

                                      o    grant a debtor a reasonable time to
                                           cure a payment default on a mortgage
                                           loan;

                                      S-45

                                      o    reduce monthly payments due under a
                                           mortgage loan;

                                      o    change the rate of interest due on a
                                           mortgage loan; or

                                      o    otherwise alter the mortgage loan's
                                           repayment schedule.

                                      Additionally, the trustee of the
                                      borrower's bankruptcy or the borrower, as
                                      debtor-in-possession, has special powers
                                      to avoid, subordinate or disallow debts.
                                      In some circumstances, the claims of the
                                      mortgage lender may be subordinated to
                                      financing obtained by a
                                      debtor-in-possession subsequent to its
                                      bankruptcy.

                                      The filing of a bankruptcy petition will
                                      also stay the lender from enforcing a
                                      borrower's assignment of rents and leases.
                                      The federal bankruptcy code also may
                                      interfere with the trustee's ability to
                                      enforce any lockbox requirements. The
                                      legal proceedings necessary to resolve
                                      these issues can be time consuming and
                                      costly and may significantly delay or
                                      reduce the lender's receipt of rents. A
                                      bankruptcy court may also permit rents
                                      otherwise subject to an assignment and/or
                                      lock-box arrangement to be used by the
                                      borrower to maintain the mortgaged
                                      property or for other court authorized
                                      expenses.

                                      As a result of the foregoing, the recovery
                                      with respect to borrowers in bankruptcy
                                      proceedings may be significantly delayed,
                                      and the aggregate amount ultimately
                                      collected may be substantially less than
                                      the amount owed.

                                      A number of the borrowers under the
                                      mortgage loans are limited or general
                                      partnerships. Under some circumstances,
                                      the bankruptcy of a general partner of the
                                      partnership may result in the dissolution
                                      of that partnership. The dissolution of a
                                      borrower partnership, the winding up of
                                      its affairs and the distribution of its
                                      assets could result in an early repayment
                                      of the related mortgage loan.

                                      In addition, certain of the mortgage loans
                                      may have sponsors that have previously
                                      filed bankruptcy or been a party to a
                                      foreclosure proceeding or deed in lieu of
                                      foreclosure transactions, which in some
                                      cases may have involved the same property
                                      which currently secures the mortgage loan.
                                      In the case of each previous bankruptcy
                                      filing, the related entity or person has
                                      emerged from bankruptcy. However, we
                                      cannot assure you that such sponsors will
                                      not be more likely than other sponsors to
                                      utilize their rights in bankruptcy or
                                      avail themselves or cause a borrower to
                                      avail itself of legal rights in the event
                                      of any threatened action by the mortgagee
                                      to enforce its rights under the related
                                      loan documents.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  While many of the borrowers have agreed to
                                      certain special purpose covenants to limit
                                      the bankruptcy risk arising from
                                      activities unrelated to the operation of
                                      the property, some borrowers are not
                                      special purpose entities, and these
                                      borrowers and their owners generally do
                                      not have an independent director whose
                                      consent would be required to file a
                                      bankruptcy petition on behalf of such
                                      borrower. One of the purposes of an
                                      independent director is to avoid a
                                      bankruptcy petition filing that is

                                      S-46

                                      intended solely to benefit a borrower's
                                      affiliate and is not justified by the
                                      borrower's own economic circumstances.
                                      Borrowers that are not special purpose
                                      entities may be more likely to file or be
                                      subject to voluntary or involuntary
                                      bankruptcy petitions which may adversely
                                      affect payments on your certificates.

THE OPERATION OF COMMERCIAL
 PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                      project depends upon the property
                                      manager's performance and viability. The
                                      property manager is generally responsible
                                      for:

                                      o    responding to changes in the local
                                           market;

                                      o    planning and implementing the rental
                                           structure;

                                      o    operating the property and providing
                                           building services;

                                      o    managing operating expenses; and

                                      o    assuring that maintenance and capital
                                           improvements are carried out in a
                                           timely fashion.

                                      Properties deriving revenues primarily
                                      from short-term sources are generally more
                                      management-intensive than properties
                                      leased to creditworthy tenants under
                                      long-term leases.

                                      A property manager, by controlling costs,
                                      providing appropriate service to tenants
                                      and seeing to property maintenance and
                                      general upkeep, can improve cash flow,
                                      reduce vacancy, leasing and repair costs
                                      and preserve building value. On the other
                                      hand, management errors can, in some
                                      cases, impair short-term cash flow and the
                                      long-term viability of an income producing
                                      property.

                                      We make no representation or warranty as
                                      to the skills of any present or future
                                      managers of the mortgaged properties.
                                      Additionally, we cannot assure you that
                                      the property managers will be in a
                                      financial condition to fulfill their
                                      management responsibilities throughout the
                                      terms of their respective management
                                      agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                        Provisions requiring yield maintenance
                                      charges or lock-out periods may not be
                                      enforceable in some states and under
                                      federal bankruptcy law. Provisions
                                      requiring yield maintenance charges also
                                      may be interpreted as constituting the
                                      collection of interest for usury purposes.
                                      Accordingly, we cannot assure you that the
                                      obligation to pay any yield maintenance
                                      charge will be enforceable. Also, we
                                      cannot assure you that foreclosure
                                      proceeds will be sufficient to pay an
                                      enforceable yield maintenance charge.

                                      Additionally, although collateral
                                      substitution provisions related to
                                      defeasance do not have the same effect on
                                      the certificateholders as prepayment, we
                                      cannot assure you that a court would not
                                      interpret those provisions as requiring a
                                      yield maintenance charge. In certain
                                      jurisdictions, collateral substitution
                                      provisions might be deemed unenforceable
                                      under applicable law or public policy, or
                                      usurious.

                                      S-47

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Most of the mortgage loans in the trust do
                                      not require the related borrower to cause
                                      rent and other payments to be made into a
                                      lockbox account maintained on behalf of
                                      the mortgagee. If rental payments are not
                                      required to be made directly into a
                                      lockbox account, there is a risk that the
                                      borrower will divert such funds for
                                      purposes other than the payment of the
                                      mortgage loan and maintaining the
                                      mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE
BE LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Eight (8) groups of either
                                      cross-collateralized or multi-property
                                      mortgage loans, representing 16.5% of the
                                      initial outstanding pool balance, are
                                      secured by multiple real properties,
                                      through cross-collateralization with other
                                      mortgage loans or otherwise. These
                                      arrangements attempt to reduce the risk
                                      that one mortgaged real property may not
                                      generate enough net operating income to
                                      pay debt service. However, arrangements of
                                      this type involving more than one borrower
                                      (i.e., in the case of cross-collateralized
                                      mortgage loans) could be challenged as a
                                      fraudulent conveyance if:

                                      o    one of the borrowers were to become a
                                           debtor in a bankruptcy case, or were
                                           to become subject to an action
                                           brought by one or more of its
                                           creditors outside a bankruptcy case;

                                      o    the related borrower did not receive
                                           fair consideration or reasonably
                                           equivalent value in exchange for
                                           allowing its mortgaged real property
                                           to be encumbered; and

                                      o    at the time the lien was granted, the
                                           borrower was (i) insolvent, (ii)
                                           inadequately capitalized or (iii)
                                           unable to pay its debts.

                                      Furthermore, when multiple real properties
                                      secure a mortgage loan or group of
                                      cross-collateralized mortgage loans, the
                                      amount of the mortgage encumbering any
                                      particular one of those properties may be
                                      less than the full amount of the related
                                      mortgage loan or group of
                                      cross-collateralized mortgage loans,
                                      generally, to minimize recording tax. This
                                      mortgage amount may equal the appraised
                                      value or allocated loan amount for the
                                      mortgaged real property and will limit the
                                      extent to which proceeds from the property
                                      will be available to offset declines in
                                      value of the other properties securing the
                                      same mortgage loan or group of
                                      cross-collateralized mortgage loans.

                                      Moreover, four (4) groups of either
                                      cross-collateralized or multi-property
                                      mortgage loans, representing 13.4% of the
                                      initial outstanding pool balance, are
                                      secured by mortgaged properties located in
                                      various states. Foreclosure actions are
                                      brought in state court and the courts of
                                      one state cannot exercise jurisdiction
                                      over property in another state. Upon a
                                      default under any of these mortgage loans,
                                      it may not be

                                      S-48

                                      possible to foreclose on the related
                                      mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Although many of the mortgage loans
                                      require that funds be put aside for
                                      specific reserves, certain mortgage loans
                                      do not require any reserves. Furthermore,
                                      we cannot assure you that any reserve
                                      amounts will be sufficient to cover the
                                      actual costs of the items for which the
                                      reserves were established. We also cannot
                                      assure you that cash flow from the
                                      properties will be sufficient to fully
                                      fund the ongoing monthly reserve
                                      requirements or to enable the borrowers
                                      under the related mortgage loans to fully
                                      pay for such items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Title insurance for a mortgaged property
                                      generally insures a lender against risks
                                      relating to a lender not having a first
                                      lien with respect to a mortgaged property,
                                      and in some cases can insure a lender
                                      against specific other risks. The
                                      protection afforded by title insurance
                                      depends on the ability of the title
                                      insurer to pay claims made upon it. We
                                      cannot assure you that:

                                      o    a title insurer will have the ability
                                           to pay title insurance claims made
                                           upon it;

                                      o    the title insurer will maintain its
                                           present financial strength; or

                                      o    a title insurer will not contest
                                           claims made upon it.

MORTGAGED PROPERTIES SECURING THE
 MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Noncompliance with zoning and building
                                      codes may cause the borrower to experience
                                      cash flow delays and shortfalls that would
                                      reduce or delay the amount of proceeds
                                      available for distributions on your
                                      certificates. The mortgage loan sellers
                                      have taken steps to establish that the use
                                      and operation of the mortgaged properties
                                      securing the mortgage loans are in
                                      compliance in all material respects with
                                      all applicable zoning, land-use and
                                      building ordinances, rules, regulations,
                                      and orders. Evidence of this compliance
                                      may be in the form of legal opinions,
                                      confirmations from government officials,
                                      title policy endorsements and/or
                                      representations by the related borrower in
                                      the related mortgage loan documents. These
                                      steps may not have revealed all possible
                                      violations and certain mortgaged
                                      properties that were in compliance may not
                                      remain in compliance.

                                      Some violations of zoning, land use and
                                      building regulations may be known to exist
                                      at any particular mortgaged property, but
                                      the mortgage loan sellers generally do not
                                      consider those defects known to them to be
                                      material or have obtained policy
                                      endorsements and/or law and ordinance
                                      insurance to mitigate the risk of loss
                                      associated with any

                                      S-49

                                      material violation or noncompliance. In
                                      some cases, the use, operation and/or
                                      structure of a mortgaged property
                                      constitutes a permitted nonconforming use
                                      and/or structure as a result of changes in
                                      zoning laws after such mortgaged
                                      properties were constructed and the
                                      structure may not be rebuilt to its
                                      current state or be used for its current
                                      purpose if a material casualty event were
                                      to occur. Insurance proceeds may not be
                                      sufficient to pay the mortgage loan in
                                      full if a material casualty event were to
                                      occur, or the mortgaged property, as
                                      rebuilt for a conforming use, may not
                                      generate sufficient income to service the
                                      mortgage loan and the value of the
                                      mortgaged property or its revenue
                                      producing potential may not be the same as
                                      it was before the casualty. If a mortgaged
                                      property could not be rebuilt to its
                                      current state or its current use were no
                                      longer permitted due to building
                                      violations or changes in zoning or other
                                      regulations, then the borrower might
                                      experience cash flow delays and shortfalls
                                      or be subject to penalties that would
                                      reduce or delay the amount of proceeds
                                      available for distributions on your
                                      certificates.

                                      Certain mortgaged properties may be
                                      subject to use restrictions pursuant to
                                      reciprocal easement or operating
                                      agreements which could limit the
                                      borrower's right to operate certain types
                                      of facilities within a prescribed radius.
                                      These limitations could adversely affect
                                      the ability of the borrower to lease the
                                      mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES  From time to time, there may be condemnations pending or threatened
                                      against one or more of the mortgaged
                                      properties. There can be no assurance that
                                      the proceeds payable in connection with a
                                      total condemnation will be sufficient to
                                      restore the related mortgaged property or
                                      to satisfy the remaining indebtedness of
                                      the related mortgage loan. The occurrence
                                      of a partial condemnation may have a
                                      material adverse effect on the continued
                                      use of the affected mortgaged property, or
                                      on an affected borrower's ability to meet
                                      its obligations under the related mortgage
                                      loan. Therefore, we cannot assure you that
                                      the occurrence of any condemnation will
                                      not have a negative impact upon the
                                      distributions on your certificates.

IMPACT OF RECENT TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                            On September 11, 2001, the United States
                                      was subjected to multiple terrorist
                                      attacks, resulting in the loss of many
                                      lives and massive property damage and
                                      destruction in New York City, the
                                      Washington, D.C. area and Pennsylvania. In
                                      its aftermath, there was considerable
                                      uncertainty in the world financial
                                      markets. The full impact of these events
                                      on financial markets is not yet known but
                                      could include, among other things,
                                      increased volatility in the price of
                                      securities, including the certificates. It
                                      is impossible to predict whether, or the
                                      extent to which, future terrorist
                                      activities may occur in the United States.
                                      According to publicly available reports,
                                      the financial markets have in the past
                                      responded to the uncertainty with regard
                                      to the scope, nature and timing of current
                                      and possible future military responses led
                                      by the United States, as well as to the
                                      disruptions in air travel, substantial
                                      losses

                                      S-50

                                      reported by various companies including
                                      airlines, insurance providers and aircraft
                                      makers, the need for heightened security
                                      across the country and decreases in
                                      consumer confidence that can cause a
                                      general slowdown in economic growth.

                                      In addition, on March 19, 2003 the
                                      government of the United States
                                      implemented full scale military operations
                                      against Iraq. The military operations
                                      against Iraq and the continued presence of
                                      United States military personnel in Iraq
                                      may prompt further terrorist attacks
                                      against the United States.

                                      It is uncertain what effects the aftermath
                                      of the recent military operations of the
                                      United States in Iraq, any future
                                      terrorist activities in the United States
                                      or abroad and/or any consequent actions on
                                      the part of the United States Government
                                      and others, including military action,
                                      will have on: (a) United States and world
                                      financial markets, (b) local, regional and
                                      national economies, (c) real estate
                                      markets across the United States, (d)
                                      particular business segments, including
                                      those that are important to the
                                      performance of the mortgaged properties
                                      that secure the mortgage loans and/or (e)
                                      insurance costs and the availability of
                                      insurance coverage for terrorist acts,
                                      particularly for large mortgaged
                                      properties, which could adversely affect
                                      the cash flow at such mortgaged
                                      properties. In particular, the decrease in
                                      air travel may have a negative effect on
                                      certain of the mortgaged properties,
                                      including hotel mortgaged properties and
                                      those mortgaged properties in tourist
                                      areas which could reduce the ability of
                                      such mortgaged properties to generate cash
                                      flow. As a result, the ability of the
                                      mortgaged properties to generate cash flow
                                      may be adversely affected. These
                                      disruptions and uncertainties could
                                      materially and adversely affect the value
                                      of, and your ability to resell, your
                                      certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     The mortgaged properties may suffer
                                      casualty losses due to risks that are not
                                      covered by insurance (including acts of
                                      terrorism) or for which insurance coverage
                                      is not adequate or available at
                                      commercially reasonable rates. In
                                      addition, some of the mortgaged properties
                                      are located in California and in other
                                      coastal areas of certain states, which are
                                      areas that have historically been at
                                      greater risk of acts of nature, including
                                      earthquakes, fires, hurricanes and floods.
                                      The mortgage loans generally do not
                                      require borrowers to maintain earthquake,
                                      hurricane or flood insurance and we cannot
                                      assure you that borrowers will attempt or
                                      be able to obtain adequate insurance
                                      against such risks. If a borrower does not
                                      have insurance against such risks and a
                                      casualty occurs at a mortgaged property,
                                      the borrower may be unable to generate
                                      income from the mortgaged property in
                                      order to make payments on the related
                                      mortgage loan.

                                      Moreover, if reconstruction or major
                                      repairs are required following a casualty,
                                      changes in laws that have occurred since
                                      the time of original construction may
                                      materially impair the borrower's ability
                                      to effect such reconstruction or major
                                      repairs or may materially increase their
                                      cost.

                                      As a result of these factors, the amount
                                      available to make distributions on your
                                      certificates could be reduced.

                                      S-51

                                      In light of the September 11, 2001
                                      terrorist attacks in New York City, the
                                      Washington, D.C. area and Pennsylvania,
                                      the comprehensive general liability and
                                      business interruption or rent loss
                                      insurance policies required by typical
                                      mortgage loans, which are generally
                                      subject to periodic renewals during the
                                      term of the related mortgage loans, have
                                      been affected. To give time for private
                                      markets to develop a pricing mechanism and
                                      to build capacity to absorb future losses
                                      that may occur due to terrorism, on
                                      November 26, 2002 the Terrorism Risk
                                      Insurance Act of 2002 was enacted, which
                                      established the Terrorism Insurance
                                      Program. The Terrorism Insurance Program
                                      is administered by the Secretary of the
                                      Treasury and through December 31, 2005
                                      will provide some financial assistance
                                      from the United States Government to
                                      insurers in the event of another terrorist
                                      attack that results in an insurance claim.
                                      The program applies to United States risks
                                      only and to acts that are committed by an
                                      individual or individuals acting on behalf
                                      of a foreign person or foreign interest as
                                      an effort to influence or coerce United
                                      States civilians or the United States
                                      Government.

                                      The Treasury Department will establish
                                      procedures for the program under which the
                                      federal share of compensation will be
                                      equal to 90 percent of that portion of
                                      insured losses that exceeds an applicable
                                      insurer deductible required to be paid
                                      during each program year. The federal
                                      share in the aggregate in any program year
                                      may not exceed $100 billion (and the
                                      insurers will not be liable for any amount
                                      that exceeds this cap).

                                      Through December 2004, insurance carriers
                                      are required under the program to provide
                                      terrorism coverage in their basic
                                      "all-risk" policies. On June 18, 2004, the
                                      Secretary of the Treasury announced its
                                      decision to extend this mandatory
                                      participation through December 2005. Any
                                      commercial property and casualty terrorism
                                      insurance exclusion that was in force on
                                      November 26, 2002 is automatically voided
                                      to the extent that it excludes losses that
                                      would otherwise be insured losses. Any
                                      state approval of such types of exclusions
                                      in force on November 26, 2002 are also
                                      voided.

                                      The Terrorism Insurance Program required
                                      that each insurer for policies in place
                                      prior to November 26, 2002 provide its
                                      insureds with a statement of the proposed
                                      premiums for terrorism coverage,
                                      identifying the portion of the risk that
                                      the federal government will cover, within
                                      90 days after November 26, 2002. Insureds
                                      then had 30 days to accept the continued
                                      coverage and pay the premium. If an
                                      insured did not pay the premium, insurance
                                      for acts of terrorism may have been
                                      excluded from the policy. All policies for
                                      insurance issued after November 26, 2002
                                      must make similar disclosure. The
                                      Terrorism Risk Insurance Act of 2002 does
                                      not require insureds to purchase the
                                      coverage and does not stipulate the
                                      pricing of the coverage.

                                      There can be no assurance that upon its
                                      expiration subsequent terrorism insurance
                                      legislation will be passed. Furthermore,
                                      because this program has only been
                                      recently passed into law, there can be no
                                      assurance that it or state legislation
                                      will substantially lower the cost of
                                      obtaining terrorism insurance. Because it
                                      is a temporary program, there is no
                                      assurance that it will create any
                                      long-term changes in the availability and
                                      cost of such insurance.

                                      S-52

                                      To the extent that uninsured or
                                      underinsured casualty losses occur with
                                      respect to the related mortgaged
                                      properties, losses on commercial mortgage
                                      loans may result. In addition, the failure
                                      to maintain such insurance may constitute
                                      a default under a commercial mortgage
                                      loan, which could result in the
                                      acceleration and foreclosure of such
                                      commercial mortgage loan. Alternatively,
                                      the increased costs of maintaining such
                                      insurance could have an adverse effect on
                                      the financial condition of the mortgage
                                      loan borrowers.

                                      Certain of the mortgage loans are secured
                                      by mortgaged properties that are not
                                      insured for acts of terrorism. If such
                                      casualty losses are not covered by
                                      standard casualty insurance policies, then
                                      in the event of a casualty from an act of
                                      terrorism, the amount available to make
                                      distributions on your certificates could
                                      be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Some of the mortgaged properties are
                                      covered by blanket insurance policies
                                      which also cover other properties of the
                                      related borrower or its affiliates. In the
                                      event that such policies are drawn on to
                                      cover losses on such other properties, the
                                      amount of insurance coverage available
                                      under such policies may thereby be reduced
                                      and could be insufficient to cover each
                                      mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND ENGINEERING
REPORTS MAY NOT REFLECT ALL
CONDITIONS THAT REQUIRE REPAIR
ON THE PROPERTY                       Licensed engineers or consultants
                                      generally inspected the mortgaged
                                      properties and prepared engineering
                                      reports in connection with the origination
                                      or securitization of the mortgage loans to
                                      assess items such as structure, exterior
                                      walls, roofing, interior construction,
                                      mechanical and electrical systems and
                                      general condition of the site, buildings
                                      and other improvements. However, we cannot
                                      assure you that all conditions requiring
                                      repair or replacement were identified. In
                                      those cases where a material and adverse
                                      condition was disclosed, such condition
                                      has been or is required to be remedied to
                                      the related seller's satisfaction, or
                                      funds as deemed necessary by such seller,
                                      or the related engineer or consultant have
                                      been reserved to remedy the material and
                                      adverse condition or other resources for
                                      such repairs were available at
                                      origination. No additional property
                                      inspections were conducted by us in
                                      connection with the issuance of the
                                      certificates.

APPRAISALS MAY INACCURATELY REFLECT
THE VALUE OF THE MORTGAGED
PROPERTIES                            A FIRREA appraisal was conducted in
                                      respect of each mortgaged property in
                                      connection with the origination or
                                      securitization of the related mortgage
                                      loan. The resulting estimates of value are
                                      the basis of the October 1, 2004
                                      loan-to-value ratios referred to in this
                                      prospectus supplement. Those estimates
                                      represent the analysis and opinion of the
                                      person performing the appraisal or market
                                      analysis and are not guarantees of present
                                      or future values. The appraiser may have
                                      reached a different conclusion of value
                                      than the conclusion that would be reached
                                      by a different appraiser appraising the
                                      same property. Moreover, the values of the
                                      mortgaged properties may have changed
                                      significantly since the appraisal or
                                      market study was performed. In

                                      S-53

                                      addition, appraisals seek to establish the
                                      amount a typically motivated buyer would
                                      pay a typically motivated seller. Such
                                      amount could be significantly higher than
                                      the amount obtained from the sale of a
                                      mortgaged property under a distress or
                                      liquidation sale. The estimates of value
                                      reflected in the appraisals and the
                                      related loan-to-value ratios are presented
                                      for illustrative purposes only in Appendix
                                      I and Appendix II to this prospectus
                                      supplement. In each case the estimate
                                      presented is the one set forth in the most
                                      recent appraisal available to us as of
                                      October 1, 2004, although we generally
                                      have not obtained updates to the
                                      appraisals. There is no assurance that the
                                      appraised values indicated accurately
                                      reflect past, present or future market
                                      values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          As principal payments or prepayments are
                                      made on mortgage loans, the remaining
                                      mortgage pool may be subject to increased
                                      concentrations of property types,
                                      geographic locations and other pool
                                      characteristics of the mortgage loans and
                                      the mortgaged properties, some of which
                                      may be unfavorable. Classes of
                                      certificates that have a lower payment
                                      priority are more likely to be exposed to
                                      this concentration risk than are
                                      certificate classes with a higher payment
                                      priority. This occurs because realized
                                      losses are allocated to the class
                                      outstanding at any time with the lowest
                                      payment priority and principal on the
                                      certificates entitled to principal is
                                      generally payable in sequential order or
                                      alphabetical order, with such classes
                                      generally not being entitled to receive
                                      principal until the preceding class or
                                      classes entitled to receive principal have
                                      been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                     As described in this prospectus
                                      supplement, the rights of the holders of
                                      each class of subordinate certificates to
                                      receive payments of principal and interest
                                      otherwise payable on their certificates
                                      will be subordinated to such rights of the
                                      holders of the more senior certificates
                                      having an earlier alphabetical class
                                      designation. Losses on the mortgage loans
                                      will be allocated to the Class Q, Class P,
                                      Class O, Class N, Class M, Class L, Class
                                      K, Class J, Class H, Class G, Class F,
                                      Class E, Class D, Class C and Class B
                                      Certificates, in that order, reducing
                                      amounts otherwise payable to each class.
                                      Any remaining losses would then be
                                      allocated or cause shortfalls to the Class
                                      A-1 Certificates, Class A-2 Certificates,
                                      Class A-3 Certificates, Class A-4
                                      Certificates, Class A-5 Certificates,
                                      Class A-6 Certificates and the Class A-7
                                      Certificates, pro rata, and, solely with
                                      respect to losses of interest, to the
                                      Class X Certificates, in proportion to the
                                      amounts of interest or principal payable
                                      thereon.

                                      S-54

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  If the trust acquires a mortgaged property
                                      as a result of a foreclosure or deed in
                                      lieu of foreclosure, the special servicer
                                      will generally retain an independent
                                      contractor to operate the property. Any
                                      net income from operations other than
                                      qualifying "rents from real property", or
                                      any rental income based on the net profits
                                      derived by any person from such property
                                      or allocable to a non-customary service,
                                      will subject the trust to a federal tax on
                                      such income at the highest marginal
                                      corporate tax rate, which is currently
                                      35%, and, in addition, possible state or
                                      local tax. In this event, the net proceeds
                                      available for distribution on your
                                      certificates will be reduced. The special
                                      servicer may permit the trust to earn such
                                      above described "net income from
                                      foreclosure property" but only if it
                                      determines that the net after-tax benefit
                                      to certificateholders is greater than
                                      under another method of operating or
                                      leasing the mortgaged property. In
                                      addition, if the trust were to acquire one
                                      or more mortgaged properties pursuant to a
                                      foreclosure or deed in lieu of
                                      foreclosure, upon acquisition of those
                                      mortgaged properties, the trust may in
                                      certain jurisdictions, particularly in New
                                      York, be required to pay state or local
                                      transfer or excise taxes upon liquidation
                                      of such mortgaged properties. Such state
                                      or local taxes may reduce net proceeds
                                      available for distribution to the
                                      certificateholders.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES         Some states, including California, have
                                      laws prohibiting more than one "judicial
                                      action" to enforce a mortgage obligation.
                                      Some courts have construed the term
                                      "judicial action" broadly. In the case of
                                      any mortgage loan secured by mortgaged
                                      properties located in multiple states, the
                                      master servicer or special servicer may be
                                      required to foreclose first on mortgaged
                                      properties located in states where these
                                      "one action" rules apply (and where
                                      non-judicial foreclosure is permitted)
                                      before foreclosing on properties located
                                      in states where judicial foreclosure is
                                      the only permitted method of foreclosure.
                                      As a result, the ability to realize upon
                                      the mortgage loans may be limited by the
                                      application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES  Two (2) groups of mortgage loans, which represent 12.2% and 0.7%, respectively, of
                                      the initial outstanding pool balance, were
                                      made to borrowers that are affiliated
                                      through common ownership of partnership or
                                      other equity interests and where, in
                                      general, the related mortgaged properties
                                      are commonly managed.

                                      The bankruptcy or insolvency of any such
                                      borrower or respective affiliate could
                                      have an adverse effect on the operation of
                                      all of the related mortgaged properties
                                      and on the ability of such related
                                      mortgaged properties to produce sufficient
                                      cash flow to make required payments on the
                                      related mortgage loans. For example, if a
                                      person that

                                      S-55

                                      owns or controls several mortgaged
                                      properties experiences financial
                                      difficulty at one such property, it could
                                      defer maintenance at one or more other
                                      mortgaged properties in order to satisfy
                                      current expenses with respect to the
                                      mortgaged property experiencing financial
                                      difficulty, or it could attempt to avert
                                      foreclosure by filing a bankruptcy
                                      petition that might have the effect of
                                      interrupting monthly payments for an
                                      indefinite period on all the related
                                      mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  In certain jurisdictions, if tenant leases
                                      are subordinate to the liens created by
                                      the mortgage and do not contain attornment
                                      provisions which require the tenant to
                                      recognize a successor owner, following
                                      foreclosure, as landlord under the lease,
                                      the leases may terminate upon the transfer
                                      of the property to a foreclosing lender or
                                      purchaser at foreclosure. Not all leases
                                      were reviewed to ascertain the existence
                                      of these provisions. Accordingly, if a
                                      mortgaged property is located in such a
                                      jurisdiction and is leased to one or more
                                      desirable tenants under leases that are
                                      subordinate to the mortgage and do not
                                      contain attornment provisions, such
                                      mortgaged property could experience a
                                      further decline in value if such tenants'
                                      leases were terminated. This is
                                      particularly likely if such tenants were
                                      paying above-market rents or could not be
                                      replaced.

                                      Some of the leases at the mortgaged
                                      properties securing the mortgage loans
                                      included in the trust may not be
                                      subordinate to the related mortgage. If a
                                      lease is not subordinate to a mortgage,
                                      the trust will not possess the right to
                                      dispossess the tenant upon foreclosure of
                                      the mortgaged property unless it has
                                      otherwise agreed with the tenant. If the
                                      lease contains provisions inconsistent
                                      with the mortgage, for example, provisions
                                      relating to application of insurance
                                      proceeds or condemnation awards, or which
                                      could affect the enforcement of the
                                      lender's rights, for example, a right of
                                      first refusal to purchase the property,
                                      the provisions of the lease will take
                                      precedence over the provisions of the
                                      mortgage.

                                      Additionally, with respect to certain of
                                      the mortgage loans, the related borrower
                                      may have granted certain tenants a right
                                      of first refusal in the event a sale is
                                      contemplated or a purchase option to
                                      purchase all or a portion of the mortgaged
                                      property. Such provisions, if not waived
                                      or subordinated, may impede the lender's
                                      ability to sell the related mortgaged
                                      property at foreclosure or adversely
                                      affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                       Certain of the mortgage loans have
                                      borrowers that own the related mortgaged
                                      real properties as tenants-in-common. The
                                      bankruptcy, dissolution or action for
                                      partition by one or more of the
                                      tenants-in-common could result in an early
                                      repayment of the related mortgage loan, a
                                      significant delay in recovery against the
                                      tenant-in-common mortgagors, a material
                                      impairment in property management and a
                                      substantial decrease in the amount
                                      recoverable upon the related mortgage
                                      loan. Not all tenants-in-common for these
                                      types of mortgage loans will be special
                                      purpose entities.

                                      S-56

LEGAL ACTION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         There may be pending or threatened legal
                                      actions, suits or proceedings against the
                                      borrowers and managers of the mortgaged
                                      properties and their respective affiliates
                                      arising out of their ordinary business. We
                                      cannot assure you that any such actions,
                                      suits or proceedings would not have a
                                      material adverse effect on your
                                      certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Under the Americans with Disabilities Act
                                      of 1990, public accommodations are
                                      required to meet certain federal
                                      requirements related to access and use by
                                      disabled persons. Borrowers may incur
                                      costs complying with the Americans with
                                      Disabilities Act. In addition,
                                      noncompliance could result in the
                                      imposition of fines by the federal
                                      government or an award of damages to
                                      private litigants. If a borrower incurs
                                      such costs or fines, the amount available
                                      to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                          Conflicts between various
                                      certificateholders. The special servicer
                                      is given considerable latitude in
                                      determining whether and in what manner to
                                      liquidate or modify defaulted mortgage
                                      loans. The operating adviser will have the
                                      right to replace the special servicer upon
                                      satisfaction of certain conditions set
                                      forth in the Pooling and Servicing
                                      Agreement. At any given time, the
                                      operating adviser will be controlled
                                      generally by the holders of the most
                                      subordinate, or, if its certificate
                                      principal balance is less than 25% of its
                                      original certificate balance, the next
                                      most subordinate, class of certificates,
                                      that is, the controlling class,
                                      outstanding from time to time, and such
                                      holders may have interests in conflict
                                      with those of the holders of the other
                                      certificates. For instance, the holders of
                                      certificates of the controlling class
                                      might desire to mitigate the potential for
                                      loss to that class from a troubled
                                      mortgage loan by deferring enforcement in
                                      the hope of maximizing future proceeds.
                                      However, the interests of the trust may be
                                      better served by prompt action, since
                                      delay followed by a market downturn could
                                      result in less proceeds to the trust than
                                      would have been realized if earlier action
                                      had been taken. In general, no servicer is
                                      required to act in a manner more favorable
                                      to the offered certificates than to the
                                      non-offered certificates. The initial
                                      operating adviser under the Pooling and
                                      Servicing Agreement will be CWCapital LLC
                                      or an affiliate, the seller of certain of
                                      the mortgage loans and the sub-servicer
                                      with respect thereto.

                                      The master servicer, the special servicer
                                      or an affiliate of any of them may acquire
                                      certain of the most subordinated
                                      certificates, including those of the
                                      initial controlling class. Under such
                                      circumstances, the master servicer and the
                                      special servicer may have interests that
                                      conflict with the interests of the other
                                      holders of the certificates. However, the
                                      Pooling and Servicing Agreement provides
                                      that the mortgage loans are to be serviced
                                      in accordance with the servicing standard
                                      and without regard to ownership of any
                                      certificates by the master servicer or the
                                      special servicer, as applicable.

                                      S-57

                                      Conflicts between certificateholders and
                                      the Non-Serviced Mortgage Loan Master
                                      Servicer and/or the Non-Serviced Mortgage
                                      Loan Special Servicer. Any Non-Serviced
                                      Mortgage Loan will be serviced and
                                      administered pursuant to the related
                                      Non-Serviced Mortgage Loan Pooling and
                                      Servicing Agreement, which provides for
                                      servicing arrangements that are similar
                                      but not identical to those under the
                                      Pooling and Servicing Agreement.
                                      Consequently, Non-Serviced Mortgage Loans
                                      will not be serviced and administered
                                      pursuant to the terms of the Pooling and
                                      Servicing Agreement. In addition, the
                                      legal and/or beneficial owners of the
                                      other mortgage loans secured by the
                                      mortgaged property securing Non-Serviced
                                      Mortgage Loans, directly or through
                                      representatives, have certain rights under
                                      the related Non-Serviced Mortgage Loan
                                      Pooling and Servicing Agreement and the
                                      related intercreditor agreement that
                                      affect such mortgage loans, including with
                                      respect to the servicing of such mortgage
                                      loans and the appointment of a special
                                      servicer with respect to such mortgage
                                      loans. Those legal and/or beneficial
                                      owners may have interests that conflict
                                      with your interests.

                                      Conflicts between borrowers and property
                                      managers. It is likely that many of the
                                      property managers of the mortgaged
                                      properties, or their affiliates, manage
                                      additional properties, including
                                      properties that may compete with the
                                      mortgaged properties. Affiliates of the
                                      managers, and managers themselves, also
                                      may own other properties, including
                                      competing properties. The managers of the
                                      mortgaged properties may accordingly
                                      experience conflicts of interest in the
                                      management of such mortgaged properties.

                                      Conflicts between the trust and sellers.
                                      The activities of the sellers and its
                                      affiliates may involve properties which
                                      are in the same markets as the mortgaged
                                      properties underlying the certificates. In
                                      such case, the interests of each of the
                                      sellers or such affiliates may differ
                                      from, and compete with, the interests of
                                      the trust, and decisions made with respect
                                      to those assets may adversely affect the
                                      amount and timing of distributions with
                                      respect to the certificates. Conflicts of
                                      interest may arise between the trust and
                                      each of the sellers or their affiliates
                                      that engage in the acquisition,
                                      development, operation, financing and
                                      disposition of real estate if such sellers
                                      acquire any certificates. In particular,
                                      if certificates held by a seller are part
                                      of a class that is or becomes the
                                      controlling class, the seller, as part of
                                      the holders of the controlling class,
                                      would have the ability to influence
                                      certain actions of the special servicer
                                      under circumstances where the interests of
                                      the trust conflict with the interests of
                                      the seller or its affiliates as acquirors,
                                      developers, operators, financers or
                                      sellers of real estate related assets.

                                      The sellers or their affiliates may
                                      acquire a portion of the certificates.
                                      Under such circumstances, they may become
                                      the controlling class, and as such have
                                      interests that may conflict with their
                                      interests as a seller of the mortgage
                                      loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES        The yield to maturity on your certificates
                                      will depend, in significant part, upon the
                                      rate and timing of principal payments on
                                      the mortgage loans. For this purpose,
                                      principal payments include both voluntary
                                      prepayments, if permitted, and involuntary
                                      prepayments, such as prepayments resulting
                                      from casualty or condemnation of mortgaged
                                      properties, defaults and liquidations by
                                      borrowers, or repurchases as a

                                      S-58

                                      result of a seller's breach of
                                      representations and warranties or material
                                      defects in a mortgage loan's
                                      documentation.

                                      The investment performance of your
                                      certificates may vary materially and
                                      adversely from your expectations if the
                                      actual rate of prepayment is higher or
                                      lower than you anticipate.

                                      Voluntary prepayments under some of the
                                      mortgage loans require payment of a
                                      prepayment premium or a yield maintenance
                                      charge unless the prepayment occurs within
                                      generally four (4) to seven (7) payments
                                      prior to and including the anticipated
                                      repayment date or the stated maturity
                                      date, as the case may be. Nevertheless, we
                                      cannot assure you that the related
                                      borrowers will refrain from prepaying
                                      their mortgage loans due to the existence
                                      of a prepayment premium or a yield
                                      maintenance charge or that the amount of
                                      such premium or charge will be sufficient
                                      to compensate you for shortfalls in
                                      payments on your certificates on account
                                      of such prepayments. We also cannot assure
                                      you that involuntary prepayments will not
                                      occur. The rate at which voluntary
                                      prepayments occur on the mortgage loans
                                      will be affected by a variety of factors,
                                      including:

                                      o    the terms of the mortgage loans;

                                      o    the length of any prepayment lock-out
                                           period;

                                      o    the level of prevailing interest
                                           rates;

                                      o    the availability of mortgage credit;

                                      o    the applicable yield maintenance
                                           charges or prepayment premiums and
                                           the ability of the master servicer or
                                           special servicer to enforce the
                                           related provisions;

                                      o    the failure to meet requirements for
                                           release of escrows/reserves that
                                           result in a prepayment;

                                      o    the occurrence of casualties or
                                           natural disasters; and

                                      o    economic, demographic, tax or legal
                                           factors.

                                      Generally, no yield maintenance charge or
                                      prepayment premium will be required for
                                      prepayments in connection with a casualty
                                      or condemnation unless an event of default
                                      has occurred. In addition, if a seller
                                      repurchases any mortgage loan from the
                                      trust due to the material breach of a
                                      representation or warranty or a material
                                      document defect or such mortgage loan is
                                      otherwise purchased from the trust
                                      (including certain purchases by the holder
                                      of a B Note or mezzanine loan), the
                                      repurchase price paid will be passed
                                      through to the holders of the certificates
                                      with the same effect as if the mortgage
                                      loan had been prepaid in part or in full,
                                      except that no yield maintenance charge or
                                      prepayment premium will be payable. Such a
                                      repurchase or purchase may, therefore,
                                      adversely affect the yield to maturity on
                                      your certificates.

                                      Although all of the mortgage loans have
                                      prepayment protection in the form of
                                      lock-out periods, defeasance provisions,
                                      yield maintenance provisions and/or
                                      prepayment premium provisions, there can
                                      be no assurance that borrowers will
                                      refrain from prepaying mortgage loans due
                                      to the existence of a yield maintenance
                                      charge or prepayment premium or that
                                      involuntary prepayments or repurchases
                                      will not occur.

                                      S-59

                                      Also, the description in the mortgage
                                      notes of the method of calculation of
                                      prepayment premiums and yield maintenance
                                      charges is complex and subject to legal
                                      interpretation and it is possible that
                                      another person would interpret the
                                      methodology differently from the way we
                                      did in estimating an assumed yield to
                                      maturity on your certificates as described
                                      in this prospectus supplement. See
                                      Appendix II attached to this prospectus
                                      supplement for a description of the
                                      various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE     The yield on any certificate will depend
                                      on (1) the price at which such certificate
                                      is purchased by you and (2) the rate,
                                      timing and amount of distributions on your
                                      certificate. The rate, timing and amount
                                      of distributions on any certificate will,
                                      in turn, depend on, among other things:

                                      o    the interest rate for such
                                           certificate;

                                      o    the rate and timing of principal
                                           payments (including principal
                                           prepayments) and other principal
                                           collections (including loan purchases
                                           in connection with breaches of
                                           representations and warranties) on or
                                           in respect of the mortgage loans and
                                           the extent to which such amounts are
                                           to be applied or otherwise result in
                                           a reduction of the certificate
                                           balance of such certificate;

                                      o    the rate, timing and severity of
                                           losses on or in respect of the
                                           mortgage loans or unanticipated
                                           expenses of the trust;

                                      o    the rate and timing of any
                                           reimbursement of the master servicer,
                                           the special servicer, the trustee or
                                           the fiscal agent, as applicable, out
                                           of the Certificate Account of
                                           nonrecoverable advances or advances
                                           remaining unreimbursed on a modified
                                           mortgage loan on the date of such
                                           modification;

                                      o    the timing and severity of any
                                           interest shortfalls resulting from
                                           prepayments to the extent not offset
                                           by a reduction in master servicer
                                           compensation as described in this
                                           prospectus supplement;

                                      o    the timing and severity of any
                                           reductions in the appraised value of
                                           any mortgaged property in a manner
                                           that has an effect on the amount of
                                           advancing required on the related
                                           mortgage loan; and

                                      o    the method of calculation of
                                           prepayment premiums and yield
                                           maintenance charges and the extent to
                                           which prepayment premiums and yield
                                           maintenance charges are collected
                                           and, in turn, distributed on such
                                           certificate.

                                      In addition, any change in the weighted
                                      average life of a certificate may
                                      adversely affect yield. Prepayments
                                      resulting in a shortening of weighted
                                      average lives of certificates may be made
                                      at a time of lower interest rates when you
                                      may be unable to reinvest the resulting
                                      payment of principal at a rate comparable
                                      to the effective yield anticipated when
                                      making the initial investment in
                                      certificates. Delays and extensions
                                      resulting in a lengthening of the weighted
                                      average lives of the certificates may
                                      occur at a time of higher interest rates
                                      when you may

                                      S-60

                                      have been able to reinvest principal
                                      payments that would otherwise have been
                                      received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                     The rate and timing of delinquencies or
                                      defaults on the mortgage loans could
                                      affect the following aspects of the
                                      offered certificates:

                                      o    the aggregate amount of distributions
                                           on them;

                                      o    their yields to maturity;

                                      o    their rates of principal payments;
                                           and

                                      o    their weighted average lives.

                                      The rights of holders of each class of
                                      subordinate certificates to receive
                                      payments of principal and interest
                                      otherwise payable on their certificates
                                      will be subordinated to such rights of the
                                      holders of the more senior certificates
                                      having an earlier alphabetical class
                                      designation. Losses on the mortgage loans
                                      will be allocated to the Class Q, Class P,
                                      Class O, Class N, Class M, Class L, Class
                                      K, Class J, Class H, Class G, Class F,
                                      Class E, Class D, Class C and Class B
                                      Certificates, in that order, reducing
                                      amounts otherwise payable to each class.
                                      Any remaining losses would then be
                                      allocated to the Class A-1 Certificates,
                                      Class A-2 Certificates, Class A-3
                                      Certificates, Class A-4 Certificates,
                                      Class A-5 Certificates, Class A-6
                                      Certificates and the Class A-7
                                      Certificates, pro rata and, with respect
                                      to losses of interest only, the Class X
                                      Certificates based on their respective
                                      entitlements.

                                      If losses on the mortgage loans exceed the
                                      aggregate certificate balance of the
                                      classes of certificates subordinated to a
                                      particular class, that particular class
                                      will suffer a loss equal to the full
                                      amount of that excess up to the
                                      outstanding certificate balance of such
                                      class.

                                      If you calculate your anticipated yield
                                      based on assumed rates of default and
                                      losses that are lower than the default
                                      rate and losses actually experienced and
                                      such losses are allocable to your
                                      certificates, your actual yield to
                                      maturity will be lower than the assumed
                                      yield. Under extreme scenarios, such yield
                                      could be negative. In general, the earlier
                                      a loss is borne by your certificates, the
                                      greater the effect on your yield to
                                      maturity.

                                      Additionally, delinquencies and defaults
                                      on the mortgage loans may significantly
                                      delay the receipt of distributions by you
                                      on your certificates, unless advances are
                                      made to cover delinquent payments or the
                                      subordination of another class of
                                      certificates fully offsets the effects of
                                      any such delinquency or default.

                                      Also, if the related borrower does not
                                      repay a mortgage loan with a
                                      hyperamortization feature by its
                                      anticipated repayment date, the effect
                                      will be to increase the weighted average
                                      life of you certificates and may reduce
                                      your yield to maturity.

                                      Furthermore, if P&I Advances and/or
                                      Servicing Advances are made with respect
                                      to a mortgage loan after default and the
                                      mortgage loan is thereafter worked out
                                      under terms that do not provide for the
                                      repayment of those advances in full at the
                                      time of the workout, then any
                                      reimbursements of those advances prior to
                                      the actual collection of the amount for
                                      which the advance was made may also result
                                      in reductions

                                      S-61

                                      in distributions of principal to the
                                      holders of the offered certificates for
                                      the current month.

COMPENSATION TO THE MASTER SERVICER,
THE SPECIAL SERVICER AND THE TRUSTEE
MAY ADVERSELY AFFECT THE PAYMENTS
ON YOUR CERTIFICATES                  To the extent described in this prospectus
                                      supplement, the master servicer, the
                                      special servicer, the trustee or the
                                      fiscal agent (and the related master
                                      servicer, the special servicer, the
                                      trustee or the fiscal agent in respect of
                                      any Non-Serviced Mortgage Loans) will be
                                      entitled to receive interest at the "Prime
                                      Rate" on unreimbursed advances they have
                                      made with respect to defaulted monthly
                                      payments or that are made with respect to
                                      the preservation and protection of the
                                      related mortgaged property. This interest
                                      will generally accrue from the date on
                                      which the related advance is made or the
                                      related expense is incurred to the date of
                                      reimbursement. This interest may be offset
                                      in part by default interest and late
                                      payment charges paid by the borrower or by
                                      certain other amounts. In addition, under
                                      certain circumstances, including
                                      delinquencies in the payment of principal
                                      and interest, a mortgage loan will be
                                      serviced by a special servicer, and the
                                      special servicer is entitled to
                                      compensation for special servicing
                                      activities. The right to receive interest
                                      on advances and special servicing
                                      compensation is senior to the rights of
                                      certificateholders to receive
                                      distributions. The payment of interest on
                                      advances and the payment of compensation
                                      to the special servicer may result in
                                      shortfalls in amounts otherwise
                                      distributable on certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Three (3) mortgaged properties, securing
                                      mortgage loans representing 1.9% of the
                                      initial outstanding pool balance, are
                                      subject to a first mortgage lien on a
                                      leasehold interest under a ground lease.

                                      Two (2) mortgaged properties, securing
                                      mortgage loans representing 7.2% of the
                                      initial outstanding pool balance, are
                                      subject to a first mortgage lien on a fee
                                      interest in a portion of the property and
                                      a leasehold interest in the remaining
                                      portion of the property.

                                      Leasehold mortgage loans are subject to
                                      certain risks not associated with mortgage
                                      loans secured by a lien on the fee estate
                                      of the borrower. The most significant of
                                      these risks is that if the borrower's
                                      leasehold were to be terminated upon a
                                      lease default, the lender would lose its
                                      security. Generally, each related ground
                                      lease requires the lessor to give the
                                      lender notice of the borrower's defaults
                                      under the ground lease and an opportunity
                                      to cure them, permits the leasehold
                                      interest to be assigned to the lender or
                                      the purchaser at a foreclosure sale, in
                                      some cases only upon the consent of the
                                      lessor, and contains certain other
                                      protective provisions typically included
                                      in a "mortgageable" ground lease.

                                      Upon the bankruptcy of a lessor or a
                                      lessee under a ground lease, the debtor
                                      entity has the right to assume or reject
                                      the lease. If a debtor lessor rejects the
                                      lease, the lessee has the right to remain
                                      in possession of its leased premises for
                                      the rent otherwise payable under the lease
                                      for

                                      S-62

                                      the term of the lease (including
                                      renewals). If a debtor lessee/borrower
                                      rejects any or all of the lease, the
                                      leasehold lender could succeed to the
                                      lessee/borrower's position under the lease
                                      only if the lessor specifically grants the
                                      lender such right. If both the lessor and
                                      the lessee/borrowers are involved in
                                      bankruptcy proceedings, the trustee may be
                                      unable to enforce the bankrupt
                                      lessee/borrower's right to refuse to treat
                                      a ground lease rejected by a bankrupt
                                      lessor as terminated. In such
                                      circumstances, a lease could be terminated
                                      notwithstanding lender protection
                                      provisions contained therein or in the
                                      mortgage.

                                      Most of the ground leases securing the
                                      mortgaged properties provide that the
                                      ground rent increases during the term of
                                      the lease. These increases may adversely
                                      affect the cash flow and net income of the
                                      borrower from the mortgaged property.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF THE MORTGAGE
LOANS                                 In the event of the insolvency of any
                                      seller, it is possible the trust's right
                                      to payment from or ownership of the
                                      mortgage loans could be challenged, and if
                                      such challenge were successful, delays or
                                      reductions in payments on your
                                      certificates could occur.

                                      Based upon opinions of counsel that the
                                      conveyance of the mortgage loans would
                                      generally be respected in the event of
                                      insolvency of the sellers, which opinions
                                      are subject to various assumptions and
                                      qualifications, the sellers believe that
                                      such a challenge will be unsuccessful, but
                                      there can be no assurance that a
                                      bankruptcy trustee, if applicable, or
                                      other interested party will not attempt to
                                      assert such a position. Even if actions
                                      seeking such results were not successful,
                                      it is possible that payments on the
                                      certificates would be delayed while a
                                      court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Your certificates will not be listed on
                                      any securities exchange or traded on any
                                      automated quotation systems of any
                                      registered securities association, and
                                      there is currently no secondary market for
                                      the certificates. While the Underwriters
                                      currently intend to make a secondary
                                      market in the certificates, none of them
                                      is obligated to do so. Accordingly, you
                                      may not have an active or liquid secondary
                                      market for your certificates, which could
                                      result in a substantial decrease in the
                                      market value of your certificates. The
                                      market value of your certificates also may
                                      be affected by many other factors,
                                      including then-prevailing interest rates.
                                      Furthermore, you should be aware that the
                                      market for securities of the same type as
                                      the certificates has in the past been
                                      volatile and offered very limited
                                      liquidity.

WEIGHTED AVERAGE COUPON RATE ENTAIL
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         The interest rates on one or more classes
                                      of certificates may be based on a weighted
                                      average of the mortgage loan interest
                                      rates net of the administrative cost rate,
                                      which is calculated based upon the
                                      respective principal balances of the
                                      mortgage loans. Alternatively, the
                                      interest

                                      S-63

                                      rate on one or more classes of the
                                      certificates may be capped at such
                                      weighted average rate. This weighted
                                      average rate is further described in this
                                      prospectus supplement under the definition
                                      of "Weighted Average Net Mortgage Rate."
                                      Any class of certificates that is either
                                      fully or partially based upon the weighted
                                      average net mortgage rate may be adversely
                                      affected by disproportionate principal
                                      payments, prepayments, defaults and other
                                      unscheduled payments on the mortgage
                                      loans. Because some mortgage loans will
                                      amortize their principal more quickly than
                                      others, the rate may fluctuate over the
                                      life of those classes of your
                                      certificates.

                                      In general, mortgage loans with relatively
                                      high mortgage interest rates are more
                                      likely to prepay than mortgage loans with
                                      relatively low mortgage interest rates.
                                      For instance, varying rates of unscheduled
                                      principal payments on mortgage loans which
                                      have interest rates above the weighted
                                      average net mortgage rate may have the
                                      effect of reducing the interest rate of
                                      your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-64

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

GENERAL

         The Series 2004-HQ4 Commercial Mortgage Pass-Through Certificates will be issued on or about October , 2004 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

         o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
              Cut-off Date;

         o    any mortgaged property acquired on behalf of the
              Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

         o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

         o    certain rights of the Depositor under, or assigned to the
              Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related seller (or the representations and warranties assigned by the related seller) regarding its mortgage loans.

         The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

         The certificates will consist of various classes, to be designated as:

         o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
              A-3 Certificates, the Class A-4 Certificates, the Class A-5
              Certificates, the Class A-6 Certificates and the Class A-7
              Certificates;

         o    the Class X-1 Certificates and the Class X-2 Certificates;

         o    the Class B Certificates, the Class C Certificates, the Class D
              Certificates, the Class E Certificates, the Class F Certificates,
              the Class G Certificates, the Class H Certificates, the Class J
              Certificates, the Class K Certificates, the Class L Certificates,
              the Class M Certificates, the Class N Certificates, the Class O
              Certificates, the Class P Certificates, the Class Q Certificates,
              and the Class S Certificates; and

         o    the Class R-I Certificates, the Class R-II Certificates and the
              Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-65

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Offered
Certificates--Reports to Certificateholders; Available Information--Book Entry."
Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

         Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E
Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%:

                                                         APPROXIMATE
                               INITIAL AGGREGATE     PERCENT OF INITIAL           RATINGS           APPROXIMATE
      CLASS                   CERTIFICATE BALANCE        POOL BALANCE            (FITCH/S&P)       CREDIT SUPPORT
      -----                   -------------------        ------------             ----------       --------------

      Class A-1                   $17,970,000               1.31%                   AAA/AAA           11.750%

      Class A-2                   $50,000,000               3.65%                   AAA/AAA           11.750%

      Class A-3                   $50,000,000               3.65%                   AAA/AAA           11.750%

      Class A-4                   $72,000,000               5.25%                   AAA/AAA           11.750%

      Class A-5                  $123,000,000               8.98%                   AAA/AAA           11.750%

      Class A-6                  $120,000,000               8.76%                   AAA/AAA           11.750%

      Class A-7                  $776,217,000              56.65%                   AAA/AAA           11.750%

      Class B                     $15,415,000               1.13%                   AA+/AA+           10.625%

      Class C                     $18,840,000               1.37%                     AA/AA            9.250%

      Class D                     $13,702,000               1.00%                   AA-/AA-            8.250%

      Class E                     $23,978,000               1.75%                       A/A            6.500%

                                      S-66

         The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-7 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6
and Class A-7 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

    o    during the period from the Closing Date through and including the
         Distribution Date occurring in March 2006, the sum of (a) the lesser of
         $31,943,000 and the Certificate Balance of the Class A-2 Certificates
         outstanding from time to time and (b) the aggregate of the Certificate
         Balances of the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7
         Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
         Class K, Class L and Class M Certificates outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2006 through and including the Distribution Date occurring in March
         2007, the sum of (a) the lesser of $19,092,000 and the Certificate
         Balance of the Class A-3 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-4, Class
         A-5, Class A-6, Class A-7, Class B, Class C, Class D, Class E, Class F,
         Class G and Class H Certificates outstanding from time to time and (c)
         the lesser of $14,741,000 and the Certificate Balance of the Class J
         Certificates outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2007 through and including the Distribution Date occurring in March
         2008, the sum of (a) the lesser of $30,336,000 and the Certificate
         Balance of the Class A-4 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-5, Class
         A-6, Class A-7, Class B, Class C, Class D, Class E, Class F and Class G
         Certificates outstanding from time to time and (c) the lesser of
         $731,000 and the Certificate Balance of the Class H Certificates
         outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2008 through and including the Distribution Date occurring in March
         2009, the sum of (a) the lesser of $92,855,000 and the Certificate
         Balance of the Class A-5 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-6, Class
         A-7, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $22,789,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2009 through and including the Distribution Date occurring in March
         2010, the sum of (a) the lesser of $4,394,000 and the Certificate
         Balance of the Class A-5 Certificates outstanding from time to time,
         (b) the aggregate of the Certificate Balances of the Class A-6, Class
         A-7, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $715,000 and the Certificate Balance of the
         Class E Certificates outstanding from time to time;

                                      S-67

    o    during the period following the Distribution Date occurring in March
         2010 through and including the Distribution Date occurring in March
         2011, the sum of (a) the lesser of $739,593,000 and the Certificate
         Balance of the Class A-7 Certificates outstanding from time to time,
         (b) the Certificate Balance of the Class B Certificates outstanding from time to time and (c) the lesser of $13,349,000 and the Certificate
         Balance of the Class C Certificates outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2011 through and including the Distribution Date occurring in March
         2012, the sum of (a) the lesser of $692,697,000 and the Certificate
         Balance of the Class A-7 Certificates outstanding from time to time and
         (b) the lesser of $11,641,000 and the Certificate Balance of the Class
         B Certificates outstanding from time to time;

    o    during the period following the Distribution Date occurring in March
         2012 through and including the Distribution Date occurring in October
         2012, the sum of (a) the lesser of $672,746,000 and the Certificate
         Balance of the Class A-7 Certificates outstanding from time to time and
         (b) the lesser of $4,027,000 and the Certificate Balance of the Class B
         Certificates outstanding from time to time; and

    o    following the Distribution Date occurring in October 2012, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in October 2012. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,370,184,328 and $1,310,179,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Class S Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class B Certificates for
each Distribution Date will be equal to ___%, ___%, ___%, ___%, ___%, ___%, ___%
and ___% per annum, respectively. The Class C, Class D and Class E Certificates will, at all times, accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net
Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate

                                      S-68

Balance will also represent one or more separate components of the total
Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2012, on any particular component of the total Notional
Amount of the Class X-1 Certificates immediately prior to the related
Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

    o    if such particular component consists of the entire Certificate Balance
         (or a designated portion of that certificate balance) of any class of
         Principal Balance Certificates, and if such entire Certificate Balance
         (or that designated portion) also constitutes a component of the total
         Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
         Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on
         Schedule A attached to this prospectus supplement and (ii) the
         Pass-Through Rate for such Distribution Date for such class of
         Principal Balance Certificates; and

    o    if such particular component consists of the entire Certificate Balance
         (or a designated portion of that certificate balance) of any class of
         Principal Balance Certificates, and if such entire Certificate Balance
         (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1
         Strip Rate will equal the excess, if any, of (a) the Weighted Average
         Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
         Rate for such Distribution Date for such class of Principal Balance
         Certificates.

         For any Distribution Date occurring after October 2012, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in October 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before October 2012, on any particular component of the total
Notional Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

    o    the lesser of (a) the rate per annum corresponding to such Distribution
         Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution
         Date, over

    o    the Pass-Through Rate for such Distribution Date for the class of
         Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

                                      S-69

         Under no circumstances will any Class X-2 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class F, Class G, Class H and
Class J Certificates will, at all times, accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted
Average Net Mortgage Rate less a specified percentage, which percentage may be zero. The Pass-Through Rate applicable to the Class K, Class L, Class M, Class
N, Class O, Class P and Class Q Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate. The Class S
Certificates do not have a pass-through rate and are entitled to receive only
Excess Interest on ARD Loans only following the Anticipated Repayment Date of such ARD Loans and while the trust is in existence.

         The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in November 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year
(commencing in 2005), the paying agent will withdraw an amount from the Interest
Reserve Account in respect of each Interest Reserve Loan equal to the related
Interest Reserve Amount from the

                                      S-70

preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution
Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i)     to the holders of the Class A-1, Class A-2, Class A-3, Class
                 A-4, Class A-5, Class A-6, Class A-7, Class X-1 and Class X-2
                 Certificates, the Distributable Certificate Interest Amount in
                 respect of each such class for such Distribution Date, pro rata, in proportion to the Distributable Certificate Interest
                 Amount payable in respect of each such Class;

         (ii)    to the holders of the Class A-1 Certificates, the Principal
                 Distribution Amount for such Distribution Date until the
                 aggregate Certificate Balance of the Class A-1 Certificates has
                 been reduced to zero;

         (iii)   upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1 Certificates;

         (iv)    upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1 and Class A-2 Certificates;

         (v)     upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1, Class A-2 and Class A-3 Certificates;

         (vi)    upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class A-5
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-5 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1, Class A-2, Class A-3 and Class A-4 Certificates;

         (vii)   upon payment in full of the aggregate Certificate Balance of the Class A-5 Certificates, to the holders of the Class A-6
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-6 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
                 Certificates;

                                      S-71

         (viii)  upon payment in full of the aggregate Certificate Balance of the Class A-6 Certificates, to the holders of the Class A-7
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class A-7 Certificates has been reduced to zero; the
                 portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class
                 A-6 Certificates;

         (ix)    to the holders of the Class A Certificates and the Class X
                 Certificates, pro rata in proportion to their respective
                 entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses
                 previously allocated to such certificates and for which
                 reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or
                 Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or
                 Expense Losses, at one-twelfth the applicable Pass-Through
                 Rate;

         (x)     to the holders of the Class B Certificates, the Distributable
                 Certificate Interest Amount in respect of such class of
                 certificates for such Distribution Date;

         (xi)    upon payment in full of the aggregate Certificate Balance of the Class A-7 Certificates, to the holders of the Class B
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A Certificates;

         (xii)   to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                 Losses or Expense Losses, at one-twelfth the applicable
                 Pass-Through Rate;

         (xiii)  to the holders of the Class C Certificates, the Distributable
                 Certificate Interest Amount in respect of such class of
                 certificates for such Distribution Date;

         (xiv)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A and Class B Certificates;

         (xv)    to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                 Losses or Expense Losses, at one-twelfth the applicable
                 Pass-Through Rate;

         (xvi)   to the holders of the Class D Certificates, the Distributable
                 Certificate Interest Amount in respect of such class of
                 certificates for such Distribution Date;

         (xvii)  upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A, Class B and Class C Certificates;

                                      S-72

         (xviii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                 Losses or Expense Losses, at one-twelfth the applicable
                 Pass-Through Rate;

         (xix)   to the holders of the Class E Certificates, the Distributable
                 Certificate Interest Amount in respect of such class of
                 certificates for such Distribution Date;

         (xx)    upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E
                 Certificates, the Principal Distribution Amount for such
                 Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
                 Principal Distribution Amount distributed to the holders of the
                 Class A, Class B, Class C and Class D Certificates;

         (xxi)   to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized
                 Losses or Expense Losses, at one-twelfth the applicable
                 Pass-Through Rate; and

         (xxii)  to make payments to the holders of the private certificates
                 (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
     A-6 and Class A-7 Certificates, in proportion to their respective
     Certificate Balances, in reduction of their respective Certificate
     Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
     A-6 and Class A-7 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
     Losses previously allocated to such Classes, plus interest on such Realized
     Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
B, Class C, Class D and Class E Certificates, then payments under clauses (1),
(2), and (3) below, in that order, to the holders of the Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
Certificates:

         (1)     to pay interest to the holders of the particular class of
                 certificates, up to an amount equal to the Distributable
                 Certificate Interest Amount in respect of such class of
                 certificates for such Distribution Date;

         (2)     if the aggregate Certificate Balance of each other class of
                 Subordinate Certificates, if any, with an earlier alphabetical
                 Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding
                 aggregate Certificate Balance of such class of certificates and
                 (b) the remaining Principal Distribution Amount for such
                 Distribution Date; and

                                      S-73

         (3)     to reimburse the holders of the particular class of
                 certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class S Certificates.

         Excess Liquidation Proceeds will be deposited into the Reserve Account.
On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates --
in order of alphabetical Class designation -- for any, and to the extent of,
Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class
D, Class E, Class F, Class G, Class H and Class J Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield
Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date
on or before the Distribution Date in ______, ___% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates.
After the Distribution Date in ________, any of such Prepayment Premiums or
Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions"
below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of

                                      S-74

Weighted Average Net Mortgage Rate and Principal Distribution Amount are
intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled
Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or
Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the
Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special
Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or
Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating
Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

         Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including any advances to be made on such Non-Serviced Mortgage Loan under the
Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Certificates of principal in an amount equal to the entire Certificate
Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class Q Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders

                                      S-75

of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A
Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6 and Class A-7 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the
Class X-1 and Class X-2 Certificates, pro rata with each other and with the
Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed
(from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that collection period.

         Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

                                      S-76

         Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the Paying Agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and
Balloon Payments that are received by the master servicer (from the borrower)
after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C,
Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of the all the then-outstanding certificates, including the Class X
Certificates, but excluding the Class S Certificates and the Residual
Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have to voluntarily participate in such exchange.

                                      S-77

         Any optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code. Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

         With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed
Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--

                                      S-78

Reimbursement of Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

         Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from

                                      S-79

recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or REO Property. However, if
the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as
described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such
Servicing Advance, and if the trustee fails to make a required Servicing
Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

         Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the certificates on the related distribution date will be reduced. Any provision in the Pooling and Servicing Agreement for any
Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

         The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer (in the case of any such determination by the master servicer) or the master servicer (in the case of any such determination by the special servicer), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing
Advance relates to a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or

                                      S-80

other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a)    A statement (in the form of Appendix V) setting forth, to the extent applicable:

                (i)    the amount, if any, of such distributions to the holders
                       of each class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of such
                       class;

                (ii)   the amount of such distribution to holders of each class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

                (iii)  the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans at the close of business on
                       the related Determination Date;

                (iv)   the number and aggregate Scheduled Principal Balance of
                       mortgage loans:

                       (A)    delinquent 30 to 59 days,

                       (B)    delinquent 60 to 89 days,

                       (C)    delinquent 90 days or more,

                       (D)    as to which foreclosure proceedings have been
                              commenced, or

                       (E)    as to which bankruptcy proceedings have been
                              commenced;

                (v)    with respect to any REO Property included in the trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

                (vi)   as of the related Determination Date:

                       (A)    as to any REO Property sold during the related
                              Collection Period, the date of the related
                              determination by the special servicer that it has
                              recovered all payments which it expects to be
                              finally recoverable and the amount of the proceeds
                              of such sale deposited into the Certificate
                              Account, and

                       (B)    the aggregate amount of other revenues collected
                              by the special servicer with respect to each REO
                              Property during the related Collection Period and
                              credited to the Certificate Account, in each case
                              identifying such REO Property by the loan number
                              of the related mortgage loan;

                                      S-81

                (vii)  the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

                (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                (ix)   the Pass-Through Rate applicable to each class of
                       certificates for such Distribution Date;

                (x)    the aggregate amount of servicing fees paid to the master
                       servicer and the special servicer and the holders of the
                       rights to Excess Servicing Fees;

                (xi)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Expense
                       Losses on an aggregate basis;

                (xii)  the aggregate amount of Servicing Advances and P&I
                       Advances outstanding, separately stated, that have been
                       made by the master servicer, the special servicer, the
                       trustee and the fiscal agent and the aggregate amount of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

                (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date; and

                (xiv)  such other information and in such form as will be
                       specified in the Pooling and Servicing Agreement.

         (b)    A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information
                regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the
parties to the Pooling and Servicing Agreement, the Underwriters,
Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                                      S-82

         On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

         The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent and the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies [(except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable)].
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

                                      S-83

Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in October 2004:

                 The close of business on

                 October 1                            (A)      Cut-off Date.

                 October 30                           (B)      Record Date for all Classes of Certificates.

                 October 2 - November 8               (C)      The Collection Period.  The master servicer
                                                               receives Scheduled Payments due after the
                                                               Cut-off Date and any Principal Prepayments made
                                                               after the Cut-off Date and on or prior to
                                                               November 14.

                 November 8                           (D)      Determination Date.

                 November 12                          (E)      Master Servicer Remittance Date.

                 November 15                          (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

         (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

         (C)   Any Scheduled Payments due and collected and Principal
Prepayments collected, after the Cut-off Date and on or prior to November 8,
2004 will be deposited in the Certificate Account. Each subsequent Collection
Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of

                                      S-84

such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

         (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

         (F)   The paying agent will make distributions to Certificateholders on the 14th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank
National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United
States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by S&P and "F-1" by
Fitch, provided that, if the fiscal agent is rated at least "AA-" by S&P (or
"A+" by S&P if such institution's short-term debt obligations are rated at least
"A-1" by S&P) and "A-" by Fitch, then the trustee must be rated not less than
"A-" by S&P and "A-" by Fitch, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services
Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2004-HQ4. As of June 30, 2004, the trustee had assets of approximately $62.7 billion. See "Description of the Pooling and Servicing
Agreements--Duties of the Trustee", "Description of the Agreements--Matters
Regarding the Trustee" and "Description of the Agreements--Resignation and
Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2004, the fiscal agent had consolidated assets of approximately $523 billion. The long-term unsecured debt of ABN AMRO Bank N.V.
is rated "AA-" by Fitch and "AA-" by S&P. In the event that LaSalle Bank
National Association shall, for any reason, cease to act as trustee under the
Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

                                      S-85

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

         The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the
Distribution Date in April 2040.

         The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of Residual Certificates;

                                      S-86

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code

o    adversely affect the status of the grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100% of the Class S Certificateholders; or

o    adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders but excluding the Class
     S Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

                                      S-87

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 14th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the
Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

                                      S-88

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay an ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class X-1 and Class X-2
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The
Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II -
Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

                                      S-89

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class Q
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending -- from P to A -- alphabetical order of Class designation. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate
Balance is reduced to zero (in the case of the Principal Balance Certificates);
(ii) second, Unpaid Interest owing to such class and (iii) third, Distributable
Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class
A-6 Certificates, Class A-7 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may
be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer, the trustee or the fiscal agent determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

                                      S-90

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                       PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                                47%          47%          47%           47%          47%
October 2006                                0%           0%            0%           0%           0%
Weighted average life (years)              0.97         0.97          0.97         0.97         0.97

                                      S-91

                        PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                      CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                                96%          96%          96%           96%          96%
October 2007                                67%          67%          67%           67%          67%
October 2008                                35%          35%          35%           35%          35%
October 2009                                0%           0%            0%           0%           0%
Weighted average life (years)              3.49         3.49          3.49         3.48         3.47

                          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                         CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                                6%           6%            6%           6%           6%
October 2010                                0%           0%            0%           0%           0%
Weighted average life (years)              4.96         4.95          4.94         4.92         4.74

                        PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                        CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                                42%          42%          42%           42%          42%
October 2011                                0%           0%            0%           0%           0%
Weighted average life (years)              6.13         6.09          6.07         6.04         5.92

                          PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                          CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                                0%           0%            0%           0%           0%
Weighted average life (years)              6.90         6.88          6.84         6.77         6.43

                                      S-92

                        PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                       CLASS A-6 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                                99%          99%          99%           99%          99%
October 2012                                83%          83%          83%           83%          83%
October 2013                                5%           0%            0%           0%           0%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              8.36         8.33          8.32         8.30         8.18

                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                           CLASS A-7 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          98%           96%          88%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              9.61         9.60          9.58         9.54         9.33

                            PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.65

                                      S-93

                      PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                     CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.65

                       PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                       CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.65

                       PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
                       CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
-----------------------------            ---------   ----------   ----------   ------------  ------------

Closing Date                               100%         100%          100%         100%         100%
October 2005                               100%         100%          100%         100%         100%
October 2006                               100%         100%          100%         100%         100%
October 2007                               100%         100%          100%         100%         100%
October 2008                               100%         100%          100%         100%         100%
October 2009                               100%         100%          100%         100%         100%
October 2010                               100%         100%          100%         100%         100%
October 2011                               100%         100%          100%         100%         100%
October 2012                               100%         100%          100%         100%         100%
October 2013                               100%         100%          100%         100%         100%
October 2014                                0%           0%            0%           0%           0%
Weighted average life (years)              9.90         9.90          9.90         9.90         9.65

                                      S-94

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of Ninety-two (92) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,370,184,328, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $ 307,670 to $192,000,000, and the mortgage loans have an average Cut-off Date Balance of $14,893,308. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of
Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between August 20, 2002 and
September 17, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

         One hundred two (102) mortgaged properties, securing mortgage loans representing 90.9% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 1.9% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged property. Two (2) mortgaged properties, securing mortgage loans representing
7.2% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of that same property.

         On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below. The Mall at Millenia Pari Passu Loan has previously been deposited into a
REMIC (the "Mall at Millenia Pari Passu Loan REMIC") whose assets consist primarily of the Mall at Millenia Pari Passu Loan. On the Closing Date, we will acquire the regular interest in the Mall at Millenia Pari Passu Loan REMIC and transfer such regular interest, without recourse, to the benefit of the
Certificateholders. See "--The Mall at Millenia Pari Passu Loan" and "--Sale of
the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Ninety-two (92)
mortgage loans, representing 100.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

                                      S-95

Property Types

         The mortgage loans consist of the following property types:

o    Office - Twenty-six (26) of the mortgaged properties, which secure 51.1% of the Initial Pool Balance, are office properties;

o    Retail - Fifty-six (56) of the mortgaged properties, which secure 36.1% of the Initial Pool Balance, are retail properties;

o    Multifamily - Seven (7) of the mortgaged properties, which secure 4.5% of the Initial Pool Balance, are multifamily properties;

o    Self Storage - Seven (7) of the mortgaged properties, which secure 2.9% of the Initial Pool Balance, are self storage properties;

o    Industrial - Five (5) of the mortgaged properties, which secure 2.7% of the
     Initial Pool Balance, are industrial properties;

o    Manufactured Housing Community - Three (3) of the mortgaged properties, which secure 1.6% of the Initial Pool Balance are manufactured housing community properties; and

o    Mixed Use - Three (3) of the mortgaged properties, which secure 1.0% of the
     Initial Pool Balance, are mixed use properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, New York, the
District of Columbia, Florida and New Jersey.

o    Nineteen (19) mortgaged properties, representing security for 33.0% of the
     Initial Pool Balance are located in California. Of the mortgaged properties located in California, fourteen (14) of such mortgaged properties, representing security for 29.9% of the Initial Pool Balance, are located in
     Southern California, and five (5) mortgaged properties, representing security for 3.1% of the Initial Pool Balance, are located in Northern
     California;

o    Fourteen (14) mortgaged properties, representing security for 18.6% of the
     Initial Pool Balance are located in New York;

o    Three (3) mortgaged properties, representing security for 13.2% of the
     Initial Pool Balance are located in the District of Columbia;

o    Eight (8) mortgaged properties, representing security for 9.5% of the
     Initial Pool Balance are located in Florida; and

o    Eight (8) mortgaged properties, representing security for 5.9% of the
     Initial Pool Balance are located in New Jersey.

Due Dates

         Seventy-four (74) of the mortgage loans, representing 42.8% of the
Initial Pool Balance, have Due Dates on the 1st day of each calendar month.
Eight (8) of the mortgage loans, representing 35.6% of the Initial Pool Balance, have a Due Date on the 7th day of each calendar month. Three (3) of the mortgage loans representing 14.8% of the Initial Pool Balance have a Due Date on the 8th day of each calendar month. Two (2) of the mortgage loans

                                      S-96

representing 4.5% of the Initial Pool Balance have a Due Date on the 9th day of each calendar month. Two (2) of the mortgage loans representing 0.7% of the
Initial Pool Balance have a Due Date on the 10th day of each calendar month.
Three (3) of the mortgage loans, representing 1.7% of the Initial Pool Balance, have Due Dates on the 11th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including
Ninety (90) mortgage loans, representing 98.5% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, one (1) mortgage loan, representing 1.2% of the Initial Pool Balance, with a grace period of 7 days, and one (1) mortgage loan, representing 0.3% of the Initial Pool Balance with a grace period of 10 days.

Amortization

         The mortgage loans have the following amortization features:

         o    Ninety-two (92) of the mortgage loans, representing 100.0% of the
              Initial Pool Balance, are Balloon Loans. The amount of the Balloon
              Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

         o    Eighty-nine (89) of the mortgage loans, representing 95.4% of the
              Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    One (1) mortgage loan, representing 4.2% of the Initial Pool
              Balance, prohibits voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a Lock-Out Period, but permit the related borrower, after an initial period of less than two years following the date of issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

         o    One (1) of the mortgage loans, representing 0.2% of the Initial
              Pool Balance, prohibits voluntary principal prepayments during a
              Lock-out Period and thereafter provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

         o    One (1) of the mortgage loans, representing 0.2% of the Initial
              Pool Balance, prohibits voluntary principal prepayments during a
              Lock-out period of five years, and following the Lock-out period provides for a Prepayment Premium or Yield Maintenance Charge
              calculated on the basis of a yield maintenance formula.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o    Eighteen (18) of the mortgage loans, representing 11.7% of the
              Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the

                                      S-97

              mortgage loan in connection with such release, in amounts ranging from 105% to 130% of the portion being released.

         o    One (1) mortgage loan, representing 0.2% of the Initial Pool
              Balance, is secured by four mortgaged properties and provides for the release of one of the mortgaged properties from the lien of the mortgage and the release from the cross-collateralization upon prepayment of 120% of the allocated loan amount of the mortgaged property being released, subject to a yield maintenance charge on the full amount of the prepayment, once this property is released, the mortgage loan permits each of the other three properties to be released from the lien of the mortgage and from the
              cross-collateralization upon prepayment of 125% of the allocated loan amount of the mortgaged property being released, subject to a yield maintenance charge on the full amount of the prepayment.

         o    Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing four (4) to seven (7) payment dates prior to and including the maturity date.

         The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, and the Operating Adviser, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
Subject to the Operating Adviser's right to consent, the master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (other than with respect to a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B
Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing
Agreement.

                                      S-98

Subordinate and Other Financing

         Five (5) of the mortgage loans, representing 27.3% of the Initial Pool
Balance, currently have additional financing in place which is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan
No. 1 (the "Bank of America Plaza Loan") is secured by a mortgage on the related mortgaged property that also secures a subordinated mortgage loan with an original principal balance of $50,000,000. Mortgage Loan Nos. 2-10 The Wells REF
Portfolio Pari Passu Loan is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $225,000,000. Mortgage Loan No. 14 (the "Mall at Millenia Pari Passu
Loan") is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $137,500,000. In addition, another note that had an original principal balance of $15,000,000 is subordinate in right of payment to the Mall at Millenia Pari Passu Loan and the related Mall at Millenia Companion Loans. See "--The Mall at Millenia Pari Passu
Loan," "--The Wells REF Portfolio Pari Passu Loan" and "--The Bank of America
Plaza Loan" in this prospectus supplement.

         One (1) of the mortgage loans, representing 0.9% of the Initial Pool
Balance, is secured by mortgaged property that currently has additional financing in place that is not secured by that mortgaged property. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

         Nine (9) of the mortgage loans, representing 14.9% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower (either currently or upon a sale of the mortgaged property or an assumption of the related mortgage loan). In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans and the Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral; Property Substitution

         Two (2) of the mortgage loans, representing 4.9% of the Initial Pool
Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE BANK OF AMERICA PLAZA LOAN

         Mortgage Loan No. 1 (the "Bank of America Plaza Loan") is evidenced by five notes (the "Bank of America Plaza A Notes") that are secured by the mortgaged property. The Bank of America A Notes had an original principal balance of $192,000,000. The mortgage on the related mortgaged property also secures a subordinated B Note (the "Bank of America Plaza B Note"). The Bank of
America Plaza B Note had an original principal balance of $50,000,000.

         The Bank of America Plaza B Note is currently held by a unaffiliated third-party. The Bank of America Plaza B Note or a portion of such note may be included in a future securitization. The Bank of America Plaza A Notes and the
Bank of America Plaza B Note are collectively referred to herein as the "Bank of
America Plaza A/B Loan." The Bank of America A Notes are included in the trust.
The Bank of America Plaza A/B Loan will serviced

                                      S-99

pursuant to the Pooling and Servicing Agreement. The master servicer will make
Servicing Advances in respect of the mortgaged property securing the Bank of
America Plaza A/B Loan, but will make P&I Advances only in respect of the Bank of America Plaza Loan, and will remit collections on the Bank of America Plaza
Loan to, or on behalf of, the trust.

         The Bank of America Plaza A/B Loan lenders have entered into a co-lender agreement (the "Bank of America Plaza Co-lender Agreement"), which provides that, losses and shortfalls relating to the Bank of America Plaza A/B
Loan will be allocated first, to the holder of the Bank of America Plaza B Note and thereafter, on a pro rata and pari passu basis, to the Bank of America Plaza
A Notes.

         The Bank of America Plaza B Note has the same maturity date as the Bank of America Plaza Loan and has a fixed interest rate. Principal payments on the
Bank of America Plaza Loan and the Bank of America Plaza B Note are made on the basis of a 360-month amortization schedule. On the seventh day of each month (or the preceding business day if such eighth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the Bank of America Plaza Loan and the Bank of America Plaza B Note. Such payments will be applied in accordance with the co-lender agreement described below.

          With respect to the Bank of America Plaza A/B Loan, the holders of the
Bank of America Plaza A Notes and the Bank of America Plaza B Note will be parties to a co-lender agreement. That co-lender agreement provides, among other things, for the following:

         o    the Bank of America Plaza A Notes and the Bank of America Plaza B
              Note will be serviced under the Pooling and Servicing Agreement by the master servicer and the special servicer, in general, as if each loan in the Bank of America Plaza A/B Loan were a mortgage loan in the trust;

         o    the Bank of America Plaza A Notes are of equal priority with each other and no portion of any of them will have priority or
              preference over the other;

         o    all payments, proceeds and other recoveries on or in respect of
              Bank of America Plaza A Notes (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the trustee or the fiscal agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and
              Servicing Agreement) will be applied to the Bank of America Plaza
              A Notes on a pari passu basis;

         o    the right of the holder of the Bank of America Plaza B Note to receive payments of principal and interest is generally
              subordinate to the right of the holders of the Bank of America
              Plaza A Notes to receive payments of principal and interest;

         o    upon the occurrence and continuance of an event of default or an acceleration of the Bank of America Plaza A/B Loan on account of any other event of default, provided that the holder of the Bank of America Plaza B Note is not exercising the cure rights
              described below, the holder of the Bank of America Plaza B Note will not be entitled to receive payments of principal or interest until the holders of the Bank of America Plaza A Notes receive all their accrued interest (other than default interest) and
              outstanding principal in full (and servicer advances are fully repaid);

         o    the holder of the Bank of America Plaza B Note has the right, following the transfer to special servicing of all of the mortgage loans in the Bank of America Plaza A/B Loan (provided that either
              (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the majority holder of the Bank of America Plaza B Note losing its designation as the Directing Lender (as defined in the Bank of
              America Plaza Co-lender Agreement) (provided that either a mortgage loan event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the Bank of America Plaza
              A Notes, at a price generally equal to the unpaid principal balance of each of the Bank of America Plaza A Notes, plus accrued unpaid interest on the Bank of America Plaza A Notes at the net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Bank of America Plaza A/B
              Loan pursuant to the Pooling and Servicing Agreement;

                                     S-100

         o    the holder of the Bank of America Plaza B Note will have the right directly or through a representative (which includes the master servicer), to consult the special servicer with respect to various servicing matters affecting the Bank of America Plaza A/B Loan;

         o    the holder of the Bank of America Plaza B Note has the right to cure events of default with respect to the Bank of America Plaza
              Loan that may be cured by the payment of money, within 10 business days of the later of (a) receipt by the holder of the Bank of
              America Plaza B Note of notice of the subject event of default and
              (b) the expiration of any applicable grace period for the subject event of default. The holder of the Bank of America Plaza B Note may not cure a mortgage event of default more than (a) four times over the life of such loans, (b) two consecutive times or (c)
              three times in any twelve-month period;

         o    the Directing Lender is entitled to advise the master servicer and the special servicer with respect to, and consent to the master servicer's or the special servicer's taking (as the case may be), subject to the servicing standard under the Pooling and Servicing
              Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the Bank of America Plaza A/B Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or extension of the maturity date of the Bank of America Plaza A/B Loan, any proposed sale of a defaulted mortgage loan or REO Property for less than the applicable purchase price, any determination to bring an REO Property into compliance with applicable
              environmental laws or to otherwise address hazardous materials located at an REO Property, any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan; any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the mortgage loans, any management company changes with respect to a mortgage loan for which the servicer is required to consent or approve, releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan;
              any acceptance of an assumption agreement releasing the borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan, any determination of an acceptable insurance default; and any replacement of the property manager. However, the foregoing consent rights of the majority holder of the Bank of America Plaza B Note will terminate at the time that the majority holder of the Bank of America Plaza B Note ceases to be the "Directing Lender," which is defined as the majority holder of the Bank of America Plaza B Note, initially, for so long as the principal amount of the Bank of America Plaza B
              Note (net of any appraisal reduction) is equal to or greater than
              25% of an amount equal to the original principal amount of the
              Bank of America Plaza B Note less any principal payments allocated to, and received on, the Bank of America Plaza B Note made by the borrower;

         o    for so long as the Bank of America Plaza Loan is serviced under the Pooling and Servicing Agreement, and so long as the majority holder of the Bank of America Plaza B Note is the Directing Lender
              of the Bank of America Plaza A/B Loan, the majority holder of the
              Bank of America Plaza B Note will generally be entitled to exercise (with respect to the Bank of America Plaza A/B Loan only)
              the rights and powers granted to the controlling class
              representative under the Pooling and Servicing Agreement,
              including the right to terminate and replace the special servicer;
              and

         o    the transfer of the ownership of the Bank of America Plaza A Notes to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue
              securities backed by and payable from the proceeds of such loans is generally prohibited.

THE WELLS REF PORTFOLIO PARI PASSU LOAN

         Mortgage Loan Nos. 2-10 (the "Wells REF Portfolio Pari Passu Loan") is
evidenced by a group of notes (described below) that are secured by the mortgaged properties on a pari passu basis with two other groups of notes described below (the "Wells REF Portfolio Companion Loans") that are not included in the trust. The Wells REF Portfolio Pari Passu Loan and the Wells REF
Portfolio Companion Loans are collectively referred to herein as the Wells REF
Portfolio Loan Group.

                                     S-101

         The Wells REF Portfolio Loan Group had outstanding principal balances as of the Cut-off Date as follows:

                        Note Group                Principal Balance
                        ----------                -----------------
                          Group 1                   $125,000,000
                          Group 2                   $105,000,000
                          Group 3                   $120,000,000

         The Wells REF Portfolio Companion Loans will initially be held by the seller, which may sell or transfer such Wells REF Portfolio Companion Loans at any time. The Wells REF Portfolio Companion Loans have the same interest rate, maturity date and amortization term as the Wells REF Portfolio Pari Passu Loan.
The Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loans will be serviced pursuant to the pooling and servicing agreement. For purposes of the information presented in this prospectus supplement with respect to the Wells REF Portfolio Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance
per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the
Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion Loans.

         The holders of the Wells REF Portfolio Pari Passu Loan and the Wells
REF Portfolio Companion Loans entered into a intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

         o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

         o    the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loans will be serviced under the Pooling and
              Servicing Agreement, in general, as if each loan was a mortgage loan in the trust;

         o    the holders of a majority of the Wells REF Portfolio Loan Group will have consultation rights with respect to certain proposed actions of the master servicer and the special servicer;

         o    the Pooling and Servicing Agreement will govern the servicing and administration of the Wells REF Portfolio Pari Passu Loan and the
              Wells REF Portfolio Companion Loans and all decisions, consents, waivers, approvals and other actions on the part off the holder of the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loans will be effected in accordance with the
              Pooling and Servicing Agreement;

         o    all payments, proceeds and other recoveries on or in respect of the Wells REF Portfolio Pari Passu Loan and/or the Wells REF
              Portfolio Companion Loans (in each case, subject to the rights of the master servicer, the special servicer, the depositor, the paying agent, the fiscal agent or the trustee to payments and reimbursements pursuant to and in accordance with the terms of the
              Pooling and Servicing Agreement) will be applied to the Wells REF
              Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
              Loans on a pari passu basis;

         o    upon the occurrence of an event of default with respect to the special servicer that relates solely to the Wells REF Portfolio
              Pari Passu Loan and the Wells REF Portfolio Companion Loans, the
              special servicer under any subsequent securitization that includes a Wells REF Portfolio Companion Loan will be entitled to direct the trustee to terminate the special servicer solely with respect to the Wells REF Portfolio Pari Passu Loan and the Wells REF
              Portfolio Companion Loans and, upon such termination, the trustee shall appoint, subject to any required rating agency confirmation, a successor special servicer that meets certain eligibility requirements; and

         o    the transfer of the ownership of the Wells REF Portfolio Companion
              Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

                                     S-102

         In addition to the provisions set forth above, the Pooling and
Servicing Agreement provides that if, with respect to a particular matter, a confirmation is required by each Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency, then with respect to any matter affecting any Serviced
Companion Mortgage Loan, such confirmation shall also be required from the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations'
respective ratings of such securities.

THE MALL AT MILLENIA PARI PASSU LOAN

         Mortgage Loan No. 14 (referred to herein as the "Mall at Millenia Pari
Passu Loan"), which has an outstanding principal balance as of the cut-off date of $57,500,000 and represents 4.2% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with the Mall at Millenia
Companion Loans that are not included in the trust and that had an original principal balance of $42,500,000, $27,500,000 and $67,500,000, respectively. The mortgaged property that secures the Mall at Millenia Pari Passu Loan and the
Mall at Millenia Companion Loans also secures the Mall at Millenia B Note, which is subordinate to the Mall at Millenia Pari Passu Loan and the Mall at Millenia
Companion Loans, and had an original principal balance of $15,000,000. Each of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans
have the same interest rate, maturity date and amortization term. The Mall at
Millenia Pari Passu Loan, the Mall at Millenia Companion Loans and the Mall at
Millenia B Note are collectively referred to herein as (the "Mall at Millenia
Loan Group").

         The Mall of Millenia B Note and two (2) of the four (4) Mall at
Millenia Companion Loans are owned by the trust fund established pursuant to the
2003-IQ4 Pooling and Servicing Agreement. One (1) of the four (4) Mall at
Millenia Companion Loans is included in a securitization known as the GMAC
Commercial Mortgage Securities, Inc. 2003-C3 securitization. Neither the Mall at
Millenia Companion Loans nor the Mall at Millenia B Note is an asset of the trust.

         The Mall at Millenia Companion Loans, the Mall at Millenia B Note and
the Mall at Millenia Pari Passu Loan will be serviced pursuant to the 2003-IQ4
Pooling and Servicing Agreement, and, therefore, the 2003-IQ4 Master Servicer will remit collections on the Mall at Millenia Pari Passu Loan to or on behalf of the trust and will make servicing advances in respect of the mortgaged property securing the Mall at Millenia Whole Loan. The master servicer will be required to make advances with respect to monthly P&I payments in respect of the
Mall at Millenia Pari Passu Loan, unless the master servicer determines that such an advance would not be recoverable from collections on the Mall at
Millenia Pari Passu Loan. If the 2003-IQ4 Master Servicer (or, any related other master servicer) notifies the master servicer that any proposed advance of scheduled principal and interest payments would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I advances with respect to the Mall at Millenia Pari Passu Loan, unless the master servicer has consulted with the applicable other master servicer servicing the applicable
Mall at Millenia Companion Loan and they agree that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance.
See "Servicing of the Mortgage Loans-- Servicing of the Bank of America Plaza
A/B Loan and The Mall at Millenia Loan Group-- The Mall at Millenia Loan Group."

         For purposes of the information presented in this prospectus supplement with respect to the Mall at Millenia Pari Passu Loan, the debt service coverage ratios and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans
(but not the Mall at Millenia B Note).

         The Mall at Millenia Loan Group noteholders entered into two agreements, the ("Mall at Millenia Agreement Among Noteholders") and the (the
"Mall at Millenia A Note Intercreditor Agreement") which collectively govern the respective rights and powers of the noteholders of the Mall at Millenia Loan
Group. The Mall at Millenia Agreement Among Noteholders provides, in general, that:

    o    the right of the holder of the Mall at Millenia B Note to receive scheduled payments of principal and interest is subordinate to the rights of the holder of the Mall at Millenia Pari Passu Loan and the
         Mall at Millenia Companion Loans to receive scheduled payments of principal and interest;

                                     S-103

    o    the 2003-IQ4 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Mall at Millenia Whole Loan (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall at Millenia Whole Loan will be effected in accordance with the such Intercreditor Agreement and the 2003-IQ4
         Pooling and Servicing Agreement). The 2003-IQ4 Trustee has the
         exclusive right to exercise remedies with respect to the Mall at
         Millenia Whole Loan, including, without limitation, seeking foreclosure;

    o    prior to the occurrence of a monetary event of default under the Mall at Millenia Whole Loan that is uncured or the occurrence of another event of default that results in acceleration of the related indebtedness or the Mall at Millenia Whole Loan becoming a specially serviced mortgage loan (in accordance with the terms of the 2003-IQ4
         Pooling and Servicing Agreement), the holder of the Mall at Millenia B
         Note will generally be entitled to receive its scheduled payments of interest after the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans in respect of their scheduled payments of interest (other than default interest) and to receive scheduled payments of principal after the holders of the Mall at
         Millenia Pari Passu Loan and the Mall at Millenia Companion Loans in
         respect of their scheduled payment of principal and unscheduled prepayments;

    o    upon the occurrence and continuance of a monetary event of default that is uncured or an event of default that results in acceleration of the related indebtedness or upon the Mall at Millenia Whole Loan becoming a specially serviced mortgage loan, the holder of the Mall at Millenia B
         Note will not be entitled to receive payments of principal and interest until the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans receive all their accrued scheduled interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

    o    the holder of the Mall at Millenia B Note has the option to cure a default of the borrower under the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans within 20 days after the later of receipt of notice of such default and the expiration of any grace period (this cure option may only be exercised for up to three (3)
         consecutive months (each such exercise for up to three (3) consecutive months, a "Mall at Millenia Cure Event"), provided that no more than six (6) Mall at Millenia Cure Events may be exercised);

    o    the holder of the Mall at Millenia B Note has the option of purchasing the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion
         Loans from their related holders (a) during any cure period for which the holder of the Mall at Millenia B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time that the Mall at Millenia Pari Passu Loan is a specially serviced mortgage loan. The purchase option will terminate (i) in the case of clause (b) of the preceding sentence (if the holder of the Mall at Millenia B Note has not yet delivered notice of exercise of such option) (A) 60 days after delivery to the holder of the Mall at Millenia B Note by the trustee of a commercial mortgage securitization in which one of the Mall at
         Millenia Companion Loans is an asset, of notification of such trustee's intention to sell such Mall at Millenia Companion Loan or the mortgaged property relating to the Mall at Millenia Loan, or (B) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the mortgaged property relating to the
         Mall at Millenia Loan or (ii) in the case of clause (a) of the preceding sentence only, upon the expiration of the cure period. The purchase price will generally equal the outstanding principal balance of the Mall at Millenia Pari Passu Loan and the Mall at Millenia
         Companion Loans, together with accrued and unpaid interest thereon
         (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the Mall at Millenia Pari
         Passu Loan and the Mall at Millenia Companion Loans; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans; expenses of transferring the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans
         and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

    o    the 2003-IQ4 Master Servicer or the 2003-IQ4 Special Servicer, as the
         case may be, is subject to the servicing standard under the 2003-IQ4
         Pooling and Servicing Agreement, and is required to consult with and obtain the consent of the holder of the Mall at Millenia B Note prior to taking certain actions with

                                     S-104

         respect to the Mall at Millenia Whole Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term or material non-monetary term of the
         Mall at Millenia Whole Loan, release of any collateral, acceptance of a discounted payoff of the Mall at Millenia Pari Passu Loan, the Mall at Millenia Companion Loans or Mall at Millenia B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consultation rights of the holder of the Mall at Millenia B
         Note will terminate at the time that the holder of the Mall at
         Millenia B Note ceases to be the "controlling holder," which is defined as the holder of the Mall at Millenia B Note, initially, but will be the most subordinate class of certificates issued under the
         2003-IQ4 Pooling and Servicing Agreement during any time that (a) the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by any Mall at Millenia B Note prepayments, any appraisal reductions and any realized losses allocated to the Mall at Millenia B
         Note, is less than (b) 25% of the initial unpaid principal balance of the Mall at Millenia B Note, as reduced by Mall at Millenia B Note prepayments, allocated to the Mall at Millenia B Note;

    o    the depositor under the 2003-IQ4 Pooling and Servicing Agreement has the right to terminate the 2003-IQ4 Special Servicer and to transfer special servicing of the Mall at Millenia Whole Loan to a special servicer under another pooling agreement subject to receipt of confirmation from each rating agency then rating the certificates and any other certificates evidencing a direct beneficial ownership interest in the Mall at Millenia Pari Passu Loan or the Mall at
         Millenia Companion Loans that such transfer will not result in a downgrade, qualification or withdrawal with respect to any class of those certificates; and

    o    for so long as Mall at Millenia Loan is serviced under the 2003-IQ4
         Pooling and Servicing Agreement, the holder of the most subordinate class of certificates (issued under the 2003-IQ4 Pooling and Servicing
         Agreement and entitled to collections in respect of the Mall at
         Millenia B Note) will be entitled to exercise (with respect to Mall at
         Millenia Companion Loan that is in such trust only) the rights and powers granted to the operating adviser under the 2003-IQ4 Pooling and
         Servicing Agreement, subject to the terms of the related intercreditor agreement, other than the right to terminate and replace the special servicer (but only so long as the holder of the Mall at Millenia B Note is the "controlling holder" of the Mall at Millenia Whole Loan as described in the second preceding bullet).

         Under the 2003-IQ4 Pooling and Servicing Agreement, the servicing and administration of the Mall at Millenia Pari Passu Loan, the Mall at Millenia
Companion Loans and the Mall at Millenia B Note will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2003-IQ4
Pooling and Servicing Agreement. In addition, the holders of the Mall at
Millenia Pari Passu Loan and the Mall at Millenia Companion Loans entered into the Mall at Millenia A Note Intercreditor Agreement. That intercreditor agreement provides for the following:

    o    the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion
         Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

    o    the 2003-IQ4 Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Mall at Millenia Pari Passu
         Loan and the Mall at Millenia Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Mall at Millenia Pari Passu Loan and the Mall at Millenia
         Companion Loans will be effected in accordance with the 2003-IQ4
         Pooling and Servicing Agreement);

    o    all payments, proceeds and other recoveries on or in respect of the
         Mall at Millenia Pari Passu Loan and/or the Mall at Millenia Companion
         Loans (in each case, subject to the rights of the 2003-IQ4 Master
         Servicer, the 2003-IQ4 Special Servicer, the 2003-IQ4 Depositor, the
         2003-IQ4 Trustee or the 2003-IQ4 Paying Agent to payments and reimbursements pursuant to and in accordance with the terms of the
         2003-IQ4 Pooling and Servicing Agreement) will be applied to the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loans on
         a pari passu basis according to their respective outstanding principal balances; and

    o    the transfer of the ownership of the Mall at Millenia Pari Passu Loan and the Mall at Millenia Companion Loan not included in the 2003-IQ4
         Trust to any person or entity other than institutional lenders, investment

                                     S-105

         funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

         Consultation Rights. The 2003-IQ4 Special Servicer is required to consult with the holder of the Mall at Millenia Pari Passu Loan and the holders of the Mall at Millenia Companion Loans prior to taking certain actions with respect to the Mall at Millenia Whole Loan. The holder of the Mall at Millenia
Pari Passu Loan and each holder of the Mall at Millenia Companion Loans will be permitted to provide the 2003-IQ4 Special Servicer with its own proposal with respect to the course of action proposed by the 2003-IQ4 Special Servicer. Such proposals by the holder of the Mall at Millenia Pari Passu Loan and the Mall at
Millenia Companion Loans will not be binding on the 2003-IQ4 Special Servicer and will be subject to the rights of (i) the holder of the Mall at Millenia B
Note for so long as such holder is the "controlling holder" and (ii) the operating advisor under the 2003-IQ4 Pooling and Servicing Agreement after the holder of the Mall at Millenia B Note is no longer the "controlling holder". The majority certificateholder of the controlling class will be entitled to exercise such consultation rights on behalf of the trust fund as the holder of the Mall at Millenia Pari Passu Loan.

         The Mall at Millenia Pari Passu Loan REMIC. The Mall at Millenia Pari
Passu Loan has previously been deposited into the Mall at Millenia Pari Passu
Loan REMIC. On the Closing Date, we will acquire the regular interest in the
Mall at Millenia Pari Passu Loan REMIC and transfer such regular interest, without recourse, to the benefit of the Certificateholders. See "--Sale of the
Mortgage Loans" below.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves, payment recourse or stand-alone environmental insurance policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure,

                                     S-106

exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for certain land only properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering
Reports May Not Reflect All Conditions That Require Repair On The Property" in
this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of three (3) mortgaged properties, securing mortgage loans representing 1.1% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone environmental insurance policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects of the Mortgage Loans and the Leases" in
the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1)    References to "DSCR" are references to "Debt Service Coverage
                Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
                currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service
                coverage ratio may not be a reliable

                                     S-107

                indicator of a property's ability to service the mortgage
                debt over the entire remaining loan term. For purposes of
                this prospectus supplement, including for the tables in
                Appendix I and the information presented in Appendix II and
                Appendix III, the "Debt Service Coverage Ratio" or "DSCR"
                for any mortgage loan is calculated pursuant to the
                definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
                Coverage Ratio reflects (i) with respect to any Serviced
                Pari Passu Mortgage Loan, the aggregate indebtedness
                evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with
                respect to any Non-Serviced Mortgage Loan, the aggregate
                indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

                In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a
                mortgaged property, the applicable seller relied on rent
                rolls and other generally unaudited financial information
                provided by the respective borrowers and calculated
                stabilized estimates of cash flow that took into
                consideration historical financial statements, material
                changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or
                end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant
                improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such
                operating statements and operating information and the
                assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower
                supplied "trailing-12 months" income and/or expense
                information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for
                items deemed not appropriate to be annualized. In some
                instances, historical expenses were inflated and/or rents
                were averaged over certain time periods. For purposes of
                calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been
                adjusted downward to reflect market rents for similar
                properties if the rent actually paid under the lease was
                significantly higher than the market rent for similar
                properties.

                Historical operating results may not be available or were
                deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed
                improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
                Underwritable Cash Flow were generally derived from rent
                rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with
                respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the
                applicable seller in determining the presented operating
                information.

                The Debt Service Coverage Ratios are presented herein for
                illustrative purposes only and, as discussed above, are
                limited in their usefulness in assessing the current, or
                predicting the future, ability of a mortgaged property to
                generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no
                representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2)    References in the tables to "Cut-off Date LTV" are references to
                "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
                LTV" or "Balloon Loan-to-Value" for any mortgage loan is
                calculated pursuant to the definition of those terms under the
                "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced
                Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the

                                     S-108

                Serviced Pari Passu Mortgage Loan and the related Serviced
                Companion Mortgage Loan, and (ii) with respect to any
                Non-Serviced Mortgage Loan, the aggregate indebtedness
                evidenced by the Non-Serviced Mortgage Loan and the related
                Non-Serviced Companion Mortgage Loan.

                The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of
                Property Value and Condition--Appraisals."

                No representation is made that any such value would
                approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3)    References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the
                related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

         o    the outstanding principal balance of the related mortgage loan;
              and

         o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

         If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a

                                     S-109

determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan), obtain the approval or disapproval of the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the Operating Adviser made in connection with such approval or disapproval. If any such approval has not been expressly denied within 7 business days of receipt by the Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                     S-110

THE SELLERS

Morgan Stanley Mortgage Capital Inc.

         MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

CWCapital LLC

         CWCapital is an affiliate of the Caisse de Depot et Placement du Quebec and was formed as a Massachusetts limited liability company to originate and acquire loans secured by mortgages on commercial and multifamily real estate.
Each of the CWCapital Loans was originated or purchased by CWCapital, and all of the CWCapital Loans were underwritten by CWCapital underwriters. CWCapital will act as sub-servicer of the CWCapital Loans. CWCapital is an affiliate of the initial operating adviser. The principal offices of CWCapital are located at One
Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494.
CWCapital's telephone number is (781) 707-9300.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. With respect to the Mall at
Millenia Pari Passu Loan, the seller will sell the regular interest in the Mall at Millenia Pari Passu Loan REMIC, without recourse, to the Depositor, and the
Depositor, in turn, will sell such regular interest, without recourse and will assign the representations and warranties made by the related mortgage loan seller in respect of the Mall at Millenia Pari Passu Loan and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase
Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

         The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

         In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans (except in the case of three mortgage loans sold by MSMC with respect to which it will assign to the depositor the representations and warranties made by CWCapital LLC in connection with the sale of such mortgage loans to MSMC), subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

                                     S-111

         (2)   such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3)   no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9)   the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10)  the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

         (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

                                     S-112

         (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

         (16)  the related borrower is not, a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18)  there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

         (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

                                     S-113

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

         o    repurchase the affected mortgage loan from the trust at the
              Purchase Price; or,

         o    at its option, if within the two-year period commencing on the
              Closing Date, replace such mortgage loan with a Qualifying
              Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
              Qualifying Substitute Mortgage Loan as of the date of
              substitution, after application of all payments due on or before such date, whether or not received.

         The related seller must cure any Material Document Defect or Material
Breach within the Permitted Cure Period, provided, however, that if such
Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other seller or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by the other seller.

         With respect to the two (2) mortgage loans sold to the trust by MSMC and originated by CWCapital, the sole recourse to cure a Material Document
Defect or a Material Breach in respect of such mortgage loans or repurchase or replace the defective mortgage loan, shall be against CWCapital and MSMC will in no event by obligated to repurchase or replace such mortgage loans if CWCapital defaults in its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

         With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related Seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                                     S-114

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the
Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement).
Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

         o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
              Adviser, the depositor and the trustee;

         o    the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
              qualification of the then current ratings on the certificates.

                                     S-115

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the
Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

         Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in
this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The master servicer and the special servicer and any director, officer, employee or agent of either of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion
Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing
Agreement.

         The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                     S-116

SERVICING OF THE BANK OF AMERICA PLAZA A/B LOAN AND THE MALL AT MILLENIA LOAN
GROUP

The Bank of America Plaza A/B Loan

         The Bank of America Plaza A/B Loan and related REO Property is serviced under the Pooling and Servicing Agreement.

         Distributions. Under the terms of the related co-lender agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Bank of America Plaza
A/B Loan (and, after such a default has occurred, so long as the holder of the
Bank of America Plaza B Note has cured such a default), after payment of amounts payable or reimbursable to parties under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Bank of America Plaza A/B
Loan will generally be paid in the following manner, in each case to the extent of available funds:

         First, each holder of the Bank of America Plaza A Notes will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Bank of America Plaza A Notes, pro rata;

         Second, each holder of the Bank of America Plaza A Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

         Third, scheduled and unscheduled principal payments in respect of the
Bank of America Plaza A Notes will be paid to each holder of the Bank of America
Plaza A Notes, pro rata;

         Fourth, the holder of the Bank of America B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

         Fifth, scheduled and unscheduled principal payments in respect of the
Bank of America Plaza B Note will be paid to the holder of the Bank of America
Plaza B Note;

         Sixth, any prepayment premium will be paid to the holder of the Bank of
America Plaza A Notes, pro rata, in the amount actually received in respect of the Bank of America Plaza A Notes, respectively;

         Seventh, any late payment charges and default interest (in excess of the interest paid in accordance with clause second above) with respect to the
Bank of America Plaza A Notes will be paid to each of the holders of the Bank of
America Plaza A Notes, on a pro rata basis until all such amounts are paid;

         Eighth, any prepayment premium will be paid to each holder of the Bank of America Plaza B Note, in the amount actually received in respect of the Bank of America Plaza B Note;

         Ninth, any late payment charges and default interest (in excess of the interest paid in accordance with clause fourth above) with respect to the Bank of America Plaza B Note will be paid to the holder of the Bank of America Plaza
B Note until all such amounts are paid;

         Tenth, the holder of the Bank of America Plaza B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Bank of America Plaza B Note; and

         Eleventh, any remaining amount allocated among the holders of the Bank of America Plaza A Notes and the Bank of America Plaza B Note, pro rata, in accordance with the initial principal balance of the Bank of America Plaza A
Notes and the initial principal balance of the Bank of America Plaza B Note, respectively.

         Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the
Bank of America Plaza A/B Loan (unless the holder of the Bank of America Plaza B
Note has cured such a default), after payment of all amounts then payable or reimbursable to parties under the Pooling and Servicing Agreement, Liquidation
Proceeds and other collections with respect to the Bank of America Plaza A/B
Loan will generally be applied in the following manner, in each case to the extent of available funds:

                                     S-117

         First, each holder of the Bank of America Plaza A Notes will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Bank of America Plaza A Notes, pro rata;

         Second, each holder of the Bank of America Plaza A Notes will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

         Third, each holder of the Bank of America Plaza A Notes will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

         Fourth, the holder of the Bank of America Plaza B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

         Fifth, the holder of the Bank of America Plaza B Note will receive an amount up to its principal balance, until such principal has been paid in full;

         Sixth, any prepayment premium that is allocable to the Bank of America
Plaza A Notes, to the extent actually paid by the borrower, will be paid to the holder of the Bank of America Plaza A Notes, pro rata;

         Seventh, any late payment charges and default interest in excess of the interest paid in accordance with clause second above with respect to the Bank of
America Plaza A Notes, will be paid to each holder of the Bank of America Plaza
A Notes, pro rata;

         Eighth, any prepayment premium that is allocable to the Bank of America
Plaza B Note, to the extent actually paid by the borrower, will be paid to the holder of the Bank of America Plaza B Note;

         Ninth, any late payment charges and default interest in excess of the interest paid in accordance with clause fourth above with respect to the Bank of
America Plaza B Note will be paid to the holder of the Bank of America Plaza B
Note;

         Tenth, the holder of the Bank of America Plaza A Notes will receive any other amount paid by the borrower and due to such holders, pro rata;

         Eleventh, the holder of the Bank of America Plaza B Note will receive any other amount paid by the borrower and due to such holder;

         Twelfth, the holder of the Bank of America Plaza B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Bank of America Plaza B Note; and

         Thirteenth, any remaining amount allocated among the holders of the
Bank of America Plaza A Notes and the Bank of America Plaza B Note, pro rata, in accordance with the initial principal balance of the Bank of America Plaza A
Notes and the initial principal balance of the Bank of America Plaza B Note, respectively.

Rights of the Holder of the Bank of America Plaza B Note

         The holder of the Bank of America Plaza B Note has certain rights under the related co-lender agreement, including, among others, the following:

         Option to Cure Defaults Under Bank of America Plaza A/B Loan. The
holder of the Bank of America Plaza B Note has the right to cure events of default with respect to the Bank of America Plaza A Notes that may be cured by the payment of money, within 10 business days of the later of (a) receipt by such holder of the Bank of America Plaza B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the Bank of America Plaza B Note may not cure a monetary mortgage event of default more than (a) four times over the life of such loans, (b) two consecutive times or (c) three times in any twelve-month period.

                                     S-118

         Option to Purchase the Bank of America Plaza A Notes. The holder of the
Bank of America Plaza B Note has the ability, following the transfer to special servicing of all of the mortgage loans in the Bank of America Plaza A/B Loan
(provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the Bank of America Plaza B Note losing its designation as the
Directing Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the Bank of
America Plaza A Notes, at a price generally equal to the unpaid principal balance of the Bank of America Plaza A Notes, plus accrued unpaid interest on the Bank of America Plaza A Notes at the related net mortgage interest rate
(other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the Bank of America
Plaza A/B Loan pursuant to the Pooling and Servicing Agreement.

         Additional Rights of the Holder of the Bank of America Plaza B Note.
Pursuant to the related co-lender agreement, for so long as the holder of the
Bank of America Plaza B Note is the Directing Lender under the related co-lender agreement (as described above), the holder of the Bank of America Plaza B Note may advise the applicable master servicer and special servicer with respect to the Bank of America Plaza A/B Loan with respect to the following actions of such master servicer or special servicer, as applicable, and no such servicer will be permitted to take any of the following actions with respect to the Bank of
America Plaza A/B Loan, unless and until that servicer has notified each holder of a loan in the Bank of America Plaza A/B Loan in writing and the Directing
Lender has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information
(and if such written objection has not been received by the applicable master servicer or special servicer within such ten (10) business day period, then the
Lead Lender's approval will be deemed to have been given):

         o    any proposed or actual foreclosure upon or comparable conversion
              (which may include acquisitions of an REO Property) of the ownership of the mortgaged property securing the mortgage loans as come into and continue in default;

         o    any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

         o    any proposed sale of a defaulted mortgage loan or REO Property for less than the applicable purchase price;

         o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

         o    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the mortgage loans;

         o    any management company changes with respect to a mortgage loan for which the Servicer is required to consent or approve;

         o    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan;

         o    any acceptance of an assumption agreement releasing the Borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

         o    any waiver of material insurance requirements;

                                     S-119

         o    any approval of a material capital expenditure, if Lenders'
              approval is required under the Loan Documents; and

         o    any adoption or approval of a plan in bankruptcy of the Borrower.

         Notwithstanding the foregoing, if the applicable servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the Bank of America Plaza A/B Loan (as a collective whole), then such applicable servicer may take any such action without waiting for the response of the Directing Lender.

         In addition, for so long as the holder of the Bank of America Plaza B
Note is the Directing Lender with respect to the Bank of America Plaza A/B Loan, the holder of the Bank of America Plaza B Note may direct the applicable servicer to take, or to refrain from taking, such actions as the holder of the
Bank of America Plaza B Note may deem consistent with the related co-lender agreement or as to which provision is otherwise made in the related co-lender agreement. Upon reasonable request, the applicable servicer will, with respect to the Bank of America Plaza A/B Loan, provide the holder of the Bank of America
Plaza B Note with any information in the possession of such servicer with respect to such matters, including its reasons for determining to take a proposed action.

         However, no advice, direction or objection from or by the Directing
Lender, as contemplated by the related co-lender agreement, may (and the applicable servicer is obligated to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of the related co-lender agreement, the applicable servicing agreement (including the applicable servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the Bank of America Plaza A/B Loan documents or applicable law or result in an adverse REMIC event. The applicable servicer will not be obligated to seek approval from the Directing Lender, as contemplated above, for any actions to be taken by such servicer if (i) such servicer has, as described above, notified the Directing Lender in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Directing Lender's loan and (ii) for 30 days following the first such notice, the Directing Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the servicing standard described in the applicable servicing agreement.

The Mall at Millenia Loan Group

         The Mall at Millenia Loan Group and any related REO property are being serviced under the 2003-IQ4 Pooling and Servicing Agreement and therefore the
2003-IQ4 Master Servicer will make servicing advances (and if it fails to make such advances, the 2003-IQ4 Trustee will be required to make such servicing advances) and remit collections on the Mall at Millenia Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly P&I payments. The master servicer will be required to make advances with respect to monthly P&I payments on the Mall at Millenia Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the
Mall at Millenia Pari Passu Loan. If the 2003-IQ4 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I advances with respect to the Mall at
Millenia Pari Passu Loan, unless the master servicer has consulted with the other master servicers relating to the Mall at Millenia Companion Loans and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The 2003-IQ4 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2003-IQ4
Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the pooling and servicing agreement.

         In that regard:

         o    The 2003-IQ4 Master Servicer and 2003-IQ4 Special Servicer, will be the master servicer and the special servicer, respectively, with respect to the servicing of the Mall at Millenia Loan Group.

         o    The 2003-IQ4 Trustee will be the mortgagee of record for the Mall at Millenia Loan Group.

                                     S-120

         o    The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the 2003-IQ4 Master
              Servicer, the 2003-IQ4 Special Servicer or the 2003-IQ4 Trustee or
              to make servicing advances with respect to the Mall at Millenia
              Loan. The obligation of the master servicer to provide information to the trustee and the certificateholders with respect to the Mall at Millenia Pari Passu Loan is dependent on its receipt of the corresponding information from the 2003-IQ4 Master Servicer or the
              2003-IQ4 Special Servicer, as applicable.

         o    Upon the occurrence and continuance of a Mall at Millenia Control
              Appraisal Event, the majority certificateholder of the controlling class under the 2003-IQ4 Pooling and Servicing Agreement will be entitled to exercise the approval rights given to the holder of the Mall at Millenia B Note (or its operating advisor) under the
              2003-IQ4 Pooling and Servicing Agreement. See "Description of the
              Mortgage Pool--The Mall at Millenia Pari Passu Loan."

         o    The 2003-IQ4 Special Servicer is required to consult with the holder of the Mall at Millenia Pari Passu Loan and the holders of the Mall at Millenia Companion Loans prior to taking certain actions with respect to the Mall at Millenia Loan Group. The holder of the Mall at Millenia Pari Passu Loan and each holder of the Mall at Millenia Companion Loans will be permitted to provide the 2003-IQ4 Special Servicer with its own proposal with respect to the course of action proposed by the 2003-IQ4 Special Servicer.
              Such proposals by the holder of the Mall at Millenia Pari Passu
              Loan and the Mall at Millenia Companion Loans will not be binding on the 2003-IQ4 Special Servicer and will be subject to the rights of (i) the holder of the Mall at Millenia B Note for so long as such holder is the "controlling holder" and (ii) the operating advisor under the 2003-IQ4 Pooling and Servicing Agreement after the holder of the Mall at Millenia B Note is no longer the
              "controlling holder ".

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar.

         Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

         As of June 30, 2004, Wells Fargo was responsible for servicing approximately 6,749 commercial and multifamily mortgage loans, totaling approximately $45.147 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         GMAC Commercial Mortgage Corporation, a California corporation, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. The principal executive offices of the special servicer are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

                                     S-121

         As of August 31, 2004, GMAC Commercial Mortgage Corporation was
responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $94.6 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Series 2004-HQ4 certificates, the mortgage loans or this prospectus supplement.

         The information presented herein concerning GMAC Commercial Mortgage
Corporation has been provided by GMAC Commercial Mortgage Corporation.
Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and Servicing Agreement or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee.

         The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage Loan or
(ii) any Serviced Companion Mortgage Loan is included in a

                                     S-122

securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan.

         Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as

                                     S-123

special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation. The special servicer will be entitled to, and the master servicer shall forward to the special servicer, 50% of any modification fees or extension fees collected with respect to a consent, waiver, modification, amendment or extension executed or granted by the master servicer if the approval or consent of the special servicer was required in connection therewith. The special servicer will also be entitled to 100% of the extension fees for any extensions of non-Specially
Serviced Mortgage Loans granted by the special servicer.

         As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

         If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. If the Special Servicer
is not otherwise replaced by the Operating Adviser, the trustee will have thirty days to sell the rights and obligations of the special servicer under the
Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

         The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or

                                     S-124

withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion
Mortgage Loan under the related Loan Pair Intercreditor Agreement, the Operating
Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair.

         In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

         Notwithstanding any provision of the Pooling and Servicing Agreement, an Operating Adviser appointed by the holders of a majority of the Controlling
Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing
(i) within ten (10) business days of receiving notice and any reasonably requested information in respect of actions relating to non-Specially Serviced
Mortgage Loans and (ii) within ten (10) business days of receiving notice and any reasonably requested information in respect of actions relating to Specially
Serviced Mortgage Loans. The special servicer will be required to notify the
Operating Adviser of, among other things:

         o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term or other material term of a mortgage loan or an extension of the original maturity date;

         o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

         o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
              Certificates--Optional Termination";

         o    any determination to bring an REO Property into compliance with applicable environmental laws;

         o    any release of or acceptance of substitute or additional
              collateral for a mortgage loan;

         o    any acceptance of a discounted payoff;

         o    any waiver or consent to a waiver of a "due-on-sale" or
              "due-on-encumbrance" clause;

         o    any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

         o    any release of collateral for a mortgage loan (other than upon satisfaction of, such mortgage loan);

         o    any franchise changes or management company changes to which the special servicer is required to consent;

         o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

         o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

                                     S-125

         In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may, without the consent of any other person, extend the maturity date of any Balloon Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than
60 days following the original maturity date if in the master servicer's sole judgment exercised in good faith (and evidenced by an officer's certificate), a default in the payment of the balloon payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the certificateholders and the holders of a related Serviced Companion Mortgage Loan
(as a collective whole) on a net present value basis than liquidation of such mortgage loan and the mortgagor has obtained an executed written commitment
(subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property. In addition and subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term
(other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or any B Note that is not a Specially Serviced Mortgage Loan and may otherwise
(with the consent of the Operating Adviser) extend the maturity date of any
Balloon Loan, other than a Specially Serviced Mortgage Loan, for up to one year
(but for no more than two (2) such one-year extensions). Following any such two extensions of the maturity of any mortgage loan that is not a Specially Serviced
Mortgage Loan, the special servicer, and not the master servicer, shall be responsible for determining whether to further extend and, if so, processing the extension of, the maturity of such mortgage loan, provided that it will not be a
Servicing Transfer Event with respect to any such extension (if at such time no other circumstance referred to in the definition of "Servicing Transfer Event"
then exists) unless and until the special servicer has approved three (3) such extensions (of up to one year each) and the borrower has defaulted at the end of such third extension.

         Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o    reduce the amounts owing under any Specially Serviced Mortgage
              Loan by forgiving principal, accrued interest and/or any
              Prepayment Premium or Yield Maintenance Charge;

         o    reduce the amount of the Scheduled Payment on any Specially
              Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

                                     S-126

         o    extend the maturity date of any Specially Serviced Mortgage Loan;
              and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, increase the recovery to Certificateholders and the holders of such Serviced Companion
Mortgage Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee.

         In no event, however, will the special servicer be permitted to:

         o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
              Distribution Date; and

         o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
              Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

         The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling
Class, (b) the special servicer, and (c) any seller with respect to mortgage loans it originated, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase
Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

                                     S-127

         In addition, anyone exercising the Option with respect to the Wells REF
Portfolio Pari Passu Loan under the Pooling and Servicing Agreement must also purchase the Wells REF Portfolio Companion Loans.

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing
Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its efforts consistent with the Servicing
Standard to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                                      S-128

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

         o    the making of proper elections;

         o    the accuracy of all representations made with respect to the mortgage loans;

         o    ongoing compliance with all provisions of the Pooling and
              Servicing Agreement and other related documents and no amendments to them;

         o    ongoing compliance with the Non-Serviced Mortgage Loan Pooling and
              Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

         o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III and (3)
the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

         The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the

                                     S-129

Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the offered certificates will not be issued with original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. The Class S Certificates will evidence only undivided beneficial interests in the portion of the trust consisting of any Excess Interest collected on the ARD loans while the trust is in existence. Those beneficial interests will constitute beneficial interests in a grantor trust for federal income tax purposes.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated
redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

         The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued regulations (the "OID Regulations") under Sections
1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the
IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions.
No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax

                                     S-130

advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any)
attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

                  ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates--Non-U.S. Persons" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State Tax Considerations" in the prospectus.

                                     S-131

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 33.0% of the Initial
Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the

                                     S-132

meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         The offered certificates may be eligible for relief from specified prohibited transaction and conflict of interest provisions of ERISA and the Code in reliance on administrative exemptions granted by the DOL to specified underwriters. The DOL has granted to the Underwriters individual prohibited transaction exemptions (the "Exemptions"), which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

         o    the initial purchase, the holding, and the subsequent resale by
              Plans of certificates evidencing interests in pass-through trusts;
              and

         o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
              obligations that meet the conditions and requirements of the
              Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions apply only if specific conditions are met. Among other conditions, the Exemptions set forth the following five general conditions which must be satisfied for exemptive relief:

         o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
              transaction with an unrelated party;

         o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P or Fitch;

         o    the trustee is a substantial financial institution and cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property, any insurer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

         o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
              the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
              Securities and Exchange Commission under the 1933 Act.

         Before purchasing any certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the
Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its

                                     S-133

own determination as to the availability of the exemptive relief provided in the
Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of certificates to a Plan is in no respect a representation that such investment meets all the relevant legal requirements with respect to investment by Plans generally or by a particular Plan, or that this investment is appropriate for benefit plans generally or any particular benefit plan.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                     S-134

                                 USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS        CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5
   ----------------   -------------   --------------  ------------  -------------   ------------

Morgan Stanley & Co.
   Incorporated          $________      $________      $________      $________      $________

Bear, Stearns & Co.
   Inc.                  $________      $________      $________      $________      $________

Greenwich Capital
   Markets, Inc.         $________      $________      $________      $________      $________

     Total...........   $17,970,000    $50,000,000    $50,000,000    $72,000,000   $123,000,000

     UNDERWRITERS        CLASS A-6      CLASS A-7       CLASS B        CLASS C        CLASS D        CLASS E
    --------------     ------------    ------------   -----------    -----------  -------------  -------------

Morgan Stanley & Co.
   Incorporated          $________      $________      $________      $________      $________      $________

Bear, Stearns & Co.
   Inc.                  $________      $________      $________      $________      $________      $________

Greenwich Capital
   Markets, Inc.         $________      $________      $________      $________      $________      $________

     Total...........  $120,000,000   $776,217,000    $15,415,000    $18,840,000    $13,702,000    $23,978,000

         Morgan Stanley & Co. Incorporated will act as sole manager and sole bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $________, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

                                     S-135

         The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October ___, 2004, which is the ___ business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Inc., a seller.

                                  LEGAL MATTERS

         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain
legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by Latham &
Watkins LLP, New York, New York and for CWCapital LLC by Cadwalader, Wickersham
& Taft LLP, New York, New York.

                                     S-136

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                                FITCH             S&P
-------------------------------------------      -------------    -------------
Class A-1..................................           AAA              AAA
Class A-2..................................           AAA              AAA
Class A-3..................................           AAA              AAA
Class A-4..................................           AAA              AAA
Class A-5..................................           AAA              AAA
Class A-6..................................           AAA              AAA
Class A-7..................................           AAA              AAA
Class B....................................           AA+              AA+
Class C....................................           AA                AA
Class D....................................           AA-              AA-
Class E....................................            A                A

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                     S-137

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "2003-IQ4 Master Servicer" means the "master servicer" under the
2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is GMAC
Commercial Mortgage Corporation.

         "2003-IQ4 Operating Adviser" means the operating adviser appointed under the 2003-IQ4 Pooling and Servicing Agreement.

         "2003-IQ4 Paying Agent" means the "paying agent" under the 2003-IQ4
Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo
Bank, N.A.

         "2003-IQ4 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between Morgan Stanley Capital I Inc., as depositor, the 2003-IQ4 Master Servicer, the 2003-IQ4 Special Servicer, the
2003-IQ4 Trustee and the 2003-IQ4 Paying Agent.

         "2003-IQ4 Special Servicer" means the "special servicer" under the
2003-IQ4 Pooling and Servicing Agreement, which as of the date hereof is Midland
Loan Services, Inc.

         "2003-IQ4 Trustee" means the "trustee" under the 2003-IQ4 Pooling and
Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A., a national banking association.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "A/B Mortgage Loan" means, any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust.
References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

         "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate set
forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced
Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively)
for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

                                     S-138

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon
     Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum, as of the first Determination Date that is at least 15 days after the date on which the appraisal or internal valuation is obtained or performed, of:

o    the Scheduled Principal Balance of such mortgage loan or in the case of an
     REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan on or before the date such mortgage loan became a
     Rehabilitated Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over 90% of the value (net of any prior mortgage liens), subject to any downward adjustments that the special servicer may make (without implying any obligation to do so) based upon its review of the appraisal or such other information that it deems appropriate, of such mortgaged property or REO
     Property as determined by such appraisal or internal valuation minus any downward adjustments that the special servicer may deem reasonable based upon its review of the appraisal and any other information, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

                                     S-139

     on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1)    all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
                represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
                represents one or more of the following:

                o      Scheduled Payments collected but due on a Due Date
                       subsequent to the related Collection Period;

                o      Prepayment Premiums or Yield Maintenance Charges (which
                       are separately distributable on the certificates as
                       described in this prospectus supplement);

                o      amounts that are payable or reimbursable to any person
                       other than the Certificateholders (including, among other
                       things, amounts attributable to Expense Losses and
                       amounts payable to the master servicer, the special
                       servicer, the trustee and the fiscal agent as
                       compensation or in reimbursement of outstanding Advances
                       or as Excess Servicing Fees);

                o      amounts deposited in the Certificate Account in error;

                o      if such Distribution Date occurs during January, other
                       than a leap year, or February of any year, the Interest
                       Reserve Amounts with respect to the Interest Reserve
                       Loans to be deposited into the Interest Reserve Account;

                                     S-140

                o      in the case of the REO Property related to an A/B
                       Mortgage Loan, all amounts received with respect to such
                       A/B Mortgage Loan that are required to be paid to the
                       holder of the related B Note pursuant to the terms of the
                       related B Note and the related intercreditor agreement;
                       and

                o      any portion of such amounts payable to the holders of any
                       Serviced Companion Mortgage Loan or B Note;

         (2)    to the extent not already included in clause (1), any P&I
                Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

         (3)    if such Distribution Date occurs during March of any year
                (commencing in 2005), the aggregate of the Interest Reserve
                Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid..

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Bank of America Plaza A Notes" means, with respect to the Bank of
America Plaza A/B Loan, the Bank of America Plaza A Notes, which are included in the trust and serviced under the Pooling and Servicing Agreement.

         "Bank of America Plaza B Note" means, with respect to the Bank of
America Plaza A/B Loan, the Bank of America Plaza B Note, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

          "Bank of America Plaza A/B Loan" means, collectively, the Bank of
America Plaza A Notes and the Bank of America Plaza B Note.

         "Bank of America Plaza Loan" means Mortgage Loan No. 1, which consists of the five Bank of America Plaza A Notes.

         "Bank of America Plaza Mortgage" means the mortgage securing the Bank of America Plaza A/B Loan.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

                                     S-141

         "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means an entity acquiring an interest in an offered certificate.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class
A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

         "Clearstream Bank" means Clearstream Bank, societe anonyme.

         "Closing Date" means October __, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents or enforce such terms, involuntary Principal Prepayments during the related
Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection
Period, and (B) the aggregate of the portion of the aggregate Master Servicing
Fee accrued at a rate per annum equal to 2 basis points for the related
Collection Period calculated in respect of all the mortgage loans including REO
Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date, provided, however, that if a shortfall results due to the master servicer's failure to enforce the terms of the applicable loan documents, the two (2) basis point limitation shall not be applicable.

         "Compensating Interest Payment" means any payment of Compensating
Interest.

                                     S-142

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means October 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in October 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on October 1, 2004, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "CWCapital" means CWCapital LLC.

         "CWCapital Loans" means the mortgage loans that were originated or purchased by CWCapital.

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans,

                                     S-143

the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash
Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

         "Depositor" means Morgan Stanley Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

                o     any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

                o     Realized Losses and Expense Losses, in each case
                      specifically allocated with respect to such Distribution
                      Date to reduce the Distributable Certificate Interest
                      Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate.

         "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 14th day of each month, or if any such
14th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing
Agreement.

                                     S-144

         "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

         "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o    the trustee has received written notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any ratings then assigned by Fitch to any
     Class of Certificates and the notice is not withdrawn, terminated or rescinded within 60 days following the trustee's receipt of the notice; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

                                     S-145

          "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent, the fiscal agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

         "Fitch" means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,370,184,328.

                                     S-146

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

         "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust
(other than Liquidation Proceeds received in connection with any Non-Serviced
Mortgage Loan) for distribution to the Certificateholders and the holders of any
Serviced Companion Mortgage Loans and B Notes in connection with a Specially
Serviced Mortgage Loan or related REO Property; provided, however, that (i) in the case of a final disposition consisting of the repurchase of a mortgage loan by a mortgage loan seller due to the breach of a representation and warranty or document defect, such fee will only be paid by the applicable mortgage loan seller if such loan is repurchased after the date that is 180 days after the applicable mortgage loan seller receives notice of the breach causing the repurchase, (ii) in the case of an A/B Mortgage Loan, such fee will not be payable if the holder of the related B Note, exercises its option to purchase the A Note pursuant to the related Loan Pair intercreditor agreement; provided, that this clause (ii) shall not be applicable if the holder of the related B
Note has exercised its right to cure three consecutive monetary defaults under the Loan Pair intercreditor agreement and a monetary default occurs in the following month.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, Serviced Companion Mortgage Loan or B Note or related REO
Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage
Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

         "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Mall at Millenia B Note" means, with respect to the Mall at Millenia
Pari Passu Loan, the Mall at Millenia B Note, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and
Servicing Agreement.

         "Mall at Millenia Companion Loan" means the loans secured by the Mall at Millenia Pari Passu Mortgage on a pari passu basis with the Mall at Millenia
Pari Passu Loan.

                                     S-147

         "Mall at Millenia Loan Group" means, collectively, the Mall at Millenia
Pari Passu Loan, the Mall at Millenia Companion Loans and the Mall at Millenia B
Note.

          "Mall at Millenia Pari Passu Loan" means Mortgage Loan No. 14, which is secured on a pari passu basis with the Mall at Millenia Companion Loans pursuant to the Mall at Millenia Pari Passu Mortgage.

         "Mall at Millenia Pari Passu Loan REMIC" means a separate REMIC comprised of the Mall at Millenia Pari Passu Loan, proceeds of that loan and the applicable portion of any related REO Property.

         "Mall at Millenia Pari Passu Mortgage" means the mortgage securing the
Mall at Millenia Companion Loans, the Mall at Millenia Pari Passu Loan and the
Mall at Millenia B Note.

         "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

         "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

         "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit and indemnity), endorsed
     (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

                                     S-148

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

         "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the respective seller, as the case may be.

         "Mortgage Pool" means the ninety-two (92) mortgage loans with an aggregate principal balance, as of October 1, 2004, of approximately
$1,370,184,328, which may vary on the Closing Date by up to 5%.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest
     Reserve Account for the preceding January (if applicable) and February.

         "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Mall at
Millenia Companion Loans.

         "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust is the Mall at Millenia Pari Passu Loan.

         "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

         "Non-Serviced Mortgage Loan Group" means the Mall at Millenia Loan
Group.

                                     S-149

         "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Mortgage" means the Mall at Millenia Pari
Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
2003-IQ4 Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

         "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

         "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees and other servicing fees payable from such Scheduled Payments or Assumed
Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding
Determination Date.

         "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller
(or originator with respect to 2 mortgage loans) or receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such

                                     S-150

Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller (or originator with respect to 2 mortgage loans) is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event
has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of October 1, 2004, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, GMAC
Commercial Mortgage Corporation, as special servicer, LaSalle Bank National
Association, as trustee, Wells Fargo Bank, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
     Passu Loan Servicing Fee payable in connection with any Non-Serviced
     Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a
     Specially Serviced Mortgage Loan, and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

                                     S-151

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O, Class P and Class Q Certificates.

         "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B

                                     S-152

Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees
paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Fitch and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

         If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. Reimbursements and payments made during any collection period may result in the allocation of those amounts as Realized
Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance
Certificates upon the final liquidation of that mortgage loan or related REO
Property.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust

                                     S-153

has been reimbursed for all costs incurred as a result of the occurrence of the
Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a
Rehabilitated Mortgage Loan unless its related A Note also would constitute a
Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced
Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan.

         "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

         "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and
Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

         "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the trustee for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

                                     S-154

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X
Certificates.

         "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The
Serviced Companion Mortgage Loan serviced under the Pooling and Servicing
Agreement is the Wells REF Portfolio Companion Loan.

         "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan included in the trust is the Wells REF Portfolio Pari Passu Loan.

         "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. The Serviced Pari
Passu Mortgage Loan B Note serviced under the pooling and servicing agreement is the Bank of America Plaza B Note.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B
Note and any related intercreditor or co-lender agreement and, with respect to the master servicer, in accordance with customary industry practice and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related
     B Note or a Loan Pair, the maximization of recovery thereon to the
     Certificateholders and the holder of the related B Note or the Serviced
     Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at a rate taking into account the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note and the risk of collection, in the case of any A/B Mortgage Loan and its related B Note, and on the Serviced Pari
     Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

                                     S-155

            i.    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

            ii.   the ownership of any certificate or any interest in any
                  Serviced Companion Mortgage Loan, any Non-Serviced Companion
                  Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

            iii.  the master servicer's obligation to make Advances;

            iv.   the right of the master servicer (or any of their affiliates)
                  or the special servicer, as the case may be, to receive
                  reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

            v.    any obligation of the master servicer (or any of its
                  affiliates) to repurchase any mortgage loan from the trust.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a
Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage
Loan, it will be deemed to have occurred also with respect to the related
Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan or Non-Serviced Mortgage
     Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon
     Payment is past due; provided, however, that pursuant to the terms of the
     Pooling and Servicing Agreement, the master servicer shall have the right
     (without the Operating Adviser's consent) to extend the maturity date of any Balloon Loan for not more than 60 days beyond the original maturity date if the borrower has obtained a written commitment for refinancing of the mortgage loan or purchase of the related mortgaged property and provided, further that (a) the master servicer (with the consent of the special servicer, after consultation with the Operating Adviser) and the special servicer, in certain other circumstances set forth in the Pooling and Servicing Agreement, will have the authority to otherwise extend the maturity date of any Balloon Loan and, in the case of such an extension, a
     Servicing Transfer Event will not occur with respect to such Balloon Loan and (b) if the mortgagor makes the Assumed Scheduled Payments with respect to such Balloon Loan and the master servicer or the special servicer, as applicable, is considering an extension pursuant to the terms of the
     Pooling and Servicing Agreement, a Servicing Transfer Event will not occur as a result of such default unless and until such Balloon Payment remains past due for a period of 30 days and such Balloon Loan has not been extended pursuant to the terms of the Pooling and Servicing Agreement;

o    any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which any other payment of principal and/or interest is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or

                                     S-156

     conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the master servicer or the special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or the special servicer (with the consent of the
     Operating Adviser), materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan(other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o    any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced
     Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer or the special servicer (with the consent of the Operating
     Adviser), (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer (with the consent of the Operating Adviser) is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may
     be); or

o    with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure,

                                     S-157

     requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o    a servicing officer of the special servicer receives actual knowledge that
     Fitch has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Fitch within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

                                     S-158

o    the closing date for the sale of the certificates is October 19, 2004;

o    distributions on the certificates are made on the 14th day of each month, commencing in November 2004;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O, Class P and Class Q Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date (or Anticipated Repayment
Date, if applicable), one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

         "UCF" - See "Underwritable Cash Flow."

         "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

                                     S-159

         "Underwriters" means Morgan Stanley & Co. Incorporated, Bear, Stearns &
Co. Inc. and Greenwich Capital Markets, Inc.

         "Underwriting Agreement" means that agreement, dated October ___, 2004, entered into by the Depositor and the Underwriters.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "WAC" - See "Weighted Average Net Mortgage Rate."

         "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

          "Wells REF Portfolio Companion Loan" means the loans that, in the aggregate, are secured by the Wells REF Portfolio Pari Passu Mortgage on a pari passu basis with the Wells REF Portfolio Pari Passu Loan.

         "Wells REF Portfolio Pari Passu Majority Lenders" means any of the holders of the Wells REF Portfolio Companion Loans and the Wells REF Portfolio
Pari Passu Loan that then represent greater than 50% of the aggregate amount of the Wells REF Portfolio Companion Loans and the Wells REF Portfolio Pari Passu
Loan.

         "Wells REF Portfolio Pari Passu Loan" means Mortgage Loan Nos. 2-10, which are secured on a pari passu basis with the Wells REF Portfolio Companion
Loan pursuant to the Wells REF Portfolio Pari Passu Mortgage.

         "Wells REF Portfolio Pari Passu Mortgage" means the mortgage securing the Wells REF Portfolio Pari Passu Loan and the Wells REF Portfolio Companion
Loan.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

         "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-160

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                   PERCENT BY      WEIGHTED        WEIGHTED
                                                                   AGGREGATE        AGGREGATE       AVERAGE         AVERAGE
                                           NUMBER OF            CUT-OFF DATE     CUT-OFF DATE      MORTGAGE       REMAINING
LOAN SELLER                              MORTGAGE LOANS           BALANCE ($)      BALANCE (%)      RATE (%)     TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.           85              1,294,943,333             94.5         5.401             109
CWCapital                                       7                 75,240,995              5.5         5.775             101
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         92             $1,370,184,328           100.0%        5.421%             109
=================================================================================================================================

------------------------------------------------------------------------------------------------------------
                                                                                WEIGHTED           WEIGHTED
                                                             WEIGHTED            AVERAGE            AVERAGE
                                           NUMBER OF          AVERAGE       CUT-OFF DATE            BALLOON
LOAN SELLER                              MORTGAGE LOANS       DSCR (X)            LTV (%)            LTV (%)
------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.           85                2.06               64.7               57.3
CWCapital                                       7                1.42               72.9               64.0
------------------------------------------------------------------------------------------------------------
TOTAL:                                         92               2.02x              65.2%              57.6%
============================================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY       WEIGHTED      WEIGHTED
                                                            AGGREGATE       AGGREGATE        AVERAGE       AVERAGE       WEIGHTED
                                          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE       MORTGAGE     REMAINING        AVERAGE
CUT-OFF DATE BALANCE ($)                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)       RATE (%)   TERM (MOS.)       DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                  8            4,865,847             0.4          6.699           119           1.28
1,000,001 - 2,000,000                          5            8,357,668             0.6          6.196           105           1.42
2,000,001 - 3,000,000                          5           12,351,557             0.9          6.025           117           1.32
3,000,001 - 4,000,000                         12           41,257,803             3.0          5.725           110           1.63
4,000,001 - 5,000,000                         14           64,200,529             4.7          5.696           115           1.47
5,000,001 - 6,000,000                          6           32,802,676             2.4          5.643           116           1.41
6,000,001 - 7,000,000                          4           25,929,353             1.9          5.574           115           1.42
7,000,001 - 8,000,000                          3           22,880,605             1.7          5.593           115           1.49
8,000,001 - 9,000,000                          1            8,380,694             0.6          6.210           117           1.25
9,000,001 - 10,000,000                         3           29,041,286             2.1          5.897           119           1.41
10,000,001 - 15,000,000                       11          136,782,699            10.0          5.473           113           2.27
15,000,001 - 20,000,000                        5           84,068,861             6.1          5.709           113           2.24
20,000,001 - 30,000,000                        7          175,311,839            12.8          5.663            95           1.41
30,000,001 (greater than or equal to)          8          723,952,912            52.8          5.200           109           2.29
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        92       $1,370,184,328          100.0%         5.421%           109          2.02x
===================================================================================================================================

---------------------------------------------------------------------

                                           WEIGHTED        WEIGHTED
                                           AVERAGE         AVERAGE
                                        CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                   LTV (%)         LTV (%)
---------------------------------------------------------------------

1 - 1,000,000                               70.7            60.0
1,000,001 - 2,000,000                       66.1            55.6
2,000,001 - 3,000,000                       67.8            55.4
3,000,001 - 4,000,000                       70.7            59.4
4,000,001 - 5,000,000                       72.4            60.8
5,000,001 - 6,000,000                       75.8            63.9
6,000,001 - 7,000,000                       76.6            63.3
7,000,001 - 8,000,000                       75.7            63.9
8,000,001 - 9,000,000                       78.8            67.5
9,000,001 - 10,000,000                      75.2            62.8
10,000,001 - 15,000,000                     72.5            61.6
15,000,001 - 20,000,000                     70.3            62.1
20,000,001 - 30,000,000                     73.9            64.4
30,000,001 (greater than or equal to)       58.2            53.4
---------------------------------------------------------------------
TOTAL:                                     65.2%           57.6%
=====================================================================

Minimum: $307,670
Maximum: $192,000,000
Weighted Average: $14,893,308

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY        WEIGHTED         WEIGHTED
                                                            AGGREGATE          AGGREGATE         AVERAGE          AVERAGE
                                   NUMBER OF             CUT-OFF DATE       CUT-OFF DATE        MORTGAGE        REMAINING
STATE                         MORTGAGED PROPERTIES         BALANCE ($)        BALANCE (%)        RATE (%)      TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------

California - Southern                        14           409,578,655               29.9           5.209              113
California - Northern                         5            42,840,896                3.1           5.750               87
New York                                     14           254,632,960               18.6           5.385              112
District of Columbia                          3           180,428,571               13.2           5.469               94
Florida                                       8           129,573,125                9.5           5.715               99
New Jersey                                    8            80,580,863                5.9           5.185              114
Texas                                         6            41,485,551                3.0           5.437              116
Virginia                                      1            22,437,064                1.6           5.850              118
Connecticut                                   2            22,049,487                1.6           5.176              115
Maryland                                      2            17,366,115                1.3           5.499              117
Massachusetts                                 2            17,134,286                1.3           5.598              118
Hawaii                                        1            16,700,000                1.2           5.721              119
Tennessee                                     2            16,494,250                1.2           5.209              116
Ohio                                          7            15,561,013                1.1           6.043              118
Wisconsin                                     6            13,280,000                1.0           5.890              111
Georgia                                       3            13,257,933                1.0           5.670              119
Colorado                                      2            10,663,478                0.8           5.455              117
Illinois                                      2             9,694,199                0.7           5.609              117
North Carolina                                2             9,670,305                0.7           5.511              117
Michigan                                      5             9,573,036                0.7           6.115              119
Iowa                                          2             6,166,370                0.5           5.750              114
Nevada                                        1             4,916,055                0.4           6.030              142
Indiana                                       1             4,625,352                0.3           5.470              115
Pennsylvania                                  1             3,839,146                0.3           5.760              117
Arizona                                       2             3,592,353                0.3           6.122              118
Rhode Island                                  1             3,584,264                0.3           5.200              116
Washington                                    1             3,293,925                0.2           5.970              118
South Carolina                                1             3,196,845                0.2           6.050              119
Utah                                          1             2,295,998                0.2           6.220              118
Mississippi                                   1             1,672,232                0.1           5.660              114
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      107        $1,370,184,328             100.0%          5.421%              109
============================================================================================================================

-----------------------------------------------------------------------------------
                                                       WEIGHTED           WEIGHTED
                               WEIGHTED                 AVERAGE            AVERAGE
                                AVERAGE            CUT-OFF DATE            BALLOON
STATE                           DSCR (X)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------------

California - Southern              2.11                    60.3               52.1
California - Northern              1.28                    76.7               68.2
New York                           2.51                    63.7               55.5
District of Columbia               1.99                    66.3               66.3
Florida                            1.68                    68.6               62.0
New Jersey                         2.47                    58.6               52.1
Texas                              1.81                    68.5               59.7
Virginia                           1.23                    73.6               57.0
Connecticut                        1.67                    75.6               63.1
Maryland                           1.41                    70.1               53.7
Massachusetts                      2.31                    59.8               50.6
Hawaii                             1.58                    75.2               67.6
Tennessee                          2.65                    57.1               52.1
Ohio                               1.36                    76.5               64.7
Wisconsin                          1.41                    69.4               61.3
Georgia                            1.24                    79.9               67.3
Colorado                           1.37                    76.0               63.7
Illinois                           1.54                    74.0               63.3
North Carolina                     1.30                    79.1               66.4
Michigan                           1.41                    73.1               60.5
Iowa                               1.39                    76.1               59.1
Nevada                             1.29                    73.4               59.4
Indiana                            1.41                    67.0               51.5
Pennsylvania                       1.43                    79.2               67.0
Arizona                            1.45                    67.1               55.6
Rhode Island                       1.46                    77.9               64.9
Washington                         1.27                    72.4               61.6
South Carolina                     1.37                    78.0               66.4
Utah                               1.29                    69.6               59.6
Mississippi                        1.38                    75.2               58.2
-----------------------------------------------------------------------------------
TOTAL:                            2.02x                   65.2%              57.6%
===================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY     WEIGHTED         WEIGHTED
                                                                       AGGREGATE       AGGREGATE      AVERAGE          AVERAGE
                                              NUMBER OF             CUT-OFF DATE    CUT-OFF DATE     MORTGAGE        REMAINING
PROPERTY TYPE                            MORTGAGED PROPERTIES         BALANCE ($)     BALANCE (%)     RATE (%)      TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

Office
     Urban                                        11          534,190,338            39.0        5.135              108
     Suburban                                     10          108,016,602             7.9        5.298              107
     Medical                                       5           57,623,790             4.2        5.606               90
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                26         $699,830,730           51.1%       5.199%              107
                                     ---------------------------------------------------------------------------------------------
Retail
     Anchored                                     21          356,465,198            26.0        5.581              112
     Unanchored                                   19          103,363,800             7.5        5.645              114
     Free Standing                                16           35,001,500             2.6        5.605              116
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                56         $494,830,498           36.1%       5.596%              112
                                     ---------------------------------------------------------------------------------------------
Multifamily
     Garden                                        7           62,326,451             4.5        5.667               95
-----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                 7          $62,326,451            4.5%       5.667%               95
                                     ---------------------------------------------------------------------------------------------
Self Storage
     Self Storage                                  7           40,185,227             2.9        5.928              118
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                 7          $40,185,227            2.9%       5.928%              118
                                     ---------------------------------------------------------------------------------------------
Industrial
     Flex Industrial                               3           23,491,782             1.7        5.803              116
     Warehouse                                     2           13,492,920             1.0        6.063              115
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                 5          $36,984,701            2.7%       5.898%              116
                                     ---------------------------------------------------------------------------------------------
Manufactured Housing Community
     Manufactured Housing Community                3           21,850,392             1.6        5.896              113
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                 3          $21,850,392            1.6%       5.896%              113
                                     ---------------------------------------------------------------------------------------------
Mixed Use
     Multifamily/Retail                            2            7,957,404             0.6        5.921              118
     Retail/Office                                 1            6,218,925             0.5        5.580              115
----------------------------------------------------------------------------------------------------------------------------------
         SUBTOTAL:                                 3          $14,176,329            1.0%       5.771%              117
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           107       $1,370,184,328          100.0%       5.421%              109
==================================================================================================================================

-----------------------------------------------------------------------------------------------
                                                                   WEIGHTED           WEIGHTED
                                           WEIGHTED                 AVERAGE            AVERAGE
                                            AVERAGE            CUT-OFF DATE            BALLOON
PROPERTY TYPE                               DSCR (X)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------------

Office
     Urban                                      2.45                    59.8               55.2
     Suburban                                   2.42                    59.3               55.1
     Medical                                    1.39                    76.1               67.5
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              2.36x                   61.1%              56.2%
                                     ----------------------------------------------------------
Retail
     Anchored                                   1.87                    66.1               56.9
     Unanchored                                 1.42                    73.2               61.1
     Free Standing                              1.54                    73.1               61.3
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.75x                   68.1%              58.1%
                                     ----------------------------------------------------------
Multifamily
     Garden                                     1.47                    77.5               69.2
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.47x                   77.5%              69.2%
                                     ----------------------------------------------------------
Self Storage
     Self Storage                               1.48                    68.4               55.0
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.48x                   68.4%              55.0%
                                     ----------------------------------------------------------
Industrial
     Flex Industrial                            1.36                    71.4               57.2
     Warehouse                                  1.48                    72.9               57.2
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.40x                   72.0%              57.2%
                                     ----------------------------------------------------------
Manufactured Housing Community
     Manufactured Housing Community             1.35                    73.6               64.1
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.35x                   73.6%              64.1%
                                     ----------------------------------------------------------
Mixed Use
     Multifamily/Retail                         1.43                    69.0               56.7
     Retail/Office                              1.54                    74.0               62.4
-----------------------------------------------------------------------------------------------
         SUBTOTAL:                              1.48x                   71.2%              59.2%
-----------------------------------------------------------------------------------------------
TOTAL:                                          2.02x                   65.2%              57.6%
===============================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------
                                                                                                          PERCENT BY
                                                                                   AGGREGATE               AGGREGATE
                                                    NUMBER OF                    CUT-OFF DATE            CUT-OFF DATE
MORTGAGE RATE (%)                                 MORTGAGE LOANS                  BALANCE ($)             BALANCE (%)
------------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 4.500                                  1                  10,500,000                     0.8
4.501 - 5.000                                                  5                 252,275,425                    18.4
5.001 - 5.500                                                 22                 539,389,977                    39.4
5.501 - 6.000                                                 41                 499,344,697                    36.4
6.001 - 6.500                                                 13                  60,347,436                     4.4
6.501 - 7.000                                                  9                   7,580,532                     0.6
7.001 - 7.500                                                  1                     746,261                     0.1
------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        92              $1,370,184,328                  100.0%
==============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
                                     WEIGHTED         WEIGHTED                                   WEIGHTED           WEIGHTED
                                      AVERAGE          AVERAGE           WEIGHTED                 AVERAGE            AVERAGE
                                     MORTGAGE        REMAINING            AVERAGE            CUT-OFF DATE            BALLOON
MORTGAGE RATE (%)                     RATE (%)      TERM (MOS.)           DSCR (X)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------------------------------------------

(less than or equal to) 4.500           3.800               78              12.11                    50.0               50.0
4.501 - 5.000                           4.857              115               2.82                    59.0               54.0
5.001 - 5.500                           5.275              112               2.01                    58.9               50.8
5.501 - 6.000                           5.785              102               1.51                    74.6               66.8
6.001 - 6.500                           6.176              120               1.38                    71.5               59.1
6.501 - 7.000                           6.630              119               1.28                    70.7               60.0
7.001 - 7.500                           7.080              119               1.28                    70.7               60.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 5.421%              109              2.02x                   65.2%              57.6%
=============================================================================================================================

Minimum: 3.800%
Maximum: 7.080%
Weighted Average: 5.421%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY       WEIGHTED          WEIGHTED
                                                                      AGGREGATE          AGGREGATE        AVERAGE           AVERAGE
                                             NUMBER OF             CUT-OFF DATE       CUT-OFF DATE       MORTGAGE         REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)    MORTGAGE LOANS            BALANCE ($)        BALANCE (%)       RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

1 - 60                                               4               50,076,143                3.7          5.709                59
61 - 120                                            87            1,315,192,130               96.0          5.408               111
121 - 180                                            1                4,916,055                0.4          6.030               142
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              92           $1,370,184,328             100.0%         5.421%               109
====================================================================================================================================

--------------------------------------------------------------------------------------------------------
                                                                            WEIGHTED           WEIGHTED
                                                    WEIGHTED                 AVERAGE            AVERAGE
                                                     AVERAGE            CUT-OFF DATE            BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)              DSCR (X)                 LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------------------

1 - 60                                                  1.40                    76.3               72.2
61 - 120                                                2.05                    64.7               57.1
121 - 180                                               1.29                    73.4               59.4
--------------------------------------------------------------------------------------------------------
TOTAL:                                                 2.02x                   65.2%              57.6%
========================================================================================================

Minimum: 60 mos.
Maximum: 144 mos.
Weighted Average: 114 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENT BY       WEIGHTED       WEIGHTED
                                                                     AGGREGATE        AGGREGATE        AVERAGE        AVERAGE
                                             NUMBER OF            CUT-OFF DATE     CUT-OFF DATE       MORTGAGE      REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS           BALANCE ($)      BALANCE (%)       RATE (%)    TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

1 - 60                                                4             50,076,143              3.7          5.709             59
61 - 120                                             87          1,315,192,130             96.0          5.408            111
121 - 180                                             1              4,916,055              0.4          6.030            142
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               92         $1,370,184,328           100.0%         5.421%            109
=================================================================================================================================

--------------------------------------------------------------------------------------------------
                                                                      WEIGHTED           WEIGHTED
                                              WEIGHTED                 AVERAGE            AVERAGE
                                               AVERAGE            CUT-OFF DATE            BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)       DSCR (X)                 LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------------

1 - 60                                            1.40                    76.3               72.2
61 - 120                                          2.05                    64.7               57.1
121 - 180                                         1.29                    73.4               59.4
--------------------------------------------------------------------------------------------------
TOTAL:                                           2.02x                   65.2%              57.6%
==================================================================================================

Minimum: 53 mos.
Maximum: 142 mos.
Weighted Average: 109 mos.

ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY         WEIGHTED           WEIGHTED
                                                                 AGGREGATE         AGGREGATE          AVERAGE            AVERAGE
                                        NUMBER OF             CUT-OFF DATE      CUT-OFF DATE         MORTGAGE          REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)     MORTGAGE LOANS            BALANCE ($)       BALANCE (%)         RATE (%)        TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                                7              307,700,000              22.5            5.188                101
   181 - 240                                    1                3,392,489               0.2            5.840                106
   241 - 300                                   15              108,334,031               7.9            5.832                115
   301 - 360                                   69              950,757,807              69.4            5.448                111
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         92           $1,370,184,328            100.0%           5.421%                109
====================================================================================================================================

-----------------------------------------------------------------------------------------------
                                                                   WEIGHTED           WEIGHTED
                                           WEIGHTED                 AVERAGE            AVERAGE
                                            AVERAGE            CUT-OFF DATE            BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)           DSCR (X)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                               3.13                    60.5               60.5
   181 - 240                                   1.35                    61.7               41.7
   241 - 300                                   1.41                    69.7               54.3
   301 - 360                                   1.74                    66.2               57.1
-----------------------------------------------------------------------------------------------
TOTAL:                                        2.02x                   65.2%              57.6%
===============================================================================================

Minimum: 240 mos.
Maximum: 360 mos.
Weighted Average: 352 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       PERCENT BY        WEIGHTED        WEIGHTED
                                                                       AGGREGATE        AGGREGATE         AVERAGE         AVERAGE
                                             NUMBER OF              CUT-OFF DATE     CUT-OFF DATE        MORTGAGE       REMAINING
REMAINING AMORTIZATION TERM (MOS.)         MORTGAGE LOANS             BALANCE ($)      BALANCE (%)        RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Balloon
Interest Only                                           7            307,700,000             22.5           5.188             101
181 - 240                                               1              3,392,489              0.2           5.840             106
241 - 300                                              15            108,334,031              7.9           5.832             115
301 - 360                                              69            950,757,807             69.4           5.448             111
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 92         $1,370,184,328           100.0%          5.421%             109
====================================================================================================================================

------------------------------------------------------------------------------------------
                                                              WEIGHTED           WEIGHTED
                                           WEIGHTED            AVERAGE            AVERAGE
                                            AVERAGE       CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)          DSCR (X)            LTV (%)            LTV (%)
------------------------------------------------------------------------------------------

Balloon
Interest Only                                  3.13               60.5               60.5
181 - 240                                      1.35               61.7               41.7
241 - 300                                      1.41               69.7               54.3
301 - 360                                      1.74               66.2               57.1
------------------------------------------------------------------------------------------
TOTAL:                                        2.02x              65.2%              57.6%
=================================================================================================

Minimum: 226 mos.
Maximum: 360 mos.
Weighted Average: 349 mos.

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY        WEIGHTED          WEIGHTED
                                          AGGREGATE           AGGREGATE         AVERAGE           AVERAGE
                                       CUT-OFF DATE        CUT-OFF DATE        MORTGAGE         REMAINING
DEBT SERVICE COVERAGE RATIO (X)          BALANCE ($)         BALANCE (%)        RATE (%)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------

1.21 - 1.30                             372,118,352                27.2           5.632               102
1.31 - 1.40                             134,195,889                 9.8           5.638               113
1.41 - 1.50                             165,619,262                12.1           5.655               108
1.51 - 1.60                              93,408,957                 6.8           5.735               103
1.61 - 1.70                              30,824,852                 2.2           5.568               115
1.71 - 1.80                               9,367,409                 0.7           5.826               110
1.81 (greater than or equal to)         564,649,607                41.2           5.095               113
------------------------------------------------------------------------------------------------------------
TOTAL:                               $1,370,184,328              100.0%          5.421%               109
============================================================================================================

----------------------------------------------------------------------------------------------------------
                                                            WEIGHTED           WEIGHTED
                                    WEIGHTED                 AVERAGE            AVERAGE
                                     AVERAGE            CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (X)      DSCR (X)                 LTV (%)            LTV (%)
----------------------------------------------------------------------------------------

1.21 - 1.30                             1.26                    77.4               69.2
1.31 - 1.40                             1.37                    73.5               60.5
1.41 - 1.50                             1.44                    71.2               60.4
1.51 - 1.60                             1.54                    75.0               67.2
1.61 - 1.70                             1.66                    72.2               61.4
1.71 - 1.80                             1.75                    71.0               59.2
1.81 (greater than or equal to)         2.95                    51.2               46.7
----------------------------------------------------------------------------------------
TOTAL:                                 2.02x                   65.2%              57.6%
========================================================================================

Minimum: 1.23x
Maximum: 12.11x
Weighted Average: 2.02x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                              PERCENT BY        WEIGHTED        WEIGHTED
                                                             AGGREGATE         AGGREGATE         AVERAGE         AVERAGE
                                  NUMBER OF               CUT-OFF DATE      CUT-OFF DATE        MORTGAGE       REMAINING
LOAN-TO-VALUE RATIO (%)         MORTGAGE LOANS              BALANCE ($)       BALANCE (%)        RATE (%)     TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------

40.1 - 50.0                                  5             327,500,000              23.9           4.937             117
50.1 - 60.0                                  5             114,774,270               8.4           5.504             111
60.1 - 70.0                                 16             229,583,913              16.8           5.516             112
70.1 - 80.0                                 66             698,326,144              51.0           5.603             104
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      92          $1,370,184,328            100.0%          5.421%             109
=============================================================================================================================

-----------------------------------------------------------------------------
                                                 WEIGHTED           WEIGHTED
                                WEIGHTED          AVERAGE            AVERAGE
                                 AVERAGE     CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (X)          LTV (%)            LTV (%)
                               ----------------------------------------------

40.1 - 50.0                         3.23             43.8               40.5
50.1 - 60.0                         1.95             54.7               46.0
60.1 - 70.0                         2.30             66.1               58.3
70.1 - 80.0                         1.38             76.6               67.4
-----------------------------------------------------------------------------
TOTAL:                             2.02X            65.2%              57.6%
=============================================================================

Minimum: 41.9%
Maximum: 80.0%
Weighted Average: 65.2%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY       WEIGHTED       WEIGHTED
                                                                AGGREGATE         AGGREGATE        AVERAGE        AVERAGE
                                        NUMBER OF            CUT-OFF DATE      CUT-OFF DATE       MORTGAGE      REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)       MORTGAGE LOANS           BALANCE ($)       BALANCE (%)       RATE (%)    TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------

30.1 - 40.0                                       1           192,000,000              14.0          5.063            119
40.1 - 50.0                                       9           251,836,759              18.4          5.105            112
50.1 - 60.0                                      33           247,284,074              18.0          5.758            114
60.1 - 70.0                                      44           503,937,351              36.8          5.434            113
70.1 - 80.0                                       5           175,126,143              12.8          5.756             76
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           92        $1,370,184,328            100.0%         5.421%            109
=============================================================================================================================

-------------------------------------------------------------------------------------
                                                         WEIGHTED           WEIGHTED
                                      WEIGHTED            AVERAGE            AVERAGE
                                       AVERAGE       CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)        DSCR (X)            LTV (%)            LTV (%)
-------------------------------------------------------------------------------------

30.1 - 40.0                               2.54               44.7               39.0
40.1 - 50.0                               3.16               48.2               44.0
50.1 - 60.0                               1.53               67.9               56.7
60.1 - 70.0                               1.75               75.7               65.4
70.1 - 80.0                               1.30               77.8               76.6
-------------------------------------------------------------------------------------
TOTAL:                                   2.02X              65.2%              57.6%
=====================================================================================

Minimum: 39.0%
Maximum: 78.0%
Weighted Average: 57.6%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

---------------------------------------------------------------------------------------------------------------
                                          OCT-04           OCT-05           OCT-06           OCT-07
Prepayment Restrictions
---------------------------------------------------------------------------------------------------------------

Locked Out                               100.00%          100.00%         100.00%             99.76%
Yield Maintenance Total                    0.00%            0.00%           0.00%              0.24%
Open                                       0.00%            0.00%           0.00%              0.00%
---------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%         100.00%            100.00%
---------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $81,370,184,328   $1,360,747,570 $81,350,159,966     $1,335,533,253
% Initial Pool Balance                   100.00%           99.31%          98.54%             97.47%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Prepayment Restrictions                   OCT-08           OCT-09           OCT-10             OCT-11
---------------------------------------------------------------------------------------------------------------
Locked Out                                   99.76%          99.58%          99.58%             99.52%
Yield Maintenance Total                       0.24%           0.42%           0.42%              0.48%
Open                                          0.00%           0.00%           0.00%              0.00%
--------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%         100.00%         100.00%            100.00%
--------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding             $1,319,607,217  $1,254,974,276  $1,210,544,922     $1.055,422,203
% Initial Pool Balance                       96.31%          91.59%          88.35%             77.03%
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Prepayment Restrictions                   OCT-12           OCT-13          OCT-14
---------------------------------------------------------------------------------------------------------------
Locked Out                                99.53%            87.95%         100.00%
Yield Maintenance Total                    0.47%             0.51%           0.00%
Open                                       0.00%            11.54%           0.00%
---------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.0000        100.0000
---------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,036,591,461      $943.405,770      $4.163,396
% Initial Pool Balance                    75.65%            68.85%           0.30%
---------------------------------------------------------------------------------------------------------------

Notes:
(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance.
(3)  Def/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

FOOTNOTES TO APPENDIX II

1        "MSMC" denotes Morgan Stanley Mortgage Capital Inc. and "CWCapital"
         denotes CWCapital LLC as Sellers.

         With respect to Mortgage Loan Nos. 22 and 29, The Preserve at Mobbly
         Bay and Diamond Square, the loans were originated and closed by
         CWCapital and subsequently sold to MSMC. The representations and warranties made by CWCapital in connection with the sale of these two mortgage loans to MSMC will be assigned to the Depositor, and the sole recourse to cure a material document defect or a material breach in respect of such two mortgage loans or to repurchase or replace any defective mortgage loan shall be solely to CWCapital.

2        The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding:
         Mortgage Loan Nos. 2-3, 4-9, 23-25, 27-28, 36-38, 65-66 and 99-102. For
         the purpose of the statistical information set forth in this Prospectus
         Supplement as to such mortgage loans, a portion of the aggregate
         Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values, and/or Underwritable Cash Flows or loan documents. The following loan pools represent
         cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding:
         Mortgage Loan Nos. 2-10, 18-20, and 50-59. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and
         cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3        Certain of the mortgage loans that are secured by retail and/or office properties include in-line and/or anchor ground lease parcels in the calculation of total property square footage. With respect to Mortgage
         Loan Nos. 15, 33, and 44, 909 Third Avenue Land Interest, Camino Real
         Land Interest, and 445 Park Avenue Land Interest respectively, the disclosed property square footage in each case is based on the underwritten property improvements. Such improvements are not security for the subject Mortgage Loans.

4        In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, occupancy report or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5        With respect to Mortgage Loan Nos. 15, 33 and 44, 909 Third Avenue Land
         Interest, Camino Real Land Interest, and 445 Park Avenue Land Interest
         respectively, the loans are secured by senior fee interests in the respective fee positions in the subject properties. Therefore, underwriting is based on a "look-through" to projected income and expenses associated with the property improvements, which improvements are not collateral for the respective loans. In each case, the actual rental income to the respective borrowers under the respective ground leases is less than the amounts underwritten and, for each loan, the underwritten DSCR is 1.00x, based on the ground rents.

         With respect to Mortgage Loan No. 17, 201 Old Country Road, the borrower holds a ground lease and has granted a leasehold mortgage. The ground lessor, Suffolk County Industrial Development Agency, has joined the mortgage encumbering its fee interest, and the ownership interest is therefore listed as "Fee".

         With respect to Mortgage Loan No. 98, 16 West 36th Street, the subject loan is secured by the borrower's master lease of the subject property.
         The borrower does not own either the land or the building, but has rights to lease and collect rents from the property pursuant to such master lease, which expires on May 31, 2042.

6        The Cut-off Date is October 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in October 2004 were due on October
         1, 2004, not the actual day on which such scheduled payments were due.
         The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan Nos. 1, 2-10, 11, 15, 44 and 93, which are due on the 7th of the month; Mortgage Loan Nos. 12, 13 and 64, which are due on the 8th of the month; Mortgage Loan Nos. 14 and 86, which are due on the 9th of the month; Mortgage Loan Nos. 68 and 96, which are due on the 10th of the month; and Mortgage Loan Nos. 36-38, 74 and 76, which are due on the 11th of the month.

                                      II-1

         With respect to Mortgage Loan Nos. 2-10 (referred to herein as the
         "Wells REF Portfolio Loan" and the "Wells REF Portfolio Pari Passu
         Loan"), the loan is comprised of several notes with an aggregate balance of $125,000,000 that are secured by the mortgaged properties on a pari passu basis with several other notes (together, the "Wells REF
         Portfolio Companion Loan") that are not included in the Trust. The
         Wells REF Portfolio Companion Loan had an outstanding principal balance as of the cut-off date of $225,000,000 and is currently held by MSMC.
         The Wells REF Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the Wells REF Portfolio Pari
         Passu Loan. For purposes of the information presented in this
         Prospectus Supplement with respect to the Wells REF Portfolio Loan, the
         Debt Service Coverage Ratio, Loan-to-Value Ratio, and Loan per SF
         reflect the aggregate indebtedness evidenced by the Wells REF Portfolio
         Pari Passu Loan and the Wells REF Portfolio Companion Loan.

         With respect to Mortgage Loan No. 14 (referred to herein as the "Mall at Millenia Loan" and the "Mall at Millenia Pari Passu Loan"), the loan is evidenced by a $57,500,000 note that is secured by the mortgaged property on a pari passu basis with three other notes (together, the
         "Mall at Millenia Companion Loan") that are not included in the Trust.
         Two such notes have been included in a REMIC trust known as Morgan
         Stanley Capital I Trust 2003-IQ4 and had an outstanding principal balance as of the cut-off date of $70,000,000. The other such note has been included in a REMIC trust known as GMAC 2003-C3 and had an outstanding principal balance as of the cut-off date of $67,500,000.
         The Mall at Millenia Companion Loan has the same interest rate, maturity date and amortization term as the Mall at Millenia Pari Passu
         Loan. For purposes of the information presented in this Prospectus
         Supplement with respect to the Mall at Millenia Loan, the Debt Service
         Coverage Ratio, Loan-to-Value Ratio, and Loan per SF reflect the aggregate indebtedness evidenced by the Mall at Millenia Pari Passu
         Loan and the Mall at Millenia Companion Loan.

         With respect to Mortgage Loan No. 13, 101 West Broadway, the subject loan consists of four pari-passu notes: A-1 ($22,800,000), A-2
         ($12,464,000), A-3 ($37,200,000), and A-4 ($20,336,000). Notes A-1 and
         A-3 are crossed, and Notes A-2 and A-4 are crossed. The required monthly P&I payments are as follows: A-1 $122,256.02, A-2 $66,883.30,
         A-3 $199,470.36, and A-4 $109,043.80.

         With respect to Mortgage Loan No. 1, Bank of America Plaza, the Bank of
         America Plaza Property also secures a subordinated B Note in an original principal amount of $50,000,000, which is owned by a third party unaffiliated with the mortgage loan seller and is not an asset of the Trust.

         With respect to Mortgage Loan No. 14, Mall at Millenia, the Mall at
         Millenia Property also secures a subordinated B Note in an original principal amount of $15,000,000, which is owned by a third party unaffiliated with the mortgage loan seller and is not an asset of the
         Trust.

         With respect to Mortgage Loan No. 1, Bank of America Plaza, the owner of the equity interests in the Bank of America Plaza Borrower has the right to borrow funds secured by a pledge of such equity interests in the borrower, subject to certain conditions set forth in the loan documentation including, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the Certificates, (ii) the aggregate loan-to-value of the Bank of America Plaza Loan and such mezzanine loan is no greater than 65%, (iii) the aggregate debt service coverage ratio for the Bank of America Plaza Loan and such mezzanine loan is no less than the debt service coverage ratio of the Bank of America Plaza Loan as of its closing date.

         With respect to Mortgage Loan No. 12, Eastview Mall, the owner of the equity interests in the Eastview Mall Borrower has the right to borrow up to $20,000,000 secured by a pledge of such equity interests in the borrower, subject to certain conditions set forth in the loan documentation including, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the Certificates, (ii) the aggregate loan-to-value of the Eastview Mall Loan and such mezzanine loan is no greater than 60%, (iii) the debt service coverage ratio for the
         Eastview Mall Loan as of the date of such mezzanine loan is no less than such debt service coverage ratio as of the closing of the Eastview
         Mall Loan and (iv) the proceeds of such mezzanine loan are used exclusively for upgrading a specified portion of the Eastview Mall.

                                      II-2

         With respect to Mortgage Loan No. 40, Randolph Hills Industrial, the
         borrower financed an additional property with a $2 million line of credit and delivered to lender an estoppel letter from the bank providing the line of credit stating: (i) borrower's recourse liability with respect to the additional property debt does not exceed
         $2,000,000, (ii) the combined LTV is not greater than 75%, and (iii)
         the combined actual DSCR is at least 1.30x, the combined DSCR on a
         10.09% constant is 1.05x, and the actual DSCR on the additional property debt is not less than 1.30x.

         With respect to Mortgage Loan No. 22, The Preserve at Mobbly Bay, future mezzanine financing, either in connection with a sale of the property or an assumption of the loan, is permitted provided (i) the property is being sold to or the loan is being assumed by a qualified buyer acceptable to the lender; (ii) the combined LTV on the loan and the mezzanine loan is not greater than 85%; and (iii) the combined DSCR on the loan and the mezzanine loan is at least 1.15x.

         With respect to Mortgage Loan No. 39, Trails of Woodlake Apartments,
         the borrower is permitted in the future to have mezzanine financing on the property provided that (i) such mezzanine financing is secured only by a pledge of ownership interests in the borrower and not secured by the property, (ii) the total amount of the mezzanine financing, together with the initial amount of the subject loan, does not exceed
         85% of the cost of the property in such sale, (iii) the mezzanine loan is subject to the terms of an intercreditor agreement with the lender, and (iv) the lender approves the mezzanine lender.

         With respect to Mortgage Loan No. 41, Plaza Del Rancho, the borrower shall be permitted to have mezzanine financing on the property in the event of a sale provided that (i) such mezzanine financing may be secured only by a pledge of ownership interests in the borrower, (ii)
         the total amount of the mezzanine financing, together with the initial amount of the subject loan, does not exceed 80% of the cost of the property, (iii) the mezzanine loan is subject to the terms of an intercreditor agreement with the lender, and (iv) the lender approves of the mezzanine lender.

         With respect to Mortgage Loan No. 48, Rainbow Lake Manor MHC, the borrower may obtain additional mezzanine financing once the initial letter of credit has been fully reduced by pledging the equity interests in the borrowing entity subject to an intercreditor agreement, and certain loan requirements for the first mortgage and the mezzanine loan, such as a 1.25x DSCR and maximum 80% loan to value ratio on the total debt to be outstanding.

         With respect to Mortgage Loan No. 73, Lake Buena Vista Shopping Center,
         the borrower may obtain a mezzanine loan from a third party mezzanine lender acceptable to lender not to exceed $2,000,000 under terms and provisions acceptable to lender. Such mezzanine loan shall be subordinate in all respects to the subject mortgage and be subject to an inter-creditor agreement acceptable to lender and the rating agencies. The combined LTV may not exceed 70%.

         With respect to Mortgage Loan No. 75, Northridge Medical Office, mezzanine financing is permitted in the future with a maximum principal amount of 75% of the appraised value of the subject property when combined with the outstanding principal balance of the loan. The subordinate mezzanine debt shall either be unsecured or secured by a pledge by mezzanine borrower of the ownership interests in the borrower, but in no event shall the debt be secured by a lien on the property. Lender and subordinate lender shall enter into Lender's form of intercreditor agreement.

         With respect to Mortgage Loan No. 98, 16 West 36th Street, after the first year of the loan term, subordinate mezzanine financing of up to
         $1,000,000 is permitted, and may be secured by a pledge of the mezzanine borrower's interest in the borrower. The combined DSCR must be at least 1.30x, and the combined LTV must be no greater than the original LTV of the subject loan.

         With respect to Mortgage Loan Nos. 2-10, Wells REF Portofolio, any
         property (except Independence Square One Property or Independence
         Square Two Property) may be released through a partial defeasance of the Wells REF Portfolio Loan in an amount equal to 120% of the allocated loan amount of the Wells REF Portfolio Property to be released provided (i) no event of default is then occurring and (ii)
         the debt service coverage ratio (based on UCF and a 9.0% loan constant)
         immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and
         1.65x.

                                      II-3

         With respect to Mortgage Loan Nos. 18-20, Stop & Shop Portfolio, after the lockout period, the borrower may obtain a release of either the
         East Islip or the Glastonbury Property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to
         125% of the allocated loan amount of the released property, (ii) the
         DSCR of the remaining properties is not less than the greater of (a)
         the DSCR as of the loan closing date and (b) the DSCR immediately preceding the release, (iii) the LTV ratio of the remaining properties is not greater than the lesser of (a) the LTV as of the loan closing date and (b) the LTV immediately preceding the release, and (iv) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the Certificates.

         With respect to Mortgage Loan Nos. 50-59,Slane Portfolio, after the lockout period, the borrower may obtain a release of any of the crossed properties provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR on each of the remaining
         Notes shall be at least equal 1.25x, (iii) the LTV with respect to each of the remaining Crossed Properties is equal to or less than 80% on an individual property basis and equal to or less than 75% on a combined basis for the all the remaining Crossed Properties, (iv) all the tenants at each of the remaining properties is in occupancy, in business, and paying rent, and (v) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the Certificates.

         With respect to Mortgage Loan Nos. 27-28, Roseville Office Portfolio,
         after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining property is not less than 1.25x, (iii) the LTV ratio of the remaining property is equal to or less than 80%, and (iv) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the Certificates.

         With respect to Mortgage Loan Nos. 65-66, Iowa Retail Portfolio, after the lockout period, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 130% of the allocated loan amount if the released property is the Edgewood property, and 105% of the allocated loan amount if the released property is the Petco property, (ii) the DSCR based on a 10.09% loan constant for the trailing-12 month period for the remaining property is not less than
         2.00x if the remaining property is the Edgewood property, and 1.00x if the remaining property is the Petco property, (iii) the LTV ratio of the remaining property is no greater than 70%, and (iv) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the Certificates.

         With respect to Mortgage Loan Nos. 99-102, Family Dollar Portfolio, the
         borrower may obtain a release of an individual property provided that, among other conditions, (i) Family Dollar Crivitz must be the first property to be released at a prepayment of 120% of the allocated loan amount with yield maintenance. The resulting DSCR on the remaining properties is not less than the greater of the Minimum DSCR or the DSCR prior to the release. The Family Dollar store at each of the remaining properties is open and operating, and there is no event of default.
         (ii) The remaining three properties may be released at a prepayment of
         125% of the allocated loan amounts with yield maintenance. The resulting DSCR on the remaining properties is not less than the greater of the DSCR at loan closing or the DSCR prior to the release. The
         Family Dollar store at each of the remaining properties is open and operating, and there is no event of default.

         With respect to Mortgage Loan No. 61, Brooklyn Industrial, after the lockout period, the borrower may obtain a release of a specific individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the actual DSCR for the trailing-12 month period for the remaining property is not less than
         1.25x, (iii) the LTV ratio of the remaining property is no greater than
         75.5%, and (iv) the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the Certificates.

                                      II-4

         With respect to Mortgage Loan No. 39, Trails of Woodlake Apartments,
         after the lockout period, the borrower may obtain a release of up to 24 of the condominium units currently located at the property from the lien of the mortgage on any payment date provided that, among other conditions, (i) the borrower deposits defeasance collateral in an amount defined below, (ii) at least 95% of the rentable square footage of the remaining property is occupied by tenants paying rent, and (iii)
         the lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the
         Certificates.

         The portion of the principal balance of the note to be defeased shall be equal to the greater of (i) 125% of the aggregate sale price of the release parcel, (ii) the appraised value of the release parcel as determined by lender, (iii) $500,000, and (iv) the amount necessary to satisfy each of the following requirements following such release: (a)
         the LTV is no greater than 80%, (b) the DSCR is not less than 1.25x, and (c) the DSCR on an 11.33% constant is not less than 1.00x.

         With respect to Mortgage Loan Nos. 2-10, Wells REF Portfolio, from and after the second anniversary of the final securitization of the Wells
         REF Portfolio Companion Loans, the borrower may substitute one or more of the mortgaged properties (other than the properties known as
         Independence Square One and Independence Square Two), that in aggregate, represent up to 30% of the principal amount of the Wells REF
         Portfolio, with substantially similar office propert(y)(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the Certificates, (ii) the debt service coverage ratio after substitution is not less than the greater of (a) debt service coverage ratio as of the date immediately preceding the substitution or
         (b) 1.65, (iii) the historic cash flow of the replacement property does not show a successive decrease over the three immediately preceding years, (iv) the appraised value of the replacement property may be no less than the value of the released property as of the closing date and
         (v) no substitution may occur after May 21, 2012.

7        The "Grace Period" shown is grace period to charge late interest.

8        The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9        The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10       "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

         With respect to Mortgage Loan No. 30, The Shoppes of Carrollwood and
         Colonial Square, the appraised value is based on stabilization of the two properties, once they are combined as one center.

         With respect to Mortgage Loan Nos. 36-38, The Dalton Portfolio, the
         appraised value is based on stabilization of the three properties and includes $458,865 of renovations, which are scheduled to be completed within the next six months. $676,000 was held back at closing with respect to such renovations, which amount represents approximately 147%
         of the estimated cost thereof.

         With respect to Mortgage Loan No. 48, Rainbow Lake Manor MHC, the appraised value is based on stabilization of the subject property, which takes into consideration completion of 67 additional pads on July
         14, 2007. There is a $1,625,000 letter of credit in place to be released upon the completion and lease-up of the additional pads. The
         "as is" value is $11,300,000.

11       "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property,
         "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest
         Tenant" refers to the tenant that represents the third greatest percentage of the total square

                                      II-5

         footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same lease expiration date, and may not include minor spaces with different expiration dates.

         With respect to Mortgage Loan No. 13, 101 West Broadway, the underwritten net cash flow and net operating income are based on leases in place as of December 1, 2004.

12       For "Capital Expenditure Escrow in Place" identified as "Yes,"
         collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13       For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14       "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than
         Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15       "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16       "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17       "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18       "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2004 due dates for the MSMC- and CWCapital-originated loans.

19       "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

20       "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in
         the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21       "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2004 due dates
         MSMC- and CWCapital-originated loans.

22       "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the
         Cut-off Date.

23       The "Prepayment Code" includes the number of loan payments from the first two Due Dates to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM" represents yield maintance. "YM1.00"
         represents the greater of yield maintenance and 1.00%. "Open"
         represents the number of payments, including the maturity

                                      II-6

         date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See
         Footnotes 24 and 26 for additional prepayment information.

         With respect to Mortgage Loan Nos. 2-10, Wells REF Portfolio, it has
         been assumed the final securitization of the Wells REF Portfolio
         Companion Loan will occur on February 1, 2005.

         With respect to Mortgage Loan No. 14, Mall at Millenia, the loan may be defeased on March 28, 2006, which is less than two years after the cut-off date. However, this loan is subject to a separate REMIC declaration, as described in the Prospectus Supplement.

24       Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are two different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" and "B". Any exceptions to these formulas are shown below such formulas. Summaries of the two formulas are listed beginning on page II-9.

25       The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26       Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers
         1-3, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans that permit or require the application of the reserve
         (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                                                                  Partial
   Mtg.                                           Escrow or LOC       Escrowed Holdback                          Prepayment
  Loan                                                Release       or Letter of Credit     Outside Date           Premium
   No.                  Property Name                Condition        Initial Amount         for Release         Provisions
---------------------------------------------------------------------------------------------------------------------------------

   17      201 Old Country Road                         1                $2,560,920             08/31/2006     Yield Maintenance

   62      The Shoppes at Hacks Cross                   2               $500,000 LOC            06/01/2005     Yield Maintenance

  107      Storage Solutions                            3                 $250,000              06/08/2006     Yield Maintenance

         All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-7

RELEASE CONDITIONS

1.   Sixteen months prior to the lease expiration of One Beacon and Sear Brown
     Group, the borrower will either, (i) provide a guaranty of $20/sf
     ($2,560,920) for the expiring square footage, or (ii) provide a letter of credit in the some amount. If (i) or (ii) are not provided, the lender will sweep the property's cash flow up to the amount. In addition, the pay shortfall from the $20 per square foot will be recourse to the sponsor. If at any time, the letter of credit is not renewed or maintained as per the loan documents, the lender may apply the proceeds of the LOC to the outstanding debt.

2.   The borrower posted a $500,000 LOC at closing related to lease-up of vacant space. The LOC will be released to the borrower provided that, by June 1,
     2005, (i) no Event of Default, (ii) lender receives an executed lease for at least 2,500 square foot of the currently vacant space for a term of at least five years at a rate of at least $18.50 per square foot triple net lease, (iii) each new tenant must be in actual occupancy and open for business, (iv) the occupancy rate at the subject property must be at least
     90.8%, (v) the DSCR must be at least 1.35x, and (vi) the NOI must be at least $675,000. If the borrower fails to satisfy the above conditions, the lender may apply the proceeds of the LOC to the outstanding debt.

3.   The borrower deposited $250,000 at closing into a debt service reserve. The reserve will be released to the borrower if the following conditions have been met by June 8, 2006: (i) the actual Trailing 12 months DSCR is at least 1.35x, (ii) the DSCR on an 11.33% constant is 0.90x, (iii) the LTV is no greater than 75%, (iv) 80% or more of the rentable square footage is leased for the immediately trailing-12 months, and (v) no Event of Default.
     The borrower may receive one partial release if, on or before June 8, 2006, all of the above conditions are satisfied, except that only a portion of the reserve funds will be released such that after the release, the actual
     DSCR is at least 1.35x and the DSCR on an 11.33% constant is 0.90x.

     If the borrower fails to satisfy the above conditions by June 8, 2006, the reserve may be applied to the outstanding loan balance with a penalty at the greater of yield maintenance and 1%.

                                      II-8

YIELD MAINTENANCE FORMULAS

A                The Prepayment Consideration shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (a) the ratio of the amount of the principal balance of this Note being
                 prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (b) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment)
                 determined by discounting such payments at the Discount Rate
                 (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment
                 Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
                 H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant
                 maturities with maturity dates (one longer and one shorter)
                 most nearly approximating the Maturity Date. (In the event
                 Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of
                 determination of the required prepayment consideration.

B                "Prepayment Consideration" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated
                 Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate.
                 As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the
                 monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
                 Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero)
                 between (i) the Applicable Interest Rate and (ii) the Yield
                 Maintenance Treasury Rate. If such difference equals zero or less, then the Applicable Interest Rate shall be used in
                 calculating the Calculated Payments, as set forth herein. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the
                 Yield Maintenance Treasury Rate, when compounded semi-annually.
                 As used in this definition, the term "Yield Maintenance
                 Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal
                 Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant
                 Maturities for the week ending prior to the Prepayment Date, of
                 U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity
                 Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield
                 Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
                 Treasury obligations or otherwise.

                                      II-9

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE  MORTGAGE
  LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                       STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

      1     MSMC            Bank of America Plaza                                  333 South Hope Street
                            Wells REF Portfolio Roll-up
      2     MSMC            Independence Square Two (I) (A)                        300 E Street
      3     MSMC            Independence Square One (I) (A)                        250 E Street
      4     MSMC            Keybank Building (II) (A)                              2 Gatehall Drive
      5     MSMC            Bridgewater Crossing II (II) (A)                       200 Crossing Boulevard
      6     MSMC            Citicorp Building (II) (A)                             111 Sylvan Avenue
      7     MSMC            Caterpillar Building (II) (A)                          2120 West End Avenue
      8     MSMC            State Street Building (II) (A)                         1200 Crown Colony Drive
      9     MSMC            Harcourt Building (II) (A)                             10801 North Mopac Expressway, Building 3
     10     MSMC            Continental Casualty (A)                               675 Placentia Avenue
     11     MSMC            1111 Pennsylvania Avenue                               1111 Pennsylvania Avenue NW
     12     MSMC            Eastview Mall                                          Pittsford-Victor Road
     13     MSMC            101 West Broadway                                      101 West Broadway; 324 Horton Plaza
     14     MSMC            Mall at Millenia                                       4200 Conroy Road
     15     MSMC            909 Third Avenue Land Interest                         909 Third Avenue
     16     MSMC            436 North Bedford Drive                                436 N. Bedford Drive
     17     MSMC            201 Old Country Road                                   201 Old Country Road
                            Stop & Shop Portfolio Roll-up
     18     MSMC            Stop & Shop Portfolio - Glastonbury (B)                55 Oak Street
     19     MSMC            Stop & Shop Portfolio - East Islip (B)                 Sunrise Highway and Irish Lane
     20     MSMC            Stop & Shop Portfolio - New Paltz Center (B)           258-268 Main Street
     21     MSMC            A&P Mahwah                                             117 Franklin Turnpike
     22     CWCapital       Preserve at Mobbly Bay                                 8210 Solano Bay Loop
                            U-Haul Portfolio Roll-up
     23     MSMC            U-Haul Portfolio - Bronx (II)                          230 West 230th Street
     24     MSMC            U-Haul Portfolio - Apopka (II)                         1221 East Semoran Blvd.
     25     MSMC            U-Haul Portfolio - Roanoke (II)                        6297 Mesa Butte Court
     26     MSMC            Chesterfield Marketplace                               1000-1350 Carmia Way
                            Roseville Office Portfolio Roll-up
     27     MSMC            Roseville Office Portfolio - Douglas Pointe (III)      3200 Douglas Boulevard
     28     MSMC            Roseville Office Portfolio - Park Place I & II (III)   2241 & 2251 Douglas Boulevard
     29     CWCapital       Diamond Square                                         8118, 8150, and 8168 East Garvey Avenue
     30     MSMC            The Shoppes of Carrollwood and Colonial Square         14300-14400 North Dale Mabry Highway
     31     MSMC            Waiakea Shopping Center                                303-325 Maka'ala Street
     32     MSMC            North Park Plaza - Pittsburg CA                        1600-2300 North Park Boulevard
     33     MSMC            Camino Real Land Interest                              217 Storke Road
     34     MSMC            244 Westchester Avenue                                 244 Westchester Avenue
     35     MSMC            Canoga Park Shopping Center                            8225-8229 Topanga Canyon Boulevard
                            Dalton Portfolio
     36     CWCapital       Stone Brooke Apartments (IV)                           1912 Heathcliff Drive
     37     CWCapital       The Georgian Apartments (IV)                           1219 West Emory Street
     38     CWCapital       Stone Ridge Apartments (IV)                            1104 Walston Street
     39     MSMC            Trails of Woodlake Apartments                          2222 Westerland Road
     40     MSMC            Randolph Hills Industrial                              4920-4980 Wyaconda Rd & 11506-11512 Schuylkill Rd
     41     MSMC            Plaza Del Rancho                                       27602-27674 Newhall Ranch Road
     42     MSMC            Las Palmas                                             803 Castroville Road
     43     MSMC            Colonial MHC                                           6046 Lake Worth Road
     44     MSMC            445 Park Avenue Land Interest                          445 Park Avenue
     45     MSMC            Waldbaums Massapequa                                   702 Hicksville Road
     46     MSMC            Ashley Woods Apartments                                2300 Walden Glen Circle
     47     MSMC            Foxboro Terminals                                      208 North Street
     48     MSMC            Rainbow Lake Manor MHC                                 19900 128th Street
     49     MSMC            Palma Sola Square Shopping Center                      5501-5603 West Manatee Avenue West
                            Slane Portfolio
     50     MSMC            Slane Portfolio - Columbus (C)                         3100 Cleveland Avenue
     51     MSMC            Slane Portfolio - Worthington (C)                      711 Park Road
     52     MSMC            Slane Portfolio - Berrien Springs (C)                  612 St. Joseph Avenue
     53     MSMC            Slane Portfolio - Fredericktown (C)                    117 South Main St.
     54     MSMC            Slane Portfolio - Reed City (C)                        222 South Chestnut Street
     55     MSMC            Slane Portfolio - Enon (C)                             209 E. Main St.
     56     MSMC            Slane Portfolio - Cassopolis (C)                       305 East State Street (SR 60)
     57     MSMC            Slane Portfolio - Lakeview (C)                         700 Woodfield Road
     58     MSMC            Slane Portfolio - Clyde (C)                            415 North Main Street
     59     MSMC            Slane Portfolio - Cleveland (C)                        7415 Superior Ave

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO. CITY                      STATE         ZIP CODE    PROPERTY TYPE                          PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

      1    Los Angeles               CA              90071     Office                                 Urban

      2    Washington DC             DC              20024     Office                                 Urban
      3    Washington DC             DC              20024     Office                                 Urban
      4    Parsippany                NJ              07054     Office                                 Suburban
      5    Bridgewater               NJ              08807     Office                                 Suburban
      6    Englewood Cliffs          NJ              07632     Office                                 Suburban
      7    Nashville                 TN              37203     Office                                 Urban
      8    Quincy                    MA              02169     Office                                 Suburban
      9    Austin                    TX              78758     Office                                 Urban
     10    Brea                      CA              92835     Office                                 Suburban
     11    Washington                DC              20004     Office                                 Urban
     12    Rochester                 NY              14564     Retail                                 Anchored
     13    San Diego                 CA              92101     Office                                 Urban
     14    Orlando                   FL              32839     Retail                                 Anchored
     15    New York                  NY              10022     Office                                 Urban
     16    Beverly Hills             CA              90210     Office                                 Medical
     17    Melville                  NY              11747     Office                                 Suburban

     18    Glastonbury               CT              06033     Retail                                 Free Standing
     19    East Islip                NY              11730     Retail                                 Anchored
     20    New Paltz                 NY              12561     Retail                                 Anchored
     21    Mahwah                    NJ              07430     Retail                                 Anchored
     22    Tampa                     FL              33635     Multifamily                            Garden

     23    Bronx                     NY              10463     Self Storage                           Self Storage
     24    Apopka                    FL              32703     Self Storage                           Self Storage
     25    Roanoke                   TX              76262     Self Storage                           Self Storage
     26    Richmond                  VA              23235     Retail                                 Anchored

     27    Roseville                 CA              95661     Office                                 Suburban
     28    Roseville                 CA              95661     Office                                 Suburban
     29    Rosemead                  CA              91770     Retail                                 Anchored
     30    Tampa                     FL              33607     Retail                                 Unanchored
     31    Hilo                      HI              96720     Retail                                 Anchored
     32    Pittsburg                 CA              94565     Retail                                 Anchored
     33    Goleta                    CA              93117     Retail                                 Anchored
     34    Harrison                  NY              10604     Office                                 Medical
     35    Canoga Park               CA              91304     Retail                                 Anchored

     36    Dalton                    GA              30720     Multifamily                            Garden
     37    Dalton                    GA              30720     Multifamily                            Garden
     38    Dalton                    GA              30720     Multifamily                            Garden
     39    Houston                   TX              77063     Multifamily                            Garden
     40    Rockville                 MD              20852     Industrial                             Flex Industrial
     41    Valencia                  CA              91355     Retail                                 Unanchored
     42    San Antonio               TX              78237     Retail                                 Anchored
     43    Greenacres                FL              33463     Manufactured Housing Community         Manufactured Housing Community
     44    New York                  NY              10022     Office                                 Urban
     45    Massapequa                NY              11758     Retail                                 Free Standing
     46    Cincinnati                OH              45231     Multifamily                            Garden
     47    Foxborough                MA              02035     Industrial                             Warehouse
     48    Bristol                   WI              53104     Manufactured Housing Community         Manufactured Housing Community
     49    Bradenton                 FL              34209     Retail                                 Anchored

     50    Columbus                  OH              43224     Retail                                 Free Standing
     51    Worthington               OH              43085     Retail                                 Free Standing
     52    Berrien Springs           MI              49103     Retail                                 Free Standing
     53    Fredericktown             OH              43019     Retail                                 Free Standing
     54    Reed City                 MI              49677     Retail                                 Free Standing
     55    Enon                      OH              45323     Retail                                 Free Standing
     56    Cassopolis                MI              49031     Retail                                 Free Standing
     57    West Hempstead            NY              11522     Retail                                 Free Standing
     58    Clyde                     OH              43410     Retail                                 Free Standing
     59    Cleveland                 OH              44103     Retail                                 Free Standing

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                         PERCENT    PERCENT LEASED
  LOAN NO.  UNITS/SF(3)         YEAR BUILT              YEAR RENOVATED            LEASED(4)    AS OF DATE(4)     SECURITY TYPE(5)
-----------------------------------------------------------------------------------------------------------------------------------

      1        1,385,251           1974                       NAP                    98.2%      09/01/2004       Fee

      2          579,733           1992                       NAP                   100.0%      12/01/2003       Fee
      3          337,794           1991                       NAP                   100.0%      12/01/2003       Fee
      4          404,515           1986                       NAP                   100.0%      12/01/2003       Fee
      5          297,380           2002                       NAP                   100.0%      12/01/2003       Fee
      6          410,000        1953 - 1962                  1998                   100.0%      12/01/2003       Fee
      7          312,297           2000                       NAP                   100.0%      12/01/2003       Fee
      8          234,668           1989                       NAP                   100.0%      12/01/2003       Fee
      9          195,234           2001                       NAP                   100.0%      12/01/2003       Fee
     10          133,943           2002                       NAP                   100.0%      12/01/2003       Fee
     11          331,264           1967                      2002                    93.4%      07/01/2004       Fee
     12        1,352,487           1971                      2003                    97.9%      05/01/2004       Fee
     13          390,118           1982                      1993                    93.0%      07/31/2004       Fee / Leasehold
     14          518,682           2002                       NAP                    94.4%      03/31/2004       Fee
     15        1,305,000           1968                       NAP                   100.0%      07/01/2004       Fee
     16           76,300           1990                       NAP                   100.0%      07/20/2004       Fee
     17          217,004           1956                   1986 / 2002               100.0%      08/04/2004       Fee

     18           62,900           2002                       NAP                   100.0%      06/30/2004       Fee
     19          113,289           1998                       NAP                   100.0%      06/30/2004       Leasehold
     20           48,495           1973                       NAP                   100.0%      06/30/2004       Fee
     21          110,249        1966 / 1995                  1995                   100.0%      02/16/2004       Fee
     22              316           2001                       NAP                    96.2%      08/24/2004       Fee

     23          152,540        1923 / 1966                   NAP                    93.8%      05/31/2004       Fee
     24           35,550           2001                       NAP                    85.4%      05/31/2004       Fee
     25           50,070        1987 / 1995                  2000                    73.0%      05/31/2004       Fee
     26          197,941           1998                       NAP                    98.4%      07/15/2004       Fee

     27           57,946           2002                       NAP                    85.8%      08/10/2004       Fee
     28           50,548           2001                       NAP                   100.0%      08/10/2004       Fee
     29           73,043        1980 / 1992                  1992                    98.5%      09/15/2004       Fee
     30          153,817        1982 / 1985                   NAP                    96.6%      07/22/2004       Fee
     31          231,255           1996                       NAP                    98.6%      05/01/2004       Leasehold
     32          178,523        1991 - 1997                   NAP                   100.0%      06/30/2004       Fee
     33          497,084        1998 / 2000                   NAP                   100.0%      07/31/2004       Fee
     34           86,242           1984                      2002                    95.6%      07/01/2004       Fee
     35           97,133        1962 / 1990                  1999                   100.0%      07/21/2004       Fee

     36              139        1974 - 1975                   NAP                    86.3%      07/30/2004       Fee
     37              112           1975                      2004                    93.8%      07/30/2004       Fee
     38              101           1975                       NAP                    92.1%      07/30/2004       Fee
     39              244           1972                       NAP                    95.1%      06/29/2004       Fee
     40          177,602 1964 / 1969 / 1970 / 1973           2002                    80.3%      05/20/2004       Fee
     41           53,265           1997                       NAP                   100.0%      08/01/2004       Fee
     42          226,769        1955 - 1956               1982 - 1990                83.8%      08/31/2004       Fee
     43              326           1971                      2002                    90.8%      04/30/2004       Fee
     44          316,364           1948                       NAP                   100.0%      07/01/2004       Fee
     45           36,500           1966                       NAP                   100.0%      02/16/2004       Fee
     46              352           1970                       NAP                    90.6%      06/08/2004       Fee
     47          409,681        1967 - 1996                   NAP                   100.0%      08/23/2004       Fee
     48              239           1968                      2003                    98.7%      06/30/2004       Fee
     49          116,055    1978 / 1980 / 1985               1996                    94.3%      06/01/2004       Fee

     50           11,348           1995                       NAP                   100.0%      07/23/2004       Fee
     51           11,348           1995                       NAP                   100.0%      07/23/2004       Fee
     52            8,178           1992                       NAP                   100.0%      07/23/2004       Fee
     53            8,178           1992                       NAP                   100.0%      07/23/2004       Fee
     54            8,178           1992                       NAP                   100.0%      07/23/2004       Fee
     55            8,052           1993                       NAP                   100.0%      07/23/2004       Fee
     56            8,178           1992                       NAP                   100.0%      07/23/2004       Fee
     57           10,000           1964                       NAP                   100.0%      07/23/2004       Fee
     58            8,178           1992                       NAP                   100.0%      07/23/2004       Fee
     59            7,076           1990                       NAP                   100.0%      07/23/2004       Fee

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                        RELATED              ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE               FIRST PAYMENT
  LOAN NO.   LIEN POSITION     BORROWER LIST            BALANCE        BALANCE(6)         PER UNIT OR SF   NOTE DATE      DATE (P&I)
------------------------------------------------------------------------------------------------------------------------------------

      1          First              NAP            $192,000,000        $192,000,000               $139   08/27/2004       10/07/2006

      2          First              NAP             $37,785,714         $37,785,714               $120   05/21/2004          NAP
      3          First              NAP             $20,642,857         $20,642,857               $120   05/21/2004          NAP
      4          First              NAP             $15,250,000         $15,250,000               $120   05/21/2004          NAP
      5          First              NAP             $14,357,143         $14,357,143               $120   05/21/2004          NAP
      6          First              NAP             $10,464,286         $10,464,286               $120   05/21/2004          NAP
      7          First              NAP              $9,571,429          $9,571,429               $120   05/21/2004          NAP
      8          First              NAP              $7,214,286          $7,214,286               $120   05/21/2004          NAP
      9          First              NAP              $5,892,857          $5,892,857               $120   05/21/2004          NAP
     10          First              NAP              $3,821,429          $3,821,429               $120   05/21/2004          NAP
     11          First          11, 15, 44         $122,000,000        $122,000,000               $368   08/17/2004          NAP
     12          First              NAP            $105,000,000        $103,998,916                $77   12/11/2003       02/08/2004
     13          First              NAP             $92,800,000         $92,275,425               $237   05/03/2004       06/08/2004
     14          First              NAP             $57,500,000         $57,500,000               $376   03/28/2003       05/09/2008
     15          First          11, 15, 44          $35,000,000         $35,000,000                $27   03/31/2004          NAP
     16          First              NAP             $30,117,000         $29,726,576               $390   09/30/2003       11/01/2003
     17          First              NAP             $29,000,000         $29,000,000               $134   08/27/2004       10/01/2006

     18          First              NAP             $14,100,000         $14,100,000               $113   04/28/2004       06/01/2006
     19          First              NAP              $7,150,000          $7,100,691               $113   04/28/2004       06/01/2004
     20          First              NAP              $4,250,000          $4,250,000               $113   04/28/2004       06/01/2006
     21          First              NAP             $25,184,000         $25,000,794               $227   02/27/2004       04/01/2004
     22          First              NAP             $24,225,000         $24,225,000            $76,661   09/03/2004       11/01/2006

     23          First              NAP             $22,195,000         $22,195,000               $102   09/14/2004       11/01/2004
     24          First              NAP              $1,168,000          $1,168,000               $102   09/14/2004       11/01/2004
     25          First              NAP                $862,000            $862,000               $102   09/14/2004       11/01/2004
     26          First              NAP             $22,500,000         $22,437,064               $113   07/30/2004       09/01/2004

     27          First              NAP             $11,280,000         $11,267,700               $191   08/18/2004       10/01/2004
     28          First              NAP              $9,440,000          $9,429,706               $191   08/18/2004       10/01/2004
     29          First              NAP             $19,000,000         $19,000,000               $260   09/14/2004       11/01/2004
     30          First              NAP             $17,400,000         $17,282,774               $112   02/27/2004       04/01/2004
     31          First              NAP             $16,700,000         $16,700,000                $72   09/17/2004       09/01/2007
     32          First              NAP             $16,025,000         $15,886,087                $89   12/19/2003       02/01/2004
     33          First              NAP             $15,200,000         $15,200,000                $31   03/06/2003          NAP
     34          First              NAP             $15,000,000         $14,944,111               $173   06/01/2004       07/01/2004
     35          First              NAP             $13,500,000         $13,423,994               $138   03/26/2004       05/01/2004

     36          First              NAP              $5,440,000          $5,434,234            $37,665   08/04/2004       10/11/2004
     37          First              NAP              $4,152,000          $4,147,599            $37,665   08/04/2004       10/11/2004
     38          First              NAP              $3,680,000          $3,676,100            $37,665   08/04/2004       10/11/2004
     39          First              NAP             $13,200,000         $13,200,000            $54,098   04/22/2004       06/01/2006
     40          First              NAP             $12,750,000         $12,673,292                $71   05/20/2004       07/01/2004
     41          First              NAP             $12,100,000         $12,100,000               $227   07/09/2004       09/01/2005
     42          First              NAP             $11,450,000         $11,438,271                $50   08/10/2004       10/01/2004
     43          First              NAP             $10,900,000         $10,870,392            $33,345   06/25/2004       08/01/2004
     44          First          11, 15, 44          $10,500,000         $10,500,000                $33   03/31/2004          NAP
     45          First              NAP             $10,350,000         $10,274,707               $282   02/27/2004       04/01/2004
     46          First              NAP             $10,000,000          $9,971,286            $28,328   06/11/2004       08/01/2004
     47          First              NAP              $9,920,000          $9,920,000                $24   09/09/2004       11/01/2004
     48          First              NAP              $9,150,000          $9,150,000            $38,285   08/17/2004       10/01/2006
     49          First              NAP              $8,402,000          $8,380,694                $72   06/14/2004       08/01/2004

     50          First              NAP              $2,000,000          $1,998,237                $94   08/09/2004       10/01/2004
     51          First              NAP              $1,464,000          $1,462,710                $94   08/09/2004       10/01/2004
     52          First              NAP                $756,000            $755,191                $94   08/09/2004       10/01/2004
     53          First              NAP                $747,000            $746,261                $94   08/09/2004       10/01/2004
     54          First              NAP                $736,000            $735,212                $94   08/09/2004       10/01/2004
     55          First              NAP                $718,000            $717,231                $94   08/09/2004       10/01/2004
     56          First              NAP                $696,000            $695,255                $94   08/09/2004       10/01/2004
     57          First              NAP                $552,000            $551,409                $94   08/09/2004       10/01/2004
     58          First              NAP                $358,000            $357,617                $94   08/09/2004       10/01/2004
     59          First              NAP                $308,000            $307,670                $94   08/09/2004       10/01/2004

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     FIRST PAYMENT                          GRACE                      LOCKBOX          LOCKBOX       ORIGINAL TERM
  LOAN NO.       DATE (IO)         MATURITY DATE    PERIOD(7)     ARD LOAN        STATUS           TYPE          TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

      1          10/07/2004         09/07/2014          0            No          In-Place          Hard              120

      2          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      3          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      4          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      5          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      6          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      7          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      8          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
      9          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
     10          07/07/2004         06/07/2014          0            No          In-Place          Hard              120
     11          10/07/2004         09/07/2011          0            Yes         In-Place          Hard              84
     12             NAP             01/08/2014          0            No          In-Place          Soft              120
     13             NAP             05/08/2014          0            Yes         In-Place          Soft              120
     14          05/09/2003         04/09/2013          0            No          In-Place          Hard              120
     15          05/07/2004         04/07/2014          0            No          In-Place          Hard              120
     16             NAP             10/01/2010          5            No            NAP              NAP              84
     17          10/01/2004         09/01/2014          5            No          In-Place          Soft              120

     18          06/01/2004         05/01/2014          5            No          In-Place          Soft              120
     19             NAP             05/01/2014          0            No          In-Place          Soft              120
     20          06/01/2004         05/01/2014          0            No          In-Place          Soft              120
     21             NAP             03/01/2014          5            No          In-Place          Hard              120
     22          11/01/2004         10/01/2009          5            No          In-Place          Hard              60

     23             NAP             10/01/2014          5            No          In-Place          Soft              120
     24             NAP             10/01/2014          5            No          In-Place          Soft              120
     25             NAP             10/01/2014          5            No          In-Place          Soft              120
     26             NAP             08/01/2014          5            No            NAP              NAP              120

     27             NAP             09/01/2009          0            Yes         In-Place          Soft              60
     28             NAP             09/01/2009          0            Yes         In-Place          Soft              60
     29             NAP             10/01/2014          0            No            NAP              NAP              120
     30             NAP             03/01/2014          5            No            NAP              NAP              120
     31          10/01/2004         09/01/2014          7            No          In-Place          Soft              120
     32             NAP             01/01/2014          0            No            NAP              NAP              120
     33          05/01/2003         04/01/2013          0            No            NAP              NAP              120
     34             NAP             06/01/2014          0            No            NAP              NAP              120
     35             NAP             04/01/2014          5            No          In-Place          Soft              120

     36             NAP             09/11/2014          0            No            NAP              NAP              120
     37             NAP             09/11/2014          0            No            NAP              NAP              120
     38             NAP             09/11/2014          0            No            NAP              NAP              120
     39          06/01/2004         05/01/2014          5            No            NAP              NAP              120
     40             NAP             06/01/2014          5            No            NAP              NAP              120
     41          09/01/2004         08/01/2014          5            No            NAP              NAP              120
     42             NAP             09/01/2014          5            No          In-Place          Soft              120
     43             NAP             07/01/2014          5            No            NAP              NAP              120
     44          05/07/2004         04/07/2011          0            No          In-Place          Hard              84
     45             NAP             03/01/2014          5            No          In-Place          Hard              120
     46             NAP             07/01/2014          5            No            NAP              NAP              120
     47             NAP             10/01/2014          5            No            NAP              NAP              120
     48          10/01/2004         09/01/2014          5            No            NAP              NAP              120
     49             NAP             07/01/2014          5            No            NAP              NAP              120

     50             NAP             09/01/2014          5            No          In-Place          Hard              120
     51             NAP             09/01/2014          5            No          In-Place          Hard              120
     52             NAP             09/01/2014          5            No          In-Place          Hard              120
     53             NAP             09/01/2014          5            No          In-Place          Hard              120
     54             NAP             09/01/2014          5            No          In-Place          Hard              120
     55             NAP             09/01/2014          5            No          In-Place          Hard              120
     56             NAP             09/01/2014          5            No          In-Place          Hard              120
     57             NAP             09/01/2014          5            No          In-Place          Hard              120
     58             NAP             09/01/2014          5            No          In-Place          Hard              120
     59             NAP             09/01/2014          5            No          In-Place          Hard              120

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     REMAINING TERM          ORIGINAL           REMAINING         MORTGAGE           MONTHLY            MONTHLY
  LOAN NO.       TO MATURITY        AMORT. TERM(8)       AMORT. TERM            RATE      PAYMENT (P&I)       Payment (IO)
------------------------------------------------------------------------------------------------------------------------------------

      1              119                  360                360              5.063%        $1,038,056           $821,266

      2              116                  IO                  IO              4.840%               NAP           $154,519
      3              116                  IO                  IO              4.840%               NAP            $84,416
      4              116                  IO                  IO              4.840%               NAP            $62,363
      5              116                  IO                  IO              4.840%               NAP            $58,711
      6              116                  IO                  IO              4.840%               NAP            $42,792
      7              116                  IO                  IO              4.840%               NAP            $39,141
      8              116                  IO                  IO              4.840%               NAP            $29,502
      9              116                  IO                  IO              4.840%               NAP            $24,098
     10              116                  IO                  IO              4.840%               NAP            $15,627
     11              83                   IO                  IO              5.770%               NAP           $594,764
     12              111                  360                351              5.440%          $592,232                NAP
     13              115                  360                355              4.990%          $497,653                NAP
     14              102                  360                360              5.500%          $326,479           $267,202
     15              114                  IO                  IO              4.570%               NAP           $135,143
     16              72                   360                348              5.340%          $167,990                NAP
     17              119                  360                360              5.750%          $169,236           $140,888

     18              115                  324                324              5.050%           $79,808            $60,162
     19              115                  324                319              5.050%           $40,470                NAP
     20              115                  360                360              5.550%           $24,265            $19,929
     21              113                  360                353              5.420%          $141,730                NAP
     22              60                   360                360              5.910%          $143,842           $120,965

     23              120                  300                300              5.910%          $141,784                NAP
     24              120                  300                300              5.910%            $7,461                NAP
     25              120                  300                300              5.910%            $5,507                NAP
     26              118                  300                298              5.850%          $142,912                NAP

     27              59                   360                359              5.520%           $64,188                NAP
     28              59                   360                359              5.520%           $53,718                NAP
     29              120                  360                360              5.450%          $107,285                NAP
     30              113                  360                353              5.770%          $101,763                NAP
     31              119                  360                360              5.721%           $97,149            $80,723
     32              111                  360                351              5.890%           $94,948                NAP
     33              102                  IO                  IO              5.760%               NAP            $73,973
     34              116                  360                356              5.940%           $89,355                NAP
     35              114                  360                354              5.930%           $80,333                NAP

     36              119                  360                359              5.670%           $31,470                NAP
     37              119                  360                359              5.670%           $24,019                NAP
     38              119                  360                359              5.670%           $21,289                NAP
     39              115                  360                360              5.210%           $72,564            $58,106
     40              116                  300                296              5.450%           $77,916                NAP
     41              118                  348                348              5.720%           $71,304            $58,478
     42              119                  360                359              5.850%           $67,548                NAP
     43              117                  360                357              5.920%           $64,791                NAP
     44              78                   IO                  IO              3.800%               NAP            $33,712
     45              113                  360                353              5.420%           $58,248                NAP
     46              117                  360                357              5.680%           $57,913                NAP
     47              120                  300                300              6.150%           $64,827                NAP
     48              119                  360                360              5.860%           $54,038            $45,303
     49              117                  360                357              6.210%           $51,514                NAP

     50              119                  360                359              6.630%           $12,813                NAP
     51              119                  360                359              6.630%            $9,379                NAP
     52              119                  330                329              6.630%            $4,986                NAP
     53              119                  330                329              7.080%            $5,146                NAP
     54              119                  330                329              6.630%            $4,854                NAP
     55              119                  330                329              6.630%            $4,736                NAP
     56              119                  330                329              6.630%            $4,590                NAP
     57              119                  330                329              6.630%            $3,641                NAP
     58              119                  330                329              6.630%            $2,361                NAP
     59              119                  330                329              6.630%            $2,031                NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      UNDERWRITABLE      UNDERWRITABLE     NOI         NCF       CUT-OFF DATE         BALLOON           BALLOON
  LOAN NO.                NOI          CASH FLOW     DSCR(9)     DSCR(9)            LTV             LTV           BALANCE
------------------------------------------------------------------------------------------------------------------------------------

      1           $27,393,508        $25,045,235    2.78        2.54              44.7%           39.0%      $167,713,565

      2           $15,100,596        $14,048,587    3.75        3.55              41.9%           41.9%       $37,785,714
      3            $8,827,858         $8,215,919    3.75        3.55              41.9%           41.9%       $20,642,857
      4            $9,831,299         $9,609,581    3.75        3.55              41.9%           41.9%       $15,250,000
      5            $7,427,519         $6,945,969    3.75        3.55              41.9%           41.9%       $14,357,143
      6            $5,979,917         $5,519,596    3.75        3.55              41.9%           41.9%       $10,464,286
      7            $6,421,874         $6,328,931    3.75        3.55              41.9%           41.9%        $9,571,429
      8            $5,294,041         $4,812,662    3.75        3.55              41.9%           41.9%        $7,214,286
      9            $3,710,818         $3,662,010    3.75        3.55              41.9%           41.9%        $5,892,857
     10            $1,888,091         $1,763,978    3.75        3.55              41.9%           41.9%        $3,821,429
     11            $9,321,259         $8,939,898    1.31        1.25              78.0%           78.0%      $122,000,000
     12           $15,005,586        $14,139,129    2.11        1.99              54.7%           46.2%       $87,733,015
     13            $8,276,496         $7,649,578    1.39        1.28              78.9%           65.3%       $76,443,468
     14           $22,817,486        $21,843,573    2.10        2.01              63.3%           58.8%       $53,462,585
     15            $9,945,752         $6,922,954    6.13        4.27              67.3%           67.3%       $35,000,000
     16            $3,066,108         $2,932,685    1.52        1.45              74.4%           67.4%       $26,905,838
     17            $3,022,705         $2,614,735    1.79        1.55              72.5%           64.0%       $25,595,756

     18            $1,450,739         $1,441,304    1.89        1.82              75.0%           62.3%       $11,810,940
     19              $778,001           $723,622    1.89        1.82              75.0%           62.3%        $5,612,853
     20              $500,195           $467,613    1.89        1.82              75.0%           62.3%        $3,734,835
     21            $2,384,530         $2,305,151    1.40        1.36              76.9%           64.7%       $21,038,814
     22            $2,272,992         $2,193,992    1.57        1.51              75.0%           72.3%       $23,358,271

     23            $2,548,706         $2,487,690    1.50        1.46              66.6%           51.6%       $17,189,822
     24              $144,631           $138,943    1.50        1.46              66.6%           51.6%          $904,606
     25               $94,621            $87,110    1.50        1.46              66.6%           51.6%          $667,611
     26            $2,271,581         $2,103,331    1.32        1.23              73.6%           57.0%       $17,388,549

     27            $1,049,763           $977,211    1.36        1.26              79.3%           73.9%       $10,496,191
     28              $873,563           $809,093    1.36        1.26              79.3%           73.9%        $8,784,046
     29            $1,972,270         $1,874,528    1.53        1.46              66.7%           55.7%       $15,880,190
     30            $1,741,720         $1,622,796    1.43        1.33              68.9%           58.5%       $14,692,084
     31            $1,613,909         $1,532,974    1.67        1.58              75.2%           67.6%       $15,009,857
     32            $1,521,462         $1,448,268    1.34        1.27              76.6%           65.5%       $13,572,862
     33            $5,433,646         $5,332,549    6.12        6.01              64.7%           64.7%       $15,200,000
     34            $1,454,750         $1,353,880    1.36        1.26              78.7%           67.0%       $12,721,753
     35            $1,430,888         $1,360,952    1.48        1.41              66.8%           56.9%       $11,446,500

     36              $492,327           $457,577    1.34        1.24              79.9%           67.3%        $4,576,315
     37              $389,690           $361,690    1.34        1.24              79.9%           67.3%        $3,492,806
     38              $348,879           $323,629    1.34        1.24              79.9%           67.3%        $3,095,743
     39            $1,224,772         $1,163,772    1.76        1.67              78.1%           68.1%       $11,505,535
     40            $1,455,564         $1,306,485    1.56        1.40              69.3%           53.1%        $9,719,521
     41            $1,151,948         $1,087,762    1.64        1.55              79.1%           67.4%       $10,312,179
     42            $1,317,599         $1,143,077    1.63        1.41              64.6%           54.7%        $9,683,992
     43              $994,032           $977,732    1.28        1.26              77.6%           66.0%        $9,241,317
     44            $5,850,914         $4,898,658    14.46       12.11             50.0%           50.0%       $10,500,000
     45              $996,075           $985,490    1.43        1.41              73.4%           61.8%        $8,646,431
     46            $1,064,490           $976,490    1.53        1.41              79.8%           67.3%        $8,417,861
     47            $1,208,060         $1,089,253    1.55        1.40              72.9%           56.9%        $7,744,593
     48              $793,447           $778,147    1.46        1.43              72.6%           64.3%        $8,096,214
     49              $831,698           $774,622    1.35        1.25              78.8%           67.5%        $7,183,561

     50              $190,658           $189,523    1.33        1.28              70.7%           60.0%        $1,729,363
     51              $141,764           $140,289    1.33        1.28              70.7%           60.0%        $1,265,894
     52               $81,876            $80,240    1.33        1.28              70.7%           60.0%          $629,599
     53               $82,876            $77,314    1.33        1.28              70.7%           60.0%          $630,213
     54               $76,869            $71,472    1.33        1.28              70.7%           60.0%          $612,943
     55               $77,951            $72,798    1.33        1.28              70.7%           60.0%          $597,953
     56               $75,803            $70,569    1.33        1.28              70.7%           60.0%          $579,632
     57               $61,546            $60,446    1.33        1.28              70.7%           60.0%          $459,707
     58               $41,783            $39,902    1.33        1.28              70.7%           60.0%          $298,144
     59               $36,051            $34,424    1.33        1.28              70.7%           60.0%          $256,503

--------------------------------------------------------------------------------
  MORTGAGE  MORTGAGE
  LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)
--------------------------------------------------------------------------------

      1     MSMC            Bank of America Plaza
                            Wells REF Portfolio Roll-up
      2     MSMC            Independence Square Two (I) (A)
      3     MSMC            Independence Square One (I) (A)
      4     MSMC            Keybank Building (II) (A)
      5     MSMC            Bridgewater Crossing II (II) (A)
      6     MSMC            Citicorp Building (II) (A)
      7     MSMC            Caterpillar Building (II) (A)
      8     MSMC            State Street Building (II) (A)
      9     MSMC            Harcourt Building (II) (A)
     10     MSMC            Continental Casualty (A)
     11     MSMC            1111 Pennsylvania Avenue
     12     MSMC            Eastview Mall
     13     MSMC            101 West Broadway
     14     MSMC            Mall at Millenia
     15     MSMC            909 Third Avenue Land Interest
     16     MSMC            436 North Bedford Drive
     17     MSMC            201 Old Country Road
                            Stop & Shop Portfolio Roll-up
     18     MSMC            Stop & Shop Portfolio - Glastonbury (B)
     19     MSMC            Stop & Shop Portfolio - East Islip (B)
     20     MSMC            Stop & Shop Portfolio - New Paltz Center (B)
     21     MSMC            A&P Mahwah
     22     CWCapital       Preserve at Mobbly Bay
                            U-Haul Portfolio Roll-up
     23     MSMC            U-Haul Portfolio - Bronx (II)
     24     MSMC            U-Haul Portfolio - Apopka (II)
     25     MSMC            U-Haul Portfolio - Roanoke (II)
     26     MSMC            Chesterfield Marketplace
                            Roseville Office Portfolio Roll-up
     27     MSMC            Roseville Office Portfolio - Douglas Pointe (III)
     28     MSMC            Roseville Office Portfolio - Park Place I & II (III)
     29     CWCapital       Diamond Square
     30     MSMC            The Shoppes of Carrollwood and Colonial Square
     31     MSMC            Waiakea Shopping Center
     32     MSMC            North Park Plaza - Pittsburg CA
     33     MSMC            Camino Real Land Interest
     34     MSMC            244 Westchester Avenue
     35     MSMC            Canoga Park Shopping Center
                            Dalton Portfolio
     36     CWCapital       Stone Brooke Apartments (IV)
     37     CWCapital       The Georgian Apartments (IV)
     38     CWCapital       Stone Ridge Apartments (IV)
     39     MSMC            Trails of Woodlake Apartments
     40     MSMC            Randolph Hills Industrial
     41     MSMC            Plaza Del Rancho
     42     MSMC            Las Palmas
     43     MSMC            Colonial MHC
     44     MSMC            445 Park Avenue Land Interest
     45     MSMC            Waldbaums Massapequa
     46     MSMC            Ashley Woods Apartments
     47     MSMC            Foxboro Terminals
     48     MSMC            Rainbow Lake Manor MHC
     49     MSMC            Palma Sola Square Shopping Center
                            Slane Portfolio
     50     MSMC            Slane Portfolio - Columbus (C)
     51     MSMC            Slane Portfolio - Worthington (C)
     52     MSMC            Slane Portfolio - Berrien Springs (C)
     53     MSMC            Slane Portfolio - Fredericktown (C)
     54     MSMC            Slane Portfolio - Reed City (C)
     55     MSMC            Slane Portfolio - Enon (C)
     56     MSMC            Slane Portfolio - Cassopolis (C)
     57     MSMC            Slane Portfolio - Lakeview (C)
     58     MSMC            Slane Portfolio - Clyde (C)
     59     MSMC            Slane Portfolio - Cleveland (C)

---------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       APPRAISED     VALUATION                                                                      LEASE
  LOAN NO.           VALUE      DATE(10)          LARGEST TENANT(11)                                     EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------

      1       $430,000,000     08/13/2004         The Capital Group                                         02/18/2018

      2       $252,000,000     04/06/2004         GSA NASA                                                  07/19/2012
      3       $138,000,000     04/06/2004         Comptroller of the Currency                               05/31/2006
      4       $102,000,000     03/22/2004         Gemini Technology Services                                12/31/2013
      5        $96,000,000     04/14/2004         Aventis                                                   03/31/2012
      6        $71,000,000     03/18/2004         Citicorp                                                  11/30/2010
      7        $64,000,000     04/09/2004         Caterpillar Financial Services                            02/28/2015
      8        $48,100,000     03/23/2004         State Street Bank                                         03/31/2011
      9        $39,500,000     03/17/2004         Harcourt Inc.                                             06/30/2016
     10        $25,600,000     03/18/2004         Continental Casualty                                      08/31/2013
     11       $156,400,000     05/20/2004         Morgan, Lewis & Bockius LLP                               07/31/2017
     12       $190,000,000     11/01/2003         Kaufmann's                                                07/02/2046
     13       $117,000,000     04/02/2004         GSA - US Probation Department                             01/14/2015
     14       $308,200,000     03/01/2003         XXI Forever                                               01/31/2013
     15        $52,000,000     03/01/2004         909 3rd Corp.                                             11/30/2018
     16        $39,930,000     08/01/2003         Norman Leaf, M.D.                                         02/14/2007
     17        $40,000,000     06/22/2004         One Beacon Insurance Company                              12/31/2007

     18        $18,400,000     05/05/2004         Stop & Shop                                               01/31/2028
     19        $10,000,000     04/15/2004         Stop & Shop                                               10/31/2027
     20         $5,550,000     04/11/2003         Shop Rite Supermarket                                     06/30/2024
     21        $32,500,000     01/06/2004         A&P                                                       01/31/2024
     22        $32,300,000     06/15/2004         NAP                                                          NAP

     23        $31,960,000     04/30/2004         NAP                                                          NAP
     24         $2,530,000     06/22/2004         NAP                                                          NAP
     25         $1,890,000     06/10/2004         NAP                                                          NAP
     26        $30,500,000     07/12/2004         RoomStore (Heilig Meyers)                                 11/30/2013

     27        $14,100,000     05/21/2004         Bank of America NA                                        12/31/2008
     28        $12,000,000     05/21/2004         McCarthy Building Companies                               10/31/2005
     29        $28,500,000     06/02/2004         Tawa SuperMarket                                          05/31/2008
     30        $25,100,000     01/27/2004         Bally Total Fitness                                       08/31/2015
     31        $22,200,000     07/12/2004         Wal-Mart                                                  01/31/2017
     32        $20,730,000     12/07/2003         Home Depot USA                                            01/31/2014
     33        $23,500,000     01/20/2003         Wynmark Company                                           11/22/2069
     34        $19,000,000     04/09/2004         Fleet Bank                                                04/30/2006
     35        $20,100,000     02/21/2004         Vons Supermarket                                          04/30/2006

     36         $6,800,000     12/31/2004         NAP                                                          NAP
     37         $5,190,000     12/31/2004         NAP                                                          NAP
     38         $4,600,000     12/31/2004         NAP                                                          NAP
     39        $16,900,000     03/11/2004         NAP                                                          NAP
     40        $18,300,000     02/23/2004         Parts Automotive                                          04/30/2009
     41        $15,300,000     04/23/2003         Shin's Martial Arts                                       04/30/2007
     42        $17,700,000     03/13/2004         H.E. Butt Grocery Company                                 09/30/2007
     43        $14,000,000     05/05/2004         NAP                                                          NAP
     44        $21,000,000     03/01/2004         Park Avenue Properties Associates                         05/31/2018
     45        $14,000,000     12/29/2003         Waldbaum's                                                01/31/2024
     46        $12,500,000     05/02/2004         NAP                                                          NAP
     47        $13,600,000     06/23/2004         DSA                                                       08/31/2017
     48        $12,600,000     07/14/2007         NAP                                                          NAP
     49        $10,635,000     04/01/2004         Kash n' Karry Grocery                                     07/31/2021

     50         $2,500,000     05/14/2004         CVS                                                       01/05/2017
     51         $1,830,000     05/14/2004         CVS                                                       12/05/2016
     52         $1,040,000     05/07/2004         Rite Aid                                                  01/16/2008
     53         $1,030,000     05/16/2004         Rite Aid                                                  12/09/2007
     54           $920,000     05/11/2004         Rite Aid                                                  11/11/2007
     55           $950,000     05/24/2004         Rite Aid                                                  01/22/2009
     56           $960,000     05/05/2004         Rite Aid                                                  12/03/2007
     57         $1,500,000     05/19/2004         Rite Aid (sublet to Family Dollar)                        06/29/2007
     58           $550,000     05/30/2004         Rite Aid (sublet to Family Dollar)                        10/29/2007
     59           $490,000     05/10/2004         Rite Aid (sublet to Family Dollar)                        03/16/2006

-------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                           LEASE
  LOAN NO.         % NSF        SECOND LARGEST TENANT(11)                       EXPIRATION DATE         % NSF
-------------------------------------------------------------------------------------------------------------------

      1            22.4%         Sheppard, Mullin, Richter & Hampton               02/18/2009           12.8%

      2            98.2%        Grand Deli & Cafe                                  07/19/2012            1.3%
      3            98.1%        Market Inn                                         04/24/2010            1.9%
      4            50.6%        Keybank                                            02/28/2016           49.4%
      5           100.0%        NAP                                                   NAP                 NAP
      6           100.0%        NAP                                                   NAP                 NAP
      7            96.4%        Thoughtworks, Inc.                                 05/31/2005            2.0%
      8           100.0%        NAP                                                   NAP                 NAP
      9           100.0%        NAP                                                   NAP                 NAP
     10            84.5%        Phoenix American Insurance                         07/31/2008           15.5%
     11            93.4%        NAP                                                   NAP                 NAP
     12            12.5%        JC Penney                                          07/02/2046           10.5%
     13            12.0%        Gordon & Rees LLP                                  11/30/2011           11.5%
     14             4.1%        Gap                                                01/31/2010            3.3%
     15           100.0%        NAP                                                   NAP                 NAP
     16             8.9%        Saram Singh Khalsa, M.D.                           01/31/2007            6.4%
     17            44.0%        One Beacon (Keyspan Sublease)                      05/16/2010           16.5%

     18           100.0%        NAP                                                   NAP                 NAP
     19           100.0%        NAP                                                   NAP                 NAP
     20            67.9%        Rite Aid                                           05/31/2013           13.2%
     21            51.5%        East Tokyo Restaurant                              03/31/2008            3.2%
     22              NAP        NAP                                                   NAP                 NAP

     23              NAP        NAP                                                   NAP                 NAP
     24              NAP        NAP                                                   NAP                 NAP
     25              NAP        NAP                                                   NAP                 NAP
     26            20.2%        Linens 'N Things                                   01/31/2014           18.9%

     27            24.4%        First Horizon Home Loan Corporation                08/31/2008           18.3%
     28            25.8%        Mechanics Bank                                     01/31/2005           16.7%
     29            31.6%        Seaworld Seafood Restaurant                        12/31/2006           14.6%
     30            18.2%        David Pierce Corp.                                 09/30/2007            8.1%
     31            57.2%        Ross Stores                                        01/31/2009           12.4%
     32            56.4%        Home Concepts Furniture                            08/31/2010           20.3%
     33           100.0%        NAP                                                   NAP                 NAP
     34             9.6%        Neurosurgeons of New York                          07/31/2014            9.3%
     35            88.2%        McDonald's                                         12/14/2009            3.6%

     36              NAP        NAP                                                   NAP                 NAP
     37              NAP        NAP                                                   NAP                 NAP
     38              NAP        NAP                                                   NAP                 NAP
     39              NAP        NAP                                                   NAP                 NAP
     40             8.8%        Board of Jewish Education                          10/31/2004            8.4%
     41             9.5%        SCV Therapies                                      08/31/2008            7.9%
     42            27.9%        City Public Service                                01/31/2005            7.7%
     43              NAP        NAP                                                   NAP                 NAP
     44           100.0%        NAP                                                   NAP                 NAP
     45           100.0%        NAP                                                   NAP                 NAP
     46              NAP        NAP                                                   NAP                 NAP
     47            50.0%        Auto Parts Int'l Inc.                              04/30/2007           17.1%
     48              NAP        NAP                                                   NAP                 NAP
     49            43.1%        YMCA                                               12/31/2013           15.7%

     50           100.0%        NAP                                                   NAP                 NAP
     51           100.0%        NAP                                                   NAP                 NAP
     52           100.0%        NAP                                                   NAP                 NAP
     53           100.0%        NAP                                                   NAP                 NAP
     54           100.0%        NAP                                                   NAP                 NAP
     55           100.0%        NAP                                                   NAP                 NAP
     56           100.0%        NAP                                                   NAP                 NAP
     57           100.0%        NAP                                                   NAP                 NAP
     58           100.0%        NAP                                                   NAP                 NAP
     59           100.0%        NAP                                                   NAP                 NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                       LEASE                           INSURANCE               TAX
  LOAN NO.  THIRD LARGEST TENANT(11)                        EXPIRATION DATE          % NSF    ESCROW IN PLACE      ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------

      1     Bank of America                                    06/19/2012            12.1%          No                   No

      2     Global Sciences                                    12/01/2006             0.3%          No                   No
      3     NAP                                                   NAP                  NAP          No                   No
      4     NAP                                                   NAP                  NAP          No                   No
      5     NAP                                                   NAP                  NAP          No                   No
      6     NAP                                                   NAP                  NAP          No                   No
      7     Highwoods Properties                               09/30/2005             1.6%          No                   No
      8     NAP                                                   NAP                  NAP          No                   No
      9     NAP                                                   NAP                  NAP          No                   No
     10     NAP                                                   NAP                  NAP          No                   No
     11     NAP                                                   NAP                  NAP          Yes                  Yes
     12     Sears                                              07/02/2046             9.1%          No                   No
     13     Baker & McKenzie                                   06/30/2008            10.3%          No                   No
     14     Crate & Barrel                                     01/31/2015             2.9%          No                   No
     15     NAP                                                   NAP                  NAP          No                   No
     16     Unilab                                             09/30/2011             5.9%          Yes                  Yes
     17     Stantec Consulting                                 12/31/2007            15.0%          Yes                  Yes

     18     NAP                                                   NAP                  NAP          No                   No
     19     NAP                                                   NAP                  NAP          No                   No
     20     Rockaway Bedding                                   04/30/2011             7.4%          No                   No
     21     Fran's Hallmark                                    02/28/2012             3.1%          No                   No
     22     NAP                                                   NAP                  NAP          Yes                  Yes

     23     NAP                                                   NAP                  NAP          No                   Yes
     24     NAP                                                   NAP                  NAP          No                   Yes
     25     NAP                                                   NAP                  NAP          No                   Yes
     26     TJ Maxx                                            04/30/2008            15.2%          Yes                  Yes

     27     American Mortgage Network                          11/30/2007            10.6%          Yes                  Yes
     28     Financial Title Company                            06/30/2006            14.6%          Yes                  Yes
     29     East West Federal Bank                             01/31/2010             4.1%          Yes                  Yes
     30     Abby Health Foods                                  11/30/2011             7.2%          Yes                  Yes
     31     OfficeMax                                          07/31/2013            10.2%          Yes                  Yes
     32     Staples                                            04/30/2007            13.4%          No                   Yes
     33     NAP                                                   NAP                  NAP          No                   No
     34     DRS. Taddonio & Seehan                             06/30/2014             6.5%          Yes                  Yes
     35     Payless Shoesource                                 04/30/2006             2.9%          Yes                  Yes

     36     NAP                                                   NAP                  NAP          Yes                  Yes
     37     NAP                                                   NAP                  NAP          Yes                  Yes
     38     NAP                                                   NAP                  NAP          Yes                  Yes
     39     NAP                                                   NAP                  NAP          No                   Yes
     40     GG Tauber Inc.                                     07/31/2008             6.9%          Yes                  Yes
     41     J & S Floors                                       01/31/2006             6.6%          Yes                  Yes
     42     Bio-Medical Application Tx                         06/30/2008             5.3%          Yes                  Yes
     43     NAP                                                   NAP                  NAP          Yes                  Yes
     44     NAP                                                   NAP                  NAP          No                   No
     45     NAP                                                   NAP                  NAP          No                   No
     46     NAP                                                   NAP                  NAP          Yes                  Yes
     47     DSA                                                08/31/2009            16.2%          Yes                  Yes
     48     NAP                                                   NAP                  NAP          Yes                  Yes
     49     Szechuan Restaurant                                12/31/2004             3.5%          Yes                  Yes

     50     NAP                                                   NAP                  NAP          No                   No
     51     NAP                                                   NAP                  NAP          No                   No
     52     NAP                                                   NAP                  NAP          No                   No
     53     NAP                                                   NAP                  NAP          No                   No
     54     NAP                                                   NAP                  NAP          No                   No
     55     NAP                                                   NAP                  NAP          No                   No
     56     NAP                                                   NAP                  NAP          No                   No
     57     NAP                                                   NAP                  NAP          No                   No
     58     NAP                                                   NAP                  NAP          No                   No
     59     NAP                                                   NAP                  NAP          No                   No

-----------------------------------------------------------------------------------------------------------------
  MORTGAGE     CAPITAL EXPENDITURE               TI/LC                                OTHER
  LOAN NO.     ESCROW IN PLACE(12)        ESCROW IN PLACE(13)                ESCROW DESCRIPTION(14)
-----------------------------------------------------------------------------------------------------------------

      1                No                         No                                   NAP

      2                No                         No                                   NAP
      3                No                         No                                   NAP
      4                No                         No                                   NAP
      5                No                         No                                   NAP
      6                No                         No                                   NAP
      7                No                         No                                   NAP
      8                No                         No                                   NAP
      9                No                         No                                   NAP
     10                No                         No                                   NAP
     11                Yes                        No                            Lease up Reserve
     12                No                         No                                   NAP
     13                Yes                        No                                   NAP
     14                No                         No                             Tenant Reserve
     15                No                         No                          Debt Service Reserve
     16                Yes                        No                                   NAP
     17                Yes                        Yes                                  NAP

     18                Yes                        No                                   NAP
     19                Yes                        No                                   NAP
     20                Yes                        No                                   NAP
     21                No                         No                                   NAP
     22                Yes                        No                                   NAP

     23                Yes                        No                                   NAP
     24                Yes                        No                                   NAP
     25                Yes                        No                                   NAP
     26                Yes                        Yes                                  NAP

     27                Yes                        Yes                                  NAP
     28                Yes                        Yes                                  NAP
     29                Yes                        Yes                            Tenant Reserve
     30                Yes                        Yes                         Debt Service Reserve
     31                Yes                        Yes                                  NAP
     32                Yes                        Yes                                  NAP
     33                No                         No                                   NAP
     34                Yes                        No                            Lease up Reserve
     35                Yes                        Yes                                  NAP

     36                Yes                        No                           Renovations Reserve
     37                Yes                        No                           Renovations Reserve
     38                Yes                        No                           Renovations Reserve
     39                Yes                        No                                   NAP
     40                Yes                        Yes                           Occupancy Reserve
     41                Yes                        Yes                            Tenant Reserve
     42                Yes                        Yes                           Cash Trap Reserve
     43                Yes                        No                                   NAP
     44                No                         No                          Debt Service Reserve
     45                No                         No                                   NAP
     46                Yes                        No                                   NAP
     47                Yes                        Yes                            Tenant Reserve
     48                No                         No                                   NAP
     49                Yes                        No                                   NAP

     50                Yes                        No                             Tenant Reserve
     51                Yes                        No                             Tenant Reserve
     52                Yes                        Yes                            Tenant Reserve
     53                Yes                        Yes                            Tenant Reserve
     54                Yes                        Yes                            Tenant Reserve
     55                Yes                        Yes                            Tenant Reserve
     56                Yes                        Yes                            Tenant Reserve
     57                Yes                        Yes                            Tenant Reserve
     58                Yes                        Yes                            Tenant Reserve
     59                Yes                        Yes                            Tenant Reserve

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                   SPRINGING                  INITIAL CAPITAL EXPENDITURE        MONTHLY CAPITAL EXPENDITURE
  LOAN NO.             ESCROW DESCRIPTION(15)                 ESCROW REQUIREMENT(16)             ESCROW REQUIREMENT(17)
----------------------------------------------------------------------------------------------------------------------------

      1           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0

      2           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      3           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      4           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      5           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      6           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      7           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      8           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
      9           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
     10           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
     11                        Other                                             $0                             $5,521
     12       RE Tax, Insurance, CapEx, TI/LC, Other                             $0                                 $0
     13              RE Tax, Insurance, TI/LC                               $77,900                                 $0
     14              RE Tax, Insurance, TI/LC                                    $0                                 $0
     15           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
     16                         NAP                                              $0                             $1,200
     17                         NAP                                              $0                             $2,713

     18                         NAP                                              $0                               $786
     19                         NAP                                              $0                             $1,416
     20                        TI/LC                                             $0                               $650
     21                         NAP                                              $0                                 $0
     22                         NAP                                          $6,583                             $6,583

     23                         NAP                                        $100,782                                 $0
     24                         NAP                                          $5,304                                 $0
     25                         NAP                                          $3,914                                 $0
     26                  RE Tax, Insurance                                       $0                             $2,474

     27                        TI/LC                                             $0                               $984
     28                        TI/LC                                             $0                               $824
     29                         NAP                                          $1,217                             $1,217
     30                         NAP                                              $0                             $2,820
     31                         NAP                                              $0                             $2,891
     32                         NAP                                              $0                             $2,232
     33           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
     34                         NAP                                              $0                               $932
     35                         NAP                                              $0                             $1,214

     36                         NAP                                          $2,896                             $2,896
     37                         NAP                                          $2,333                             $2,333
     38                         NAP                                          $2,104                             $2,104
     39                         NAP                                              $0                             $5,083
     40                         NAP                                              $0                             $3,300
     41                         NAP                                              $0                               $590
     42                        Other                                             $0                             $4,724
     43                         NAP                                              $0                             $1,358
     44           RE Tax, Insurance, CapEx, TI/LC                                $0                                 $0
     45              RE Tax, Insurance, CapEx                                    $0                                 $0
     46                         NAP                                              $0                             $7,333
     47                        TI/LC                                             $0                             $3,939
     48                        CapEx                                             $0                                 $0
     49                    TI/LC, Other                                          $0                             $1,825

     50                  RE Tax, Insurance                                       $0                                $95
     51                  RE Tax, Insurance                                       $0                                $95
     52                  RE Tax, Insurance                                       $0                               $136
     53                  RE Tax, Insurance                                       $0                               $164
     54                  RE Tax, Insurance                                       $0                               $150
     55                  RE Tax, Insurance                                       $0                               $134
     56                  RE Tax, Insurance                                       $0                               $137
     57                  RE Tax, Insurance                                       $0                               $183
     58                  RE Tax, Insurance                                       $0                               $157
     59                  RE Tax, Insurance                                       $0                               $136

----------------------------------------------------------------------------------------------------------------------
 MORTGAGE  CURRENT CAPITAL EXPENDITURE               INITIAL TI/LC                MONTHLY TI/LC         CURRENT TI/LC
 LOAN NO.            ESCROW BALANCE(18)      ESCROW REQUIREMENT(19)       ESCROW REQUIREMENT(20)    ESCROW BALANCE(21)
----------------------------------------------------------------------------------------------------------------------

     1                              $0                          $0                           $0                    $0

     2                              $0                          $0                           $0                    $0
     3                              $0                          $0                           $0                    $0
     4                              $0                          $0                           $0                    $0
     5                              $0                          $0                           $0                    $0
     6                              $0                          $0                           $0                    $0
     7                              $0                          $0                           $0                    $0
     8                              $0                          $0                           $0                    $0
     9                              $0                          $0                           $0                    $0
    10                              $0                          $0                           $0                    $0
    11                              $0                          $0                           $0                    $0
    12                              $0                          $0                           $0                    $0
    13                         $77,960                          $0                           $0                    $0
    14                              $0                          $0                           $0                    $0
    15                              $0                          $0                           $0                    $0
    16                         $12,011                          $0                           $0                    $0
    17                              $0                          $0                      $41,667                    $0

    18                          $3,934                          $0                           $0                    $0
    19                         $12,767                          $0                           $0                    $0
    20                          $8,468                          $0                           $0                    $0
    21                              $0                          $0                           $0                    $0
    22                          $6,583                          $0                           $0                    $0

    23                        $100,782                          $0                           $0                    $0
    24                          $5,304                          $0                           $0                    $0
    25                          $3,914                          $0                           $0                    $0
    26                              $0                    $530,600                           $0              $530,600

    27                              $0                          $0                       $6,152                    $0
    28                              $0                          $0                       $5,149                    $0
    29                          $1,217                      $6,928                       $6,928                $6,928
    30                         $14,100                          $0                      $10,833               $54,167
    31                              $0                          $0                       $3,798                    $0
    32                         $15,624                          $0                       $7,438               $52,066
    33                              $0                          $0                           $0                    $0
    34                          $1,864                          $0                           $0                    $0
    35                          $4,860                    $750,000                         $957              $755,202

    36                          $2,896                          $0                           $0                    $0
    37                          $2,333                          $0                           $0                    $0
    38                          $2,104                          $0                           $0                    $0
    39                         $15,250                          $0                           $0                    $0
    40                          $6,602                          $0                       $9,500               $19,006
    41                              $0                          $0                       $3,917                $3,917
    42                              $0                          $0                       $9,250                    $0
    43                          $1,358                          $0                           $0                    $0
    44                              $0                          $0                           $0                    $0
    45                              $0                          $0                           $0                    $0
    46                          $7,333                          $0                           $0                    $0
    47                              $0                          $0                       $8,545                    $0
    48                              $0                          $0                           $0                    $0
    49                          $1,825                          $0                           $0                    $0

    50                              $0                          $0                           $0                    $0
    51                              $0                          $0                           $0                    $0
    52                              $0                          $0                       $1,094                    $0
    53                              $0                          $0                       $1,094                    $0
    54                              $0                          $0                         $781                    $0
    55                              $0                          $0                         $625                    $0
    56                              $0                          $0                         $781                    $0
    57                              $0                          $0                         $625                    $0
    58                              $0                          $0                         $625                    $0
    59                              $0                          $0                         $625                    $0

----------------------------------------------------------------------------------------------------------------------------------
                                                                                              PREPAYMENT CODE(23)
 MORTGAGE     ENVIRONMENTAL          INTEREST                              -------------------------------------------------------
 LOAN NO.       INSURANCE         ACCRUAL METHOD        SEASONING(22)         LO         DEF  DEF/YM1.00       YM1.00     YM
----------------------------------------------------------------------------------------------------------------------------------

      1             No              Actual/360                     1          25          91

      2             No              Actual/360                     4          32          84
      3             No              Actual/360                     4          32          84
      4             No              Actual/360                     4          32          84
      5             No              Actual/360                     4          32          84
      6             No              Actual/360                     4          32          84
      7             No              Actual/360                     4          32          84
      8             No              Actual/360                     4          32          84
      9             No              Actual/360                     4          32          84
     10             No              Actual/360                     4          32          84
     11             No              Actual/360                     1          25          52
     12             No              Actual/360                     9          33          80
     13             No              Actual/360                     5          29          87
     14             No              Actual/360                    18          35          81
     15             No              Actual/360                     6          30          86
     16             No              Actual/360                    12          36          43
     17             No              Actual/360                     1          25          91

     18             No              Actual/360                     5          29          87
     19             No              Actual/360                     5          29          87
     20             No              Actual/360                     5          29          87
     21             No              Actual/360                     7          31          85
     22             No              Actual/360                     0          24          32

     23             No              Actual/360                     0          24          92
     24             No              Actual/360                     0          24          92
     25             No              Actual/360                     0          24          92
     26             No              Actual/360                     2          26          90

     27             No              Actual/360                     1          25          31
     28             No              Actual/360                     1          25          31
     29             No              Actual/360                     0          24          92
     30             No              Actual/360                     7          31          85
     31             No              Actual/360                     1          25          91
     32             No              Actual/360                     9          33          83
     33             No              Actual/360                    18          42          74
     34             No              Actual/360                     4          28          88
     35             No              Actual/360                     6          30          86

     36             No              Actual/360                     1          25          91
     37             No              Actual/360                     1          25          91
     38             No              Actual/360                     1          25          91
     39             No              Actual/360                     5          29          87
     40             No              Actual/360                     4          28          85
     41             No              Actual/360                     2          26          90
     42             No              Actual/360                     1          25          91
     43             No              Actual/360                     3          27          89
     44             No              Actual/360                     6          30          50
     45             No              Actual/360                     7          31          85
     46             No              Actual/360                     3          27          89
     47             No              Actual/360                     0          24          92
     48             No              Actual/360                     1          25          88
     49      Yes - Individual       Actual/360                     3          27          89

     50             No              Actual/360                     1          25          91
     51             No              Actual/360                     1          25          91
     52             No              Actual/360                     1          25          91
     53             No              Actual/360                     1          25          91
     54             No              Actual/360                     1          25          91
     55             No              Actual/360                     1          25          91
     56             No              Actual/360                     1          25          91
     57             No              Actual/360                     1          25          91
     58             No              Actual/360                     1          25          91
     59             No              Actual/360                     1          25          91

--------------------------------------------------------------------------------
            PREPAYMENT CODE(23)
 MORTGAGE   -------------------      YM              ADMINISTRATIVE
 LOAN NO.      OPEN               FORMULA(24)         COST RATE(25)
--------------------------------------------------------------------------------

      1           4                                        3.17

      2           4                                        3.17
      3           4                                        3.17
      4           4                                        3.17
      5           4                                        3.17
      6           4                                        3.17
      7           4                                        3.17
      8           4                                        3.17
      9           4                                        3.17
     10           4                                        3.17
     11           7                                        3.17
     12           7                                        3.17
     13           4                                        3.17
     14           4                                        3.17
     15           4                                        3.17
     16           5                                       13.17
     17           4                                       13.17

     18           4                                        3.17
     19           4                                        3.17
     20           4                                        3.17
     21           4                                        3.17
     22           4                                       10.17

     23           4                                        3.17
     24           4                                        3.17
     25           4                                        3.17
     26           4                                        3.17

     27           4                                        3.17
     28           4                                        3.17
     29           4                                       10.17
     30           4                                       13.17
     31           4                                        3.17
     32           4                                        3.17
     33           4                                        3.17
     34           4                                        3.17
     35           4                                        3.17

     36           4                                       10.17
     37           4                                       10.17
     38           4                                       10.17
     39           4                                        3.17
     40           7                                        3.17
     41           4                                        3.17
     42           4                                       13.17
     43           4                                        3.17
     44           4                                        3.17
     45           4                                        3.17
     46           4                                        3.17
     47           4                                        3.17
     48           7                                        3.17
     49           4                                       13.17

     50           4                                       15.17
     51           4                                       15.17
     52           4                                       15.17
     53           4                                       15.17
     54           4                                       15.17
     55           4                                       15.17
     56           4                                       15.17
     57           4                                       15.17
     58           4                                       15.17
     59           4                                       15.17

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE  MORTGAGE
  LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)                                       STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     60     MSMC            Waterbury Crossing                                     425 Bank Street
     61     MSMC            Brooklyn Industrial                                    8119 Foster Avenue; 420 E. 83rd Street; 987-999
                                                                                   Essex Street
     62     MSMC            The Shoppes at Hacks Cross                             3720-3770 Hacks Cross Road
     63     MSMC            Chambers Centre                                        15200-15290 East 6th Avenue
     64     MSMC            201 North Brand                                        201 North Brand Boulevard
                            Iowa Retail Portfolio
     65     MSMC            Iowa Retail Portfolio - Edgewood Plaza (V)             341-425  Edgewood Road NW
     66     MSMC            Iowa Retail Portfolio - Petco/Factory Card Outlet (V)  1370 & 1450 Twixt Town Road
     67     MSMC            Courtlandt Square                                      3401, 3415, 3303 Louisiana St., 3212 Smith St.
     68     CWCapital       Lake Forest Self Storage                               22535 Aspan Street
     69     MSMC            StorQuest- Torrance                                    20428 Earl Street
     70     MSMC            Lonore Plaza                                           7130-7188 W. Dempster Ave.
     71     MSMC            Jensen Beach                                           U.S. Hwy 1 & Sunset Blvd.
     72     MSMC            Oak Manor Market                                       NC Hwy 119 & E. Stagecoach Rd.
     73     MSMC            Lake Buena Vista Shopping Center                       12444 Apopka Vineland Road
     74     CWCapital       Masco Office Park                                      2880-2882 Meade Avenue
     75     MSMC            Northridge Medical Office                              18250 Roscoe Boulevard
     76     CWCapital       215 Avenue I                                           215 Avenue I
     77     MSMC            Adobe Plaza                                            7305 - 7385 El Camino Real
     78     MSMC            215-225 Route 73 North (Petsmart)                      215-225 Route 73 North
     79     MSMC            Sunrise Shopping Center                                5474 - 5500 St. Barnabas Road
     80     MSMC            Dupont Place                                           2890 - 2898 East Dupont Rd
     81     MSMC            New Hope Commons Shopping Center                       555-573 East New Hope Road
     82     MSMC            Raceway Shopping Center                                SEC of Ashland Avenue & Vermont Avenue
     83     MSMC            Holly Hill Medical Office                              39555-39595 West Ten Mile Road
     84     MSMC            West 19th Retail Center                                428-516 W. 19th Street
     85     MSMC            Westwind Marketplace                                   4318-4435 Centennial Blvd.
     86     MSMC            Penn Place                                             4145 William Penn Highway
     87     MSMC            Saddle Road Medical Arts Building                      8 Saddle Road
     88     MSMC            Branch Avenue Plaza                                    650 - 700 Branch Avenue
     89     MSMC            Marlboro Industrial Park                               238 Boundary Road
     90     MSMC            Chadwell Plaza                                         320 Route 10
     91     MSMC            387-403 Fulton Avenue                                  387-403 Fulton Avenue
     92     MSMC            Kaplan Meridian                                        12020 Meridian East
     93     MSMC            Statewide Self Storage                                 2650 Mission Street
     94     MSMC            Robertson Corners                                      600 Bells Highway
     95     MSMC            1548-1566 Central Park Ave Retail                      1548-1566 Central Park Avenue
     96     CWCapital       Cadillac Square Apartments                             111 Cadillac Square
     97     MSMC            Dos Rios Business Park                                 250 Dos Rios Avenue and 1103 North B Street
     98     MSMC            16 West 36th Street                                    16 West 36th Street
                            Family Dollar Portfolio
     99     MSMC            Family Dollar Portfolio - Marinette (VI)               1607 Marinette Avenue
     100    MSMC            Family Dollar Portfolio - Neenah (VI)                  831 Main Street
     101    MSMC            Family Dollar Portfolio - Crivitz (VI)                 117 S US Highway 141
     102    MSMC            Family Dollar Portfolio - Ripon (VI)                   1117 W. Fond du Lac
     103    MSMC            FAA Building                                           1020 North Flyer Way
     104    MSMC            North Central Plaza                                    725 North Central Avenue
     105    MSMC            Arrowhead Resort                                       W-1530 Arrowhead Road
     106    MSMC            Bowmanor Apartments                                    250 Cypress Lane Road
     107    MSMC            Storage Solutions                                      4200 North Black Canyon Highway

                            TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO. CITY                      STATE         ZIP CODE    PROPERTY TYPE                          PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

     60    Waterbury                 CT              06706     Retail                                 Anchored
     61    Brooklyn                  NY          11236, 11208  Industrial                             Flex Industrial

     62    Memphis                   TN              38125     Retail                                 Unanchored
     63    Aurora                    CO              80011     Retail                                 Unanchored
     64    Glendale                  CA              91203     Mixed Use                              Retail/Office

     65    Cedar Rapids              IA              52405     Retail                                 Anchored
     66    Marion                    IA              52302     Retail                                 Anchored
     67    Houston                   TX              77007     Office                                 Urban
     68    Lake Forest               CA              92630     Self Storage                           Self Storage
     69    Torrance                  CA              90806     Self Storage                           Self Storage
     70    Morton Grove              IL              60053     Retail                                 Unanchored
     71    Jensen Beach              FL              34994     Retail                                 Unanchored
     72    Mebane                    NC              27303     Retail                                 Anchored
     73    Lake Buena Vista          FL              32819     Retail                                 Unanchored
     74    Las Vegas                 NV              89102     Office                                 Suburban
     75    Northridge                CA              91325     Office                                 Medical
     76    Redondo Beach             CA              90277     Mixed Use                              Multifamily/Retail
     77    Atascadero                CA              93422     Retail                                 Unanchored
     78    Berlin                    NJ              08009     Retail                                 Anchored
     79    Oxon Hill                 MD              20745     Retail                                 Unanchored
     80    Fort Wayne                IN              46825     Retail                                 Unanchored
     81    Goldsboro                 NC              27534     Retail                                 Anchored
     82    Calumet Park              IL              60827     Retail                                 Anchored
     83    Novi                      MI              48375     Office                                 Medical
     84    Houston                   TX              77008     Retail                                 Unanchored
     85    Colorado Springs          CO              80901     Retail                                 Unanchored
     86    Monroeville               PA              15146     Retail                                 Unanchored
     87    Hanover Township          NJ              07927     Office                                 Medical
     88    Providence                RI              02904     Retail                                 Unanchored
     89    Marlboro                  NJ              07746     Industrial                             Warehouse
     90    East Hanover              NJ              07936     Retail                                 Unanchored
     91    Hempstead                 NY              11550     Retail                                 Unanchored
     92    Puyallup                  WA              98373     Retail                                 Unanchored
     93    Santa Cruz                CA              95060     Self Storage                           Self Storage
     94    Walterboro                SC              29488     Retail                                 Anchored
     95    Yonkers                   NY              10710     Retail                                 Unanchored
     96    Detroit                   MI              48226     Mixed Use                              Multifamily/Retail
     97    Sacramento                CA              95814     Industrial                             Flex Industrial
     98    New York                  NY              10018     Office                                 Urban

     99    Marinette                 WI              54143     Retail                                 Free Standing
     100   Neenah                    WI              54956     Retail                                 Free Standing
     101   Crivitz                   WI              54114     Retail                                 Free Standing
     102   Ripon                     WI              54971     Retail                                 Free Standing
     103   Salt Lake City            UT              84116     Office                                 Suburban
     104   Avondale                  AZ              85323     Retail                                 Unanchored
     105   Wisconsin Dells           WI              53965     Manufactured Housing Community         Manufactured Housing Community
     106   Greenville                MS              38701     Multifamily                            Garden
     107   Phoenix                   AZ              85017     Self Storage                           Self Storage

-----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                         PERCENT    PERCENT LEASED
  LOAN NO.  UNITS/SF(3)         YEAR BUILT              YEAR RENOVATED            LEASED(4)    AS OF DATE(4)     SECURITY TYPE(5)
-----------------------------------------------------------------------------------------------------------------------------------

     60           69,226        1997 / 1998                   NAP                   100.0%      07/23/2004       Fee
     61          100,000    1959 / 1989 / 1990                NAP                   100.0%      05/01/2004       Fee
     62           43,621           2003                       NAP                    96.9%      08/12/2004       Fee
     63           80,050           1980                       NAP                    92.6%      06/30/2004       Fee
     64           44,206           1941                   1998 - 1999                94.8%      07/21/2004       Fee

     65           65,768           1998                       NAP                   100.0%      08/08/2004       Fee
     66           29,793        1983 - 1993                   NAP                   100.0%      07/18/2004       Fee
     67           78,058    1966 / 1968 / 1975               2002                    88.1%      08/10/2004       Fee / Leasehold
     68           88,555           1984                       NAP                    85.6%      07/31/2004       Fee
     69           59,493           1985                       NAP                    84.7%      06/14/2004       Fee
     70           36,603           1990                       NAP                   100.0%      06/01/2004       Fee
     71           24,628           2004                       NAP                   100.0%      08/03/2004       Fee
     72           54,012           2004                       NAP                    82.9%      06/30/2004       Fee
     73           30,730        1990 / 1991                   NAP                   100.0%      04/08/2004       Fee
     74           48,952        1989 / 2004                   NAP                    91.4%      06/01/2004       Fee
     75           33,731           1961                      2003                    93.2%      08/01/2004       Fee
     76           18,050           2000                       NAP                   100.0%      08/01/2004       Fee
     77           38,583    1978 / 1979 / 1993                NAP                    82.1%      05/03/2004       Fee
     78           38,606           1993                      2002                   100.0%      06/30/2004       Fee
     79           73,251           1989                      2002                    96.2%      08/03/2004       Fee
     80           47,409        2001 / 2003                   NAP                   100.0%      06/01/2004       Fee
     81           55,273           2003                       NAP                    86.4%      07/01/2004       Fee
     82           46,668           2003                       NAP                   100.0%      05/05/2004       Fee
     83           33,742    1980 / 1985 / 1990                NAP                    98.1%      06/01/2004       Fee
     84           24,569        2000 / 2002                   NAP                    84.0%      07/08/2004       Fee
     85           25,983        1996 - 1998                   NAP                    92.5%      07/31/2004       Fee
     86           16,400           2004                       NAP                   100.0%      02/17/2004       Fee
     87           21,400           2003                       NAP                   100.0%      05/24/2004       Fee
     88          175,602        1950 / 1960                  1999                   100.0%      04/30/2004       Fee
     89           09,975           1958                       NAP                   100.0%      04/01/2004       Fee
     90           24,000           1967                      1997                   100.0%      01/01/2004       Fee
     91           17,900           1949                       NAP                   100.0%      08/20/2004       Fee
     92           23,440           1981                       NAP                    93.1%      08/01/2004       Fee
     93           35,278           2000                       NAP                    97.8%      06/30/2004       Fee
     94           47,640           1979                      1998                    93.7%      07/28/2004       Fee
     95           14,380        1953 / 1961                  2001                   100.0%      05/11/2004       Fee
     96              221           1922                   2001 - 2004                90.0%      07/06/2004       Fee
     97           56,935        1981 - 1982                   NAP                   100.0%      05/03/2004       Fee
     98           49,314           1919                       NAP                    96.3%      06/01/2004       Leasehold

     99           12,000           2004                       NAP                   100.0%      08/15/2004       Fee
     100          11,400           2004                       NAP                    70.2%      05/01/2004       Fee
     101           8,000           2004                       NAP                   100.0%      08/15/2004       Fee
     102           8,000           2004                       NAP                   100.0%      12/15/2003       Fee
     103          19,000           2004                       NAP                   100.0%      06/01/2004       Fee
     104          21,168           2003                       NAP                   100.0%      09/01/2004       Fee
     105             377           1973                       NAP                    71.1%      07/22/2004       Fee
     106             111           1972                       NAP                    95.5%      06/01/2004       Fee
     107          47,275           1998                       NAP                    85.2%      05/24/2004       Fee

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                        RELATED              ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE               FIRST PAYMENT
  LOAN NO.   LIEN POSITION     BORROWER LIST            BALANCE        BALANCE(6)         PER UNIT OR SF   NOTE DATE      DATE (P&I)
------------------------------------------------------------------------------------------------------------------------------------

     60          First              NAP              $8,000,000          $7,949,487               $115   03/11/2004       05/01/2004
     61          First              NAP              $7,850,000          $7,830,427                $78   07/01/2004       08/01/2004
     62          First              NAP              $6,950,000          $6,922,821               $159   05/07/2004       07/01/2004
     63          First              NAP              $6,650,000          $6,621,237                $83   05/17/2004       07/01/2004
     64          First              NAP              $6,250,000          $6,218,925               $141   04/07/2004       06/08/2004

     65          First              NAP              $3,900,000          $3,866,374                $65   03/15/2004       05/01/2004
     66          First              NAP              $2,320,000          $2,299,997                $65   03/15/2004       05/01/2004
     67          First              NAP              $6,000,000          $5,952,424                $76   01/29/2004       03/01/2004
     68          First              NAP              $5,900,000          $5,884,603                $66   06/29/2004       08/10/2004
     69          First              NAP              $5,450,000          $5,411,794                $91   02/17/2004       04/01/2004
     70          First              NAP              $5,300,000          $5,294,199               $145   09/01/2004       10/01/2004
     71          First              NAP              $5,200,000          $5,165,032               $210   03/23/2004       05/01/2004
     72          First            72, 81             $5,100,000          $5,094,625                $94   08/26/2004       10/01/2004
     73          First              NAP              $5,000,000          $4,981,233               $162   06/04/2004       08/01/2004
     74          First              NAP              $4,925,000          $4,916,055               $100   08/11/2004       09/11/2004
     75          First              NAP              $4,880,000          $4,880,000               $145   06/29/2004       08/01/2007
     76          First              NAP              $4,875,000          $4,865,578               $270   07/29/2004       09/11/2004
     77          First              NAP              $4,800,000          $4,770,331               $124   03/18/2004       05/01/2004
     78          First              NAP              $4,800,000          $4,765,682               $123   02/20/2004       04/01/2004
     79          First              NAP              $4,700,000          $4,692,823                $64   08/09/2004       10/01/2004
     80          First              NAP              $4,660,000          $4,625,352                $98   04/15/2004       06/01/2004
     81          First            72, 81             $4,600,000          $4,575,681                $83   04/08/2004       06/01/2004
     82          First              NAP              $4,400,000          $4,400,000                $94   04/14/2004       06/01/2007
     83          First              NAP              $4,300,000          $4,295,553               $127   08/13/2004       10/01/2004
     84          First              NAP              $4,140,000          $4,140,000               $169   04/08/2004       06/01/2006
     85          First              NAP              $4,050,000          $4,042,241               $156   07/06/2004       09/01/2004
     86          First              NAP              $3,850,000          $3,839,146               $234   06/07/2004       08/09/2004
     87          First              NAP              $3,800,000          $3,777,551               $177   03/02/2004       05/01/2004
     88          First              NAP              $3,600,000          $3,584,264                $47   05/07/2004       07/01/2004
     89          First              NAP              $3,675,000          $3,572,920                $32   02/13/2003       04/01/2003
     90          First              NAP              $3,500,000          $3,392,489               $141   07/31/2003       09/01/2003
     91          First              NAP              $3,360,000          $3,323,737               $186   02/26/2004       04/01/2004
     92          First              NAP              $3,300,000          $3,293,925               $141   07/30/2004       09/01/2004
     93          First              NAP              $3,275,000          $3,269,340                $93   07/09/2004       09/07/2004
     94          First              NAP              $3,200,000          $3,196,845                $67   08/03/2004       10/01/2004
     95          First              NAP              $3,100,000          $3,094,332               $215   07/29/2004       09/01/2004
     96          First              NAP              $3,100,000          $3,091,825            $13,990   07/14/2004       09/10/2004
     97          First              NAP              $3,000,000          $2,988,063                $52   06/18/2004       08/01/2004
     98          First              NAP              $2,600,000          $2,569,632                $52   01/22/2004       03/01/2004

     99          First              NAP                $690,000            $690,000                $58   09/09/2004       11/01/2004
     100         First              NAP                $670,000            $670,000                $58   09/09/2004       11/01/2004
     101         First              NAP                $470,000            $470,000                $58   09/09/2004       11/01/2004
     102         First              NAP                $470,000            $470,000                $58   09/09/2004       11/01/2004
     103         First              NAP              $2,300,000          $2,295,998               $121   07/26/2004       09/01/2004
     104         First              NAP              $2,200,000          $2,197,864               $104   08/04/2004       10/01/2004
     105         First              NAP              $1,830,000          $1,830,000             $4,854   08/20/2002       10/01/2006
     106         First              NAP              $1,687,000          $1,672,232            $15,065   03/30/2004       05/01/2004
     107         First              NAP              $1,400,000          $1,394,489                $30   06/08/2004       08/01/2004

                                                 $1,374,002,000      $1,370,184,328

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     FIRST PAYMENT                          GRACE                      LOCKBOX          LOCKBOX       ORIGINAL TERM
  LOAN NO.       DATE (IO)         MATURITY DATE    PERIOD(7)     ARD LOAN        STATUS           TYPE          TO MATURITY
------------------------------------------------------------------------------------------------------------------------------------

     60             NAP             04/01/2014          5            No         Springing          Hard              120
     61             NAP             07/01/2014          5            No         Springing          Hard              120
     62             NAP             06/01/2014          5            No            NAP              NAP              120
     63             NAP             06/01/2014          5            No            NAP              NAP              120
     64             NAP             05/08/2014          0            No            NAP              NAP              120

     65             NAP             04/01/2014          5            No            NAP              NAP              120
     66             NAP             04/01/2014          5            No            NAP              NAP              120
     67             NAP             02/01/2014          5            No            NAP              NAP              120
     68             NAP             07/10/2014          0            No          In-Place       Soft / Hard          120
     69             NAP             03/01/2014          5            No            NAP              NAP              120
     70             NAP             09/01/2014          5            No            NAP              NAP              120
     71             NAP             04/01/2014          5            No            NAP              NAP              120
     72             NAP             09/01/2014          5            No            NAP              NAP              120
     73             NAP             07/01/2014          5            No            NAP              NAP              120
     74             NAP             08/11/2016          0            No          In-Place          Hard              144
     75          08/01/2004         07/01/2011          5            No            NAP              NAP              84
     76             NAP             08/11/2014          0            No            NAP              NAP              120
     77             NAP             04/01/2014          5            No            NAP              NAP              120
     78             NAP             03/01/2014          5            No            NAP              NAP              120
     79             NAP             09/01/2014          5            No            NAP              NAP              120
     80             NAP             05/01/2014          5            No            NAP              NAP              120
     81             NAP             05/01/2014          5            No            NAP              NAP              120
     82          06/01/2004         05/01/2014          5            Yes         In-Place          Soft              120
     83             NAP             09/01/2014          5            No            NAP              NAP              120
     84          06/01/2004         05/01/2014          10           No            NAP              NAP              120
     85             NAP             08/01/2014          5            No            NAP              NAP              120
     86             NAP             07/09/2014          0            No            NAP              NAP              120
     87             NAP             04/01/2014          5            No            NAP              NAP              120
     88             NAP             06/01/2014          5            No            NAP              NAP              120
     89             NAP             03/01/2013          5            No            NAP              NAP              120
     90             NAP             08/01/2013          5            No            NAP              NAP              120
     91             NAP             03/01/2009          5            No            NAP              NAP              60
     92             NAP             08/01/2014          5            No            NAP              NAP              120
     93             NAP             08/07/2014          0            No            NAP              NAP              120
     94             NAP             09/01/2014          5            No          In-Place          Soft              120
     95             NAP             08/01/2014          5            No            NAP              NAP              120
     96             NAP             08/10/2014          0            No            NAP              NAP              120
     97             NAP             07/01/2014          5            No          In-Place          Soft              120
     98             NAP             02/01/2014          5            No            NAP              NAP              120

     99             NAP             10/01/2014          5            No          In-Place          Soft              120
     100            NAP             10/01/2014          5            No          In-Place          Soft              120
     101            NAP             10/01/2014          5            No          In-Place          Soft              120
     102            NAP             10/01/2014          5            No          In-Place          Soft              120
     103            NAP             08/01/2014          5            No          In-Place          Soft              120
     104            NAP             09/01/2014          5            No            NAP              NAP              120
     105         10/01/2004         09/01/2009          5            No            NAP              NAP              60
     106            NAP             04/01/2014          5            No            NAP              NAP              120
     107            NAP             07/01/2014          5            No            NAP              NAP              120

                                                                                                                     114

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     REMAINING TERM          ORIGINAL           REMAINING         MORTGAGE           MONTHLY            MONTHLY
  LOAN NO.       TO MATURITY        AMORT. TERM(8)       AMORT. TERM            RATE      PAYMENT (P&I)       Payment (IO)
------------------------------------------------------------------------------------------------------------------------------------

     60              114                  360                354              5.400%           $44,922                NAP
     61              117                  360                357              6.280%           $48,487                NAP
     62              116                  360                356              5.720%           $40,426                NAP
     63              116                  360                356              5.250%           $36,722                NAP
     64              115                  360                355              5.580%           $35,801                NAP

     65              114                  300                294              5.750%           $24,535                NAP
     66              114                  300                294              5.750%           $14,595                NAP
     67              112                  360                352              5.800%           $35,205                NAP
     68              117                  360                357              6.090%           $35,716                NAP
     69              113                  360                353              5.590%           $31,253                NAP
     70              119                  360                359              5.500%           $30,093                NAP
     71              114                  360                354              5.100%           $28,233                NAP
     72              119                  360                359              5.700%           $29,600                NAP
     73              117                  300                297              6.370%           $33,355                NAP
     74              142                  360                358              6.030%           $29,623                NAP
     75              81                   360                360              5.950%           $29,101            $24,533
     76              118                  360                358              5.750%           $28,449                NAP
     77              114                  360                354              5.500%           $27,254                NAP
     78              113                  360                353              5.500%           $27,254                NAP
     79              119                  300                299              5.630%           $29,228                NAP
     80              115                  300                295              5.470%           $28,533                NAP
     81              115                  360                355              5.300%           $25,544                NAP
     82              115                  324                324              5.740%           $26,746            $21,339
     83              119                  360                359              5.800%           $25,230                NAP
     84              115                  360                360              5.250%           $22,861            $18,364
     85              118                  360                358              5.790%           $23,738                NAP
     86              117                  360                357              5.760%           $22,492                NAP
     87              114                  360                354              5.710%           $22,079                NAP
     88              116                  360                356              5.200%           $19,768                NAP
     89              101                  300                281              5.820%           $23,275                NAP
     90              106                  240                226              5.840%           $24,753                NAP
     91              53                   300                293              5.300%           $20,234                NAP
     92              118                  360                358              5.970%           $19,722                NAP
     93              118                  360                358              6.250%           $20,165                NAP
     94              119                  360                359              6.050%           $19,289                NAP
     95              118                  360                358              6.000%           $18,586                NAP
     96              118                  300                298              6.190%           $20,335                NAP
     97              117                  300                297              6.050%           $19,421                NAP
     98              112                  300                292              5.770%           $16,388                NAP

     99              120                  342                342              5.980%            $4,206                NAP
     100             120                  342                342              5.980%            $4,084                NAP
     101             120                  342                342              5.980%            $2,865                NAP
     102             120                  342                342              5.980%            $2,865                NAP
     103             118                  360                358              6.220%           $14,117                NAP
     104             119                  360                359              6.130%           $13,375                NAP
     105             59                   336                336              5.930%           $11,176             $9,169
     106             114                  300                294              5.660%           $10,521                NAP
     107             117                  300                297              6.110%            $9,115                NAP

                     109                  352                349              5.421%

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE      UNDERWRITABLE      UNDERWRITABLE     NOI         NCF       CUT-OFF DATE         BALLOON           BALLOON
  LOAN NO.                NOI          CASH FLOW     DSCR(9)     DSCR(9)            LTV             LTV           BALANCE
------------------------------------------------------------------------------------------------------------------------------------

     60              $790,113           $755,369    1.47        1.40              76.8%           64.5%        $6,675,484
     61              $793,304           $749,304    1.36        1.29              75.3%           64.7%        $6,724,983
     62              $724,028           $683,897    1.49        1.41              78.2%           66.2%        $5,856,087
     63              $679,353           $593,699    1.54        1.35              77.9%           65.0%        $5,522,924
     64              $711,188           $660,351    1.66        1.54              74.0%           62.4%        $5,245,346

     65              $468,249           $409,833    1.55        1.39              76.1%           59.1%        $3,003,983
     66              $261,180           $242,410    1.55        1.39              76.1%           59.1%        $1,786,984
     67              $669,271           $550,641    1.58        1.30              74.4%           63.3%        $5,067,838
     68              $606,444           $593,259    1.41        1.38              73.6%           62.8%        $5,027,041
     69              $615,285           $606,592    1.64        1.62              73.9%           62.5%        $4,576,849
     70              $513,845           $480,271    1.42        1.33              74.6%           62.5%        $4,435,571
     71              $555,258           $522,404    1.64        1.54              79.5%           66.1%        $4,298,240
     72              $470,985           $452,621    1.33        1.27              79.3%           66.8%        $4,294,167
     73              $692,630           $655,753    1.73        1.64              50.8%           40.1%        $3,932,395
     74              $521,060           $458,926    1.47        1.29              73.4%           59.4%        $3,977,647
     75              $493,659           $439,690    1.68        1.49              80.0%           76.1%        $4,639,939
     76              $454,100           $440,725    1.33        1.29              68.5%           57.9%        $4,111,283
     77              $459,640           $430,529    1.41        1.32              70.7%           59.5%        $4,017,670
     78              $496,578           $464,149    1.52        1.42              78.1%           65.9%        $4,019,877
     79              $557,346           $496,547    1.59        1.42              72.2%           55.5%        $3,604,752
     80              $532,548           $483,689    1.56        1.41              67.0%           51.5%        $3,555,790
     81              $427,630           $411,601    1.40        1.34              78.9%           66.0%        $3,827,271
     82              $500,443           $457,198    1.95        1.79              73.3%           64.2%        $3,851,471
     83              $453,112           $392,592    1.50        1.30              76.7%           64.8%        $3,631,400
     84              $399,835           $370,352    1.81        1.68              78.9%           68.8%        $3,612,085
     85              $421,511           $395,736    1.48        1.39              72.8%           61.6%        $3,419,607
     86              $409,280           $387,140    1.52        1.43              79.2%           67.0%        $3,248,675
     87              $413,443           $371,071    1.56        1.40              74.1%           62.8%        $3,201,002
     88              $394,506           $345,257    1.66        1.46              77.9%           64.9%        $2,985,136
     89              $508,732           $476,711    1.82        1.71              72.9%           58.0%        $2,840,002
     90              $423,385           $400,345    1.43        1.35              61.7%           41.7%        $2,294,294
     91              $348,848           $334,886    1.44        1.38              79.1%           71.7%        $3,012,317
     92              $334,753           $301,233    1.41        1.27              72.4%           61.6%        $2,801,175
     93              $350,966           $345,694    1.45        1.43              67.0%           57.4%        $2,802,447
     94              $340,528           $318,137    1.47        1.37              78.0%           66.4%        $2,722,317
     95              $315,536           $293,391    1.41        1.32              77.4%           65.8%        $2,633,709
     96              $468,564           $402,264    1.92        1.65              69.9%           54.8%        $2,423,040
     97              $354,879           $314,393    1.52        1.35              70.3%           54.9%        $2,334,747
     98              $316,646           $273,745    1.61        1.39              58.7%           45.8%        $2,003,967

     99               $81,542            $72,902    1.42        1.27              68.7%           57.0%          $573,325
     100              $50,533            $44,719    1.42        1.27              68.7%           57.0%          $556,706
     101              $53,056            $48,096    1.42        1.27              68.7%           57.0%          $390,525
     102              $53,091            $48,131    1.42        1.27              68.7%           57.0%          $390,525
     103             $239,506           $217,846    1.41        1.29              69.6%           59.6%        $1,966,454
     104             $221,238           $204,727    1.38        1.28              72.1%           61.5%        $1,875,910
     105             $182,328           $163,101    1.66        1.48              54.3%           52.0%        $1,753,539
     106             $202,001           $174,251    1.60        1.38              75.2%           58.2%        $1,295,426
     107             $196,205           $189,125    1.79        1.73              59.1%           46.3%        $1,091,722

                                                    2.21        2.02              65.2%           57.6%

---------------------------------------------------------------------------------
 MORTGAGE  MORTGAGE
 LOAN NO.  LOAN SELLER(1)  PROPERTY NAME(2)
---------------------------------------------------------------------------------

    60     MSMC            Waterbury Crossing
    61     MSMC            Brooklyn Industrial

    62     MSMC            The Shoppes at Hacks Cross
    63     MSMC            Chambers Centre
    64     MSMC            201 North Brand
                           Iowa Retail Portfolio
    65     MSMC            Iowa Retail Portfolio - Edgewood Plaza (V)
    66     MSMC            Iowa Retail Portfolio - Petco/Factory Card Outlet (V)
    67     MSMC            Courtlandt Square
    68     CWCapital       Lake Forest Self Storage
    69     MSMC            StorQuest- Torrance
    70     MSMC            Lonore Plaza
    71     MSMC            Jensen Beach
    72     MSMC            Oak Manor Market
    73     MSMC            Lake Buena Vista Shopping Center
    74     CWCapital       Masco Office Park
    75     MSMC            Northridge Medical Office
    76     CWCapital       215 Avenue I
    77     MSMC            Adobe Plaza
    78     MSMC            215-225 Route 73 North (Petsmart)
    79     MSMC            Sunrise Shopping Center
    80     MSMC            Dupont Place
    81     MSMC            New Hope Commons Shopping Center
    82     MSMC            Raceway Shopping Center
    83     MSMC            Holly Hill Medical Office
    84     MSMC            West 19th Retail Center
    85     MSMC            Westwind Marketplace
    86     MSMC            Penn Place
    87     MSMC            Saddle Road Medical Arts Building
    88     MSMC            Branch Avenue Plaza
    89     MSMC            Marlboro Industrial Park
    90     MSMC            Chadwell Plaza
    91     MSMC            387-403 Fulton Avenue
    92     MSMC            Kaplan Meridian
    93     MSMC            Statewide Self Storage
    94     MSMC            Robertson Corners
    95     MSMC            1548-1566 Central Park Ave Retail
    96     CWCapital       Cadillac Square Apartments
    97     MSMC            Dos Rios Business Park
    98     MSMC            16 West 36th Street
                           Family Dollar Portfolio
    99     MSMC            Family Dollar Portfolio - Marinette (VI)
    100    MSMC            Family Dollar Portfolio - Neenah (VI)
    101    MSMC            Family Dollar Portfolio - Crivitz (VI)
    102    MSMC            Family Dollar Portfolio - Ripon (VI)
    103    MSMC            FAA Building
    104    MSMC            North Central Plaza
    105    MSMC            Arrowhead Resort
    106    MSMC            Bowmanor Apartments
    107    MSMC            Storage Solutions

                           TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------------
  MORTGAGE       APPRAISED     VALUATION                                                                      LEASE
  LOAN NO.           VALUE      DATE(10)          LARGEST TENANT(11)                                     EXPIRATION DATE
---------------------------------------------------------------------------------------------------------------------------

     60        $10,350,000     02/11/2004         Sports Authority                                          12/31/2015
     61        $10,400,000     04/22/2004         Ultra Flex                                                06/30/2008
     62         $8,850,000     06/01/2004         Ambrosia Buffet                                           01/31/2019
     63         $8,500,000     04/12/2004         Dollar Tree                                               01/31/2008
     64         $8,400,000     01/14/2004         Times Community News                                      10/31/2006

     65         $5,200,000     01/13/2004         Hancock Fabrics                                           10/31/2004
     66         $2,900,000     01/13/2004         Petco                                                     01/31/2013
     67         $8,000,000     12/04/2003         Esquire Deposition Services                               06/30/2008
     68         $8,000,000     05/03/2004         NAP                                                          NAP
     69         $7,320,000     01/06/2004         NAP                                                          NAP
     70         $7,100,000     06/21/2004         Factory Card Outlet                                       03/31/2008
     71         $6,500,000     02/01/2004         Thomasville                                               03/31/2019
     72         $6,425,000     12/23/2004         Food Lion                                                 06/22/2024
     73         $9,800,000     04/16/2004         East Coast Implex, Inc.                                   12/31/2016
     74         $6,700,000     06/08/2004         Citicasters Co.                                           06/01/2014
     75         $6,100,000     02/01/2004         Radiology Practice Mgt, Inc.                              08/31/2008
     76         $7,100,000     05/11/2004         Tradewinds Escrow, Inc.                                   02/28/2009
     77         $6,750,000     02/10/2004         Mary Anne's Hallmark                                      02/28/2005
     78         $6,100,000     01/01/2004         Sears Roebuck & Co.                                       11/18/2008
     79         $6,500,000     06/01/2004         Olympus Fitness & Aerobics                                06/30/2014
     80         $6,900,000     02/04/2004         Bandido's Two                                             11/30/2016
     81         $5,800,000     02/09/2004         Food Lion                                                 11/18/2023
     82         $6,000,000     02/05/2004         AJ Wright                                                 10/08/2028
     83         $5,600,000     07/01/2004         Prime Care of Novi                                        12/31/2005
     84         $5,250,000     02/25/2004         The Worksource - Gulf Coast                               08/31/2008
     85         $5,550,000     06/04/2004         LePeep Grill                                              11/30/2008
     86         $4,850,000     06/01/2004         2nd Swing, Inc.                                           05/31/2009
     87         $5,100,000     07/16/2003         P&A Associates                                            06/08/2015
     88         $4,600,000     03/10/2004         Rocky's Ace Hardware                                      01/31/2006
     89         $4,900,000     10/09/2002         Showplace Extrusions                                      03/31/2013
     90         $5,500,000     06/19/2003         Standard Tile                                             01/31/2006
     91         $4,200,000     12/01/2003         C-Town                                                    09/30/2023
     92         $4,550,000     06/03/2004         Car Toys                                                  07/31/2008
     93         $4,880,000     06/02/2004         NAP                                                          NAP
     94         $4,100,000     03/08/2004         Food Lion                                                 09/15/2018
     95         $4,000,000     05/19/2004         East Harbor Restaurant                                    07/31/2019
     96         $4,425,000     03/30/2004         P&B Investments, Inc.                                     01/31/2009
     97         $4,250,000     04/23/2004         Dept. of Corrections                                      05/30/2009
     98         $4,380,000     08/19/2003         Albert Import & Export, LTD.                              08/31/2011

     99         $1,000,000     06/02/2004         Family Dollar                                             12/31/2013
     100          $970,000     06/02/2004         Family Dollar                                             12/31/2013
     101          $690,000     06/02/2004         Family Dollar                                             12/31/2013
     102          $690,000     06/02/2004         Family Dollar                                             12/31/2013
     103        $3,300,000     05/28/2004         FAA                                                       05/31/2024
     104        $3,050,000     06/07/2004         PPEC                                                      07/31/2009
     105        $3,370,000     06/11/2004         NAP                                                          NAP
     106        $2,225,000     09/02/2003         NAP                                                          NAP
     107        $2,360,000     05/10/2004         NAP                                                          NAP

-------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                           LEASE
  LOAN NO.         % NSF        SECOND LARGEST TENANT(11)                       EXPIRATION DATE         % NSF
-------------------------------------------------------------------------------------------------------------------

     60            62.4%        Petsmart                                           11/30/2012           37.6%
     61            36.0%        EMS Fire Department                                06/01/2010           25.0%
     62            16.0%        Outback Steakhouse                                 10/31/2013           14.4%
     63            12.8%        Blockbuster Inc.                                   12/31/2006           10.0%
     64            35.8%        Rough Draft Studios, Inc.                          12/19/2006           25.9%

     65            17.0%        Dollar General                                     01/31/2009           14.9%
     66            60.1%        Factory Card & Party Outlet                        03/31/2009           39.9%
     67             7.0%        Mortgage Associates of Texas                       03/21/2005            5.1%
     68              NAP        NAP                                                   NAP                 NAP
     69              NAP        NAP                                                   NAP                 NAP
     70            34.1%        Pet Supplies Plus                                  08/31/2005           18.6%
     71            52.9%        Tweeter (Sound Advice)                             01/31/2025           41.1%
     72            62.5%        Family Dollar                                      12/31/2013           14.8%
     73            52.4%        IHOP                                               04/07/2011           19.5%
     74            51.9%        Imperial Plumbing                                  04/01/2008           13.6%
     75            11.8%        Dimensions Medical Lab                             07/31/2009           10.1%
     76            16.5%        Natural Victory Sushi                              06/30/2011            8.3%
     77             9.3%        Sylvan Learning Center                             09/30/2005            9.1%
     78            53.4%        Petstuff, Inc.                                     10/31/2008           46.6%
     79            37.7%        Nicole's Dollar Store                              02/28/2009           10.9%
     80            14.8%        Liddell Investments, LLC                           02/28/2009           13.2%
     81            69.2%        Family Dollar                                      12/31/2013           14.5%
     82            49.4%        Shoe Carnival                                      10/16/2013           25.7%
     83            12.7%        National Diagnostic Services                       03/31/2009           10.1%
     84            13.9%        Collina's Italian Cafe'                            02/28/2011           10.2%
     85            13.2%        Radio Shack                                        01/31/2009            9.2%
     86            21.3%        JAM/Monroeville LP dba Baja Fresh                  05/31/2014           18.3%
     87            41.2%        Sunrise Lifestyle Centers                          07/18/2009           17.6%
     88            26.8%        Georgia Carpet Outlet                              06/30/2005           24.4%
     89            13.6%        Jon Lauren Apparel                                 03/31/2005           13.5%
     90            20.0%        China Buffet                                       07/31/2007           20.0%
     91            46.1%        El Oasis Restaurant / La Esquina                   10/31/2010           11.2%
     92            21.3%        Washington Mutual                                  11/30/2006           16.4%
     93              NAP        NAP                                                   NAP                 NAP
     94            69.3%        Sears Appliance                                    11/30/2007           18.1%
     95            19.5%        Zafrin Indian Restaurant                           09/30/2012            8.3%
     96             1.1%        Cadillac Food Plan                                 04/30/2007            0.9%
     97            29.1%        Sherwin Williams                                   06/30/2005           20.7%
     98             8.1%        CJS Sales LTD                                      02/28/2005            8.1%

     99            66.7%        Movie Gallery                                      08/31/2009           33.3%
     100           70.2%        NAP                                                   NAP                 NAP
     101          100.0%        NAP                                                   NAP                 NAP
     102          100.0%        NAP                                                   NAP                 NAP
     103          100.0%        NAP                                                   NAP                 NAP
     104           22.7%        Denali Pizza                                       08/31/2006            7.7%
     105             NAP        NAP                                                   NAP                 NAP
     106             NAP        NAP                                                   NAP                 NAP
     107             NAP        NAP                                                   NAP                 NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                       LEASE                           INSURANCE               TAX
  LOAN NO.  THIRD LARGEST TENANT(11)                        EXPIRATION DATE          % NSF    ESCROW IN PLACE      ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------

     60     NAP                                                   NAP                  NAP          No                   Yes
     61     Daily News                                         06/30/2010            12.0%          Yes                  Yes
     62     Blazin Wings                                       11/30/2018            12.5%          Yes                  Yes
     63     Children's Wonderland/Imagination Place            01/31/2005             8.0%          No                   Yes
     64     The Salvation Army                                 06/30/2008            24.7%          Yes                  Yes

     65     Iowa Wireless Services                             03/30/2009            10.6%          Yes                  Yes
     66     The Lamar Companies                                07/15/2010              NAP          Yes                  Yes
     67     Marjorie Schultz                                   10/31/2005             5.0%          Yes                  Yes
     68     NAP                                                   NAP                  NAP          Yes                  Yes
     69     NAP                                                   NAP                  NAP          Yes                  Yes
     70     Bedding Experts                                    04/30/2009             7.5%          Yes                  Yes
     71     Wireless Sales (Nextel)                            05/31/2009             6.1%          No                   No
     72     China King                                         04/30/2009             2.8%          Yes                  Yes
     73     East Coast Implex, Inc.                            12/31/2006            16.4%          Yes                  Yes
     74     Swan Advertising, Inc.                             03/01/2007             6.3%          Yes                  Yes
     75     LRG, Inc.                                          12/31/2015             8.5%          Yes                  Yes
     76     Penache Bridal Shop                                07/31/2006             7.6%          Yes                  Yes
     77     The Parable                                        08/31/2008             8.4%          Yes                  Yes
     78     NAP                                                   NAP                  NAP          Yes                  Yes
     79     Genesis Learning Center                            05/31/2010             8.8%          Yes                  Yes
     80     Koehlinger Fitness                                 03/31/2009            10.9%          Yes                  Yes
     81     China City                                         12/31/2008             2.7%          Yes                  Yes
     82     CJ Beauty Supply                                   10/31/2013            10.7%          Yes                  Yes
     83     Family Care Physicians                             12/31/2009             8.6%          Yes                  Yes
     84     First Capital Bank, SSB                            01/31/2008             8.6%          Yes                  Yes
     85     Einstein Bagels                                    06/30/2008             9.1%          No                   No
     86     Allcare Dental Management, Inc.                    01/31/2014            18.3%          Yes                  Yes
     87     Retina Associates of Northwest New Jersey          08/31/2008            13.0%          Yes                  Yes
     88     Midland Foods                                      06/30/2008            13.7%          Yes                  Yes
     89     Marshel Design                                     12/31/2004             9.1%          Yes                  Yes
     90     AT&T Wireless                                      07/31/2005            10.0%          Yes                  Yes
     91     Spanish Takeout                                    12/31/2006             4.9%          Yes                  Yes
     92     Sylvan Learning                                    09/04/2006            14.0%          Yes                  Yes
     93     NAP                                                   NAP                  NAP          Yes                  Yes
     94     Cingular Wireless                                  08/31/2005             4.2%          Yes                  Yes
     95     Sugar Free Express                                 01/31/2011             8.0%          Yes                  Yes
     96     Caju Salon                                         05/31/2005             0.9%          Yes                  Yes
     97     Brownie's Blueprint                                02/28/2009            20.4%          Yes                  Yes
     98     Busy Bee Trading Co., Inc                          07/31/2009             8.1%          Yes                  Yes

     99     NAP                                                   NAP                  NAP          Yes                  Yes
     100    NAP                                                   NAP                  NAP          Yes                  Yes
     101    NAP                                                   NAP                  NAP          Yes                  Yes
     102    NAP                                                   NAP                  NAP          Yes                  Yes
     103    NAP                                                   NAP                  NAP          No                   Yes
     104    H & C Internat'l                                   08/31/2007             7.7%          Yes                  Yes
     105    NAP                                                   NAP                  NAP          Yes                  Yes
     106    NAP                                                   NAP                  NAP          Yes                  Yes
     107    NAP                                                   NAP                  NAP          No                   Yes

-----------------------------------------------------------------------------------------------------------------
  MORTGAGE     CAPITAL EXPENDITURE               TI/LC                                OTHER
  LOAN NO.     ESCROW IN PLACE(12)        ESCROW IN PLACE(13)                ESCROW DESCRIPTION(14)
-----------------------------------------------------------------------------------------------------------------

     60                Yes                        No                                   NAP
     61                Yes                        Yes                                  NAP
     62                Yes                        Yes                           Lease up Reserve
     63                Yes                        Yes                                  NAP
     64                Yes                        Yes                                  NAP

     65                Yes                        Yes                            Tenant Reserve
     66                Yes                        Yes                                  NAP
     67                Yes                        Yes                         Ground Lease Reserve
     68                Yes                        No                                   NAP
     69                Yes                        No                                   NAP
     70                Yes                        No                                   NAP
     71                Yes                        Yes                                  NAP
     72                Yes                        Yes                                  NAP
     73                Yes                        No                                   NAP
     74                Yes                        Yes                                  NAP
     75                Yes                        Yes                            Tenant Reserve
     76                Yes                        Yes                            Tenant Reserve
     77                Yes                        Yes                            Tenant Reserve
     78                Yes                        Yes                            Tenant Reserve
     79                Yes                        Yes                                  NAP
     80                Yes                        Yes                            Tenant Reserve
     81                Yes                        Yes                                  NAP
     82                Yes                        Yes                                  NAP
     83                Yes                        Yes                                  NAP
     84                Yes                        Yes                            Tenant Reserve
     85                No                         No                                   NAP
     86                Yes                        Yes                                  NAP
     87                Yes                        Yes                            Tenant Reserve
     88                Yes                        Yes                                  NAP
     89                Yes                        Yes                                  NAP
     90                No                         No                                   NAP
     91                Yes                        Yes                            Tenant Reserve
     92                Yes                        Yes                                  NAP
     93                Yes                        No                                   NAP
     94                Yes                        Yes                                  NAP
     95                Yes                        Yes                            Tenant Reserve
     96                Yes                        No                                   NAP
     97                Yes                        Yes                            Tenant Reserve
     98                Yes                        No                                   NAP

     99                Yes                        Yes                                  NAP
     100               Yes                        Yes                                  NAP
     101               Yes                        Yes                                  NAP
     102               Yes                        Yes                                  NAP
     103               Yes                        No                                   NAP
     104               Yes                        Yes                                  NAP
     105               Yes                        No                                   NAP
     106               Yes                        No                                   NAP
     107               Yes                        No                          Debt Service Reserve

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                   SPRINGING                  INITIAL CAPITAL EXPENDITURE        MONTHLY CAPITAL EXPENDITURE
  LOAN NO.             ESCROW DESCRIPTION(15)                 ESCROW REQUIREMENT(16)             ESCROW REQUIREMENT(17)
----------------------------------------------------------------------------------------------------------------------------

     60                  Insurance, TI/LC                                        $0                               $579
     61                         NAP                                              $0                             $1,250
     62                         NAP                                              $0                               $545
     63                        TI/LC                                             $0                             $1,868
     64                         NAP                                              $0                               $553

     65                         NAP                                              $0                             $1,096
     66                         NAP                                              $0                               $372
     67                         NAP                                              $0                             $1,301
     68                         NAP                                          $1,099                             $1,099
     69                         NAP                                              $0                               $724
     70                        TI/LC                                             $0                               $815
     71                  RE Tax, Insurance                                       $0                               $308
     72                        TI/LC                                             $0                               $675
     73                         NAP                                              $0                               $307
     74                         NAP                                            $830                               $830
     75                         NAP                                              $0                               $562
     76                        Other                                           $342                               $342
     77                         NAP                                              $0                               $611
     78                         NAP                                              $0                               $483
     79                         NAP                                              $0                               $917
     80                         NAP                                              $0                               $603
     81                        Other                                             $0                               $691
     82                         NAP                                              $0                               $581
     83                         NAP                                              $0                               $562
     84                         NAP                                              $0                               $307
     85                  RE Tax, Insurance                                       $0                                 $0
     86                         NAP                                              $0                               $205
     87                         NAP                                              $0                               $351
     88                         NAP                                              $0                               $935
     89                         NAP                                              $0                             $1,110
     90                    CapEx, TI/LC                                          $0                                 $0
     91                         NAP                                              $0                               $418
     92                         NAP                                              $0                               $664
     93                         NAP                                              $0                               $439
     94                        Other                                             $0                               $596
     95                         NAP                                              $0                               $503
     96                         NAP                                          $5,525                             $5,525
     97                        Other                                             $0                             $1,518
     98                        Other                                             $0                               $945

     99                         NAP                                              $0                               $150
     100                        NAP                                              $0                               $143
     101                        NAP                                              $0                               $100
     102                        NAP                                              $0                               $100
     103                 Insurance, TI/LC                                        $0                               $238
     104                        NAP                                              $0                               $265
     105                        NAP                                              $0                             $1,602
     106                        NAP                                              $0                             $2,313
     107                        NAP                                              $0                               $590

----------------------------------------------------------------------------------------------------------------------
 MORTGAGE  CURRENT CAPITAL EXPENDITURE               INITIAL TI/LC                MONTHLY TI/LC         CURRENT TI/LC
 LOAN NO.            ESCROW BALANCE(18)      ESCROW REQUIREMENT(19)       ESCROW REQUIREMENT(20)    ESCROW BALANCE(21)
----------------------------------------------------------------------------------------------------------------------

    60                          $3,141                          $0                           $0                    $0
    61                          $1,250                    $100,000                           $0              $100,021
    62                          $1,091                          $0                       $2,000                $4,001
    63                          $3,736                    $150,000                           $0              $150,000
    64                          $1,659                     $44,206                       $3,684               $55,258

    65                          $4,386                          $0                       $4,167               $16,960
    66                          $1,489                          $0                       $1,667                $6,384
    67                          $7,815                     $75,000                       $6,250              $112,742
    68                          $1,099                          $0                           $0                    $0
    69                          $3,626                          $0                           $0                    $0
    70                              $0                          $0                           $0                    $0
    71                          $1,233                          $0                       $1,024                $4,099
    72                              $0                          $0                         $833                    $0
    73                            $307                          $0                           $0                    $0
    74                            $830                      $3,283                       $3,283                $3,283
    75                            $562                          $0                       $4,167                $4,167
    76                            $342                        $770                         $770                  $770
    77                          $2,446                          $0                       $1,607                $6,433
    78                          $2,415                          $0                       $1,287                $6,435
    79                              $0                          $0                       $3,052                    $0
    80                          $1,809                          $0                       $3,256                $9,767
    81                          $2,073                          $0                         $833                $2,500
    82                          $1,744                          $0                       $2,208                $6,627
    83                              $0                    $100,000                       $2,812              $100,000
    84                            $921                          $0                       $2,109                $6,330
    85                              $0                          $0                           $0                    $0
    86                            $205                          $0                       $1,500                $1,500
    87                          $1,406                          $0                         $833                $3,333
    88                          $1,870                    $135,000                           $0              $135,117
    89                         $18,985                          $0                       $3,391               $57,975
    90                              $0                          $0                           $0                    $0
    91                          $2,090                          $0                         $895                $4,475
    92                              $0                          $0                       $1,500                    $0
    93                              $0                          $0                           $0                    $0
    94                              $0                          $0                         $993                    $0
    95                              $0                          $0                         $659                    $0
    96                          $5,525                          $0                           $0                    $0
    97                          $1,518                          $0                       $2,500                $2,500
    98                          $5,679                          $0                           $0                    $0

    99                              $0                          $0                         $500                    $0
    100                             $0                          $0                         $475                    $0
    101                             $0                          $0                         $333                    $0
    102                             $0                          $0                         $333                    $0
    103                             $0                          $0                           $0                    $0
    104                             $0                          $0                       $1,041                    $0
    105                             $0                          $0                           $0                    $0
    106                         $9,252                          $0                           $0                    $0
    107                           $590                          $0                           $0                    $0

----------------------------------------------------------------------------------------------------------------------------------
                                                                                              PREPAYMENT CODE(23)
 MORTGAGE     ENVIRONMENTAL          INTEREST                              -------------------------------------------------------
 LOAN NO.       INSURANCE         ACCRUAL METHOD        SEASONING(22)         LO         DEF  DEF/YM1.00       YM1.00     YM
----------------------------------------------------------------------------------------------------------------------------------

     60             No              Actual/360                     6          30          86
     61             No              Actual/360                     3          27          89
     62             No              Actual/360                     4          28          88
     63             No              Actual/360                     4          28          87
     64             No              Actual/360                     5          29          87

     65             No              Actual/360                     6          30          86
     66             No              Actual/360                     6          30          86
     67             No              Actual/360                     8          32          84
     68             No              Actual/360                     3          27          89
     69             No              Actual/360                     7          31          85
     70             No              Actual/360                     1          25          91
     71             No              Actual/360                     6          30          86
     72             No              Actual/360                     1          25          91
     73      Yes - Individual       Actual/360                     3          27          86
     74             No              Actual/360                     2          26         114
     75             No              Actual/360                     3          27          53
     76             No              Actual/360                     2          26          90
     77             No              Actual/360                     6          30          86
     78             No              Actual/360                     7          31          85
     79             No              Actual/360                     1          25          91
     80             No              Actual/360                     5          29          87
     81             No              Actual/360                     5          29          87
     82             No              Actual/360                     5          29          87
     83             No              Actual/360                     1          25          91
     84             No              Actual/360                     5          29          87
     85             No              Actual/360                     2          26          90
     86             No              Actual/360                     3          27          89
     87             No              Actual/360                     6          30          86
     88             No              Actual/360                     4          28          88
     89             No              Actual/360                    19          43          73
     90             No              Actual/360                    14          38          78
     91             No              Actual/360                     7          31          25
     92             No              Actual/360                     2          35                                   81
     93             No              Actual/360                     2          26          90
     94             No              Actual/360                     1          25          91
     95             No              Actual/360                     2          26          90
     96             No              Actual/360                     2          26          90
     97             No              Actual/360                     3          27          89
     98             No              Actual/360                     8          32          84

     99             No              Actual/360                     0          60                                               56
     100            No              Actual/360                     0          60                                               56
     101            No              Actual/360                     0          60                                               56
     102            No              Actual/360                     0          60                                               56
     103            No              Actual/360                     2          26          90
     104            No              Actual/360                     1          25          91
     105     Yes - Individual       Actual/360                     1          25          31
     106            No              Actual/360                     6          30          86
     107            No              Actual/360                     3          27          89

                                                                   4

[co eah]

--------------------------------------------------------------------------------
            PREPAYMENT CODE(23)
 MORTGAGE   -------------------         YM              ADMINISTRATIVE
 LOAN NO.         OPEN               FORMULA(24)         COST RATE(25)
--------------------------------------------------------------------------------

     60             4                                        3.17
     61             4                                        3.17
     62             4                                        3.17
     63             5                                        3.17
     64             4                                        3.17

     65             4                                       13.17
     66             4                                       13.17
     67             4                                        3.17
     68             4                                       10.17
     69             4                                        3.17
     70             4                                        3.17
     71             4                                        3.17
     72             4                                        3.17
     73             7                                        3.17
     74             4                                       10.17
     75             4                                       13.17
     76             4                                       10.17
     77             4                                        3.17
     78             4                                        3.17
     79             4                                        3.17
     80             4                                        3.17
     81             4                                        3.17
     82             4                                       15.17
     83             4                                        3.17
     84             4                                        3.17
     85             4                                       13.17
     86             4                                        3.17
     87             4                                        3.17
     88             4                                        3.17
     89             4                                        3.17
     90             4                                        3.17
     91             4                                        3.17
     92             4                    A                   3.17
     93             4                                       13.17
     94             4                                        3.17
     95             4                                        3.17
     96             4                                       10.17
     97             4                                       13.17
     98             4                                        3.17

     99             4                    B                  13.17
     100            4                    B                  13.17
     101            4                    B                  13.17
     102            4                    B                  13.17
     103            4                                        3.17
     104            4                                       10.17
     105            4                                        3.17
     106            4                                        3.17
     107            4                                        3.17

APPENDIX III
SIGNIFICANT LARGE LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                     [BANK OF AMERICA PLAZA PICTURE OMITTED]

                     [BANK OF AMERICA PLAZA PICTURE OMITTED]

                                      III-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

                       [BANK OF AMERICA PLAZA MAP OMITTED]

                                     III-2

-------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BANK OF AMERICA PLAZA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $192,000,000

CUT-OFF DATE BALANCE(1):      $192,000,000

SHADOW RATING (FITCH/S&P)     A+/A+

FIRST PAYMENT DATE:           10/07/2004

INTEREST RATE:                5.063%

AMORTIZATION:                 Interest Only through 09/2006. Thereafter, 360
                              months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                09/07/2014

EXPECTED MATURITY BALANCE:    $167,713,565

SPONSOR:                      Trizec Properties

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until 2 years after the REMIC
                              "start-up" day, with U.S. Treasury defeasance
                              thereafter. Prepayable without penalty from and
                              after 06/07/2014.

LOAN PER SF(1):               $138.60

UP-FRONT RESERVES:            NAP

ONGOING RESERVES(2):          TI/LC:            Springing

                              RE Tax:           Springing

                              Insurance:        Springing

                              CapEx:            Springing

LOCKBOX(3):                   Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     Los Angeles, CA

YEAR BUILT/RENOVATED:         1974/NAP

OCCUPANCY(4):                 98.2%

  SQUARE FOOTAGE:             1,385,251

  THE COLLATERAL:             55-story office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF    RENT PSF      LEASE EXPIRATION
-------------                 ------    ---------     ----------------

The Capital Group             22.4%       $25.22      02/18/2018

Sheppard, Mullin,             12.8%       $26.45      02/18/2009
  Richter & Hampton

Bank of America               12.1%     $12.89(5)     06/19/2012

PROPERTY MANAGEMENT:          Trizec 333 LA, LLC

U/W NET OP. INCOME:           $27,393,508

U/W NET CASH FLOW:            $25,045,235

APPRAISED VALUE:              $430,000,000

CUT-OFF DATE LTV(1):          44.7%

MATURITY DATE LTV(1):         39.0%

DSCR(1):                      2.54x
--------------------------------------------------------------------------------
(1)  The subject $192,000,000 loan represents the senior portion of a
     $242,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the $192,000,000 senior financing.

(2)  Upon the occurrence and continuance of a lockbox period, (a) the Borrower is required to deposit into a reserve 1/12 of annual real estate taxes and insurance premiums monthly; (b) the Borrower is required to deposit
     $177,000 monthly into a TI/LC reserve monthly and (c) the Borrower is required to deposit $17,750 into a capital expenditures reserves monthly. A lockbox period will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the actual annualized net cash flow falls below $19,685,954, and terminating when actual net cash flow is above that threshold for two consecutive calendar quarters.

(3)  Upon the occurrence of a lockbox period, the Borrower will cease to have access to any funds in the lockbox.

(4)  Occupancy is based on the rent roll dated 09/01/2004.

(5)  Net rent.

                                     III-3

THE BANK OF AMERICA PLAZA LOAN

     THE LOAN. The largest loan (the "Bank of America Plaza Loan") as evidenced by the Promissory Note (the "Bank of America Plaza Note") is secured by a first priority fee Deed of Trust, Security Agreement and Fixture Filing (the "Bank of
America Plaza Mortgage") encumbering the 1,385,251 SF office tower known as Bank of America Plaza, located in Los Angeles, California (the "Bank of America Plaza
Property"). The Bank of America Plaza Loan was originated on 08/27/2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Trizec 333 LA, LLC, a Delaware limited liability company (the "Bank of America Plaza Borrower") that owns no material asset other than the Bank of America Plaza Property and related interests. The
Bank of America Plaza Borrower is a subsidiary of Trizec Properties, the sponsor of the Bank of America Plaza Loan. Trizec Properties Inc. is a real estate investment trust traded on the New York Stock Exchange that reports ownership of
62 office properties totaling approximately 43 million SF, concentrated in several major cities.

     THE PROPERTY. The Bank of America Plaza Property is located in downtown Los
Angeles, California, at 333 South Hope Street, approximately a half mile south of the Interstate 110 and Highway 101 intersection. The Bank of America Plaza
Property was originally constructed in 1974. It consists of a 1,385,251 SF,
55-story office tower. The Bank of America Plaza Property is situated on approximately 4.2 acres and includes 2,242 parking spaces in a nine-level parking garage under the concourse level.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                       % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF     % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING*         ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                 7           $0.00                2%             2%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                   1           $0.00                0%             2%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                  3          $23.13                0%             2%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                  9          $21.51                9%            11%              9%                  9%
------------------------------------------------------------------------------------------------------------------------------
          2006                  8          $24.24               11%            21%             13%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2007                  2          $18.10                0%            22%              0%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2008                  4          $10.40                4%            26%              2%                 24%
------------------------------------------------------------------------------------------------------------------------------
          2009                  9          $26.90               19%            44%             24%                 49%
------------------------------------------------------------------------------------------------------------------------------
          2010                  2          $25.77                2%            46%              2%                 51%
------------------------------------------------------------------------------------------------------------------------------
          2011                  3          $14.55                2%            49%              2%                 53%
------------------------------------------------------------------------------------------------------------------------------
          2012                 12          $12.23               25%            74%             15%                 68%
------------------------------------------------------------------------------------------------------------------------------
          2013                  0           $0.00                0%            74%              0%                 68%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             12          $24.90               26%           100%             32%                100%
------------------------------------------------------------------------------------------------------------------------------
     *Figures include net rent for certain tenants

     PROPERTY MANAGEMENT. The Bank of America Plaza Property is managed by
Trizec 333 LA, LLC, which is the Bank of America Plaza Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Bank of America Plaza
Borrower may obtain mezzanine financing, provided that certain conditions are met, including that the mezzanine loan is payable only out of excess cash flow from the property; the mezzanine loan, together with the Bank of America Plaza
Loan, has a loan to value no greater than 65%; the debt service coverage ratio of the property, after giving effect to the mezzanine loan, together with the
Bank of America Plaza Loan, is no greater than the debt service coverage ratio on the date of origination of the Bank of America Plaza loan; creation of an intercreditor agreement between the lender and the mezzanine loan lender; and, if required by lender, a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the mezzanine loan.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Bank of America
Plaza Property also secures, on a subordinate basis, a $50,000,000 B Note.
Various matters regarding the respective rights and obligations of the trust, as the holder of the Bank of America Plaza Loan, and the holder of the Bank of
America Plaza B Note are governed by an intercreditor agreement. The intercreditor agreement is described in the prospectus supplement under
"Description of the Mortgage Pool--The Bank of America Plaza Loan". The Bank of
America Plaza Borrower may obtain financing for equipment and other personal property used on the Bank of America Plaza Property so long as such indebtedness
(i) is

                                     III-4

unsecured, and (ii) in the aggregate (together with trade debts) does not exceed
3% of the principal balance of the Bank of America Plaza loan.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Bank of America Plaza Loan and the Bank of America Plaza Property is set forth on Appendix II hereto.

                                     III-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2-10 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                      [WELLS REF PORTFOLIO PICTURE OMITTED]

                      [WELLS REF PORTFOLIO PICTURE OMITTED]

                                     III-6

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2-10 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

                        [WELLS REF PORTFOLIO MAP OMITTED]

                                     III-7

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2-10 - WELLS REF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):           $125,000,000

CUT-OFF DATE BALANCE:          $125,000,000

SHADOW RATING (FITCH/S&P):     AAA/AAA

FIRST PAYMENT DATE:            07/07/2004

INTEREST RATE:                 4.840%

AMORTIZATION:                  Interest Only

ARD:                           NAP

HYPERAMORTIZATION:             NAP

MATURITY DATE:                 06/07/2014

EXPECTED MATURITY BALANCE:     $125,000,000

SPONSOR(S):                    Wells Real Estate Funds

INTEREST CALCULATION:          Actual/360

CALL PROTECTION:               Locked out until 2 years after the REMIC
                               "start-up" day of the last securitization of any
                               Wells REF Portfolio Companion Loan, with U.S.
                               Treasury defeasance thereafter. Prepayable
                               without penalty from and after 03/07/2014.

LOAN PER SF(1):                $120.46

UP-FRONT RESERVES:             NAP

ONGOING RESERVES(2):           CapEx:                Springing

                               RE Tax:               Springing

                               Insurance:            Springing

                               TI/LC:                Springing

LOCKBOX                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        9 properties

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Urban and Suburban

LOCATION:                      See table

YEAR BUILT/RENOVATED:          See table

OCCUPANCY(3):                  100%

SQUARE FOOTAGE:                2,905,564

THE COLLATERAL:                See table

OWNERSHIP INTEREST:            Fee

MAJOR TENANTS                  % NRSF      RENT PSF     LEASE EXPIRATION
-------------                  ------      --------     ----------------

Independence Square             11.4%       $35.78      05/31/2006
One:  Comptroller of
the Currency

Independence Square             19.6%       $35.75      07/19/2012
Two:  GSA NASA

Keybank Building:               7.0%        $28.00      12/31/2013
Gemini Technology
Services

Citicorp Building:              14.1%       $14.50      11/30/2010
Citicorp

Bridgewater Crossing II:        10.2%       $24.50      03/31/2012
Aventis

Caterpillar Building:           10.4%       $25.54      02/28/2015
Caterpillar Financial
Services

State Street Building:           8.1%        $31.00      03/31/2011
State Street Bank

Harcourt Building:               6.7%        $17.17      06/30/2016
Harcourt Inc.

Continental Casualty:            3.9%        $23.76      08/31/2013
Continental Casualty

PROPERTY MANAGEMENT:            See below

U/W NET OP. INCOME:             $64,482,013

U/W NET CASH FLOW:              $60,907,233

APPRAISED VALUE:                $836,200,000

CUT-OFF DATE LTV(1):            41.9%

MATURITY DATE LTV(1):           41.9%

DSCR(1):                        3.55x
--------------------------------------------------------------------------------
(1)  The subject $125,000,000 loan represents a 35.7% pari passu interest in a
     $350,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $350,000,000 financing.

(2)  Upon the occurrence and continuance of a lockbox trigger period, the
     Borrower is required to deposit into a reserve account funds for insurance premiums, real estate taxes, capital expenditure funds and tenant improvement/leasing commissions. The monthly deposit to the insurance reserve will be 1/12 of the annual payments. The monthly deposit to the tax reserve will be 1/12 of estimated annual taxes. The monthly deposit to the capital expenditure reserve will be 1/12 of the product of (a) $0.25 multiplied by (b) the number of SF in the improvements at each property.
     The monthly deposit to the tenant improvement/leasing reserve will be 1/12 of the product of (a) $1.25 multiplied by (b) the number of SF in the improvements at each property. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve funds may also be made in the form of letters of credit. A lockbox will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the DSCR with respect to all properties combined is less than 1.50x, until such time that the Wells REF Portfolio
     Property achieves a DSCR equal to or greater than 1.50x for 6 consecutive months.

(3)  Occupancy is based on the rent roll dated 12/01/2003.

                                     III-8

THE WELLS REF PORTFOLIO LOAN

     THE LOAN. The second largest loan (the "Wells REF Portfolio Loan") as evidenced by the Promissory Notes (collectively, the "Wells REF Portfolio Note")
is secured by a first priority Fee Mortgage and Security Agreement or Deed of
Trust and Security Agreement (collectively, the "Wells REF Portfolio Mortgage")
encumbering each of the nine office properties identified below, located in
Bridgewater, New Jersey; Parsippany, New Jersey; Englewood Cliffs, New Jersey;
Quincy, Massachusetts; Washington, D.C. (two properties); Nashville, Tennessee;
Austin, Texas; and Brea, California (collectively, the "Wells REF Portfolio
Property"). The Wells REF Portfolio Loan was originated on 05/21/2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Wells REIT - Orange County, CA, L.P. and
Wells REIT - Austin, TX, L.P., each a Delaware limited partnership; Wells REIT -
Independence Square, LLC; Wells REIT - Multi-State Owner, LLC; Wells REIT -
Nashville, TN, LLC; and Wells REIT - Bridgewater, NJ, LLC, each Delaware limited liability company (collectively, the "Wells REF Portfolio Borrower") each of which owns no material asset other than its particular Wells REF Portfolio
Property and related interests. The Wells REF Portfolio Borrower is a wholly-owned subsidiary of Wells Real Estate Funds, the sponsor of the Wells REF
Portfolio Loan. Wells Real Estate Funds is a national real estate investment management firm.

     THE PROPERTIES. The Independence Square One Property is located in
Washington, D.C., situated in the southwest quadrant of Washington, a few blocks south of the Capital and the Mall. The Independence Square One Property was
originally constructed in 1991 and consists of a 337,794 SF, 9-story Class A office building. The Independence Square One Property is anchored by the
Comptroller of the Currency. The Independence Square One Property is situated on approximately 1.32 acres and includes 404 parking spaces. The property features a 236-seat, 2-story auditorium with television studio.

     The Independence Square Two Property is located in Washington, D.C., situated in the southwest quadrant of Washington, a few blocks south of the
Capital and the Mall. The Independence Square Two Property was originally constructed in 1992 and consists of a 579,733 SF, 9-story Class A office building. The property's largest tenant is GSA NASA. The Independence Square Two
Property is situated on approximately 2.26 acres and includes 501 parking spaces. The property features a fitness center and lower level concourse.

     The Keybank Building Property is located in Parsippany, New Jersey, bounded by New Jersey State Road 10 and Gatehall Drive. The Keybank Building Property
was originally constructed in 1986 and consists of a 404,515 SF, 4-story Class A office building. The Keybank Building Property is anchored by Gemini Technology
Services. The building is located in the Gatehall corporate complex, which includes two other multi-tenant buildings and is a full service park with a hotel and other amenities. The Keybank Building Property is situated on approximately 18.72 acres and includes 1,062 parking spaces.

     The Citicorp Building Property is located in Englewood Cliffs, New Jersey, situated between Sylvan Avenue and Hudson Terrace. The Citicorp Building
Property was originally constructed between 1953 and 1962 and renovated in 1998.
It consists of a 410,000 SF Class A office building, with four-interconnected structures ranging between one and three-stories. The property is anchored by
Citicorp. The Citicorp Building Property is situated on approximately 27.02 acres and includes 1,052 parking spaces.

     The Bridgewater Crossing II Property is located in Bridgewater, New Jersey, bounded by Highway Route 22 and Commons Way. The Bridgewater Crossing II
Property was originally constructed in 2002 and consists of a 297,380 SF,
8-story Class A office building. The property is anchored by Aventis. The
Bridgewater Crossing II Property is situated on approximately 10.47 acres and includes 999 parking spaces.

     The Caterpillar Building Property is located in Nashville, Tennessee, situated between Louise Avenue and Hayes Street. The Caterpillar Building
Property is an 11-story, Class A office building constructed in 2000 with
312,297 SF and 1,153 parking spaces. The property's largest tenant is
Caterpillar Financial Services. The Caterpillar Building Property is situated on approximately 2.48 acres.

     The State Street Building Property is located in Quincy, Massachusetts, bounded by Crown Colony Drive and Southerly Access Drive. The State Street
Building Property is a Class A, 7-story office building that was constructed in
1989 and contains 234,668 SF. The State Street Building Property is anchored by the State Street Bank. The property is part of the Crown Colony Office Park, and is close to major highways and mass transit. The State Street Building Property is situated on approximately 10.76 acres and includes 850 parking spaces.

                                     III-9

     The Harcourt Building Property is located in Austin, Texas, bounded by
North MoPac Expressway and Braker Lane. The Harcourt Building Property is a
seven-story Class A suburban office building totaling 195,234 SF. The building was constructed in 2001 and features a two-story parking garage with 104 parking spaces. The property has an additional 669 parking spaces around the perimeter of the office tower, for a total of 715 spaces. The Harcourt Building Property is anchored by Harcourt, Inc. The Harcourt Building Property is situated on approximately 8.41 acres.

     The Continental Casualty Property is located in Brea, California, situated on Placentia Avenue. The Continental Casualty Building Property was originally constructed in 2002, and consists of a three-story Class A suburban office building totaling 133,943 SF. The property's largest tenant is Continental
Casualty. The Continental Casualty Building Property is situated on approximately 6.347 acres and includes a two-story parking garage with 554 parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                               ALLOCATED                    OWNERSHIP    YEAR BUILT/
         PROPERTY             LOAN AMOUNT   PROPERTY TYPE   INTEREST      RENOVATED         OCCUPANCY             UNITS
------------------------------------------------------------------------------------------------------------------------------

Independence Square One      $57,800,000       Office          Fee         1991/NAP            100%              337,794
------------------------------------------------------------------------------------------------------------------------------
Independence Square Two      $105,800,000      Office          Fee         1992/NAP            100%              579,733
------------------------------------------------------------------------------------------------------------------------------
Keybank Building             $42,700,000       Office          Fee         1986/NAP            100%              404,515
------------------------------------------------------------------------------------------------------------------------------
Citicorp Building            $29,300,000       Office          Fee      1953-1962/1998         100%              410,000
------------------------------------------------------------------------------------------------------------------------------
Bridgewater Crossing II      $40,200,000       Office          Fee         2002/NAP            100%              297,380
------------------------------------------------------------------------------------------------------------------------------
Caterpillar Building         $26,800,000       Office          Fee         2000/NAP            100%              312,297
------------------------------------------------------------------------------------------------------------------------------
State Street Building        $20,200,000       Office          Fee         1989/NAP            100%              234,668
------------------------------------------------------------------------------------------------------------------------------
Harcourt Building            $16,500,000       Office          Fee         2001/NAP            100%              195,234
------------------------------------------------------------------------------------------------------------------------------
Continental Casualty         $10,700,000       Office          Fee         2002/NAP            100%              133,943
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                      % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF     % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                0            $0.00                0%             0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 2           $29.80                0%             0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 2           $27.03                0%             0%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 2           $35.80               11%            12%             15%                 16%
------------------------------------------------------------------------------------------------------------------------------
          2007                 0            $0.00                0%            12%              0%                 16%
------------------------------------------------------------------------------------------------------------------------------
          2008                 1           $24.00                1%            13%              1%                 17%
------------------------------------------------------------------------------------------------------------------------------
          2009                 0            $0.00                0%            13%              0%                 17%
------------------------------------------------------------------------------------------------------------------------------
          2010                 2           $14.31               14%            27%              8%                 24%
------------------------------------------------------------------------------------------------------------------------------
          2011                 1           $31.00                8%            35%              9%                 34%
------------------------------------------------------------------------------------------------------------------------------
          2012                 3           $31.71               30%            65%             36%                 70%
------------------------------------------------------------------------------------------------------------------------------
          2013                 2           $26.49               11%            76%             11%                 81%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             3           $21.31               24%           100%             19%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Independence Square One Property and the
Independence Square Two Property are managed by Boston Properties Limited
Partnership. The Keybank Building Property is managed by The Gale Management
Company, L.L.C. The Citicorp Building Property is managed by the Wells
Management Company, Inc., which is an affiliate of Wells Real Estate Funds. The
Bridgewater Crossing II Property is managed by Hines Interests Limited
Partnership. The Caterpillar Building Property is managed by Highwoods Realty
Limited Partnership. The State Street Building Property is managed by Nordblom
Management Company, Inc. The Harcourt Building Property is managed by
Carramerica Real Estate Services, LLC. The Continental Casualty Building
Property is managed by PM Realty Group, L.P. Each management agreement is subordinate to the Wells REF Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed. However, the Wells REF Portfolio Property also secures, on a pari passu basis, the Wells
REF Portfolio Companion Loans. Various matters regarding the respective rights

                                     III-10

and obligations of the trust, as the holder of the Wells REF Portfolio Loan, and the holders of the Wells REF Portfolio Companion Loans are governed by an intercreditor agreement that is described in the prospectus supplement under
"Description of the Mortgage Pool--The Wells REF Portfolio Pari Passu Loan".

     SUBSTITUTION/RELEASE OF PARCELS. From and after 2 years after the REMIC
"start-up" day, the Wells REF Portfolio Borrower may substitute one or more properties of like kind and quality for one or more of the current Wells REF
Portfolio Properties that, in the aggregate, represent less than 30% of the principal amount of the Well REF Portfolio Loan. The Wells REF Portfolio
Borrower must satisfy certain conditions to substitute, including but not limited to:

     (i)  The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;

     (ii) The debt service coverage ratio for the replacement property must be equal to the greater of (a) 1.65x and (b) the debt service coverage ratio immediately prior to the substitution;

     (iii) Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;

     (iv) Acceptable environmental, engineering and, if applicable, seismic reports, together with acceptable reserves based on the findings in such reports; and

     Any property (except Independence Square One Property or Independence
Square Two Property) may also be released through a partial defeasance of the
Wells REF Portfolio Loan in an amount equal to 120% of the allocated loan amount of the Wells REF Portfolio Property to be released provided (a) no event of default is then occurring and (b) the debt service coverage ration immediately following the release must be at least equal to the greater of the debt service coverage ratio immediately prior to release and 1.65x.

     Certain additional information regarding the Wells REF Portfolio Loan and the Wells REF Portfolio Property is set forth on Appendix II hereto.

                                     III-11

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 11 - 1111 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

                   [1111 PENNSYLVANIA AVENUE PICTURE OMITTED]

                                     III-12

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 11 - 1111 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

                     [1111 PENNSYLVANIA AVENUE MAP OMITTED]

                                     III-13

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 11 - 1111 PENNSYLVANIA AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $122,000,000

CUT-OFF DATE BALANCE:         $122,000,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           10/07/2004

INTEREST RATE:                5.770%

AMORTIZATION:                 Interest Only

ARD:                          09/07/2011

HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of 9.77% and the then applicable
                              treasury rate plus 4%; additional payments to
                              principal of excess cash flow will be required
                              until the loan is paid in full.

MATURITY DATE:                09/07/2011

EXPECTED MATURITY BALANCE:    $122,000,000

SPONSOR:                      Mark Karasick and Victor Gerstein

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 08/17/2008 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 03/07/2011

LOAN PER SF:                  $368.29

UP-FRONT RESERVES(1):         RE Tax:                       $197,903

                              Insurance:                    $34,854

ONGOING RESERVES(1):          CapEx:                        $5,521

                              RE Tax:                       $197,903

                              Insurance:                    $17,427

                              Lease Termination Rollover:   Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     Washington, DC

YEAR BUILT/RENOVATED:         1967/2002

OCCUPANCY(2):                 93.4%

SQUARE FOOTAGE:               331,264

THE COLLATERAL:               14-story office building

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF     RENT PSF(3)      LEASE EXPIRATION
-------------                 ------     -----------      ----------------
Morgan, Lewis & Bockius, LLP   93.4%       $30.65            07/31/2017

PROPERTY MANAGEMENT:          Shorenstein Realty Services, L.P.

U/W NET OP. INCOME:           $9,321,259

U/W NET CASH FLOW:            $8,939,898

APPRAISED VALUE:              $156,400,000

CUT-OFF DATE LTV:             78.0%

MATURITY DATE LTV:            78.0%

DSCR:                         1.25x
--------------------------------------------------------------------------------
(1)  The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The disclosed amounts represent current collections. In the event that the Borrower receives a fee, payment or other compensation from any tenant relating to or in consideration for the termination of such tenant's lease (a "Lease Termination Fee"), Borrower shall immediately deposit such Lease Termination Fee with Lender, to be utilized for tenant improvements and leasing commissions, and in the event that there is a rent deficiency from and after the termination of the lease, for replacement of rent. At the end of the tenth year of the lease term, the tenant has the option to give back to the borrower the entire third, fourth or fifth floor of the property with nine months prior notice and a $20.00/SF cancellation fee applicable to the give back space.

(2)  Occupancy is based on the rent roll dated 07/01/2004

(3)  The Morgan, Lewis & Bockius, LLP Rent PSF is listed at the underwritten rent. The underwritten rent is an average base rent payable over the tenant's lease term.

                                     III-14

THE 1111 PENNSYLVANIA AVENUE LOAN

     THE LOAN. The third largest loan (the "1111 Pennsylvania Avenue Loan") as evidenced by the Promissory Note (the "1111 Pennsylvania Avenue Note") is
secured by a first priority fee Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "1111 Pennsylvania Avenue Mortgage") encumbering a
331,264 SF office building, located in Washington, D.C. (the "1111 Pennsylvania
Avenue Property"). The 1111 Pennsylvania Avenue Loan was originated on
08/17/2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers, which own the property as tenants-in-common, are 1111 Pennsylvania Holdings LLC, a Delaware limited liability company
("Pennsylvania Holdings") and 1111 Pennsylvania 26, Inc., a Florida corporation
("Pennsylvania 26", and collectively, the "1111 Pennsylvania Avenue Borrower")
that owns no material asset other than the 1111 Pennsylvania Avenue Property and related interests. The 1111 Pennsylvania Avenue Borrower has the right to collapse the TIC structure prior to 06/30/2005, subject to certain conditions, after which the sole owner will be 1111 Pennsylvania Holdings LLC. Pennsylvania
Holdings is a wholly-owned subsidiary of 1111 Penn Mezz LLC, and Pennsylvania 26 is a wholly-owned subsidiary of 1111 Washington 26, Inc. Mark Karasick, who is part of the sponsor group of the 1111 Pennsylvania Avenue Loan, is a real estate syndicator based in New York City.

     THE PROPERTY. The 1111 Pennsylvania Avenue Property is located in
Washington, D.C., at the corner of Pennsylvania Avenue and 12th Street NW. The
1111 Pennsylvania Avenue Property was originally constructed in 1967 and renovated in 2002. It consists of a 331,264 SF, 14-story office building. The
1111 Pennsylvania Avenue Property is situated on approximately 0.68 acres and includes a four-level subterranean parking garage that contains 218 parking spaces. The property's approximately 309,445 square feet of office space is 100%
leased to Morgan, Lewis & Bockius, LLP, a law firm founded in 1873. The tenant has approximately 1,200 lawyers in 19 offices, including more than 250 lawyers at the 1111 Pennsylvania Avenue Property.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF     % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                5            $0.00                7%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2007                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2008                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2009                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2011                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2013                 0            $0.00                0%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             1           $30.65               93%            100%           100%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The 1111 Pennsylvania Avenue Property is managed by
Shorenstein Realty Services, L.P. which is an affiliate of the 1111 Pennsylvania
Avenue Borrower. The management agreement is subordinate to the 1111
Pennsylvania Avenue Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1111 Pennsylvania Avenue Loan and the 1111 Pennsylvania Avenue Property is set forth on Appendix II hereto.

                                     III-15

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 12 - EASTVIEW MALL
--------------------------------------------------------------------------------

                         [EASTVIEW MALL PICTURE OMITTED]

                         [EASTVIEW MALL PICTURE OMITTED]

                                     III-16

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 12 - EASTVIEW MALL
--------------------------------------------------------------------------------

                           [EASTVIEW MALL MAP OMITTED]

                                     III-17

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 12 - EASTVIEW MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $105,000,000

CUT-OFF DATE BALANCE:         $103,998,916

SHADOW RATING (FITCH/S&P):    AA-/AAA

FIRST PAYMENT DATE:           02/08/2004

INTEREST RATE:                5.440%

AMORTIZATION:                 360 months

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                01/08/2014

EXPECTED MATURITY BALANCE:    $87,733,015

SPONSOR:                      Wilmorite Properties, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until 2 years after the REMIC
                              "start-up" day, with U.S. Treasury defeasance
                              thereafter. Prepayable without penalty from and
                              after 07/08/2013.

LOAN PER SF:                  $76.89

UP-FRONT RESERVES:            NAP

ONGOING RESERVES(1):          Tax:                   Springing

                              CapEx:                 Springing

                              Ground Rent/Pilot:     Springing

                              Insurance:             Springing

                              TI/LC:                 Springing

LOCKBOX:                      Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                        Single

ASSET/PORTFOLIO:              Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Rochester, NY

YEAR BUILT/RENOVATED:         1971/2003 expansion

OCCUPANCY(2):                 97.9%

SQUARE FOOTAGE:               1,352,487

THE COLLATERAL:               Single-story enclosed regional mall

OWNERSHIP INTEREST(3):        Fee

MAJOR TENANTS                 % NRSF      RENT PSF       LEASE EXPIRATION
-------------                 ------      --------       ----------------
Kaufmann's                    12.5%         NAP             07/02/2046

JC Penney                     10.5%         NAP             07/02/2046

Sears                          9.1%         NAP             07/02/2046

PROPERTY MANAGEMENT:          Wilmorite Property Management, LLC

U/W NET OP. INCOME:           $15,005,586

U/W NET CASH FLOW:            $14,139,129

APPRAISED VALUE:              $190,000,000

CUT-OFF DATE LTV:             54.7%

MATURITY DATE LTV:            46.2%

DSCR:                         1.99x
--------------------------------------------------------------------------------
(1)  Upon (a) the occurrence and continuance of an event of default, and terminating upon the cure of such default; or (b) the DSCR is less than or equal to 1.20x, until such time that the property achieves a DSCR of greater than 1.20x for three consecutive months, the Borrower is required to deposit (a) into a reserve amount one twelfth of estimated annual ground rent, payment in lieu of taxes and insurance premiums monthly, (b) $51,651 into a TI/LC reserve monthly, and (c) $11,483 into a capital expenditure reserve monthly. All reserve funds may also be made in the form of letters of credit.

(2)  Occupancy is based on the rent roll dated 05/01/2004.

(3)  The borrower holds a ground lease and has granted a leasehold mortgage. The ground lessor, the town of Victor, New York, has executed a supplemental mortgage encumbering its fee interest, and the ownership interest is therefore listed as "Fee".

                                     III-18

THE EASTVIEW MALL LOAN

     THE LOAN. The fourth largest loan (the "Eastview Mall Loan") as evidenced by the Promissory Note (the "Eastview Mall Note") is secured by a first priority
Consolidated and Restated Fee and Leasehold Mortgage, Assignment of Leases and
Rents and Security Agreement (the "Eastview Mall Mortgage") encumbering portions of the 1,352,487 SF regional shopping center known as Eastview Mall, located in
Rochester, New York (the "Eastview Mall Property"). The Eastview Mall Loan was
originated on 12/11/2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Eastview Mall, LLC, a Delaware limited liability company (the "Eastview Mall Borrower") that owns no material asset other than the Eastview Mall Property and related interests. The Eastview Mall
Borrower is a subsidiary of Wilmorite Properties, Inc., the sponsor of the
Eastview Mall Loan. Wilmorite Properties, Inc. is a commercial real estate development and management company that owns and manages 14 regional enclosed shopping malls and two open-air strip centers in eight states.

     THE PROPERTY. The Eastview Mall Property is located in Victor, New York, which is a southeastern suburb of Rochester, on Pittsford-Victor Road. The
Eastview Mall Property was originally constructed in 1971 and expanded in 1994 and 2003. It consists of a 1,352,487 SF, single story enclosed mall including
119 mall stores, nine food court tenants and the anchors described below. The
Eastview Mall Property is situated on approximately 183 acres and includes approximately 7,500 parking spaces. The Eastview Mall Property is anchored by
Sears, Lord & Taylor, Kaufmann's, JC Penney and Bon-Ton. Each of the anchor stores is owned by its operator and is not part of the collateral for the
Eastview Mall Loan. The Eastview Mall Property is ground leased by the Eastview
Mall Borrower from the Town of Victor pursuant to a ground lease, dated
05/01/1994, and a tax increment bond structure (PILOT agreement) that requires the borrower to make lease payments equal to the debt service due on the bonds.
The land will revert to the Eastview Mall Borrower when the bonds are paid down in 2014, except the land underlying JC Penney and Lord and Taylor will revert back to those tenants at that time. The Town of Victor has subordinated its interest in the land to the lien of Easview Mall Mortgage.

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                       % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF     % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                9            $0.00              2%             2%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          MTM                  3            $19.90             1%             3%               1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2004                14            $26.32             1%             4%               3%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2005                32            $24.06             5%             9%               12%                16%
------------------------------------------------------------------------------------------------------------------------------
          2006                21            $19.72             8%             17%              15%                31%
------------------------------------------------------------------------------------------------------------------------------
          2007                25            $27.60             5%             22%              13%                45%
------------------------------------------------------------------------------------------------------------------------------
          2008                10            $24.45             4%             26%              9%                 54%
------------------------------------------------------------------------------------------------------------------------------
          2009                 8            $20.46             2%             28%              4%                 57%
------------------------------------------------------------------------------------------------------------------------------
          2010                 6            $29.04             1%             29%              3%                 61%
------------------------------------------------------------------------------------------------------------------------------
          2011                 3            $38.47             0%             30%              1%                 62%
------------------------------------------------------------------------------------------------------------------------------
          2012                 9            $24.18             3%             32%              7%                 68%
------------------------------------------------------------------------------------------------------------------------------
          2013                16            $27.79             6%             38%              15%                84%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            18            $2.77             62%            100%              16%                100%
------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Eastview Mall Property is managed by Wilmorite
Property Management, LLC, which is affiliated with the Eastview Mall Loan's sponsor. The management agreement is subordinate to the Eastview Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The immediate parent company of the Eastview Mall Borrower, may obtain mezzanine financing in the amount of up to $20,000,000, provided certain conditions are met, including restrictions on the nature of the mezzanine lender, the creation of an intercreditor agreement between the lender and the mezzanine loan lender, loan-to-value and debt service coverage ratio tests, and delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC certificates on account of the mezzanine loan. The proceeds of the mezzanine loan may be used solely to purchase or upgrade a certain identified parcel or adjacent areas, to provide allowances to the entity occupying that parcel, or to construct anchor store and tenant improvements. The Eastview Mall Borrower may also enter into future refinancings or the replacements of the tax increment financing bonds issued by the Town of Victor with respect to the Eastview Mall Property.

                                     III-19

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Eastview Mall
Borrower may obtain unsecured intercompany debt in connection with the Eastview
Mall Property, not exceeding $1,500,000 at any time, and financing for equipment and other personal property used on the Eastview Mall Property so long as such indebtedness in the aggregate does not exceeding $2,500,000 and not more than 60 days past due.

     RELEASE OF PARCELS. The Eastview Mall Borrower may obtain a release of a designated, unimproved outparcel, without any required prepayment of the
Eastview Mall Loan, provided the Eastview Mall Borrower satisfies certain conditions. The Eastview Mall Borrower may also obtain a release of a designated parcel, solely in connection with a transfer of that parcel to the owner of another adjacent parcel for the purpose of expanding the entrance from the improvements on such parcel into the mall corridor, without any required prepayment of the Eastview Mall Loan, provided the Eastview Mall Borrower satisfies certain conditions, including that the release have no adverse effect on the debt service coverage ratio, and including delivery of an appraisal showing that the release will not adversely affect the value of the Eastview
Mall Property. Finally, the Eastview Mall Borrower may also obtain a release of a designated unimproved expansion parcel, for compatible retail uses, without any required prepayment of the Eastview Mall Loan, provided the Eastview Mall
Borrower satisfies certain conditions, including that the release have no adverse effect on the debt service coverage ratio, delivery of an appraisal showing that the release will not adversely affect the value of the Eastview
Mall Property and delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC certificates on account of the release. In the event that the Eastview Mall Borrower is unable to legally subdivide any of the release parcels, then it may enter into a ground lease with respect to the release parcel, and subordinate the lien of the Eastview Mall Property Mortgage with respect to that ground lease, provided certain conditions are satisfied.
The Eastview Mall Borrower may also obtain a release of the JC Penney and Lord &
Taylor parcels in connection with a transfer of those parcels to those store owners.

     Certain additional information regarding the Eastview Mall Loan and the
Eastview Mall Property is set forth on Appendix II hereto.

                                     III-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 13 - 101 WEST BROADWAY
--------------------------------------------------------------------------------

                       [101 WEST BROADWAY PICTURE OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 13 - 101 WEST BROADWAY
--------------------------------------------------------------------------------

                         [101 WEST BROADWAY MAP OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 13 - 101 WEST BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $92,800,000

CUT-OFF DATE BALANCE:         $92,275,425

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           06/08/2004

INTEREST RATE:                4.990%

AMORTIZATION:                 360 months

ARD:                          05/08/2014

HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of 9.99% and the then applicable
                              treasury rate plus 5%; additional payments to
                              principal of excess cash flow will be required
                              until the loan is paid in full.

MATURITY DATE:                05/08/2034

EXPECTED MATURITY BALANCE:    $76,443,468

SPONSOR:                      American Assets, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 05/03/2008 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 02/08/2014.

LOAN PER SF:                  $236.53

UP-FRONT RESERVES(1):         CapEx:                 $77,900
                              Deferred Maintenance:  $28,125

ONGOING RESERVES(2):          CapEx:                 See footnote 1
                              TI/LC:                 Springing
                              RE Tax:                Springing
                              Insurance:             Springing

LOCKBOX:                      Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Urban

LOCATION:                     San Diego, CA

YEAR BUILT/RENOVATED:         1982/1993

OCCUPANCY(3):                 93.0%

SQUARE FOOTAGE:               390,118

THE COLLATERAL:               20-story office building

OWNERSHIP INTEREST:           Fee/Leasehold

MAJOR TENANTS(4):               % NRSF      RENT PSF  LEASE EXPIRATION
-------------                   ------      --------  ----------------
GSA                              23.0%       $31.92        Various
Gordon & Rees LLP                11.5%       $28.15      11/30/2011
Baker & McKenzie                 10.3%       $25.60      06/30/2008

PROPERTY MANAGEMENT:          American Assets, Inc.

U/W NET OP. INCOME:           $8,276,496

U/W NET CASH FLOW:            $7,649,578

APPRAISED VALUE:              $117,000,000

CUT-OFF DATE LTV:             78.9%

MATURITY DATE LTV:            65.3%

DSCR:                         1.28x

--------------------------------------------------------------------------------
(1)  $4,867 until the balance in the account reaches $77,900.

(2)  Upon the occurrence and continuance of (i) a loan event of default, (ii)
     the Borrower becomes insolvent or a petition in bankruptcy is filed by or against Borrower, (iii) the DSCR is less than 1.10x, or (iv) the
     Anticipated Maturity Date (05/08/2014), the Borrower must establish an escrow for tenant improvements and leasing commissions in the amount of
     $1,000,000. If funds are withdrawn from this account, the Borrower must make monthly payments of $81,122.92 until the funds on deposit equal
     $1,000,000. The deposit obligations of the Borrower into the TI/LC reserve shall cease and the reserve funds shall be disbursed to Borrower upon the occurrence of (i) if the deposits began as a result of an event of default, once the event of default is cured and Lender accepts such cure, or (ii) if the deposits began as a result of a DSCR trigger, upon such time that the
     101 West Broadway Property achieves a DSCR of greater than 1.10x for 3 consecutive calendar months. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve funds may also be made in the form of letters of credit. Real Estate Tax and
     Insurance reserves will spring upon (i) and Event of Default, or (ii)
     failure of borrower to pay all such obligations at least 10 business days before delinquency.

(3)  Occupancy is based on the rent roll dated 07/31/2004. However, certain spaces with executed leases effective 08/01/2004 and 12/01/2004, are counted as occupied. These leases are reflected in the Lease Rollover
     Schedule below.

(4)  The three major tenants listed above each have multiple spaces under various leases at the subject property. The NRSF represents the total of all tenant spaces and the Rent PSF is the average of the various leases.
     There are eight GSA spaces that house various U.S. Government agencies and the GSA lease expiration dates range from 10/05/2006 through 1/14/2015.

                                     III-23

THE 101 WEST BROADWAY LOAN

         THE LOAN. The fifth largest loan (the "101 West Broadway Loan") as evidenced by the Promissory Notes (collectively, the "101 West Broadway Note")
is secured by a first priority Fee and Leasehold Deed of Trust and Security
Agreement (the "101 West Broadway Mortgage") encumbering a 390,118 SF office building, located in San Diego, California (the "101 West Broadway Property").
The 101 West Broadway Loan was originated on 05/03/2004 by or on behalf of
Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are Broadway 101 Stonecrest Holdings LLC and Broadway 101 Serrento Holdings, LLC, each a Delaware limited liability company, as tenants in common (collectively, the "101 West Broadway Borrower"), that owns no material asset other than the 101 West Broadway Property and related interests. The 101 West Broadway Borrower is a subsidiary of American
Assets, Inc., the sponsor of the 101 West Broadway Loan. American Assets, Inc.
acts as a parent and internal service company that provides managerial expertise businesses operating primarily in real estate acquisitions, development, construction, property management, asset management and investment management.

         THE PROPERTY. The 101 West Broadway Property is located in San Diego,
California, along the south side of Broadway, between Front Street and First
Avenue. The 101 West Broadway Property is within walking distance of the San
Diego Convention Center and related commercial development. The 101 West
Broadway Property was originally constructed in 1982 and renovated in 1993. It consists of a 390,118 SF, 20-story office building. The property is situated on approximately 1.31 acres and includes 385 parking spaces on-site, which are provided within a subterranean 2-level parking garage.

         GROUND LEASE. On its purchase of the 101 West Broadway Property, the
101 West Broadway Borrower took an assignment of the seller's interest, as tenant, under the ground lease of the 487-space Horton Plaza Parking structure, located on First Avenue, between F and G Streets. Simultaneously with the closing of the 101 West Broadway Loan, the 101 West Broadway Borrower subleased back to the owner of a property known as 225 Broadway (a 101 West Broadway
Borrower affiliate) the non-exclusive use of 223 parking spaces, for which the
101 West Broadway Borrower charges market rents. The 101 West Broadway Mortgage also encumbers the leasehold interest in the Horton Plaza Parking structure.
Management and operation of the Horton Plaza Parking structure is maintained via an agreement with Ace Parking. This management agreement is subordinate to the
101 West Broadway loan.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                             # OF       AVERAGE BASE                                    % OF TOTAL BASE    CUMULATIVE % OF
          YEAR              LEASES      RENT PER SF     % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
                            ROLLING       ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                  6          $0.00                7%              7%             0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                   2         $29.11                1%              8%             1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2005                   6         $24.88               12%             20%            11%                 12%
------------------------------------------------------------------------------------------------------------------------------
          2006                   9         $28.86               17%             37%            18%                 30%
------------------------------------------------------------------------------------------------------------------------------
          2007                   4         $38.50                3%             40%             4%                 35%
------------------------------------------------------------------------------------------------------------------------------
          2008                  11         $26.15               16%             56%            16%                 51%
------------------------------------------------------------------------------------------------------------------------------
          2009                   9         $27.91               18%             74%            18%                 70%
------------------------------------------------------------------------------------------------------------------------------
          2010                   0          $0.00                0%             74%             0%                 70%
------------------------------------------------------------------------------------------------------------------------------
          2011                   5         $27.93               14%             88%            15%                 85%
------------------------------------------------------------------------------------------------------------------------------
          2012                   0          $0.00                0%             88%             0%                 85%
------------------------------------------------------------------------------------------------------------------------------
          2013                   0          $0.00                0%             88%             0%                 85%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond               4         $33.89               12%            100%            15%                100%
------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The 101 West Broadway Property is managed by
American Assets, Inc., which is a parent of the 101 West Broadway Borrower. The management agreement is subordinate to the 101 West Broadway Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 101 West Broadway Loan and the 101 West Broadway Property is set forth on Appendix II hereto.

                                     III-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - MALL AT MILLENIA
--------------------------------------------------------------------------------

                       [MALL AT MILLENIA PICTURE OMITTED]

                       [MALL AT MILLENIA PICTURE OMITTED]

                                     III-25

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - MALL AT MILLENIA
--------------------------------------------------------------------------------

                         [MALL AT MILLENIA MAP OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 14 - MALL AT MILLENIA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $57,500,000

CUT-OFF DATE BALANCE:         $57,500,000

SHADOW RATING (FITCH/S&P):    BBB-/BBB

FIRST PAYMENT DATE:           05/09/2003

INTEREST RATE:                5.500%

AMORTIZATION:                 Interest only through 05/08/2008. Thereafter, 360
                              months.

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                04/09/2013

EXPECTED MATURITY BALANCE:    $53,462,585

SPONSORS:                     The Forbes Company and the Taubman Realty Group

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Closed to prepayment until 03/28/2006, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 01/09/2013.

LOAN PER SF(1):               $375.95

UP-FRONT RESERVES:            Tenant Allowance and Construction
                              Reserve:           $10,500,000

ONGOING RESERVES(2):          RE Tax:            Springing

                              Insurance:         Springing

                              TI/LC:             Springing

LOCKBOX:                      Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Orlando, FL

YEAR BUILT/RENOVATED:         2002/NAP

OCCUPANCY(3):                 94.4%

SQUARE FOOTAGE(4):            518,682

THE COLLATERAL:               2-level anchored regional mall

OWNERSHIP INTEREST:           Fee

ANCHORS:                      Macy's (275,000 SF), Bloomingdale's (235,000 SF)
                              and Neiman Marcus (90,000 SF)

MAJOR NON-ANCHOR TENANTS      %NRSF      RENT PSF    LEASE EXPIRATION
------------------------      -----      --------    ----------------
XXI Forever                     4.1%      $38.37        01/31/2013
Gap                             3.3%      $31.00        01/31/2010
Crate & Barrel                  2.9%      $22.99        01/31/2015
Zara                            2.6%      $23.00        01/31/2013
Victoria's Secret               2.3%      $45.00        10/31/2012
Express                         2.3%      $45.00        01/31/2013

PROPERTY MANAGEMENT:          The Forbes Company, LLC

U/W NET OP. INCOME:           $22,817,486

U/W NET CASH FLOW:            $21,843,573

APPRAISED VALUE:              $308,200,000

CUT-OFF DATE LTV(1):          63.3%

MATURITY DATE LTV(1):         58.8%

DSCR(1) (5):                  2.01x
--------------------------------------------------------------------------------
(1)  based on the total $195,000,000 senior financing. The 30 year amortization schedule for the last 60 months of the loan term is based on the 5.46%
     weighted average coupon for the entire $210,000,000 loan.

(2)  Upon (i) an Event of Default or (ii) the DSCR falling below 1.30x, the borrower is required to deposit monthly 1/12 of (a) annual insurance premiums and real estate taxes into an escrow account and (b) $0.99/SF annually ($43,000 per month) into a TI/LC reserve. The reserve period will end and such reserves will be released to borrower upon the cure of such
     Event of Default or in the event the DSCR is 1.30x or higher for two consecutive calendar quarters, as applicable.

(3)  Occupancy is based on the rent roll dated 03/31/2004. Occupancy percentage excludes 600,000 SF of anchor-owned space.

(4)  Excludes 600,000 SF of anchor-owned space.

(5)  DSCR is for IO period of loan. Based on amortization beginning 05/09/2008, the DSCR would be 1.64x.

                                     III-27

THE MALL AT MILLENIA LOAN

         THE LOAN. The sixth largest loan (the "Mall at Millenia Loan") as evidenced by four Promissory Notes (the "Mall at Millenia Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and
Fixture Filing (the "Mall at Millenia Mortgage") encumbering a regional shopping center known as Mall at Millenia, located in Orlando, Florida (the "Mall at
Millenia Property"). The Mall at Millenia Loan was originated on 03/28/2003 by
Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Forbes Taubman Orlando, L.L.C., a
Delaware limited liability company (the "Mall at Millenia Borrower") that owns no material asset other than the Mall at Millenia Property and related interests. The Mall at Millenia Borrower was formed on 04/12/2000 and is 50%
controlled by principals of The Forbes Company and 50% controlled by The Taubman
Realty Group (NYSE: TCO). The Forbes Company has developed 8 regional malls totaling over 5.85 million SF plus an additional 1.7 million SF of Class A office space. The Taubman Realty Group is a publicly held real estate development and management company that operates approximately 30 regional malls totaling over 34.5 million SF, including 20 owned regional malls totaling approximately 21.6 million SF.

       THE PROPERTY. The Mall at Millenia Property, a 1,118,153 SF
super-regional retail mall, opened for business on 10/18/2002. The mall is located on the east side of I-4 in central Orlando, Florida between downtown and
Orlando's major tourist areas, including Universal Studios, Disney's Hotel Plaza and the newly remodeled Orange County Convention Center. The property's anchors,
Neiman Marcus, Bloomingdale's and Macy's, are unique to the area, with none of such stores located within 80 miles. In addition, the mall has eight major tenants of over 11,000 SF that comprise approximately 10.2% of the mall (21.9%
of the in-line space), including Cheesecake Factory, Zara, Urban Outfitters,
Crate & Barrel, GAP, Express, Victoria's Secret, and XXI Forever.

------------------------------------------------------------------------------------------------------------------------------------

                                                   LEASE ROLLOVER SCHEDULE
                                                                                                                       CUMULATIVE %
                                                                                                                         OF TOTAL
                                                 AVERAGE BASE                                       % OF TOTAL BASE       RENTAL
                               # OF LEASES       RENT PER SF      % OF TOTAL SF   CUMULATIVE % OF   RENTAL REVENUES      REVENUES
           YEAR                  ROLLING           ROLLING           ROLLING         SF ROLLING         ROLLING           ROLLING
------------------------------------------------------------------------------------------------------------------------------------

          Vacant                    7                $0.00             6%                6%               0%               0%
------------------------------------------------------------------------------------------------------------------------------------
           2004                     0                $0.00             0%                6%               0%               0%
------------------------------------------------------------------------------------------------------------------------------------
           2005                     0                $0.00             0%                6%               0%               0%
------------------------------------------------------------------------------------------------------------------------------------
           2006                     1               $87.72             0%                6%               0%               0%
------------------------------------------------------------------------------------------------------------------------------------
           2007                     3               $80.56             1%                7%               3%               3%
------------------------------------------------------------------------------------------------------------------------------------
           2008                     1               $35.77             0%                8%               0%               4%
------------------------------------------------------------------------------------------------------------------------------------
           2009                     3               $42.43             1%                9%               1%               5%
------------------------------------------------------------------------------------------------------------------------------------
           2010                     5               $37.70             6%               15%               5%              10%
------------------------------------------------------------------------------------------------------------------------------------
           2011                     2               $50.61             1%               16%               1%              11%
------------------------------------------------------------------------------------------------------------------------------------
           2012                     58              $60.31            28%               44%              39%              50%
------------------------------------------------------------------------------------------------------------------------------------
           2013                     47              $45.47            33%               76%              35%              85%
------------------------------------------------------------------------------------------------------------------------------------
       2014 & Beyond                18              $27.76            24%              100%              15%             100%
------------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Mall at Millenia Property is managed by the principals of The Forbes Company, which own 50% of the Mall at Millenia
Borrower. The management agreement is subordinate to the Mall at Millenia Loan and is terminable upon an Event of Default.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed. However, the Mall at Millenia
Property also secures on a parri passu basis, the Mall at Millenia Companion
Loans and on a subordinate basis, a $15,000,000 B Note mortgage loan. Various matters regarding the respective rights and obligations of the trust, as the holder of the Mall at Millenia Loan, the holders of the Mall at Millenia
Companion Loans and the holder of the Mall at Millenia B Note are governed by two intercreditor agreements. The intercreditor agreements are described in the prospectus supplement under "Description of the Mortgage Pool--The Mall at
Millenia Pari Passu Loan".

                                     III-28

         EXPANSION PARCEL. In order to permit the creation of additional anchor space or parking at the property, the Mall at Millenia Borrower may obtain a release for a currently non-income producing parcel from the lien of the mortgage. The Mall at Millenia Borrower must satisfy various conditions in connection with the partial release, including the delivery of legal opinions, title endorsements and revised surveys, as well as certifications that the partial release will not adversely affect the ability to operate and maintain the remainder of the Mall at Millenia Property, that the UCF for the property will not be reduced by more than $600,000 and that the DSCR will remain at 1.30x or higher from and after such release.

         ADDITION OF PROPERTY. If additional parking is necessary in order to comply with applicable legal requirements, the borrower has the right, subject to certain requirements, to obtain certain property adjacent to the Mall at
Millenia Property for additional parking.

         Certain additional information regarding the Mall at Millenia Loan and the Mall at Millenia Property is set forth on Appendix II hereto.

                                     III-29

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 15 - 909 THIRD AVENUE LAND INTEREST
--------------------------------------------------------------------------------

                    [909 THIRD AVENUE LAND PICTURE OMITTED]

                    [909 THIRD AVENUE LAND PICTURE OMITTED]

                                     III-30

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 15 - 909 THIRD AVENUE LAND INTEREST
--------------------------------------------------------------------------------

                       [909 THIRD AVENUE LAND MAP OMITTED]

                                     III-31

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 15 - 909 THIRD AVENUE LAND INTEREST
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE:             $35,000,000

CUT-OFF DATE BALANCE:         $35,000,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           05/07/2004

INTEREST RATE:                4.570%

AMORTIZATION:                 Interest Only

ARD:                          NAP

MATURITY DATE:                April 7, 2014

EXPECTED MATURITY BALANCE:    $35,000,000

SPONSOR:                      Mark Karasick and Victor Gerstein

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 03/31/2008 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 01/07/2014.

LOAN PER SF:                  $26.82 (Based on improvements)

UP-FRONT RESERVES:            Debt Service Reserve   $22,215

ONGOING RESERVES(1):          RE Tax:                Springing

                              Insurance:             Springing

                              CapEx                  Springing

                              Debt Service:          $22,215/year

                              TI/LC:                 Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office (Land only)

PROPERTY SUB-TYPE:            Urban

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1968/NAP

OCCUPANCY(2):                 100.0% (Ground Lease)

SQUARE FOOTAGE:               1,305,000 (Building)
                              82,040 (Land)

THE COLLATERAL:               Land Parcel underlying a multi-tenant
                              office tower.

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                   % NRSF    RENT PSF(3)      LEASE EXPIRATION(4)
-------------                   ------    -----------      -------------------
909 3rd Corp. (Vornado           100%         NAP              11/30/2063
Realty Trust affiliate)

PROPERTY MANAGEMENT:          Managed by the Borrower

U/W NET OP. INCOME:           $9,945,752

U/W NET CASH FLOW:            $6,922,954

APPRAISED VALUE:              $52,000,000

CUT-OFF DATE LTV:             67.3%

MATURITY DATE LTV:            67.3%

DSCR(5):                      4.27x

                              1.00x (Ground lease payment only)
--------------------------------------------------------------------------------
(1)  In the event the Ground Lease is no longer in good standing, the Borrower is required to escrow monthly payments for real estate taxes, insurance, capital expenditures, tenant improvements and leasing commissions as determined by the lender. The Debt Service reserve is in place to address a projected debt service shortfall for each subsequent year.

(2)  Occupancy is based on the rent roll dated 07/01/2004.

(3)  The rent in place from the ground lease is set at $1,600,000 per annum for the remainder of the ground lease term and all extensions.

(4)  The disclosed lease expiration date includes two 22.5 year extension options at the same rental rate. The current lease expiration date is
     11/30/2018.

(5)  Because the subject collateral is a senior interest in the 909 Third Avenue fee position, underwriting is based on a "look-through" analysis of estimated income and expenses associated with the property improvements.
     However, the property improvements are not collateral for the subject loan.
     So long as the subject ground lease is in place, the Borrower is entitled only to the subject ground rent. Actual DSCR, based on ground rent payments only, is 1.00x.

                                     III-32

THE 909 THIRD AVENUE LAND INTEREST LOAN

         THE LOAN. The seventh largest loan (the "909 Third Avenue Land Interest
Loan") as evidenced by the Promissory Note (the "909 Third Avenue Land Interest
Note") is secured by a first priority Fee Consolidated, Amended and Restated
Mortgage and Security Agreement (the "909 Third Avenue Land Interest Mortgage")
encumbering 82,040 SF of land, on which is located a 1,305,000 SF 33-story office property known as 909 Third Avenue, located in New York, New York (the
"909 Third Avenue Land Interest Property"). The property improvements are not part of the subject collateral. The 909 Third Avenue Land Interest Loan was originated on 03/31/2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is 909 Third Fee Equities LLC, a Delaware limited liability company (the "909 Third Avenue Land Interest Borrower") that owns no material asset other than the 909 Third Avenue Land Interest Property and related interests. The 909 Third Avenue Land Interest Borrower is controlled by Toucan Manager LLC and Sloth Manager LLC, both of which are managing members and each own 0.5%. Mark Karasick and Victor Gerstein, both of whom are the sponsors of the 909 Third Avenue Land Interest Loan, own 100% of Toucan Manager
LLC and Sloth Manager LLC, respectively. Mark Karasick has been a real estate syndicator in New York City for 15 years. Victor Gerstein is a partner in the real estate practice Gerstein, Strauss & Rinaldi, LLP.

         THE PROPERTY. The 909 Third Avenue Land Interest Property is located in the Midtown business district of New York City, at 909 Third Avenue. It consists of an 82,040 SF parcel of land that underlies a 33-story office property. The
909 Third Avenue office building, which is not part of the collateral, was originally constructed in 1968. The office building contains approximately
1,305,000 SF, comprised of floor plans ranging from 90,400 SF to 30,200 SF. The tenant under the ground lease, and owner of the 909 Third Avenue improvements, is 909 3rd Corp., an affiliate of Vornado Realty Trust, a real estate investment trust that is a fully integrated real estate company and one of the largest
REITs in the nation, owning and/or managing approximately 87 million SF of real estate. The ground lease, which requires annual ground rent payments totaling
$1,600,000 per annum for its entire term, expires on 11/30/2018. There are two tenant renewal options of 22 years and 6 months each for a final expiration of
11/30/2063. Each renewal is at the current ground rent.

         PROPERTY MANAGEMENT. The 909 Third Avenue Land Interest Property is
managed by the 909 Third Avenue Land Interest Borrower. If the 909 Third Avenue
Land Interest Borrower executes a management agreement, that management agreement must be subordinate to the 909 Third Avenue Land Interest Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 909 Third Avenue Land
Interest Loan and the 909 Third Avenue Land Interest Property is set forth on
Appendix II hereto.

                                     III-33

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

                    [436 NORTH BEDFORD DRIVE PICTURE OMITTED]

                    [436 NORTH BEDFORD DRIVE PICTURE OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

                      [436 NORTH BEDFORD DRIVE MAP OMITTED]

                                     III-35

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 - 436 NORTH BEDFORD DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $30,117,000

CUT-OFF DATE BALANCE:         $29,726,576

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           11/01/2003

INTEREST RATE:                5.340%

AMORTIZATION:                 360 months

ARD:                          NAP

MATURITY DATE:                10/01/2010

EXPECTED MATURITY BALANCE:    $26,905,838

SPONSOR:                      G&L Realty Partnership, L.P.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 10/01/2007 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 06/01/2010.

LOAN PER SF:                  $389.60

UP-FRONT RESERVES:            Insurance:          $24,497

                              RE Tax:             $103,395

ONGOING RESERVES(1):          CapEx:              $1,200/month

                              RE Tax:             $23,132/month

                              Insurance:          $8,166/month

LOCKBOX:                      NAP

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Medical

LOCATION:                     Beverly Hills, CA

YEAR BUILT/RENOVATED:         1990/NAP

OCCUPANCY(2):                 100.0%

SQUARE FOOTAGE:               76,300

THE COLLATERAL:               3-story medical office building.

OWNERSHIP INTEREST:           Fee

MAJOR TENANTS(3):               % NRSF      RENT PSF        LEASE EXPIRATION
-------------                   ------      --------        ----------------
Norman Leaf, M.D.                8.9%        $56.96            02/14/2007
Saram Singh Khalsa, M.D.         6.4%        $40.90            01/31/2007
Unilab                           5.9%        $48.06            09/30/2011

PROPERTY MANAGEMENT:          G&L Realty Partnership, L.P.

U/W NET OP. INCOME:           $3,066,108

U/W NET CASH FLOW:            $2,932,685

APPRAISED VALUE:              $39,930,000

CUT-OFF DATE LTV:             74.4%

MATURITY DATE LTV:            67.4%

DSCR:                         1.45x
--------------------------------------------------------------------------------

(1)  The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections.

(2)  Occupancy is based on the rent roll dated 07/20/2004.

(3)  The Norman Leaf, M.D. NRSF percentage is based on two separate spaces leased to the same tenant under two separate leases. The Rent PSF is based on the average underwritten rent for the two separate spaces. The Unilab
     Rent PSF is based on the underwritten rent, which is less than the actual rent.

                                     III-36

THE 436 NORTH BEDFORD DRIVE LOAN

         THE LOAN. The eighth largest loan (the "436 North Bedford Drive Loan")
as evidenced by the Promissory Note (the "436 North Bedford Drive Note") is
secured by a first priority Fee Deed of Trust, Security Agreement, Assignment of
Leases and Rents and Fixture Filing (the "436 North Bedford Drive Mortgage")
encumbering a 76,300 SF Medical Office Building, located in Beverly Hills,
California (the "436 North Bedford Drive Property"). The 436 North Bedford Drive
Loan was originated on 09/30/2003 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

         THE BORROWER. The borrower is G&L 436 Bedford LLC, a Delaware limited liability company (the "436 North Bedford Drive Borrower") that owns no material asset other than the 436 North Bedford Drive Property and related interests. The
436 North Bedford Drive Borrower is a wholly-owned subsidiary of G&L Realty
Partnership, L.P., the sponsor of the 436 North Bedford Drive Loan. G&L Realty
Partnership, L.P. is 95% owned by G&L Realty, a self-managed real estate investment trust that owns and manages health care properties. The company's business consists of investments in medical office buildings, assisted living facilities and skilled nursing facilities.

         THE PROPERTY. The 436 North Bedford Drive Property is located in
Beverly Hills, California, at 436 North Bedford Drive. The 436 North Bedford
Drive Property was originally constructed in 1990. It consists of a 76,300 SF,
3-story medical office building. The ground floor includes retail stores, while the two upper floors are exclusively medical suites. The 436 North Bedford Drive
Property is situated on approximately 0.8 acres and includes 302 parking spaces.

------------------------------------------------------------------------------------------------------------------------------------

                                                   LEASE ROLLOVER SCHEDULE
                                                                                                                     CUMULATIVE %
                                                                                                                      OF TOTAL
                                         AVERAGE BASE                                            % OF TOTAL BASE       RENTAL
                           # OF LEASES   RENT PER SF      % OF TOTAL SF     CUMULATIVE % OF      RENTAL REVENUES      REVENUES
           YEAR              ROLLING       ROLLING           ROLLING           SF ROLLING            ROLLING           ROLLING
------------------------------------------------------------------------------------------------------------------------------------

         Vacant                  0           $0.00               0%                 0%                   0%               0%
------------------------------------------------------------------------------------------------------------------------------------
       2004 & MTM                3          $35.87               7%                 7%                   5%               5%
------------------------------------------------------------------------------------------------------------------------------------
          2005                   8          $47.19              20%                27%                  20%              26%
------------------------------------------------------------------------------------------------------------------------------------
          2006                  11          $45.16              23%                50%                  23%              48%
------------------------------------------------------------------------------------------------------------------------------------
          2007                  10          $50.88              30%                80%                  33%              81%
------------------------------------------------------------------------------------------------------------------------------------
          2008                   2          $40.46               5%                86%                   5%              86%
------------------------------------------------------------------------------------------------------------------------------------
          2009                   3          $45.88               8%                94%                   8%              94%
------------------------------------------------------------------------------------------------------------------------------------
          2010                   0           $0.00               0%                94%                   0%              94%
------------------------------------------------------------------------------------------------------------------------------------
          2011                   1          $48.06               6%               100%                   6%             100%
------------------------------------------------------------------------------------------------------------------------------------
          2012                   0           $0.00               0%               100%                   0%             100%
------------------------------------------------------------------------------------------------------------------------------------
          2013                   0           $0.00               0%               100%                   0%             100%
------------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond               0           $0.00               0%               100%                   0%             100%
------------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The 436 North Bedford Drive Property is managed by
G&L Realty Partnership, L.P., which is the 436 North Bedford Drive Loan's sponsor. The management agreement is subordinate to the 436 North Bedford Drive
Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 436 North Bedford Drive
Loan and the 436 North Bedford Drive Property is set forth on Appendix II hereto.

                                     III-37

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 201 OLD COUNTRY ROAD
--------------------------------------------------------------------------------

                     [201 OLD COUNTRY ROAD PICTURE OMITTED]

                     [201 OLD COUNTRY ROAD PICTURE OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 201 OLD COUNTRY ROAD
--------------------------------------------------------------------------------

                       [201 OLD COUNTRY ROAD MAP OMITTED]

                                     III-39

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 17 - 201 OLD COUNTRY ROAD
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

ORIGINAL BALANCE:             $29,000,000

CUT-OFF DATE BALANCE:         $29,000,000

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           10/01/2004

INTEREST RATE:                5.750%

AMORTIZATION:                 Interest only until 09/01/2006 thereafter monthly
                              principal and interest payments based on 360
                              months.

ARD:                          NAP

MATURITY DATE:                09/01/2014

EXPECTED MATURITY BALANCE:    $25,595,756

SPONSOR(S):                   Pitcairn Properties Holding, Inc.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 09/01/2008 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 06/01/2014.

LOAN PER SF:                  $133.64

UP-FRONT RESERVES:            Deferred Maintenance:    $5,000

                              Insurance:               $76,636

                              RE Tax:                  $184,458

ONGOING RESERVES(1):          CapEx:                   $2,713/month

                              RE Tax:                  $61,486/month

                              Insurance:               $6,386/month

                              TI/LC:                   $41,667/month
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Suburban

LOCATION:                     Melville, NY

YEAR BUILT/RENOVATED:         1956/1986 and 2002

OCCUPANCY(2):                 100.0%

SQUARE FOOTAGE:               217,004

THE COLLATERAL:               3-story multi-tenant office building

OWNERSHIP INTEREST(3):        Fee

MAJOR TENANTS                 % NRSF      RENT PSF       LEASE EXPIRATION
-------------                 ------      --------       ----------------
One Beacon Insurance Company   44.0%       $24.06           12/31/2007

One Beacon (Keyspan Sublease)  16.5%       $23.50           05/16/2010

Stantec Consulting             15.0%       $29.40           12/31/2007

PROPERTY MANAGEMENT:          Pitcairn Properties Management Company, LLC

U/W NET OP. INCOME:           $3,022,705

U/W NET CASH FLOW:            $2,614,735

APPRAISED VALUE:              $40,000,000

CUT-OFF DATE LTV:             72.5%

MATURITY DATE LTV:            64.0%

DSCR(4):                      1.55x

--------------------------------------------------------------------------------
(1)  The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. Once the account for capital expenditures reaches $32,551, the Borrower's obligation to make deposits into this account is suspended until the balance is less than $32,551 or there is an event of default.

(2)  Occupancy is based on the rent roll dated 08/04/2004.

(3)  The borrower holds a ground lease and has granted a leasehold mortgage. The ground lessor, Suffolk County Industrial Development Agency, has joined the mortgage encumbering its fee interest, and the ownership interest is therefore listed as "Fee".

(4)  The disclosed DSCR is based on current interest-only payments through
     09/01/2006. Beginning on 10/01/2006, the loan requires principal and interest payments and the estimated DSCR is then 1.29x.

                                     III-40

THE 201 OLD COUNTRY ROAD LOAN

         THE LOAN. The ninth largest loan (the "201 Old Country Road Loan") as evidenced by the Promissory Note (the "201 Old Country Road Note") is secured by a first priority Fee and Leasehold Mortgage and Security Agreement (the "201 Old
Country Road Mortgage") encumbering a 217,004 SF office building, located in
Melville, New York (the "201 Old Country Road Property"). The 201 Old Country
Road Loan was originated on 08/27/2004 by or on behalf of Morgan Stanley
Mortgage Capital Inc.

         THE BORROWER. The borrower is 201 OCR.COM, LLC, a Delaware limited liability company (the "201 Old Country Road Borrower") that owns no material asset other than the 201 Old Country Road Property and related interests.
Pitcairn Properties Holding, Inc. is the sponsor of the 201 Old Country Road
Loan. The Pitcairn Properties Holding, Inc. portfolio currently consists of approximately 1.6 million SF within 27 first-class office and industrial properties. The company's investments consist of real estate, land held for development and construction in progress.

         THE PROPERTY. The 201 Old Country Road Property is located in Melville,
New York, at the northeast corner of Route 110 and Old Country Road. Melville is part of the Town of Huntington in Suffolk County, New York, one mile north of exit 49 on the Long Island Expressway. The 201 Old Country Road Property was
originally constructed in 1956 and renovated in 1986 and 2002. It consists of a
217,004 SF, 3-story, multi-tenant office building. The 201 Old Country Road
Property is situated on approximately 14.7 acres and includes 836 parking spaces. The 201 Old Country Road Property is ground leased by the 201 Old
Country Road Borrower from the Suffolk County Industrial Development Agency pursuant to a ground lease, dated 04/01/2000 and a PILOT agreement. The land will revert to the 201 Old Country Road Borrower when the lease terminates in
2011 and all unpaid payments in lieu of taxes pursuant to the PILOT Agreement are paid. The ground lessor has joined the mortgage, thereby encumbering its fee interest.

------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                             # OF        AVERAGE BASE                                       % OF TOTAL       CUMULATIVE % OF
                            LEASES       RENT PER SF     % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING        ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                0            $0.00                0%              0%               0%                   0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 0            $0.00                0%              0%               0%                   0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 0            $0.00                0%              0%               0%                   0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 1            $0.00                2%              2%               0%                   0%
------------------------------------------------------------------------------------------------------------------------------
          2007                 3           $25.42               61%             63%              63%                  63%
------------------------------------------------------------------------------------------------------------------------------
          2008                 1           $24.76               10%             73%              10%                  73%
------------------------------------------------------------------------------------------------------------------------------
          2009                 1           $23.50               16%             89%              16%                  89%
------------------------------------------------------------------------------------------------------------------------------
          2010                 3           $28.70                5%             94%               6%                  94%
------------------------------------------------------------------------------------------------------------------------------
          2011                 2           $24.28                6%            100%               6%                 100%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0            $0.00                0%            100%               0%                 100%
------------------------------------------------------------------------------------------------------------------------------
          2013                 0            $0.00                0%            100%               0%                 100%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             0            $0.00                0%            100%               0%               100.0%
------------------------------------------------------------------------------------------------------------------------------

The tenant rolling in 2006 is a cafeteria tenant that pays expense recoveries for its space to the borrower, but pays no Base Rent.

         PROPERTY MANAGEMENT. The 201 Old Country Road Property is managed by
Pitcairn Properties Management Company, LLC, which is an affiliate of the 201
Old Country Road Loan's sponsor.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 201 Old Country Road
Borrower may obtain mezzanine financing provided certain conditions are met, including the creation of an intercreditor agreement between the lender and the mezzanine loan lender and loan-to-value and debt service coverage ratio tests.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. Not allowed.

         Certain additional information regarding the 201 Old Country Road Loan and the 201 Old Country Road Property is set forth on Appendix II hereto.

                                     III-41

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 18-20 - STOP & SHOP PORTFOLIO
--------------------------------------------------------------------------------

                    [STOP & SHOP PORTFOLIO PICTURE OMITTED]

                                     III-42

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 18-20 - STOP & SHOP PORTFOLIO
--------------------------------------------------------------------------------

                       [STOP & SHOP PORTFOLIO MAP OMITTED]

                                     III-43

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 18-20 - STOP & SHOP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $25,500,000

CUT-OFF DATE BALANCE(1):      $25,450,691

SHADOW RATING (FITCH/S&P):    NAP

FIRST PAYMENT DATE:           06/01/2004

INTEREST RATE:                5.050% (Glastonbury and East Islip)

                              5.550% (New Paltz Center)

AMORTIZATION:                 IO for 2 years on Glastonbury and New Paltz, then
                              amortization on 27 year and 30 year schedules,
                              respectively. 324 month amortization for East
                              Islip for its loan term.

ARD:                          NAP

HYPERAMORTIZATION:            NAP

MATURITY DATE:                05/01/2014

EXPECTED MATURITY             $21,158,628
BALANCE(1):

SPONSOR(S):                   Louis L. Ceruzzi, Jr.

INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of 04/28/2009 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after 02/01/2014.

LOAN PER SF(1):               $113.27

UP-FRONT RESERVES:            NAP

ONGOING RESERVES(2):          CapEx:                $2,852/month

                              TI/LC Reserve(2):     Springing

LOCKBOX:                      Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       3 crossed loans

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     See table

YEAR BUILT/RENOVATED:         See table

OCCUPANCY(1)(3):              100.0%

SQUARE FOOTAGE(1):            224,684

THE COLLATERAL:               Three grocery-anchored retail buildings

OWNERSHIP INTEREST:           Fee (Glastonbury and New Paltz) and
                              Leasehold (East Islip)

MAJOR TENANTS                   % NRSF      RENT PSF    LEASE EXPIRATION
-------------                   ------      --------    ----------------

Glastonbury:                    100.0%       $24.32        01/31/2028
Stop & Shop

East Islip:                     100.0%       $7.09         10/31/2027
Stop & Shop

New Paltz Center:                67.9%       $11.56        06/30/2024
ShopRite Supermarket

PROPERTY MANAGEMENT:          Borrower managed

U/W NET OP. INCOME(1):        $2,728,935

U/W NET CASH FLOW(1):         $2,632,539

APPRAISED VALUE(1):           $33,950,000

CUT-OFF DATE LTV(1):          75.0%

MATURITY DATE LTV(1):         62.3%

DSCR(1)(4):                   1.82x

--------------------------------------------------------------------------------
(1)  Original Balance, Cut-off Date Balance, Expected Maturity Balance, Loan per
     SF, Occupancy, SF, U/W Net Op Income, U/W Net Cash Flow, Appraised Value,
     Cut-off Date LTV, Maturity Date LTV, DSCR and Capital Expenditure Reserves
     are all calculated on a combined property basis.

(2)  There is a springing TI/LC Reserve of $2,000/month, capped at $48,000, for the New Paltz Center Property. The reserve is triggered when there is an
     Event of Default or either ShopRite Supermarket or Rite Aid ceases operations at the subject property.

(3)  Occupancy is based on the rent rolls dated 06/30/2004.

(4)  The disclosed DSCR is based on payments of interest only for the
     Glastonbury and New Paltz Center loans and principal and interest payments for the East Islip loan. On 06/01/2006, Glastonbury and New Paltz Center begin principal and interest payments and the estimated DSCR is then 1.52x.

                                     III-44

THE STOP & SHOP PORTFOLIO LOAN

         THE LOAN. The tenth largest loan (the "Stop & Shop Portfolio Loan") as evidenced by the Promissory Notes (collectively, the "Stop & Shop Portfolio
Note") is secured by two first priority Fee Mortgage, Security Agreement,
Assignment of Rents, and Fixture Filings and one first priority Leasehold
Mortgage, Security Agreement, Assignment of Rents, and Fixture Filing
(collectively, the "Stop & Shop Portfolio Mortgage") encumbering each of three properties identified below, located in Glastonbury, Connecticut; East Islip,
New York; and New Paltz, New York (collectively, the "Stop & Shop Portfolio
Property"). The Stop & Shop Portfolio Loan was originated on 04/28/2004 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are CE East Islip LLC, CE Glastonbury LLC and New Paltz Property Development, LLC, each a Delaware limited liability company (collectively, the "Stop & Shop Portfolio Borrower") each of which owns no material asset other than the Stop & Shop Portfolio Property and related interests. Louis L. Ceruzzi, the sponsor of the Stop & Shop Portfolio Loan, is a real estate developer and controls and manages Ceruzzi Properties, LLC, which has developed more than four million SF of retail shopping centers in the northeast United States since 1988.

         THE PROPERTIES. The Stop & Shop Glastonbury Property is located in
Glastonbury, Connecticut, at the northwest corner of Oak Street and New London
Turnpike. The Stop & Shop Glastonbury Property is located in a suburban retail corridor approximately 9 miles southwest of the state capital, Hartford. The property was originally constructed in 2002. It consists of a 62,900 SF, commercial retail building. The Stop & Shop Glastonbury Property is situated on approximately 10 acres and includes 288 parking spaces. The Stop & Shop
Glastonbury Property is 100% occupied by Stop & Shop.

         The Stop & Shop East Islip Property is located in East Islip, New York, bounded by Sunrise Highway and Irish Lane. The property was originally constructed in 1998. It consists of a 113,289 SF, single-story multi tenant shopping center. The Stop & Shop East Islip Property is situated on approximately 10.9 acres and includes 578 parking spaces. The Stop & Shop East
Islip Property is anchored by Stop & Shop and Marshall's. Stop & Shop master leases the entire property and subleases approximately 56,674 SF to Marshall's,
Staples and Hallmark.

         The Stop & Shop New Paltz Center Property is located in New Paltz, New
York, on the south side of Route 299 and the west side of South Putts Corner
Road. The property was originally constructed in 1973. It consists of a 48,495
SF, single-story multi tenant shopping center and includes 250 parking spaces.
The Stop & Shop New Paltz Center Property is anchored by ShopRite and Rite Aid.

         GROUND LEASE. The Stop & Shop Portfolio Borrower's interest in the Stop
& Shop East Islip Property consists of a leasehold interest created under a ground lease (the "Stop & Shop East Islip Ground Lease") with FK Partners, a New
York limited partnership, as ground lessor. Including all extension options, the
Stop & Shop East Islip Ground Lease expires 07/19/2043. Stop & Shop is responsible for all lease payments.

------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED                      OWNERSHIP    YEAR BUILT/
PROPERTY                     LOCATION          LOAN AMOUNT    PROPERTY TYPE     INTEREST     RENOVATED    OCCUPANCY    UNITS
------------------------------------------------------------------------------------------------------------------------------

Stop & Shop Glastonbury      Glastonbury, CT  $14,100,000        Retail           Fee         2002/NAP       100%      62,900
------------------------------------------------------------------------------------------------------------------------------
Stop & Shop East Islip       East Islip, NY   $7,150,000         Retail        Leasehold      1998/NAP       100%     113,289
------------------------------------------------------------------------------------------------------------------------------
Stop & Shop New Paltz        New Paltz, NY    $4,250,000         Retail           Fee         1973/NAP       100%      48,495
Center
------------------------------------------------------------------------------------------------------------------------------

                                     III-45

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE                                   % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF    % OF TOTAL SF   CUMULATIVE %    RENTAL REVENUES      TOTAL RENTAL
          YEAR              ROLLING        ROLLING         ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------

         Vacant                0             $0.00              0%             0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2004                 0             $0.00              0%             0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 0             $0.00              0%             0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2006                 2            $12.26              1%             1%                 1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2007                 0             $0.00              0%             1%                 0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2008                 0             $0.00              0%             1%                 0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2009                 0             $0.00              0%             1%                 0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0             $0.00              0%             1%                 0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2011                 2            $12.43              3%             4%                 3%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0             $0.00              0%             4%                 0%                  4%
------------------------------------------------------------------------------------------------------------------------------
          2013                 1            $11.00              3%             7%                 2%                  6%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             3            $12.86             93%           100%                94%                100%
------------------------------------------------------------------------------------------------------------------------------

The Lease Rollover Schedule is a combination of the three Stop & Shop Portfolio properties.

         PROPERTY MANAGEMENT. The Stop & Shop Portfolio Property is managed by the Stop & Shop Portfolio Borrower. No third-party manager is in place.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The Stop & Shop Portfolio Borrower may obtain a release of either the East Islip or the Glastonbury Property through a partial defeasance of the Stop & Shop Portfolio Loan, based on 125% of the allocated loan amount of the Mortgaged Property to be released, provided that, after giving effect to the release of any property, (i) the pro forma Aggregate Debt
Service Coverage immediately following the Release is at least equal to the greater of (A) the Aggregate Debt Service Coverage immediately prior to effecting such Release and (B) the Aggregate Debt Service Coverage as of the
Closing Date and (ii) the Loan-to-Value Ratio immediately following the Release is less than or equal to the lesser of (A) the Loan-to-Value Ratio immediately prior to effecting such Release and (B) the Loan-to-Value Ratio as of the
Closing Date. The Stop & Shop Borrower may obtain a release of the New Paltz property through a partial defeasance of the Stop & Shop Portfolio Loan, based on the allocated loan amount of the New Paltz Property. The Stop & Shop Borrower must also satisfy certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

         Certain additional information regarding the Stop & Shop Portfolio Loan and the Stop & Shop Portfolio Property is set forth on Appendix II hereto.

                                     III-46

--------------------------   ---------------------            ------------------
Securitized Products Group   [MORGAN STANLEY LOGO]            September 24, 2004
--------------------------   ---------------------            ------------------

                                 CMBS NEW ISSUE

                              COLLATERAL TERM SHEET

      -------------------------------------------------------------------

                                 $1,281,122,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                  CWCAPITAL LLC
                            AS MORTGAGE LOAN SELLERS

                          ----------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

                          ----------------------------

                                 MORGAN STANLEY
                             LEAD BOOKRUNNING MANAGER

BEAR, STEARNS & CO. INC.                                   RBS GREENWICH CAPITAL
CO-MANAGER                                                            CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-HQ4

TRANSACTION FEATURES
--------------------
o        Seller:

        ---------------------------------------------------------------------------------------------------
                                                         NO. OF   AGGREGATE CUT-OFF      % BY AGGREGATE
        LOAN SELLER                              MORTGAGE LOANS   DATE BALANCE ($)     CUT-OFF DATE BALANCE
        ---------------------------------------------------------------------------------------------------

         Morgan Stanley Mortgage Capital Inc.             85        1,294,943,333             94.5
         CWCapital LLC                                     7           75,240,995              5.5
        ---------------------------------------------------------------------------------------------------
         TOTAL:                                           92       $1,370,184,328            100.0%
        ---------------------------------------------------------------------------------------------------

o        Loan Pool:
         o    Average Cut-off Date Balance: $14,893,308
         o    Largest Mortgage Loan by Cut-off Date Balance: $192,000,000
         o    Five largest and ten largest loans: 46.4% and 59.3% of pool, respectively

o        Credit Statistics:
         o    Weighted average debt service coverage ratio of 2.02x
         o    Weighted average current loan-to-value ratio of 65.2%; weighted average balloon loan-to-value ratio of 57.6%

o        Property Types:

                               [PIE CHART OMITTED]

               Manufactured Housing Community     1.6%
               Mixed Use                          1.0%
               Office                            51.1%
               Retail                            36.1%
               Multifamily                        4.5%
               Self-storage                       2.9%
               Industrial                         2.7%

o        Call Protection:
         o    90 loans (99.6% of the pool) have a lockout period ranging from 24 to 43 payments from origination, then defeasance provisions
         o    1 loan (0.2% of the pool) has a lockout period of 35 payments from origination, then the greater of yield maintenance and a
              prepayment premium of 1.0%
         o    1 loan (0.2% of the pool) prohibits voluntary principal
              prepayments during a lock-out period, and following the lock-out period provides for a prepayment premium or yield maintenance charge calculated on the basis of a yield maintenance formula

o        Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the
         Trustee in addition to detailed payment and delinquency information.
         Information provided by the Trustee is expected to be available at
         www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the
         Trustee's website at www.etrustee.net.

o        Bond Information: Cash flows are expected to be modeled by TREPP,
         CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o        Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-2

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

      OFFERED CERTIFICATES
      --------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CERTIFICATE
                                                                                           EXPECTED FINAL   INITIAL     PRINCIPAL TO
             INITIAL CERTIFICATE   SUBORDINATION    RATINGS     AVERAGE        PRINCIPAL   DISTRIBUTION  PASS-THROUGH      VALUE
CLASS             BALANCE(1)          LEVELS      (FITCH/S&P)  LIFE(2)(3)    WINDOW (2)(4)     DATE(2)      RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

 A-1              $17,970,000          11.750%      AAA/AAA      0.97            1-22         08/14/2006     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-2              $50,000,000          11.750%      AAA/AAA      3.49           22-58         08/14/2009     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-3              $50,000,000          11.750%      AAA/AAA      4.96           58-62         12/14/2009     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-4              $72,000,000          11.750%      AAA/AAA      6.13           62-83         09/14/2011     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-5             $123,000,000          11.750%      AAA/AAA      6.90           83-83         09/14/2011     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-6             $120,000,000          11.750%      AAA/AAA      8.36           83-11         01/14/2014     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
 A-7             $776,217,000          11.750%      AAA/AAA      9.61           111-119       09/14/2014     [  ]%        57.5%
------------------------------------------------------------------------------------------------------------------------------------
  B               $15,415,000          10.625%      AA+/AA+      9.90           119-119       09/14/2014     [  ]%        58.3%
------------------------------------------------------------------------------------------------------------------------------------
  C               $18,840,000           9.250%       AA/AA       9.90           119-119       09/14/2014     [  ]%        59.2%
------------------------------------------------------------------------------------------------------------------------------------
  D               $13,702,000           8.250%      AA-/AA-      9.90           119-119       09/14/2014     [  ]%        59.8%
------------------------------------------------------------------------------------------------------------------------------------
  E               $23,978,000           6.500%       A/A         9.90           119-119       09/14/2014     [  ]%        61.0%
------------------------------------------------------------------------------------------------------------------------------------

      PRIVATE CERTIFICATES (7)
      ------------------------

------------------------------------------------------------------------------------------------------------------------------------
             INITIAL CERTIFICATE                                                                                        CERTIFICATE
                 BALANCE OR                                                            EXPECTED FINAL      INITIAL      PRINCIPAL TO
                  NOTIONAL       SUBORDINATION     RATINGS     AVERAGE     PRINCIPAL     DISTRIBUTION   PASS-THROUGH       VALUE
CLASS            AMOUNT(1)           LEVELS      (FITCH/S&P)  LIFE(2)(3) WINDOW(2)(4)       DATE(2)        RATE           RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

X-1(8)       $1,370,184,328            --            --           --          --             --         Variable Rate       --
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)       $1,310,179,000            --            --           --          --             --         Variable Rate       --
------------------------------------------------------------------------------------------------------------------------------------
  F          $   10,276,000          5.750%          A-/A-        9.90      119-119     09/14/2014         [  ]%          61.5%
------------------------------------------------------------------------------------------------------------------------------------
  G          $   11,989,000         4.875%        BBB+/BBB+      9.90      119-119     09/14/2014          [  ]%          62.0%
------------------------------------------------------------------------------------------------------------------------------------
  H          $   11,989,000         4.000%         BBB/BBB       9.90      119-119     09/14/2014          [  ]%          62.6%
------------------------------------------------------------------------------------------------------------------------------------
  J          $   15,415,000         2.875%        BBB-/BBB-      9.95      119-120     10/14/2014          [  ]%          63.3%
------------------------------------------------------------------------------------------------------------------------------------
K - Q        $   39,393,328            --            --           --          --             --            [  ]%            --
------------------------------------------------------------------------------------------------------------------------------------

        Notes:    (1)  As of October 1, 2004.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
                  (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
                  (3)  Average life is expressed in terms of years.
                  (4)  Principal window is the period (expressed in terms of months and commencing with the month of November 2004)
                       during which distributions of principal are expected to
                       be made to the holders of each designated Class.
                  (5)  The pass-through rates for the Class A-1, Class A-2,
                       Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and
                       Class B Certificates presented in the table are fixed at
                       their respective per annum rates set forth above. The
                       Class C, Class D and Class E Certificates will accrue
                       interest at a per annum rate equal to either (i) a fixed
                       rate, (ii) a fixed rate subject to a cap equal to the
                       weighted average net mortgage rate or (iii) a rate equal
                       to the weighted average net mortgage rate less a
                       specified percentage, which percentage may be zero.
                  (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes
                       (if any) that are senior to such Class by the quotient of
                       the aggregate pool balance and the weighted average pool
                       loan to value ratio. The Class A-1, A-2, A-3, A-4, A-5,
                       A-6 and A-7 Certificate Principal to Value Ratio is
                       calculated based upon the aggregate of the Class A-1,
                       A-2, A-3, A-4, A-5, A-6 and A-7 Certificate Balances.
                  (7)  Certificates to be offered privately pursuant to Rule
                       144A.
                  (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-3

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

I.  ISSUE CHARACTERISTICS
    ---------------------

      ISSUE TYPE:                Public: Classes A-1, A-2, A-3, A-4, A-5, A-6,
                                 A-7, B, C, D and E (the "Offered Certificates")

                                 Private (Rule 144A): Classes X-1, X-2, F, G, H,
                                 J, K, L, M, N, O, P and Q

      SECURITIES OFFERED:        $1,281,122,000 monthly pay, multi-class,
                                 sequential pay commercial mortgage REMIC
                                 Pass-Through Certificates, including eleven
                                 principal and interest classes (Classes A-1,
                                 A-2, A-3, A-4, A-5, A-6, A-7, B, C, D and E)
                                 SELLERS: CWCapital LLC; Morgan Stanley Mortgage
                                 Capital Inc.

      LEAD BOOKRUNNING           Morgan Stanley & Co. Incorporated MANAGER:

      CO-MANAGERS:               Bear, Stearns & Co. Inc. and Greenwich Capital
                                 Markets, Inc.

      MASTER SERVICER:           Wells Fargo Bank, National Association

      SPECIAL SERVICER:          GMAC Commercial Mortgage Corporation

      TRUSTEE:                   LaSalle Bank National Association

      CUT-OFF DATE:              October 1, 2004. For purposes of the
                                 information contained in this term sheet,
                                 scheduled payments due in October 2004 with
                                 respect to mortgage loans not having payment
                                 dates on the first day of each month have been
                                 deemed received on October 1, 2004, not the
                                 actual day on which such scheduled payments
                                 were due.

      EXPECTED CLOSING           On or about October 19, 2004 DATE:

      DISTRIBUTION DATES:        The 14th of each month, commencing in November
                                 2004 (or if the 14th is not a business day, the
                                 next succeeding business day)

      MINIMUM DENOMINATIONS:     $25,000 for the Class A Certificates and
                                 $100,000 for all other Offered Certificates and
                                 in multiples of $1 thereafter

      SETTLEMENT TERMS:          DTC, Euroclear and Clearstream, same day funds,
                                 with accrued interest

      LEGAL/REGULATORY STATUS:   Classes A-1, A-2, A-3, A-4, A-5, A-6, A-7, B,
                                 C, D and E are expected to be eligible for
                                 exemptive relief under ERISA. No Class of
                                 Certificates is SMMEA eligible.

      RISK FACTORS:              THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                 NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                 "RISK FACTORS" SECTION OF THE PROSPECTUS
                                 SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                 THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-4

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

II. STRUCTURE CHARACTERISTICS
    -------------------------

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-7 and Class B Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class C, Class D and Class E Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                                [CHART OMITTED]

                              Month    0     18     30     42     54     66     78     90    96    Maturity

Class A-1  AAA/AAA     [%]                                                                                             $18.0MM
Class A-2  AAA/AAA     [%]                                                                                             $50.0MM
Class A-3  AAA/AAA     [%]                                                                                             $50.0MM
Class A-4  AAA/AAA     [%]                                                                                             $72.0MM
Class A-5  AAA/AAA     [%]                                                                                            $123.0MM
Class A-6  AAA/AAA     [%]                                                                                            $120.0MM
Class A-7  AAA/AAA     [%]                                                                                            $776.2MM
Class B    AA+/AA+     [%]                                                                                             $15.4MM
Class C    AA/AA       [%]                                                                                             $18.8MM
Class D    AA-/AA-     [%]                                                                                             $13.7MM
Class E    A/A         [%]                                                                                             $24.0MM
Class F    A-/A-       [%]                                                                                             $10.3MM
Class G    BBB+/BBB+   [%]                                                                                             $12.0MM
Class H    BBB/BBB     [%]                                                                                             $12.0MM
Class J    BBB-/BBB-   [%]                                                                                             $15.4MM
Class K    BB+/BB+     [%]                                                                                              $5.1MM
Class L    BB/BB       [%]                                                                                              $5.1MM
Class M    BB-/BB-     [%]                                                                                              $5.1MM
Class N-Q  B+/B+ TO NR [%]                                                                                             $24.0MM

           [     ] X-1 + X-2 IO Strip  [  ] X-1 Notional   [   ] X-2 Notional   NR= Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-5

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

Class X-1 and X-2          The Notional Amount of the Class X-1 Certificates
Notional Balances:         will be equal to the aggregate of the certificate
                           balances of the classes of certificates (other than
                           the Class X-1, Class X-2, Class R-I, Class R-II and
                           Class R-III Certificates) outstanding from time to
                           time. The Notional Amount of the Class X-2
                           Certificates will equal:

                                   o    during the period from the closing date
                                        through and including the distribution
                                        date occurring in March 2006, the sum of
                                        (a) the lesser of $31,943,000 and the
                                        certificate balance of the Class A-2
                                        Certificates outstanding from time to
                                        time and (b) the aggregate of the
                                        certificate balances of the Class A-3,
                                        Class A-4, Class A-5, Class A-6, Class
                                        A-7, Class B, Class C, Class D, Class E,
                                        Class F, Class G, Class H, Class J,
                                        Class K, Class L and Class M
                                        Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2006 through and including the
                                        distribution date occurring in March
                                        2007, the sum of (a) the lesser of
                                        $19,092,000 and the certificate balance
                                        of the Class A-3 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-4, Class A-5, Class A-6,
                                        Class A-7, Class B, Class C, Class D,
                                        Class E, Class F, Class G and Class H
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $14,741,000
                                        and the certificate balance of the Class
                                        J Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2007 through and including the
                                        distribution date occurring in March
                                        2008, the sum of (a) the lesser of
                                        $30,336,000 and the certificate balance
                                        of the Class A-4 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-5, Class A-6, Class A-7,
                                        Class B, Class C, Class D, Class E,
                                        Class F and Class G Certificates
                                        outstanding from time to time and (c)
                                        the lesser of $731,000 and the
                                        certificate balance of the Class H
                                        Certificates outstanding from time to
                                        time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-6

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

                                   o    during the period following the
                                        distribution date occurring in March
                                        2008 through and including the
                                        distribution date occurring in March
                                        2009, the sum of (a) the lesser of
                                        $92,855,000 and the certificate balance
                                        of the Class A-5 Certificates
                                        outstanding from time to time, (b) the
                                        aggregate of the certificate balances of
                                        the Class A-6, Class A-7, Class B, Class
                                        C and Class D Certificates outstanding
                                        from time to time and (c) the lesser of
                                        $22,789,000 and the certificate balance
                                        of the Class E Certificates outstanding
                                        from time to time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2009 through and including the
                                        distribution date occurring in March
                                        2010, the sum of (a) the lesser of
                                        $4,394,000 and the certificate balance
                                        of the Class A-5 Certificates
                                        outstanding from time to time, (b) the
                                        certificate balance of the Class A-6,
                                        Class A-7, Class B, Class C and Class D
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $715,000 and
                                        the certificate balance of the Class E
                                        Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2010 through and including the
                                        distribution date occurring in March
                                        2011, the sum of (a) the lesser of
                                        $739,593,000 and the certificate balance
                                        of the Class A-7 Certificates
                                        outstanding from time to time, (b) the
                                        certificate balance of the Class B
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $13,349,000
                                        and the certificate balance of the Class
                                        C Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2011 through and including the
                                        distribution date occurring in March
                                        2012, the sum of (a) the lesser of
                                        $692,697,000 and the certificate balance
                                        of the Class A-7 Certificates
                                        outstanding from time to time and (b)
                                        the lesser of $11,641,000 and the
                                        certificate balance of the Class B
                                        Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        distribution date occurring in March
                                        2012 through and including the
                                        distribution date occurring in October
                                        2012, the sum of (a) the lesser of
                                        $672,746,000 and the certificate balance
                                        of the Class A-7 Certificates
                                        outstanding from time to time and (b)
                                        the lesser of $4,027,000 and the
                                        certificate balance of the Class B
                                        Certificates outstanding from time to
                                        time; and

                                   o    following the distribution date
                                        occurring in October 2012, $0.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-7

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

Class X-1 and X-2 Pass-    The pass-through rate applicable to the Class X-1
Through Rates:             Certificates for each distribution date subsequent to
                           the initial distribution date will equal the weighted
                           average of the respective strip rates (the "Class X-1
                           Strip Rates") at which interest accrues from time to
                           time on the respective components of the total
                           notional amount of the Class X-1 Certificates
                           outstanding immediately prior to the related
                           distribution date (weighted on the basis of the
                           respective balances of such components outstanding
                           immediately prior to such distribution date). Each of
                           those components will be comprised of all or a
                           designated portion of the certificate balance of one
                           of the classes of the Principal Balance Certificates.
                           In general, the certificate balance of each class of
                           Principal Balance Certificates will constitute a
                           separate component of the total notional amount of
                           the Class X-1 Certificates; provided that, if a
                           portion, but not all, of the certificate balance of
                           any particular class of Principal Balance
                           Certificates is identified as being part of the total
                           notional amount of the Class X-2 Certificates
                           immediately prior to any distribution date, then that
                           identified portion of such certificate balance will
                           also represent one or more separate components of the
                           total notional amount of the Class X-1 Certificates
                           for purposes of calculating the accrual of interest
                           for the related distribution date, and the remaining
                           portion of such certificate balance will represent
                           one or more other separate components of the Class
                           X-1 Certificates for purposes of calculating the
                           accrual of interest for the related distribution
                           date. For any distribution date occurring in or
                           before October 2012, on any particular component of
                           the total notional amount of the Class X-1
                           Certificates immediately prior to the related
                           distribution date, the applicable Class X-1 Strip
                           Rate will be calculated as follows:

                                   o    if such particular component consists of
                                        the entire certificate balance (or a
                                        designated portion of that certificate
                                        balance) of any class of Principal
                                        Balance Certificates, and if such entire
                                        certificate balance (or that designated
                                        portion) also constitutes a component of
                                        the total notional amount of the Class
                                        X-2 Certificates immediately prior to
                                        the related distribution date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        weighted average net mortgage rate for
                                        such distribution date, over (b) the
                                        greater of (i) the rate per annum
                                        corresponding to such distribution date
                                        as set forth on Schedule A attached to
                                        the prospectus supplement and (ii) the
                                        pass-through rate for such distribution
                                        date for such class of Principal Balance
                                        Certificates; and

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-8

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

                                   o    if such particular component consists of
                                        the entire certificate balance (or a
                                        designated portion of that certificate
                                        balance) of any class of Principal
                                        Balance Certificates, and if such entire
                                        certificate balance (or that designated
                                        portion) does not also constitute a
                                        component of the total notional amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        distribution date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the weighted
                                        average net mortgage rate for such
                                        distribution date, over (b) the
                                        pass-through rate for such distribution
                                        date for such class of Principal Balance
                                        Certificates.

                           For any distribution date occurring after October
                           2012, the certificate balance of each class of
                           Principal Balance Certificates will constitute a
                           separate component of the total notional amount of
                           the Class X-1 Certificates, and the applicable Class
                           X-1 Strip Rate with respect to each such component
                           for each such distribution date will equal the
                           excess, if any, of (a) the weighted average net
                           mortgage rate for such distribution date, over (b)
                           the pass-through rate for such distribution date for
                           such class of Principal Balance Certificates. Under
                           no circumstances will any Class X-1 Strip Rate be
                           less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-9

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

                           The pass-through rate applicable to the Class X-2
                           Certificates for the initial distribution date will
                           equal approximately __% per annum. The pass-through
                           rate applicable to the Class X-2 Certificates for
                           each distribution date subsequent to the initial
                           distribution date and on or before the distribution
                           date in October 2012 will equal the weighted average
                           of the respective strip rates (the "Class X-2 Strip
                           Rates") at which interest accrues from time to time
                           on the respective components of the total notional
                           amount of the Class X-2 Certificates outstanding
                           immediately prior to the related distribution date
                           (weighted on the basis of the respective balances of
                           such components outstanding immediately prior to such
                           distribution date). Each of those components will be
                           comprised of all or a designated portion of the
                           certificate balance of a specified class of Principal
                           Balance Certificates. If all or a designated portion
                           of the certificate balance of any class of Principal
                           Balance Certificates is identified as being part of
                           the total notional amount of the Class X-2
                           Certificates immediately prior to any distribution
                           date, then that certificate balance (or designated
                           portion of it) will represent one or more separate
                           components of the total notional amount of the Class
                           X-2 Certificates for purposes of calculating the
                           accrual of interest for the related distribution
                           date. For any distribution date occurring in or
                           before October 2012, on any particular component of
                           the total notional amount of the Class X-2
                           Certificates immediately prior to the related
                           distribution date, the applicable Class X-2 Strip
                           Rate will equal the excess, if any, of:

                                   o    the lesser of (a) the rate per annum
                                        corresponding to such distribution date
                                        as set forth on Schedule A attached to
                                        the prospectus supplement and (b) the
                                        weighted average net mortgage rate for
                                        such distribution date, over

                                   o    the pass-through rate for such
                                        distribution date for the class of
                                        Principal Balance Certificates whose
                                        certificate balance, or a designated
                                        portion of it, comprises such component.
                                        Pass-Through Rate for such Distribution
                                        Date for the class of Principal Balance
                                        Certificates whose Certificate Balance,
                                        or a designated portion thereof,
                                        comprises such component.

                           Under no circumstances will any Class X-2 Strip Rate
                           be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-10

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

Yield Maintenance/Prepayment    Any Prepayment Premiums/Yield Maintenance
Premium Allocation:             Charges collected with respect to a Mortgage
                                Loan during any particular Collection Period
                                will be distributed to the holders of each Class
                                of Principal Balance Certificates (other than an
                                excluded class as defined below) then entitled
                                to distributions of principal on such
                                Distribution Date in an amount equal to the
                                lesser of (i) such Prepayment Premium/Yield
                                Maintenance Charge and (ii) the Prepayment
                                Premium/Yield Maintenance Charge multiplied by
                                the product of (a) a fraction, the numerator of
                                which is equal to the amount of principal
                                distributed to the holders of that Class on the
                                Distribution Date, and the denominator of which
                                is the total principal distributed on that
                                Distribution Date, and (b) a fraction not
                                greater than one, the numerator of which is
                                equal to the excess, if any, of the Pass-Through
                                Rate applicable to that Class, over the relevant
                                Discount Rate (as defined in the Prospectus
                                Supplement), and the denominator of which is
                                equal to the excess, if any, of the Mortgage
                                Rate of the Mortgage Loan that prepaid, over the
                                relevant Discount Rate.

                                The portion, if any, of the Prepayment
                                Premium/Yield Maintenance Charge remaining after
                                such payments to the holders of the Principal
                                Balance Certificates will be distributed to the
                                holders of the Class X-1 Certificates and Class
                                X-2 Certificates based on an [_____] ratio
                                through and including the Distribution Date in
                                [_____]. After the Distribution Date in [______]
                                all Prepayment Premium/Yield Maintenance charges
                                remaining after such payments to the holders of
                                the Principal Balance Certificates will be
                                distributed to the Class X-1 Certificates. For
                                the purposes of the foregoing, the Class K
                                Certificates and below are the excluded classes.

                                The following is an example of the Prepayment
                                Premium Allocation under (b) above based on the
                                information contained herein and the following
                                assumptions:

                                Two Classes of Certificates: Class A-2 and X

                                The characteristics of the Mortgage Loan being
                                prepaid are as follows:

                                   -   Loan Balance: $10,000,000

                                   -   Mortgage Rate: 5.50%

                                   -   Maturity Date: 5 years (October 1, 2009)

                                The Discount Rate is equal to 3.00%

                                The Class A-2 Pass-Through Rate is equal to
                                4.00%

                                                                                                                   YIELD
                                                                                                                 MAINTENANCE
                                               CLASS A CERTIFICATES                          FRACTION            ALLOCATION
                                -------------------------------------------------    ----------------------     -------------
                                                       METHOD                                CLASS A-2            CLASS A-2
                               ----- --------------------------------------------    ----------------------     -------------

                                 (Class A-2 Pass Through Rate -  Discount Rate)           (4.00%-3.00%)
                                -------------------------------------------------       -------------------         40.00%
                                          (Mortgage Rate - Discount Rate)                  (5.50%-3.00%)

                                                                                                                    YIELD
                                                                                                                 MAINTENANCE
                                                CLASS X CERTIFICATES                       FRACTION              ALLOCATION
                                     --------------------------------------------    ----------------------     -------------
                                                       METHOD
                                     --------------------------------------------

                                            (1 -Class A-2 YM Allocation)                  (1-40.00% )              60.00%

   THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE
     IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE
     PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-11

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

III. SELLERS                    Morgan Stanley Mortgage Capital Inc. ("MSMC")
     -------                    ---------------------------------------------

                                The Mortgage Pool includes 85 Mortgage Loans,
                                representing 94.5% of the Initial Pool Balance,
                                that were originated by or on behalf of MSMC or
                                purchased from a third party.

                                MSMC is a subsidiary of Morgan Stanley & Co.
                                Incorporated and was formed to originate and
                                purchase mortgage loans secured by commercial
                                and multifamily real estate.

                                CWCapital LLC ("CWCapital")
                                ---------------------------

                                The Mortgage Pool includes 7 Mortgage Loans,
                                representing 5.5% of the Initial Pool Balance,
                                that were originated by or on behalf of
                                CWCapital or purchased from a third party.*

                                CWCapital is an affiliate of Caisse de Depot et
                                Placement du Quebec and was formed as a
                                Massachusetts limited liability company to
                                originate and acquire loans secured by mortgages
                                on commercial and multifamily real estate. Each
                                of the CWCapital Loans was originated or
                                purchased by CWCapital, and all of the CWCapital
                                Loans were underwritten by CWCapital
                                underwriters. CWCapital will act as sub-servicer
                                of the CWCapital Loans. CWCapital is an
                                affiliate of the initial operating adviser. The
                                principal offices of CWCapital are located at
                                One Charles River Place, 63 Kendrick Street,
                                Needham, Massachusetts 02494. CWCapital's
                                telephone number is (781) 707-9300.

* Includes two mortgage loans that were originated and closed by CWCapital and subsequently sold to MSMC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-12

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

IV. COLLATERAL DESCRIPTION
    ----------------------

                                                                  TEN LARGEST LOANS
                                                                  -----------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   CUT-OFF
                                                               PROPERTY   CUT-OFF DATE  UNITS/   LOAN PER            DATE   BALLOON
NO.           PROPERTY NAME                  CITY       STATE  TYPE            BALANCE      SF    UNIT/SF    DSCR     LTV       LTV
-----------------------------------------------------------------------------------------------------------------------------------

 1.   Bank OF America Plaza                 Los Angeles   CA    Office   $192,000,000   1,385,251  $139     2.54x    44.7%    39.0%
----------------------------------------------------------------------------------------------------------------------------------
 2.  Wells REF Portfolio-Independence
     Square Two                             Washington    DC    Office    $37,785,714     579,733  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Independence
     Square one                             Washington    DC    Office    $20,642,857     337,794  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Keybank Building   Parsippany    NJ    Office    $15,250,000     404,515  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Bridgewater
     Crossing II                            Bridgewater   NJ    Office    $14,357,143     297,380  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Citicorp Building  Englewood     NJ    Office    $10,464,286     410,000  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Caterpillar
     Building                               Nashville     TN    Office     $9,571,429     312,297  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-State Street
     Building                               Quincy        MA    Office     $7,214,286     234,668  $120     3.55x    41.9%    41.9%

     Wells REF Portfolio-Harcourt Building  Austin        TX    Office     $5,892,857     195,234  $120     3.55x    41.9%    41.9%

     Well REF Portfolio-Continental         Brea          CA    Office     $3,821,429     133,943  $120     3.55x    41.9%    41.9%
     Casualty                                                             ----------     -------  ----     ----     ----     ----
                                  SUBTOTAL:                              $125,000,000   2,905,564  $120     3.55x    41.9%    41.9%
----------------------------------------------------------------------------------------------------------------------------------
 3.  1111 Pennsylvannia Avenue              Washington    DC    Office   $122,000,000     331,264  $368     1.25x    78.0%    78.0%
----------------------------------------------------------------------------------------------------------------------------------
 4.  Eastview Mall                          Rochester     NY    Retail   $103,998,916   1,352,487   $77     1.99x    54.7%    46.2%
----------------------------------------------------------------------------------------------------------------------------------
 5.  101 West Broadway                      San Diego     CA    Office    $92,275,425     390,118  $237     1.28x    78.9%    65.3%
----------------------------------------------------------------------------------------------------------------------------------
 6.  Mall at Millenia                       Orlando       FL    Retail    $57,550,000     518,682  $376     2.01x    63.3%    58.8%
----------------------------------------------------------------------------------------------------------------------------------
 7.  909 Third Avenue Land Interest         New York      NY    Office    $35,000,000   1,305,000*  $27     4.27x    67.3%    67.3%
----------------------------------------------------------------------------------------------------------------------------------
 8.  436 North Bedford Drive                Beverly Hills CA    Office    $29,726,576      76,300  $390     1.45x    74.4%    67.4%
-----------------------------------------------------------------------------------------------------------------------------------
 9.  201 Old Country Road                   Melville      NY    Office    $29,000,000     217,004  $134     1.55x    72.5%    64.0%
-----------------------------------------------------------------------------------------------------------------------------------
10.  Stop & Shop Portfolio-Glastonbury      Glastonbury   CT    Retail    $14,100,000      62,900  $113     1.82x    75.0%    62.3%

     Stop & Shop Portfolio-East Islip       East Islip    NY    Retail     $7,100,691     113,289  $113     1.82x    75.0%    62.3%

     Stop & Shop Portfolio-New Paltz Center New Paltz     NY    Retail     $4,250,000      48,495  $113     1.82x    75.0%    62.3%
                                                                           ----------      ------  ----     ----     ----     ----
                                  SUBTOTAL:                               $25,450,691     224,684  $113     1.82x    75.0%    62.3%
-----------------------------------------------------------------------------------------------------------------------------------
     TOTALS/WEIGHTED AVERAGES                                            $811,951,608                       2.23x    59.8%    54.5%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Loan is secured by a fee interest in the land only. The property improvements are not part of the subject collateral.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-13

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

                                                  PARI PASSU AND COMPANION LOANS
                                                  ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   NO.   PROPERTY NAME          DEAL                   A-NOTE BALANCES     MASTER SERVICER     SPECIAL SERVICER     B-NOTE BALANCE
-------- ---------------------- ----------------- --------------------- -------------------- ---------------------- ---------------

 2-10.   Wells REF Portfolio    MSCI 2004-HQ4*           $125,000,000        Wells Fargo            GMACCM                    NAP

                                TBD                      $225,000,000
-------- ---------------------- ----------------- --------------------- -------------------- ---------------------- ---------------
  14.    Mall at Millenia       MSCI 2003-IQ4*            $42,500,000          GMACCM        Midland Loan Services     15,000,000

                                MSCI 2003-IQ4*            $27,500,000

                                GMAC 2003-C3              $67,500,000

                                MSCI 2004-HQ4             $57,500,000
-----------------------------------------------------------------------------------------------------------------------------------

      * Denotes deal with lead servicer

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-14

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ4

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
1 - 1,000,000                          8          4,865,847     0.4
1,000,001 - 2,000,000                  5          8,357,668     0.6
2,000,001 - 3,000,000                  5         12,351,557     0.9
3,000,001 - 4,000,000                 12         41,257,803     3.0
4,000,001 - 5,000,000                 14         64,200,529     4.7
5,000,001 - 6,000,000                  6         32,802,676     2.4
6,000,001 - 7,000,000                  4         25,929,353     1.9
7,000,001 - 8,000,000                  3         22,880,605     1.7
8,000,001 - 9,000,000                  1          8,380,694     0.6
9,000,001 - 10,000,000                 3         29,041,286     2.1
10,000,001 - 15,000,000               11        136,782,699    10.0
15,000,001 - 20,000,000                5        894,068,861     6.1
20,000,001 - 30,000,000                7        175,311,839    12.8
30,000,001 (greater than or equal to)  8        723,952,912    52.8
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
Min: $307,670          Max: $192,000,000        Average: $14,893,308
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                   MORTGAGED   CUT-OFF DATE     % OF
                                  PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------
California                            19        452,419,551    33.0
New York                              14        254,632,960    18.6
District of Columbia                   3        180,428,571    13.2
Florida                                8        129,573,125     9.5
New Jersey                             8         80,580,863     5.9
Texas                                  6         41,485,551     3.0
Virginia                               1         22,437,064     1.6
Connecticut                            2         22,049,487     1.6
Maryland                               2         17,366,115     1.3
Massachusetts                          2         17,134,286     1.3
Other                                 42        152,076,754    11.1
--------------------------------------------------------------------------------
TOTAL:                               107     $1,370,184,328   100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                   MORTGAGED   CUT-OFF DATE     % OF
                                  PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------
Office                                26        699,830,730    51.1
Retail                                56        494,830,498    36.1
Multifamily                            7         62,326,451     4.5
Self Storage                           7         40,185,227     2.9
Industrial                             5         36,984,701     2.7
Manufactured Housing                   3         21,850,392     1.6
Mixed Use                              3         14,176,329     1.0
--------------------------------------------------------------------------------
TOTAL:                               107     $1,370,184,328   100.0%
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
(less than or equal to) 4.500          1         10,500,000     0.8
4.501 - 5.000                          5        252,275,425    18.4
5.001 - 5.500                         22        539,389,977    39.4
5.501 - 6.000                         41        499,344,697    36.4
6.001 - 6.500                         13         60,347,697     4.4
6.501 - 7.000                          9          7,580,532     0.6
7.001 - 7.500                          1            746,261     0.1
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 3.800%               Max: 7.080%             Wtd Avg: 5.421%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
1 - 60                                 4         50,076,143     3.7
61 - 120                              87      1,315,192,130    96.0
121 - 180                              1          4,916,055     0.4
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 60 mos.            Max: 144 mos.           Wtd Avg: 114 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
1 - 60                                 4         50,076,143     3.7
61 - 120                              87      1,315,192,130    96.0
121 - 180                              1          4,916,055     0.4
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 53 mos.            Max: 142 mos.           Wtd Avg: 109 mos.
--------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
Interest Only                          7        307,700,000     22.5
181 - 240                              1          3,392,489      0.2
241 - 300                             15        108,334,031      7.9
301 - 360                             69        950,757,807     69.4
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 240 mos.           Max: 360 mos.           Wtd Avg: 352 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE    % OF
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
Interest Only                          7        307,700,000     22.5
181 - 240                              1          3,392,489      0.2
241 - 300                             15        108,334,031      7.9
301 - 360                             69        950,757,807     69.4
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 226 mos.           Max: 360 mos.           Wtd Avg: 349 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                                  AGGREGATE
                                               CUT-OFF DATE
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
40.1 - 50.0                            5        327,500,000     23.9
50.1 - 60.0                            5        114,774,270      8.4
60.1 - 70.0                           16        229,583,913     16.8
70.1 - 80.0                           66        698,326,144     51.0
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 41.9%                 Max: 80.0%              Wtd Avg: 65.2%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
30.1 - 40.0                            1        192,000,000     14.0
40.1 - 50.0                            9        251,836,759     18.4
50.1 - 60.0                           33        247,284,074     18.0
60.1 - 70.0                           44        503,937,352     36.8
70.1 - 80.0                            5        175,126,143     12.8
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 39.0%                 Max: 78.0%              Wtd Avg: 57.6%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                                     NO. OF       AGGREGATE
                                    MORTGAGE   CUT-OFF DATE
                                     LOANS      BALANCE ($)    POOL
--------------------------------------------------------------------------------
1.21 - 1.30                           29        372,117,352     27.2
1.31 - 1.40                           20        134,195,889      9.8
1.41 - 1.50                           17        165,619,262     12.1
1.51 - 1.60                            6         93,408,957      6.8
1.61 - 1.70                            5         30,824,852      2.2
1.61 - 1.70                            3          9,367,409      0.7
1.81 (greater than or equal to)       12        564,649,607     41.2
--------------------------------------------------------------------------------
TOTAL:                                92     $1,370,184,328   100.0%
--------------------------------------------------------------------------------
   Min: 1.23x                Max: 12.11x              Wtd Avg: 2.02x
--------------------------------------------------------------------------------

   All numerical information concerning the Mortgage Loan is approximate.
   All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-Off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Bear Stearns
& Co. Inc., Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-15

                          $1,281,122,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-HQ4

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)(3)

------------------------------------------------------------------------------------------------------
Prepayment Restrictions              OCT-04            OCT-05             OCT-06              OCT-07
------------------------------------------------------------------------------------------------------

Locked Out                          100.00%           100.00%            100.00%              99.76%
Yield Maintenance Total               0.00%             0.00%              0.00%               0.24%
Open                                  0.00%             0.00%              0.00%               0.00%
------------------------------------------------------------------------------------------------------
TOTALS                              100.00%           100.00%            100.00%             100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $1,370,184,328    $1,360,747,570     $1,350,159,966      $1,335,533,253
% Initial Pool Balance              100.00%            99.31%             98.54%              97.47%
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Prepayment Restrictions              OCT-08            OCT-09             OCT-10              OCT-11
------------------------------------------------------------------------------------------------------
Locked Out                           99.76%            99.58%             99.58%             99.52%
Yield Maintenance Total               0.24%             0.42%              0.42%              0.48%
Open                                  0.00%             0.00%              0.00%              0.00%
------------------------------------------------------------------------------------------------------
TOTALS                              100.00%           100.00%            100.00%            100.00%
------------------------------------------------------------------------------------------------------
Pool Balance Outstanding    $1,319,607,217    $1,254,974,276     $1,210,544,922     $1,055,422,203
% Initial Pool Balance               96.31%            91.59%             88.35%             77.03%
------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Prepayment Restrictions              OCT-12            OCT-13             OCT-14
----------------------------------------------------------------------------------
Locked Out                          99.53%             87.95%            100.00%
Yield Maintenance Total              0.47%              0.51%              0.00%
Open                                 0.00%             11.54%              0.00%
----------------------------------------------------------------------------------
TOTALS                             100.00%            100.00%            100.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding    $1,036,591,461       $943,405,770         $4,163,396
% Initial Pool Balance              75.65%             68.85%              0.30%
----------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the
    Yield Maintenance.
(3) Def/YMI loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated,
Bear, Stearns & Co. Inc. and Greenwich Capital Markets, Inc. (the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.
             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-16

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------
                                            DISTRIBUTION DATE STATEMENT

                      =======================================================================

                      STATEMENT SECTIONS                                              PAGE(S)
                      ------------------                                              -------

                      Certificate Distribution Detail                                    2
                      Certificate Factor Detail                                          3
                      Reconciliation Detail                                              4
                      Other Required Information                                         5
                      Cash Reconciliation Detail                                         6
                      Ratings Detail                                                     7
                      Current Mortgage Loan and Property Stratification Tables         8 - 10
                      Mortgage Loan Detail                                              11
                      Principal Prepayment Detail                                       12
                      Historical Detail                                                 13
                      Delinquency Loan Detail                                           14
                      Specially Serviced Loan Detail                                  15 - 16
                      Modified Loan Detail                                              17
                      Liquidated Loan Detail                                            18
                      =======================================================================

             DEPOSITOR                                     MASTER SERVICER                            SPECIAL SERVICER

=========================================          ====================================       ====================================

Morgan Stanley Capital I Inc.                      Wells Fargo Bank, N.A.                     GMAC Commercial Mortgage Corporation
1585 Broadway                                      45 Fremont Street, 2nd Floor               200 Witmer Road
New York, NY 10036                                 investorreporting@wellsfargo.com           Horsham, PA 19044-8015
                                                   San Francisco, CA 94105

Contact:       General Information Number          Contact:       Matilde Sanchez             Contact:       Darri Cunningham
Phone Number:  (212) 761-4700                      Phone Number:  (415) 222-2364              Phone Number:  (215) 328-1784

=========================================          ====================================       ====================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 1 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------
                                          CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
Class     CUSIP     Pass-Through    Original    Beginning     Principal       Interest    Prepayment   Realized Loss/
                      Rate           Balance     Balance    Distribution    Distribution   Premium    Additional Trust     Total
                                                                                                       Fund Expenses    Distribution
====================================================================================================================================
  A-1                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-2                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-3                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-4                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-5                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-6                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  A-7                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   B                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   C                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   D                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   E                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   F                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   G                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   H                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   J                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   K                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   L                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   M                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   N                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   O                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   P                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   Q                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
   S                 0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
  R-I                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 R-II                0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
 R-III               0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
                     0.000000%        0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
Totals                                0.00          0.00           0.00          0.00         0.00           0.00           0.00
====================================================================================================================================
====================================
Class        Ending     Current
             Balance  Subordination
                        Level (1)
====================================
  A-1          0.00        0.00
  A-2          0.00        0.00
  A-3          0.00        0.00
  A-4          0.00        0.00
  A-5          0.00        0.00
  A-6          0.00        0.00
  A-7          0.00        0.00
   B           0.00        0.00
   C           0.00        0.00
   D           0.00        0.00
   E           0.00        0.00
   F           0.00        0.00
   G           0.00        0.00
   H           0.00        0.00
   J           0.00        0.00
   K           0.00        0.00
   L           0.00        0.00
   M           0.00        0.00
   N           0.00        0.00
   O           0.00        0.00
   P           0.00        0.00
   Q           0.00        0.00
   S           0.00        0.00
  R-I          0.00        0.00
 R-II          0.00        0.00
 R-III         0.00        0.00
====================================
Totals         0.00        0.00
====================================

============================================================================================================================
Class      Cusip       Pass-Through      Original      Beginning        Interest       Prepayment     Total          Ending
                          Rate           Notional      Notional       Distribution       Premium    Distribution    Notional
                                          Amount        Amount                                                       Amount
============================================================================================================================
X-1                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
X-2                     0.000000           0.00           0.00            0.00            0.00        0.00           0.00
============================================================================================================================
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                    Page 2 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                    CERTIFICATE FACTOR DETAIL

   =============================================================================================================================
      Class\         CUSIP         Beginning      Principal         Interest        Prepayment     Realized Loss/       Ending
     Component                      Balance      Distribution     Distribution       Premium      Additional Trust      Balance
                                                                                                    Fund Expenses
   =============================================================================================================================
      A-1                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-2                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-3                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-4                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-5                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-6                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      A-7                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       B                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       C                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       D                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       E                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       F                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       G                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       H                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       J                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       K                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       L                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       M                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       N                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       O                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       P                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       Q                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
       S                         0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-I                        0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
      R-II                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
     R-III                       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000       0.00000000
   =============================================================================================================================

   ===========================================================================================
     Class         CUSIP         Beginning         Interest        Prepayment         Ending
                                  Notional       Distribution       Premium          Notional
                                   Amount                                             Amount
   ===========================================================================================
      X-1                        0.00000000       0.00000000       0.00000000       0.00000000
      X-2                        0.00000000       0.00000000       0.00000000       0.00000000
   ===========================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 3 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

               ADVANCE SUMMARY                                            MASTER SERVICING FEE SUMMARY

P & I Advances Outstanding                      0.00      Current Period Accrued Master Servicing Fees                       0.00
Servicing Advances Outstanding                  0.00      Less Master Servicing Fees on Delinquent Payments                  0.00
                                                          Less Reductions to Master Servicing Fees                           0.00
Reimbursements for Interest on P&I              0.00      Plus Master Servicing Fees on Delinquent Payments Received         0.00
Advances paid from general collections                    Plus Adjustments for Prior Master Servicing Calculation            0.00
                                                          Total Master Servicing Fees Collected                              0.00
Reimbursements for Interest on Servicing        0.00
Advances paid from general collections

 CERTIFICATE INTEREST RECONCILIATION

====================================================================================================================================
 Class     Accrued         Net Aggregate      Distributable     Distributable       Additional      Interest     Remaining Unpaid
         Certificate         Prepayment        Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
           Interest      Interest Shortfall      Interest         Adjustment         Expenses                   Certificate Interest
====================================================================================================================================
  A-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-3       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-4       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-5       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-6       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  A-7       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-1       0.00                0.00               0.00              0.00               0.00          0.00              0.00
  X-2       0.00                0.00               0.00              0.00               0.00          0.00              0.00
   B        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   C        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   D        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   E        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   F        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   G        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   H        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   J        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   K        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   L        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   M        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   N        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   O        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   P        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   Q        0.00                0.00               0.00              0.00               0.00          0.00              0.00
   S        0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================
  Totals    0.00                0.00               0.00              0.00               0.00          0.00              0.00
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 4 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                  0.00               Additional Trust Fund Expenses/(Gains)         0.00

Aggregate Number of Outstanding Loans             0                         Fees Paid to Special Servicer        0.00

Aggregate Unpaid Principal Balance of Loans    0.00                         Interest on Advances                 0.00

Aggregate Stated Principal Balance of Loans    0.00                         Other Expenses of Trust              0.00

Aggregate Amount of Master Servicing Fee       0.00

Aggregate Amount of Special Servicing Fee      0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Primary Servicing Fee                0.00                APPRAISAL REDUCTION AMOUNT

Aggregate Paying Agent Fee                     0.00                =================================================================
                                                                                       Appraisal      Cumulative        Most Recent
Aggregate Trust Fund Expenses                  0.00                     Loan           Reduction         ASER            App. Red.
                                                                       Number           Effected        Amount              Date
                                                                   =================================================================

                                                                   =================================================================
                                                                   Total
                                                                   =================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 5 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
 INTEREST:
     Interest paid or advanced                                                              0.00
     Interest reductions due to Non-Recoverability Determinations                           0.00
     Interest Adjustments                                                                   0.00
     Deferred Interest                                                                      0.00
     Net Prepayment Interest Shortfall                                                      0.00
     Net Prepayment Interest Excess                                                         0.00
     Extension Interest                                                                     0.00
     Interest Reserve Withdrawal                                                            0.00
                                                                                                 -------
          TOTAL INTEREST COLLECTED                                                                  0.00

 PRINCIPAL:
     Scheduled Principal                                                                    0.00
     Unscheduled Principal                                                                  0.00
          Principal Prepayments                                                             0.00
          Collection of Principal after Maturity Date                                       0.00
          Recoveries from Liquidation and Insurance Proceeds                                0.00
          Excess of Prior Principal Amounts paid                                            0.00
          Curtailments                                                                      0.00
     Negative Amortization                                                                  0.00
     Principal Adjustments                                                                  0.00
                                                                                                 -------
          TOTAL PRINCIPAL COLLECTED                                                                 0.00
 OTHER:
     Prepayment Penalties/Yield Maintenance                                                 0.00
     Repayment Fees                                                                         0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Received                                                               0.00
     Net Swap Counterparty Payments Received                                                0.00
                                                                                                 -------
          TOTAL OTHER FUNDS COLLECTED                                                               0.00
                                                                                                 -------
TOTAL FUNDS COLLECTED                                                                               0.00
                                                                                                 =======

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                                                  0.00
      Trustee Fee                                                                           0.00
      Certificate Administration Fee                                                        0.00
      Insurer Fee                                                                           0.00
      Miscellaneous Fee                                                                     0.00
                                                                                                 -------
            TOTAL FEES                                                                              0.00

  ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                                                0.00
      ASER Amount                                                                           0.00
      Special Servicing Fee                                                                 0.00
      Rating Agency Expenses                                                                0.00
      Attorney's Fees & Expenses                                                            0.00
      Bankruptcy Expense                                                                    0.00
      Taxes Imposed on Trust Fund                                                           0.00
      Non-Recoverable Advances                                                              0.00
      Other Expenses                                                                        0.00

                                                                                                 -------
            TOTAL ADDITIONAL TRUST FUND EXPENSES                                                    0.00

      Interest Reserve Deposit                                                              0.00

  PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
     Interest Distribution                                                                  0.00
     Principal Distribution                                                                 0.00
     Yield Maintenance/Prepayment Penalties                                                 0.00
     Borrower Option Extension Fees                                                         0.00
     Equity Payments Paid                                                                   0.00
     Net Swap Counterparty Payments Paid                                                    0.00
                                                                                                 -------
            TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                           0.00
                                                                                                 -------
TOTAL FUNDS DISTRIBUTED                                                                             0.00
                                                                                                 =======

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 6 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

------------------------------------------------------------------------------------------------------------------------------------

            ============================================================================================================
                                                         Original Ratings                  Current Ratings (1)
                   Class             CUSIP      ------------------------------------------------------------------------
                                                        Fitch Moody's S & P                Fitch Moody's S & P
            ============================================================================================================

                    A-1
                    A-2
                    A-3
                    A-4
                    A-5
                    A-6
                    A-7
                    X-1
                    X-2
                     B
                     C
                     D
                     E
                     F
                     G
                     H
                     J
                     K
                     L
                     M
                     N
                     0
                     P
                     0
                     S
            ============================================================================================================
              NR - Designates that the class was not rated by the above agency at the time of original issuance.
               X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
             N/A - Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency. no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed. you may want to obtain current ratings directly from the rating agencies.

                 Fitch, Inc.                            Moody's Investors Service              Standard & Poor's Rating Services
                 One State Street Plaza                 99 Church Street                       55 Water Street
                 New York, New York 10004               New York, New York 10007               New York, New York 10041
                 (212) 908-0500                         (212) 553-0300                         (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 7 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                      SCHEDULED BALANCE                                                         STATE (3)
================================================================  ==================================================================
                                   %of                                                               %of
 Scheduled    # of   Scheduled     Agg.  WAM         Weighted                   # of    Scheduled    Agg    WAM          Weighted
  Balance    loans    Balance      Bal.  (2)  WAC   Avg DSCR (1)     State     Props.    Balance     Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ==================================================================

================================================================  ==================================================================
  Totals                                                             Totals
================================================================  ==================================================================

  See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 8 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

          DEBT SERVICE COVERAGE RATIO                                                       PROPERTY TYPE (3)
================================================================  ================================================================
                                  %of                                                                %of
 Debt Service    # of  Scheduled  Agg.   WAM          Weighted                    # of   Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans   Balance   Bal.   (2)  WAC  Avg DSCR (1)   Property Type  Props.   Balance    Bal.  (2)   WAC  Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
    Totals                                                           Totals
================================================================  ================================================================

                            NOTE RATE                                                         SEASONING
================================================================  ================================================================
                                 %of                                                               % of
    Note       # of  Scheduled   Agg.  WAM            Weighted                   # of  Scheduled   Agg   WAM            Weighted
    Rate      loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)    Seasoning   loans   Balance    Bal.   (2)  WAC    Avg DSCR (1)
================================================================  ================================================================

================================================================  ================================================================
   Totals                                                            Totals
================================================================  ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                      Page 9 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================   ================================================================
 Anticipated                      %of                                 Remaining                     %of
  Remaining     # of  Scheduled   Agg.   WAM         Weighted       Amortization  # of  Scheduled   Agg.   WAM         Weighted
   Term (2)    loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)        Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================

           REMAINING STATED TERM (FULLY AMORTIZING LOANS)                                 AGE OF MOST RECENT NOI
================================================================   ================================================================
 Remaining                       %of                                                                %of
   Stated      # of  Scheduled   Agg.   WAM         Weighted         Age of Most. # of  Scheduled   Agg.   WAM         Weighted
    Term      loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)       Recent NOI  loans   Balance    Bal.   (2)  WAC  Avg DSCR (1)
================================================================   ================================================================

================================================================   ================================================================
   Totals                                                              Totals
================================================================   ================================================================
(1)   Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)   Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
      Anticipated Repayment Date. if applicable, and the maturity date.

(3)   Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
      Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 10 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL
====================================================================================================================================
                                                                                                               Anticipated
 Loan                    Property                                   Interest       Principal       Gross        Repayment   Maturity
Number         ODOR      Type (1)          City          State       Payment        Payment        Coupon          Date        Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================
====================================================================================================================================
                  Neg.          Beginning          Ending          Paid        Appraisal      Appraisal         Res.          Mod.
 Loan            Amort          Scheduled         Scheduled        Thru        Reduction      Reduction         Strat         Code
Number           (Y/N)           Balance            Balance        Date          Date          Amoount           (2)           (3)
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

      (1) Property Type Code                                 (2) Resolution Strategy Code
      ----------------------                                 ----------------------------

MF - Multi-Family       OF - Office        1 - Modification   6 - DPO                10 - Deed In Lieu Of
RT - Retail             MU - Mixed Use     2 - Foreclosure    7 - REO                     Foreclosure
HC - Health Care        LO - Lodging       3 - Bankruptcy     8 - Resolved           11 - Full Payoff
IN - Industrial         SS - Self Storage  4 - Extension      9 - Pending Return     12 - Reps and Warranties
WH - Warehouse          OT - Other         5 - Note Sale          to Master Servicer 13 - Other or TBD
MH - Mobile Home Park

(3) Modification Code
---------------------

 1 - Maturity Date Extension
 2 - Authorization Change
 3 - Principal Write-Off
 4 - Combination

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 11 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                   Offering Document        Principal Prepayment Amount                        Prepayment Penalties
Loan Number         Cross-Reference    ------------------------------------    ----------------------------------------------------
                                       Payoff Amount     Curtailment Amount     Prepayment Premium      Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 12 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                         HISTORICAL DETAIL

===========================================================================================================
                                                  Delinquencies
-----------------------------------------------------------------------------------------------------------
                   30-59               60-89        90 Days
Distribution       Days                Days         or More    Foreclosure      REO          Modifications
    Date           # Balance        # Balance      # Balance    # Balance     # Balance       # Balance
===========================================================================================================

===========================================================================================================

====================================================================================
                                      Prepayments             Rate and
                                                             Maturities
------------------------------------------------------------------------------------
Distribution       Curtailments        Payoff          Next Weighted
    Date             # Balance       # Balance       Avg. Coupon Remit         WAM
====================================================================================

====================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 13 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

================================================================================================================================
                 Offering            # of     Paid        Current      Outstanding      Status of      Resolution    Servicing
Loan Number      Document          Months    Through       P & I         P & I           Mortgage      Strategy       Transfer
              Cross-Reference      Delinq.     Date       Advances      Advances         Loan (1)        Code (2)       Date
================================================================================================================================

================================================================================================================================
  Totals
================================================================================================================================
==============================================================================
                   Foreclosure   Actual      Outstanding
Loan Number           Date        Loan        Servicing    Bankruptcy     REO
                                 Balance       Advances      Date      Date
==============================================================================

==============================================================================
  Totals
==============================================================================

                      (1) Status of Mortgage Loan                                      (2) Resolution Strategy Code
                      ---------------------------                                      ----------------------------

A - Payments Not Received       2 - Two Months Delinquent            1 - Modification   6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period   3 - Three or More Months Delinquent  2 - Foreclosure    7 - REO                      Foreclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment        3 - Bankruptcy     8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)        4 - Extension      9 - Pending Return      12 - Reps and
0 - Current                     7 - Foreclosure                      5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent        9 - REO                                                                         13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 14 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                                   Offering       Servicing    Resolution
Distribution       Loan            Document        Transfer    Strategy       Scheduled      Property                   Interest
    Date          Number        Cross-Reference      Date        Code (1)      Balance        Type (2)        State       Rate
====================================================================================================================================

===============================================================================================================================
===============================================================================================================================
                                                      Net                                                           Remaining
 Distribution        Loan            Actual        Operating         NOI                   Note      Maturity      Amortizaton
     Date           Number           Balance         Income          Date        DSCR      Date        Date           Term
===============================================================================================================================

===============================================================================================================================

                    (1) Resolution Strategy Code                                                 (2) Property Type Code
                    ----------------------------                                                 ----------------------

1 - Modification     6 - DPO                   10 - Deed In Lieu Of                  MF - Multi-Family           OF - Office
2 - Foreclosure      7 - REO                        Foreclosure                      RT - Retail                 MU - Mixed use
3 - Bankruptcy       8 - Resolved              11 - Full Payoff                      HC - Health Care            LO - Lodging
4 - Extension        9 - Pending Return        12 - Reps and Warranties              IN - Industrial             SS - Self Storage
5 - Note Sale            to Master Servicer    13 - Other or TBD                     WH - Warehouse              OT - Other
                                                                                     MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 15 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                              Offering      Resolution     Site
Distribution      Loan       Document       Strategy    Inspection    Phase 1   Appraisal   Appraisal      Other REO
    Date         Number   Cross-Reference   Code (1)      Date         Date        Date       Value     Property Revenue    Comment
====================================================================================================================================

====================================================================================================================================

                                                    (1) Resolution Strategy Code
                                                    ----------------------------

                           1  -  Modification         6 - DPO                    10 - Deed In Lieu Of
                           2  -  Foreclosure          7 - REO                         Foreclosure
                           3  -  Bankruptcy           8 - Resolved               11 - Full Payoff
                           4  -  Extension            9 - Pending Return         12 - Reps and Warranties
                           5  -  Note Sale                to Master Servicer     13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 16 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                Offering
   Loan         Document           Pre-Modification
  Number     Cross-Reference           Balance           Modification Date                Modification Description
====================================================================================================================================

====================================================================================================================================
     Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright , Wells Fargo Bank, N.A.                                                                                     Page 17 of 18

                                                                                      ---------------------------------------------
[WELLS FARGO LOGO OMITTED]                                                              For Additional Information please contact
                                                                                                 CTSLink Customer Service
WELLS FARGO BANK, N.A.                                                                                (301) 815-6600
CORPORATE TRUST SERVICES                   MORGAN STANLEY CAPITAL I INC.                 Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                           SERIES 2004-HQ4                     ---------------------------------------------
                                                                                         PAYMENT DATE:  11/15/2004
                                                                                         RECORD DATE:   10/29/2004
------------------------------------------------------------------------------------------------------------------------------------

                                                       LIQUIDATED LOAN DETAIL

============================================================================================================================

             Final
            Recovery        Offering                                                              Gross Proceeds
 Loan     Determination     Document         Appraisal   Appraisal       Actual         Gross      as a % of
Number        Date       Cross-Reference        Date       Value         Balance       Proceeds   Actual Balance
============================================================================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================
==============================================================================
                                           Net
                                         Proceeds
           Aggregate         Net        as a % of                Repurchased
 Loan     Liquidation    Liquidation      Actual     Realized     by Seller
Number      Expenses*      Proceeds       Balance       Loss        (YIN)
==============================================================================

============================================================================================================================
  Current Total
============================================================================================================================
Cummulative Total
============================================================================================================================
*Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.)

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 18

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

                                      A-1

                                      A-2

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-29 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------

                                 MORGAN STANLEY
                  The date of this Prospectus is August 2, 2004

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                                                                                                PAGE

Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus

                                      -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates,
                                          issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial
                                               mortgage loans;

                                          (2)  mortgage participations, mortgage
                                               pass-through certificates or
                                               mortgage-backed securities;

                                          (3)  direct obligations of the United
                                               States or other governmental
                                               agencies; or

                                          (4)  any combination of 1-3 above, as
                                               well as other property as
                                               described in the accompanying
                                               prospectus supplement.

                                          as to some or all of the mortgage
                                          loans, assignments of the leases of
                                          the related mortgaged properties or
                                          assignments of the rental payments due
                                          under those leases.

                                          Each trust fund for a series of
                                          certificates may also include:

                                          o    letters of credit, insurance
                                               policies, guarantees, reserve
                                               funds or other types of credit
                                               support; and

                                          o    currency or interest rate
                                               exchange agreements and other
                                               financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__
                                          Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a
                                          wholly-owned subsidiary of Morgan
                                          Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named
                                          in the related prospectus supplement.
                                          The master servicer may be an
                                          affiliate of Morgan Stanley Capital I
                                          Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named,
                                          or the circumstances in accordance
                                          with which a special servicer will be
                                          appointed will be described, in the
                                          related prospectus supplement. The
                                          special servicer may be an affiliate
                                          of Morgan Stanley Capital I Inc.

TRUSTEE...................................The trustee for each series of certificates will be named in the
                                          related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the
                                          related prospectus supplement. An
                                          originator may be an affiliate of
                                          Morgan Stanley Capital I Inc. Morgan
                                          Stanley Capital I Inc. will purchase

                                          the mortgage loans or the mortgage
                                          backed securities or both, on or
                                          before the issuance of the related
                                          series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire
                                          beneficial ownership interest in a
                                          trust fund consisting primarily of:

         (A) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the
                                          other, with respect to each series of
                                          certificates will consist of a pool
                                          of:

                                          o    multifamily or commercial
                                               mortgage loans or both;

                                          o    mortgage participations, mortgage
                                               pass-through certificates or
                                               other mortgage-backed securities
                                               evidencing interests in or
                                               secured by mortgage loans; or

                                          o    a combination of mortgage loans
                                               and mortgage backed securities.

                                          The mortgage loans will not be
                                          guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or
                                               any of its affiliates; or

                                          o    unless the prospectus supplement
                                               so provides, any governmental
                                               agency or instrumentality or
                                               other person.

                                          The mortgage loans will be secured by
                                          first liens or junior liens on, or
                                          security interests in:

                                          o    residential properties consisting
                                               of five or more rental or
                                               cooperatively-owned dwelling
                                               units; or

                                          o    office buildings, shopping
                                               centers, retail stores, hotels or
                                               motels, nursing homes, hospitals
                                               or other health-care related
                                               facilities, mobile home parks,
                                               warehouse facilities,
                                               mini-warehouse facilities or
                                               self-storage facilities,
                                               industrial plants, congregate
                                               care facilities, mixed use
                                               commercial properties or other
                                               types of commercial properties.

                                          Unless otherwise provided in the
                                          prospectus supplement, the mortgage
                                          loans:

                                          o    will be secured by properties
                                               located in any of the fifty
                                               states, the District of Columbia
                                               or the Commonwealth of Puerto
                                               Rico;

                                          o    will have individual principal
                                               balances at origination of at
                                               least $25,000;

                                          o    will have original terms to
                                               maturity of not more than 40
                                               years; and

                                          o    will be originated by persons
                                               other than Morgan Stanley Capital
                                               I Inc.

                                          Each mortgage loan may provide for the
                                          following payment terms:

                                          o    Each mortgage loan may provide
                                               for no accrual of interest or for
                                               accrual of interest at a fixed or
                                               adjustable rate or at a rate that
                                               may be converted from adjustable
                                               to fixed, or vice versa, from
                                               time to

                                      -2-

                                          time at the borrower's election.
                                          Adjustable mortgage rates may be based
                                          on one or more indices.

                                          o    Each mortgage loan may provide
                                               for scheduled payments to
                                               maturity or payments that adjust
                                               from time to time to accommodate
                                               changes in the interest rate or
                                               to reflect the occurrence of
                                               certain events.

                                          o    Each mortgage loan may provide
                                               for negative amortization or
                                               accelerated amortization.

                                          o    Each mortgage loan may be fully
                                               amortizing or require a balloon
                                               payment due on the loan's stated
                                               maturity date.

                                          o    Each mortgage loan may contain
                                               prohibitions on prepayment or
                                               require payment of a premium or a
                                               yield maintenance penalty in
                                               connection with a prepayment.

                                          o    Each mortgage loan may provide
                                               for payments of principal,
                                               interest or both, on due dates
                                               that occur monthly, quarterly,
                                               semi-annually or at another
                                               interval as specified in the
                                               related prospectus supplement.

         (B) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may
                                          include direct obligations of the
                                          United States, agencies of the United
                                          States or agencies created by
                                          government entities which provide for
                                          payment of interest or principal or
                                          both.

         (C) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and
                                          maintained on behalf of the
                                          certificateholders. The person(s)
                                          designated in the related prospectus
                                          supplement will, to the extent
                                          described in this prospectus and the
                                          prospectus supplement, deposit into
                                          this account all payments and
                                          collections received or advanced with
                                          respect to the trust fund's assets.
                                          The collection account may be either
                                          interest bearing or non-interest
                                          bearing, and funds may be held in the
                                          account as cash or invested in
                                          short-term, investment grade
                                          obligations.

         (D) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of
                                          certificates may be provided with
                                          partial or full protection against
                                          certain defaults and losses on a trust
                                          fund's mortgage loans and mortgage
                                          backed securities.

                                          This protection may be provided by one
                                          or more of the following means:

                                          o    subordination of one or more
                                               other classes of certificates,

                                          o    letter of credit,

                                          o    insurance policy,

                                          o    guarantee,

                                          o    reserve fund or

                                          o    another type of credit support,
                                               or a combination thereof.

                                          The related prospectus supplement will
                                          describe the amount and types of
                                          credit support, the entity providing
                                          the credit support, if applicable, and

                                      -3-

                                          related information. If a particular
                                          trust fund includes mortgage backed
                                          securities, the related prospectus
                                          supplement will describe any similar
                                          forms of credit support applicable to
                                          those mortgage backed securities.

         (E) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may
                                          include guaranteed investment
                                          contracts pursuant to which moneys
                                          held in the collection accounts will
                                          be invested at a specified rate. The
                                          trust fund also may include agreements
                                          designed to reduce the effects of
                                          interest rate or currency exchange
                                          rate fluctuations on the trust fund's
                                          assets or on one or more classes of
                                          certificates.

                                          Agreements of this sort may include:

                                          o    interest rate exchange
                                               agreements,

                                          o    interest rate cap or floor
                                               agreements,

                                          o    currency exchange agreements or
                                               similar agreements. Currency
                                               exchange agreements might be
                                               included in a trust fund if some
                                               or all of the mortgage loans or
                                               mortgage backed securities, such
                                               as mortgage loans secured by
                                               mortgaged properties located
                                               outside the United States, are
                                               denominated in a non-United
                                               States currency.

                                          The related prospectus supplement will
                                          describe the principal terms of any
                                          guaranteed investment contract or
                                          other agreement and provide
                                          information with respect to the
                                          obligor. If a particular trust fund
                                          includes mortgage backed securities,
                                          the related prospectus supplement will
                                          describe any guaranteed investment
                                          contract or other agreements
                                          applicable to those mortgage backed
                                          securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               includes mortgage loans, the
                                               certificates will be issued
                                               pursuant to a pooling agreement;

                                          o    if the certificates evidence an
                                               interest in a trust fund that
                                               does not include mortgage loans,
                                               the certificates will be issued
                                               pursuant to a trust agreement;

                                          o    each series of certificates will
                                               include one or more classes of
                                               certificates;

                                          o    each series of certificates,
                                               including any class or classes
                                               not offered by this prospectus,
                                               will represent, in the aggregate,
                                               the entire beneficial ownership
                                               interest in the related trust
                                               fund;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped interest
                                               certificates, will have a stated
                                               principal amount;

                                          o    each class of certificates being
                                               offered to you, other than
                                               certain stripped principal
                                               certificates, will accrue
                                               interest based on a fixed,
                                               variable or adjustable interest
                                               rate.

                                          The related prospectus supplement will
                                          specify the principal amount, if any,
                                          and the interest rate, if any, for
                                          each class of certificates. In the
                                          case of a variable or adjustable
                                          interest rate, the related prospectus
                                          supplement will specify the method for
                                          determining the rate.

                                      -4-

                                          The certificates will not be
                                          guaranteed or insured by Morgan
                                          Stanley Capital I Inc. or any of its
                                          affiliates. The certificates also will
                                          not be guaranteed or insured by any
                                          governmental agency or instrumentality
                                          or by any other person, unless the
                                          related prospectus supplement so
                                          provides.

         (A) INTEREST.....................Each class of certificates offered to you, other than stripped principal
                                          certificates and certain classes of
                                          stripped interest certificates, will
                                          accrue interest at the rate indicated
                                          in the prospectus supplement. Interest
                                          will be distributed to you as provided
                                          in the related prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates
                                               may be made on the basis of the
                                               notional amount for that class,
                                               as described in the related
                                               prospectus supplement;

                                          o    may be reduced to the extent of
                                               certain delinquencies, losses,
                                               prepayment interest shortfalls,
                                               and other contingencies described
                                               in this prospectus and the
                                               related prospectus supplement.

         (B)PRINCIPAL.................... The certificates of each series initially will have an aggregate
                                          principal balance no greater than the
                                          outstanding principal balance of the
                                          trust fund's assets as of the close of
                                          business on the first day of the month
                                          during which the trust fund is formed,
                                          after application of scheduled
                                          payments due on or before that date,
                                          whether or not received. The related
                                          prospectus supplement may provide that
                                          the principal balance of the trust
                                          fund's assets will be determined as of
                                          a different date. The principal
                                          balance of a certificate at a given
                                          time represents the maximum amount
                                          that the holder is then entitled to
                                          receive of principal from future cash
                                          flow on the assets in the related
                                          trust fund.

                                          Unless the prospectus supplement
                                          provides otherwise, distributions of
                                          principal:

                                          o    will be made on each distribution
                                               date to the holders of the class
                                               or classes of certificates
                                               entitled to principal
                                               distributions, until the
                                               principal balances of those
                                               certificates have been reduced to
                                               zero; and

                                          o    will be made on a pro rata basis
                                               among all of the certificates of
                                               a given class or by random
                                               selection, as described in the
                                               prospectus supplement or
                                               otherwise established by the
                                               trustee.

                                          Stripped interest or interest-only
                                          certificates will not have a principal
                                          balance and will not receive
                                          distributions of principal.

ADVANCES..................................Unless the related prospectus supplement otherwise provides, if a
                                          scheduled payment on a mortgage loan
                                          is delinquent and the master servicer
                                          determines that an advance would be
                                          recoverable, the master servicer will,
                                          in most cases, be required to advance
                                          the shortfall. Neither Morgan Stanley
                                          Capital I Inc. nor any of its
                                          affiliates will have any
                                          responsibility to make those advances.

                                      -5-

                                          The master servicer:

                                          o    will be reimbursed for advances
                                               from subsequent recoveries from
                                               the delinquent mortgage loan or
                                               from other sources, as described
                                               in this prospectus and the
                                               related prospectus supplement;
                                               and

                                          o    will be entitled to interest on
                                               advances, if specified in the
                                               related prospectus supplement.

                                          If a particular trust fund includes
                                          mortgage backed securities, the
                                          prospectus supplement will describe
                                          any advance obligations applicable to
                                          those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early
                                          termination of the series of
                                          certificates through repurchase of the
                                          trust fund's assets by a specified
                                          party, under specified circumstances.

                                          The related prospectus supplement may
                                          provide for the early termination of
                                          the series of certificates in various
                                          ways including:

                                          o    optional early termination where
                                               a party identified in the
                                               prospectus supplement could
                                               repurchase the trust fund assets
                                               pursuant to circumstances
                                               specified in the prospectus
                                               supplement;

                                          o    termination through the
                                               solicitation of bids for the sale
                                               of all or a portion of the trust
                                               fund assets in the event the
                                               principal amount of a specified
                                               class or classes declines by a
                                               specified percentage amount on or
                                               after a specified date.

REGISTRATION OF CERTIFICATES..............If the related prospectus supplement so provides, one or more classes of
                                          the certificates being offered to you
                                          will initially be represented by one
                                          or more certificates registered in the
                                          name of Cede & Co., as the nominee of
                                          Depository Trust Company. If the
                                          certificate you purchase is registered
                                          in the name of Cede & Co., you will
                                          not be entitled to receive a
                                          definitive certificate, except under
                                          the limited circumstances described in
                                          this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either: ------

                                          o    regular interests and residual
                                               interests in a trust treated as a
                                               real estate mortgage investment
                                               conduit--known as a REMIC--under
                                               Sections 860A through 860G of the
                                               Internal Revenue Code; or

                                          o    interests in a trust treated as a
                                               grantor trust under applicable
                                               provisions of the Internal
                                               Revenue Code.

         (A) REMIC........................The regular certificates of the REMIC generally will be treated as debt
                                          obligations of the applicable REMIC
                                          for federal income tax purposes. Some
                                          of the regular certificates of the
                                          REMIC may be issued with original
                                          issue discount for federal income tax
                                          purposes.

                                          A portion or, in certain cases, all of
                                          the income from REMIC residual
                                          certificates:

                                          o    may not be offset by any losses
                                               from other activities of the
                                               holder of those certificates;

                                      -6-

                                          o    may be treated as unrelated
                                               business taxable income for
                                               holders of the residual
                                               certificates of the REMIC that
                                               are subject to tax on unrelated
                                               business taxable income, as
                                               defined in Section 511 of the
                                               Internal Revenue Code; and

                                          o    may be subject to U.S.
                                               withholding tax.

                                          To the extent described in this
                                          prospectus and the related prospectus
                                          supplement, the certificates offered
                                          to you will be treated as:

                                          o    assets described in section
                                               7701(a)(19)(C) of the Internal
                                               Revenue Code; and

                                          o    "real estate assets" within the
                                               meaning of section 856(c)(5)(B)
                                               of the Internal Revenue Code.

         (B) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of
                                          certificates as a REMIC, the trust
                                          fund will be classified as a grantor
                                          trust and not as an association
                                          taxable as a corporation for federal
                                          income tax purposes. If the trust fund
                                          is a grantor trust, you will be
                                          treated as an owner of an undivided
                                          pro rata interest in the mortgage pool
                                          or pool of securities and any other
                                          assets held by the trust fund. In
                                          certain cases the certificates may
                                          represent interests in a portion of a
                                          trust fund as to which one or more
                                          REMIC elections, as described above,
                                          are also made.

                                          Investors are advised to consult their
                                          tax advisors and to review "Federal
                                          Income Tax Consequences" in this
                                          prospectus and the related prospectus
                                          supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the
                                          Employee Retirement Income Security
                                          Act of 1974, as amended--also known as
                                          ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully
                                          review with your legal advisors
                                          whether the purchase or holding of
                                          certificates could give rise to a
                                          transaction that is prohibited or is
                                          not otherwise permissible under either
                                          statute.

                                          In general, the related prospectus
                                          supplement will specify that some of
                                          the classes of certificates may not be
                                          transferred unless the trustee and
                                          Morgan Stanley Capital I Inc. receive
                                          a letter of representations or an
                                          opinion of counsel to the effect that:

                                          o    the transfer will not result in a
                                               violation of the prohibited
                                               transaction provisions of ERISA
                                               or the Internal Revenue Code;

                                          o    the transfer will not cause the
                                               assets of the trust fund to be
                                               deemed "plan assets" for purposes
                                               of ERISA or the Internal Revenue
                                               Code; and

                                          o    the transfer will not subject any
                                               of the trustee, Morgan Stanley
                                               Capital I Inc. or any servicer to
                                               additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the
                                          offered certificates will constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. If your investment activities
                                          are subject to legal investment laws
                                          and regulations, regulatory capital
                                          requirements, or review by regulatory
                                          authorities, then you may be subject
                                          to restrictions on investment in the

                                          offered certificates. You should
                                          consult your own legal advisors for
                                          assistance in determining the
                                          suitability of and consequences to you
                                          of the purchase, ownership, and the
                                          sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that
                                          are offered to you will be rated not
                                          lower than investment grade by one or
                                          more nationally recognized statistical
                                          rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                         Secondary market considerations may
                                          make your certificates difficult to
                                          resell or less valuable than you
                                          anticipated for a variety of reasons,
                                          including:

                                          o    there may not be a secondary
                                               market for the certificates;

                                          o    if a secondary market develops,
                                               we cannot assure you that it will
                                               continue or will provide you with
                                               the liquidity of investment you
                                               may have anticipated. Lack of
                                               liquidity could result in a
                                               substantial decrease in the
                                               market value of your
                                               certificates;

                                          o    the market value of your
                                               certificates will fluctuate with
                                               changes in interest rates;

                                          o    the secondary market for
                                               certificates backed by
                                               residential mortgages may be more
                                               liquid than the secondary market
                                               for certificates backed by
                                               multifamily and commercial
                                               mortgages so if your liquidity
                                               assumptions were based on the
                                               secondary market for certificates
                                               backed by residential mortgages,
                                               your assumptions may not be
                                               correct;

                                          o    certificateholders have no
                                               redemption rights; and

                                          o    secondary market purchasers are
                                               limited to this prospectus, the
                                               related prospectus supplement and
                                               to the reports delivered to
                                               certificateholders for
                                               information concerning the
                                               certificates.

                                          Morgan Stanley & Co. Incorporated
                                          currently expects to make a secondary
                                          market in your certificates, but it
                                          has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                              Unless the related prospectus
                                          supplement so specifies, the sole
                                          source of payment on your certificates
                                          will be proceeds from the assets
                                          included in the trust fund for each
                                          series of certificates and any form of
                                          credit enhancement specified in the
                                          related prospectus supplement. You
                                          will not have any claim against, or
                                          security interest in, the trust fund
                                          for any other series. In addition, in
                                          general, there is no recourse to
                                          Morgan Stanley Capital I Inc. or any
                                          other entity, and neither the
                                          certificates nor the underlying
                                          mortgage loans are guaranteed or
                                          insured by any governmental agency or
                                          instrumentality or any other entity.
                                          Therefore, if the trust fund's assets
                                          are insufficient to pay you your

                                      -9-

                                          expected return, in most situations
                                          you will not receive payment from any
                                          other source. Exceptions include:

                                          o    loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                          o    advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                          Because some of the representations
                                          and warranties with respect to the
                                          mortgage loans or mortgage backed
                                          securities may have been made or
                                          assigned in connection with transfers
                                          of the mortgage loans or mortgage
                                          backed securities prior to the closing
                                          date, the rights of the trustee and
                                          the certificateholders with respect to
                                          those representations or warranties
                                          will be limited to their rights as
                                          assignees. Unless the related
                                          prospectus supplement so specifies,
                                          neither Morgan Stanley Capital I Inc.,
                                          the master servicer nor any affiliate
                                          thereof will have any obligation with
                                          respect to representations or
                                          warranties made by any other entity.

                                          There may be accounts, as described in
                                          the related prospectus supplement,
                                          maintained as credit support. The
                                          amounts in these accounts may be
                                          withdrawn, under conditions described
                                          in the related prospectus supplement.
                                          Any withdrawn amounts will not be
                                          available for the future payment of
                                          principal or interest on the
                                          certificates.

                                          If a series of certificates consists
                                          of one or more classes of subordinate
                                          certificates, the amount of any losses
                                          or shortfalls in collections of assets
                                          on any distribution date will be borne
                                          first by one or more classes of the
                                          subordinate certificates, as described
                                          in the related prospectus supplement.
                                          Thereafter, those losses or shortfalls
                                          will be borne by the remaining classes
                                          of certificates, in the priority and
                                          manner and subject to the limitations
                                          specified in the related prospectus
                                          supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                              The yield on your certificates may be
                                          reduced by prepayments on the mortgage
                                          loans or mortgage backed securities
                                          because prepayments affect the average
                                          life of the certificates. Prepayments
                                          can be voluntary, if permitted, and
                                          involuntary, such as prepayments
                                          resulting from casualty or
                                          condemnation, defaults and
                                          liquidations or repurchases upon
                                          breaches of representations and
                                          warranties. The investment performance
                                          of your certificates may vary
                                          materially and adversely from your
                                          expectation if the actual rate of
                                          prepayment is higher or lower than you
                                          anticipated.

                                          Voluntary prepayments may require the
                                          payment of a yield maintenance or
                                          prepayment premium. Nevertheless, we
                                          cannot assure you that the existence
                                          of the prepayment premium will cause a
                                          borrower to refrain from prepaying its
                                          mortgage loan nor can we assure you of
                                          the rate at which prepayments will
                                          occur. Morgan Stanley Mortgage Capital
                                          Inc., under certain circumstances, may
                                          be required to repurchase a mortgage
                                          loan from the trust fund if there has
                                          been a breach of a representation or
                                          warranty. The repurchase price paid
                                          will be passed through to you, as a
                                          certificateholder, with the same
                                          effect as if the mortgage loan had
                                          been prepaid in part or in full,
                                          except that no prepayment premium or
                                          yield maintenance charge would be
                                          payable.

                                      -10-

                                          Such a repurchase may therefore
                                          adversely affect the yield to maturity
                                          on your certificates.

                                          In a pool of mortgage loans, the rate
                                          of prepayment is unpredictable as it
                                          is influenced by a variety of factors
                                          including:

                                          o    the terms of the mortgage loans;

                                          o    the length of any prepayment
                                               lockout period;

                                          o    the prevailing interest rates;

                                          o    the availability of mortgage
                                               credit;

                                          o    the applicable yield maintenance
                                               charges or prepayment premiums;

                                          o    the servicer's ability to enforce
                                               those yield maintenance charges
                                               or prepayment premiums;

                                          o    the occurrence of casualties or
                                               natural disasters; and

                                          o    economic, demographic, tax, legal
                                               or other factors.

                                          There can be no assurance that the
                                          rate of prepayments will conform to
                                          any model described in this prospectus
                                          or in the related prospectus
                                          supplement.

                                          Some of the certificates may be more
                                          sensitive to prepayments than other
                                          certificates and in certain cases, the
                                          certificateholder holding these
                                          certificates may fail to recoup its
                                          original investment. You should
                                          carefully consider the specific
                                          characteristics of the certificates
                                          you purchase, as well as your
                                          investment approach and strategy. For
                                          instance, if you purchase a
                                          certificate at a premium, a prepayment
                                          may reduce the stream of interest
                                          payments you are entitled to receive
                                          on your certificate and your actual
                                          yield may be lower than your
                                          anticipated yield. Similarly, if you
                                          purchase a certificate which provides
                                          for the payment of interest only, or a
                                          certificate which provides for the
                                          payment of interest only after the
                                          occurrence of certain events, such as
                                          the retirement of one or more other
                                          classes of certificates of a series,
                                          you will probably be extremely
                                          sensitive to prepayments because a
                                          prepayment may reduce the stream of
                                          interest payments you are entitled to
                                          receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY                                       BE ADVERSELY AFFECTED The yield on
                                          your certificates may be less than
                                          anticipated because the prepayment
                                          premium or yield maintenance required
                                          under certain prepayment scenarios may
                                          not be enforceable in some states or
                                          under federal bankruptcy laws.

                                          o    Some courts may consider the
                                               prepayment premium to be
                                               usurious.

                                          o    Even if the prepayment premium is
                                               enforceable, we cannot assure you
                                               that foreclosure proceeds will be
                                               sufficient to pay the prepayment
                                               premium.

                                      -11-

                                          o    Although the collateral
                                               substitution provisions related
                                               to defeasance are not suppose to
                                               be treated as a prepayment and
                                               should not affect your
                                               certificates, we cannot assure
                                               you that a court will not
                                               interpret the defeasance
                                               provisions as requiring a
                                               prepayment premium; nor can we
                                               assure you that if it is treated
                                               as a prepayment premium, the
                                               court will find the defeasance
                                               income stream enforceable.
THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       As principal payments or prepayments
                                          are made on a mortgage loan, the
                                          mortgage pool will be exposed to
                                          concentration risks with respect to
                                          the diversity of mortgaged properties,
                                          types of mortgaged properties and
                                          number of borrowers. Classes that have
                                          a later sequential designation or a
                                          lower payment priority are more likely
                                          to be exposed to these concentration
                                          risks than are classes with an earlier
                                          sequential designation or higher
                                          priority. This is so because principal
                                          on the certificates will be payable in
                                          sequential order, and no class
                                          entitled to a distribution of
                                          principal will receive its principal
                                          until the principal amount of the
                                          preceding class or classes entitled to
                                          receive principal have been reduced to
                                          zero.
RATINGS DO NOT GUARANTY
PAYMENT                                   Any rating assigned by a rating agency
                                          to a class of certificates reflects
                                          the rating agency's assessment of the
                                          likelihood that holders of the class
                                          of certificates will receive the
                                          payments to which they are entitled.

                                          o    The ratings do not assess the
                                               likelihood that you will receive
                                               timely payments on your
                                               certificates.

                                          o    The ratings do not assess the
                                               likelihood of prepayments,
                                               including those caused by
                                               defaults.

                                          o    The ratings do not assess the
                                               likelihood of early optional
                                               termination of the certificates.

                                          Each rating agency rating classes of a
                                          particular series will determine the
                                          amount, type and nature of credit
                                          support required for that series.This
                                          determination may be based on an
                                          actuarial analysis of the behavior of
                                          mortgage loans in a larger group
                                          taking into account the appraised
                                          value of the real estate and the
                                          commercial and multifamily real estate
                                          market.

                                          o    We cannot assure you that the
                                               historical data supporting the
                                               actuarial analysis will
                                               accurately reflect or predict the
                                               rate of delinquency, foreclosure
                                               or loss that will be experienced
                                               by the mortgage loans in a
                                               particular series.

                                          o    We cannot assure you that the
                                               appraised value of any property
                                               securing a mortgage loan in a
                                               particular series will remain
                                               stable throughout the life of
                                               your certificate.

                                          o    We cannot assure you that the
                                               real estate market will not
                                               experience an overall decline in
                                               property values nor can we assure
                                               you that the outstanding balance
                                               of any mortgage loan in a

                                      -12-

                                          particular series will always be less
                                          than the market value of the property
                                          securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE             If one or more rating agencies
                                          downgrade certificates of a series,
                                          your certificate will decrease in
                                          value. Because none of Morgan Stanley
                                          Capital I Inc., the seller, the master
                                          servicer, the trustee or any affiliate
                                          has any obligation to maintain a
                                          rating of a class of certificates, you
                                          will have no recourse if your
                                          certificate decreases in value.

CASH FLOW FROM THE PROPERTIES MAY
BE VOLATILE AND INSUFFICIENT TO
ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                         Repayment of a commercial or
                                          multifamily mortgage loan is dependent
                                          on the income produced by the
                                          property. Therefore, the borrower's
                                          ability to repay a mortgage loan
                                          depends primarily on the successful
                                          operation of the property and the net
                                          operating income derived from the
                                          property. Net operating income can be
                                          volatile and may be adversely affected
                                          by factors such as:

                                          o    economic conditions causing plant
                                               closings or industry slowdowns;

                                          o    an oversupply of available retail
                                               space, office space or
                                               multifamily housing; o changes in
                                               consumer tastes and preferences;

                                          o    decrease in consumer confidence;
                                               o retroactive changes in building
                                               codes;

                                          o    the age, design and construction
                                               quality of the property,
                                               including perceptions regarding
                                               the attractiveness, convenience
                                               or safety of the property;

                                          o    the age, design, construction
                                               quality and proximity of
                                               competing properties;

                                          o    increases in operating expenses
                                               due to external factors such as
                                               increases in heating or
                                               electricity costs;

                                          o    increases in operating expenses
                                               due to maintenance or
                                               improvements required at the
                                               property;

                                          o    a decline in the financial
                                               condition of a major tenant;

                                          o    a decline in rental rates as
                                               leases are renewed or entered
                                               into with new tenants;

                                          o    the concentration of a particular
                                               business type in a building;

                                          o    the length of tenant leases;

                                          o    the creditworthiness of tenants;
                                               and o the property's "operating
                                               leverage."

                                      -13-

                                          Operating leverage refers to the
                                          percentage of total property expenses
                                          in relation to revenue, the ratio of
                                          fixed operating expenses to those that
                                          vary with revenue and the level of
                                          capital expenditures required to
                                          maintain the property and retain or
                                          replace tenants.

                                          If a commercial property is designed
                                          for a specific tenant, net operating
                                          income may be adversely affected if
                                          that tenant defaults under its
                                          obligations because properties
                                          designed for a specific tenant often
                                          require substantial renovation before
                                          it is suitable for a new tenant. As a
                                          result, the proceeds from liquidating
                                          this type of property following
                                          foreclosure might be insufficient to
                                          cover the principal and interest due
                                          under the loan.

                                          It is anticipated that a substantial
                                          portion of the mortgage loans included
                                          in any trust fund will be nonrecourse
                                          loans or loans for which recourse may
                                          be restricted or unenforceable.
                                          Therefore, if a borrower defaults,
                                          recourse may be had only against the
                                          specific property and any other assets
                                          that have been pledged to secure the
                                          related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING                                 INCOME Various factors may adversely
                                          affect the value of the mortgaged
                                          properties without affecting the
                                          properties' current net operating
                                          income. These factors include among
                                          others:

                                          o    changes in governmental
                                               regulations, fiscal policy,
                                               zoning or tax laws;

                                          o    potential environmental
                                               legislation or liabilities or
                                               other legal liabilities;

                                          o    the availability of refinancing;
                                               and

                                          o    changes in interest rate levels
                                               or yields required by investors
                                               in income producing commercial
                                               properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL                                MANAGEMENT The successful operation of
                                          a real estate project depends upon the
                                          property manager's performance and
                                          viability. The property manager is
                                          responsible for:

                                          o    responding to changes in the
                                               local market;

                                          o    planning and implementing the
                                               rental structure;

                                          o    operating the property and
                                               providing building services;

                                          o    managing operating expenses; and

                                          o    assuring that maintenance and
                                               capital improvements are carried
                                               out in a timely fashion.

                                          A good property manager, by
                                          controlling costs, providing
                                          appropriate service to tenants and
                                          seeing to the maintenance of
                                          improvements, can improve cash flow,
                                          reduce vacancy, leasing and repair
                                          costs and

                                      -14-

                                          preserve building value. On the other
                                          hand, management errors can, in some
                                          cases, impair short-term cash flow and
                                          the long term viability of an income
                                          producing property. Properties
                                          deriving revenues primarily from
                                          short-term sources are generally more
                                          management intensive than properties
                                          leased to creditworthy tenants under
                                          long-term leases.

                                          Morgan Stanley Capital I Inc. makes no
                                          representation or warranty as to the
                                          skills of any present or future
                                          managers. Additionally, Morgan Stanley
                                          Capital I Inc. cannot assure you that
                                          the property managers will be in a
                                          financial condition to fulfill their
                                          management responsibilities throughout
                                          the terms of their respective
                                          management agreements.

YOU SHOULD CONSIDER THE NUMBER OF
MORTGAGE LOANS                            IN THE POOL Assuming pools of equal
                                          aggregate unpaid principal balances,
                                          the concentration of default,
                                          foreclosure and loss in a trust fund
                                          containing fewer mortgage loans will
                                          generally be higher than that in trust
                                          fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR                                       REPAYMENTS IS LIMITED Payments under
                                          the mortgage loans are generally not
                                          insured or guaranteed by any person or
                                          entity.

                                          In general, the borrowers under the
                                          mortgage loans will be entities
                                          created to own or purchase the related
                                          commercial property. The borrowers are
                                          set up this way, in significant part,
                                          to isolate the property from the debts
                                          and liabilities of the person creating
                                          the entity. Unless otherwise
                                          specified, the loan will represent a
                                          nonrecourse obligation of the related
                                          borrower secured by the lien of the
                                          related mortgage and the related lease
                                          assignments. Even if the loan is
                                          recourse, the borrower generally will
                                          not have any significant assets other
                                          than the property or properties and
                                          the related leases, which will be
                                          pledged to the trustee. Therefore,
                                          payments on the loans and, in turn,
                                          payments of principal and interest on
                                          your certificates, will depend
                                          primarily or solely on rental payments
                                          by the lessees. Those rental payments
                                          will, in turn, depend on continued
                                          occupancy by, or the creditworthiness
                                          of, those lessees. Both continued
                                          occupancy and creditworthiness may be
                                          adversely affected by a general
                                          economic downturn or an adverse change
                                          in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE ON
ITS MATURITY DATE WHICH WOULD
ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES              Some of the mortgage loans may not be
                                          fully amortizing over their terms to
                                          maturity and will require substantial
                                          principal payments--i.e., balloon
                                          payments--at their stated maturity.
                                          Mortgage loans with balloon payments
                                          involve a greater degree of risk
                                          because a borrower's ability to make a
                                          balloon payment typically will depend
                                          upon its ability either to timely
                                          refinance the loan or to timely sell
                                          the mortgaged property. However,
                                          refinancing a loan or selling the
                                          property will be affected by a number
                                          of factors, including:

                                          o    interest rates;

                                          o    the borrower's equity in the
                                               property;

                                      -15-

                                          o    the financial condition and
                                               operating history of the borrower
                                               and the property;

                                          o    tax laws;

                                          o    renewability of operating
                                               licenses;

                                          o    prevailing economic conditions
                                               and the availability of credit
                                               for commercial and multifamily
                                               properties;

                                          o    with respect to certain
                                               multifamily properties and mobile
                                               home parks, rent control laws;
                                               and

                                          o    with respect to hospitals,
                                               nursing homes and convalescent
                                               homes, reimbursement rates from
                                               private and public coverage
                                               providers.

YOUR CERTIFICATES WILL BEAR LOSSES
IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                            If the prospectus supplement so
                                          specifies, some of the mortgage loans
                                          may be secured primarily by junior
                                          mortgages. In the event of a
                                          liquidation, satisfaction of a
                                          mortgage loan secured by a junior
                                          mortgage will be subordinate to the
                                          satisfaction of the related senior
                                          mortgage loan. If the proceeds are
                                          insufficient to satisfy the junior
                                          mortgage and the related senior
                                          mortgage, the junior mortgage loan in
                                          the trust fund would suffer a loss and
                                          the class of certificate you own may
                                          bear that loss. Therefore, any risks
                                          of deficiencies associated with first
                                          mortgage loans will be even greater in
                                          the case of junior mortgage loans. See
                                          "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       If the related prospectus supplement
                                          so specifies, a master servicer, a
                                          sub-servicer or a special servicer
                                          will be permitted, within prescribed
                                          parameters, to extend and modify whole
                                          loans that are in default or as to
                                          which a payment default is imminent.
                                          Any ability to extend or modify may
                                          apply, in particular, to whole loans
                                          with balloon payments. In addition, a
                                          master servicer, a sub-servicer or a
                                          special servicer may receive a workout
                                          fee based on receipts from, or
                                          proceeds of, those whole loans. While
                                          any entity granting this type of
                                          extension or modification generally
                                          will be required to determine that the
                                          extension or modification is
                                          reasonably likely to produce a greater
                                          recovery on a present value basis than
                                          liquidation, there is no assurance
                                          this will be the case. Additionally,
                                          if the related prospectus supplement
                                          so specifies, some of the mortgage
                                          loans included in the mortgage pool
                                          may have been subject to workouts or
                                          similar arrangements following prior
                                          periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      The bankruptcy or insolvency of a
                                          major tenant, or of a number of
                                          smaller tenants may adversely affect
                                          the income produced by a mortgaged
                                          property. Under the Bankruptcy Code, a
                                          tenant has the option of assuming or
                                          rejecting any unexpired lease. If the
                                          tenant rejects the lease, the
                                          landlord's claim would be a general
                                          unsecured claim against the tenant,
                                          absent collateral securing the claim.
                                          The claim would be limited to the
                                          unpaid rent reserved for the periods
                                          prior to the bankruptcy petition or
                                          the earlier surrender of the leased

                                      -16-

                                          premises, which are unrelated to the
                                          rejection, plus the greater of one
                                          year's rent or 15% of the remaining
                                          rent reserved under the lease, but not
                                          more than three years' rent to cover
                                          any rejection related claims.

BORROWER BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES                      Under the Bankruptcy Code, the filing
                                          of a petition in bankruptcy by or
                                          against a borrower will stay the sale
                                          of the real property owned by that
                                          borrower, as well as the commencement
                                          or continuation of a foreclosure
                                          action. In addition, if a court
                                          determines that the value of the
                                          mortgaged property is less than the
                                          principal balance of the mortgage loan
                                          it secures, the court may prevent a
                                          lender from foreclosing on the
                                          mortgaged property, subject to certain
                                          protections available to the lender.
                                          As part of a restructuring plan, a
                                          court also may reduce the amount of
                                          secured indebtedness to the then-value
                                          of the mortgaged property. Such an
                                          action would make the lender a general
                                          unsecured creditor for the difference
                                          between the then-value and the amount
                                          of its outstanding mortgage
                                          indebtedness. A bankruptcy court also
                                          may:

                                          o    grant a debtor a reasonable time
                                               to cure a payment default on a
                                               mortgage loan;

                                          o    reduce monthly payments due under
                                               a mortgage loan;

                                          o    change the rate of interest due
                                               on a mortgage loan; or

                                          o    otherwise alter the mortgage
                                               loan's repayment schedule.

                                          Moreover, the filing of a petition in
                                          bankruptcy by, or on behalf of, a
                                          junior lienholder may stay the senior
                                          lienholder from taking action to
                                          foreclose on the mortgaged property in
                                          a manner that would substantially
                                          diminish the position of the junior
                                          lien. Additionally, the borrower's
                                          trustee or the borrower, as
                                          debtor-in-possession, has certain
                                          special powers to avoid, subordinate
                                          or disallow debts. In certain
                                          circumstances, the claims of the
                                          trustee may be subordinated to
                                          financing obtained by a
                                          debtor-in-possession subsequent to its
                                          bankruptcy.

                                          Under the Bankruptcy Code, the lender
                                          will be stayed from enforcing a
                                          borrower's assignment of rents and
                                          leases. The Bankruptcy Code also may
                                          interfere with the lender's ability to
                                          enforce lockbox requirements. The
                                          legal proceedings necessary to resolve
                                          these issues can be time consuming and
                                          may significantly delay the receipt of
                                          rents. Rents also may escape an
                                          assignment to the extent they are used
                                          by the borrower to maintain the
                                          mortgaged property or for other court
                                          authorized expenses.

                                          As a result of the foregoing, the
                                          lender's recovery with respect to
                                          borrowers in bankruptcy proceedings
                                          may be significantly delayed, and the
                                          aggregate amount ultimately collected
                                          may be substantially less than the
                                          amount owed.

                                       -17

SOPHISTICATION OF THE BORROWER MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                      In general, the mortgage loans will be
                                          made to partnerships, corporations or
                                          other entities rather than
                                          individuals. This may entail greater
                                          risks of loss from delinquency and
                                          foreclosure than do single family
                                          mortgage loans. In addition, the
                                          borrowers under commercial mortgage
                                          loans may be more sophisticated than
                                          the average single family home
                                          borrower. This may increase the
                                          likelihood of protracted litigation or
                                          the likelihood of bankruptcy in
                                          default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                         Although the prospectus supplement for
                                          a series of certificates will describe
                                          the credit support for the related
                                          trust fund, the credit support will be
                                          limited in amount and coverage and may
                                          not cover all potential losses or
                                          risks. Use of credit support will be
                                          subject to the conditions and
                                          limitations described in the
                                          prospectus and in the related
                                          prospectus supplement. Moreover, any
                                          applicable credit support may not
                                          cover all potential losses or risks.
                                          For example, credit support may not
                                          cover fraud or negligence by a
                                          mortgage loan originator or other
                                          parties.

                                          A series of certificates may include
                                          one or more classes of subordinate
                                          certificates, which may include
                                          certificates being offered to you.
                                          Although subordination is intended to
                                          reduce the senior certificateholders'
                                          risk of delinquent distributions or
                                          ultimate losses, the amount of
                                          subordination will be limited and may
                                          decline under certain circumstances.
                                          In addition, if principal payments are
                                          made in a specified order of priority,
                                          and limits exist with respect to the
                                          aggregate amount of claims under any
                                          related credit support, the credit
                                          support may be exhausted before the
                                          principal of the certificate classes
                                          with lower priority has been repaid.
                                          Significant losses and shortfalls on
                                          the assets consequently may fall
                                          primarily upon classes of certificates
                                          having a lower payment priority.
                                          Moreover, if a form of credit support
                                          covers more than one series of
                                          certificates, holders of certificates
                                          evidencing an interest in a covered
                                          series will be subject to the risk
                                          that the credit support will be
                                          exhausted by the claims of other
                                          covered series.

                                          The amount of any credit support
                                          supporting one or more classes of
                                          certificates being offered to you,
                                          including the subordination of one or
                                          more classes will be determined on the
                                          basis of criteria established by each
                                          pertinent rating agency. Those
                                          criteria will be based on an assumed
                                          level of defaults, delinquencies,
                                          other losses or other factors.
                                          However, the loss experience on the
                                          related mortgage loans or mortgage
                                          backed securities may exceed the
                                          assumed levels. See "Description of
                                          Credit Support."

                                          Regardless of the form of any credit
                                          enhancement, the amount of coverage
                                          will be limited and, in most cases,
                                          will be subject to periodic reduction,
                                          in accordance with a schedule or
                                          formula. The master servicer generally
                                          will be permitted to reduce, terminate
                                          or substitute all or a portion of the
                                          credit enhancement for any series of
                                          certificates, if the applicable rating
                                          agency indicates that the then-current
                                          ratings will not be adversely
                                          affected. A rating agency may lower
                                          the ratings of any series of
                                          certificates if the obligations of any
                                          credit support

                                      -18-

                                          provider are downgraded. The ratings
                                          also may be lowered if losses on the
                                          related mortgage loans or MBS
                                          substantially exceed the level
                                          contemplated by the rating agency at
                                          the time of its initial rating
                                          analysis. Neither Morgan Stanley
                                          Capital I Inc., the master servicer
                                          nor any of their affiliates will have
                                          any obligation to replace or
                                          supplement any credit enhancement, or
                                          to take any other action to maintain
                                          any ratings of any series of
                                          certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT TO
DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                               To the extent described in this
                                          prospectus, the subordinate
                                          certificateholders' rights to receive
                                          distributions with respect to the
                                          assets to which they would otherwise
                                          be entitled will be subordinate to the
                                          rights of the senior
                                          certificateholders and of the master
                                          servicer, if the master servicer is
                                          paid its servicing fee, including any
                                          unpaid servicing fees with respect to
                                          one or more prior periods, and is
                                          reimbursed for certain unreimbursed
                                          advances and unreimbursed liquidation
                                          expenses. As a result, investors in
                                          subordinate certificates must be
                                          prepared to bear the risk that they
                                          may be subject to delays in payment
                                          and may not recover their initial
                                          investments.

                                          The yields on the subordinate
                                          certificates may be extremely
                                          sensitive to the loss experience of
                                          the assets and the timing of any
                                          losses. If the actual rate and amount
                                          of losses experienced by the assets
                                          exceed the rate and amount assumed by
                                          an investor, the yields to maturity on
                                          the subordinate certificates may be
                                          lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES       The mortgage loans may contain
                                          due-on-sale clauses, which permit a
                                          lender to accelerate the maturity of
                                          the mortgage loan if the borrower
                                          sells, transfers or conveys the
                                          related mortgaged property or its
                                          interest in the mortgaged property and
                                          debt-acceleration clauses, which
                                          permit a lender to accelerate the loan
                                          upon a monetary or non-monetary
                                          default by the borrower. These clauses
                                          are generally enforceable. The courts
                                          of all states will enforce clauses
                                          providing for acceleration in the
                                          event of a material payment default.
                                          The equity courts, however, may refuse
                                          to enforce these clauses if
                                          acceleration of the indebtedness would
                                          be inequitable, unjust or
                                          unconscionable.

                                          If the related prospectus supplement
                                          so specifies, the mortgage loans will
                                          be secured by an assignment of leases
                                          and rents. Pursuant to those
                                          assignments, the borrower typically
                                          assigns its right, title and interest
                                          as landlord under the leases on the
                                          related mortgaged property and the
                                          income derived from the leases to the
                                          lender as further security for the
                                          related mortgage loan, while retaining
                                          a license to collect rents as long as
                                          there is no default. If the borrower
                                          defaults, the license terminates and
                                          the lender is entitled to collect
                                          rents. These assignments are typically
                                          not perfected as security interests
                                          prior to actual possession of the cash
                                          flows. Some state laws may require
                                          that the lender take possession of the
                                          mortgaged property and obtain judicial
                                          appointment of a receiver before
                                          becoming entitled to collect the
                                          rents. In addition, if bankruptcy or
                                          similar proceedings are commenced by
                                          or in respect of the borrower, the
                                          lender's ability to collect the rents
                                          may be adversely

                                      -19-

                                          affected. See "Legal Aspects of the
                                          Mortgage Loans and the Leases--Leases
                                          and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                         Real property pledged as security for
                                          a mortgage loan may be subject to
                                          environmental risks. Under federal law
                                          and the laws of certain states,
                                          contamination of a property may give
                                          rise to a lien on the property to
                                          assure the costs of cleanup. In
                                          several states, this type of lien has
                                          priority over the lien of an existing
                                          mortgage against the property.
                                          Moreover, the presence of hazardous or
                                          toxic substances, or the failure to
                                          remediate the property, may adversely
                                          affect the owner or operator's ability
                                          to borrow using the property as
                                          collateral. In addition, under the
                                          laws of some states and under CERCLA
                                          and other federal law, a lender may
                                          become liable, as an "owner operator,"
                                          for costs of addressing releases or
                                          threatened releases of hazardous
                                          substances that require remedy at a
                                          property, if agents or employees of
                                          the lender have become sufficiently
                                          involved in the management or
                                          operations of the borrower. Liability
                                          may be imposed even if the
                                          environmental damage or threat was
                                          caused by a prior owner.

                                          Under certain circumstances, a lender
                                          also risks this type of liability on
                                          foreclosure of the mortgage. Unless
                                          the related prospectus supplement
                                          specifies otherwise, neither the
                                          master servicer, the sub-servicer nor
                                          the special servicer may acquire title
                                          to a mortgaged property or take over
                                          its operation unless the master
                                          servicer has previously determined,
                                          based upon a report prepared by a
                                          person who regularly conducts
                                          environmental audits, that:

                                          o    the mortgaged property is in
                                               compliance with applicable
                                               environmental laws, and there are
                                               no circumstances present at the
                                               mortgaged property for which
                                               investigation, testing,
                                               monitoring, containment, clean-up
                                               or remediation could be required
                                               under any federal, state or local
                                               law or regulation; or

                                          o    if the mortgaged property is not
                                               in compliance with applicable
                                               environmental laws or
                                               circumstances requiring any of
                                               the foregoing actions are
                                               present, that it would be in the
                                               best economic interest of the
                                               trust fund to acquire title to
                                               the mortgaged property and take
                                               the actions as would be necessary
                                               and appropriate to effect
                                               compliance or respond to those
                                               circumstances.

                                          See "Legal Aspects of the Mortgage
                                          Loans and Leases--Environmental
                                          Legislation."

IF YOU ARE SUBJECT TO ERISA, YOU
MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                     Generally, ERISA applies to
                                          investments made by employee benefit
                                          plans and transactions involving the
                                          assets of those plans. Due to the
                                          complexity of regulations governing
                                          those plans, prospective investors
                                          that are subject to ERISA are urged to
                                          consult their own counsel regarding
                                          consequences under ERISA of
                                          acquisition, ownership and disposition
                                          of the offered certificates of any
                                          series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                               Except as provided in the prospectus
                                          supplement, REMIC residual
                                          certificates are anticipated to have
                                          "phantom income" associated with them.
                                          That is, taxable income is anticipated
                                          to be allocated to the REMIC residual
                                          certificates in the early years of the
                                          existence of the related REMIC--even
                                          if the REMIC residual certificates
                                          receive no distributions from the
                                          related REMIC--with a corresponding
                                          amount of losses allocated to the
                                          REMIC residual certificates in later
                                          years. Accordingly, the present value
                                          of the tax detriments associated with
                                          the REMIC residual certificates may
                                          significantly exceed the present value
                                          of the tax benefits related thereto,
                                          and the REMIC residual certificates
                                          may have a negative "value."

                                          Moreover, the REMIC residual
                                          certificates will, in effect, be
                                          allocated an amount of gross income
                                          equal to the non-interest expenses of
                                          the REMIC, but those expenses will be
                                          deductible only as itemized
                                          deductions, and will be subject to all
                                          the limitations applicable to itemized
                                          deductions, by holders of REMIC
                                          residual certificates that are
                                          individuals. Accordingly, investment
                                          in the REMIC residual certificates
                                          generally will not be suitable for
                                          individuals or for certain
                                          pass-through entities, such as
                                          partnerships or S corporations, that
                                          have individuals as partners or
                                          shareholders. In addition, REMIC
                                          residual certificates are subject to
                                          restrictions on transfer. Finally,
                                          prospective purchasers of a REMIC
                                          residual certificate should be aware
                                          that Treasury Department regulations
                                          do not permit certain REMIC residual
                                          interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES MAY
EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES             Under certain circumstances, the
                                          consent or approval of the holders of
                                          a specified percentage of the
                                          aggregate principal balance of all
                                          outstanding certificates of a series
                                          or a similar means of allocating
                                          decision-making will be required to
                                          direct certain actions. The actions
                                          may include directing the special
                                          servicer or the master servicer
                                          regarding measures to be taken with
                                          respect to some of the mortgage loans
                                          and real estate owned properties and
                                          amending the relevant pooling
                                          agreement or trust agreement. The
                                          consent or approval of these holders
                                          will be sufficient to bind all
                                          certificateholders of the relevant
                                          series. See "Description of the
                                          Agreements--Events of Default,"
                                          "--Rights Upon Event of Default," and
                                          "--Amendment."

LITIGATION ARISING OUT OF ORDINARY
BUSINESS MAY ADVERSELY AFFECT
PAYMENT
ON YOUR CERTIFICATES                      There may be pending or threatened
                                          legal proceedings against the
                                          borrowers and managers of the
                                          mortgaged properties and their
                                          respective affiliates arising out of
                                          the ordinary business of the
                                          borrowers, managers and affiliates.
                                          This litigation could cause a delay in
                                          the payment on your certificates.
                                          Therefore, we cannot assure you that
                                          this type of litigation would not have
                                          a material adverse effect on your
                                          certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS WITH
DISABILITIES ACT OF 1990 MAY BE
EXPENSIVE AND MAY ADVERSELY AFFECT
PAYMENT
ON YOUR CERTIFICATES                      Under the Americans with Disabilities
                                          Act of 1990, all public accommodations
                                          are required to meet federal
                                          requirements related to access and use
                                          by disabled persons. Borrowers may
                                          incur costs complying with the
                                          Americans with Disabilities Act of
                                          1990. In addition, noncompliance could
                                          result in the imposition of fines by
                                          the federal government or an award of
                                          damages to private litigants. These
                                          costs of complying with the Americans
                                          with Disabilities Act of 1990 and the
                                          possible imposition of fines for
                                          noncompliance would result in
                                          additional expenses on the mortgaged
                                          properties, which could have an
                                          adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
YOU WILL NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER                         BY THE TRUSTEE If the prospectus
                                          supplement so provides, one or more
                                          classes of the certificates offered to
                                          you will be initially represented by
                                          one or more certificates for each
                                          class registered in the name of Cede &
                                          Co., the nominee for the Depository
                                          Trust Company. If you purchase this
                                          type of certificate:

                                          o    your certificate will not be
                                               registered in your name or the
                                               name of your nominee;

                                          o    you will not be recognized by the
                                               trustee as a certificateholder;
                                               and

                                          o    you will be able to exercise your
                                               right as a certificateholder only
                                               through the Depository Trust
                                               Company and its participating
                                               organizations.

                                          You will be recognized as a
                                          certificateholder only if and when
                                          definitive certificates are issued.
                                          See "Description of the
                                          Certificates--Book-Entry Registration
                                          and Definitive Certificates."

                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

                                          o    multifamily mortgage loans,
                                               commercial mortgage loans or
                                               both;

                                          o    mortgage participations,
                                               pass-through certificates or
                                               other mortgage-backed securities
                                               evidencing interests in or
                                               secured by one or more mortgage
                                               loans or other similar
                                               participations, certificates or
                                               securities;

                                          o    direct obligations of the United
                                               States, agencies of the United
                                               States or agencies created by
                                               government entities which are not
                                               subject to redemption prior to
                                               maturity at the option of the
                                               issuer and are (a)
                                               interest-bearing securities, (b)
                                               non-interest bearing securities,
                                               (c) originally interest-bearing
                                               securities from which coupons
                                               representing the right to payment
                                               of interest have been removed, or
                                               (d) interest-bearing securities
                                               from which the right to payment
                                               of principal has been removed; or

                                          o    a combination of mortgage loans,
                                               mortgage backed securities and
                                               government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

                                          o    Multifamily Properties which are
                                               residential properties consisting
                                               of five or more rental or
                                               cooperatively-owned dwelling
                                               units in high-rise, mid-rise or
                                               garden apartment buildings; or

                                          o    Commercial Properties which are
                                               office buildings, shopping
                                               centers, retail stores, hotels or
                                               motels, nursing homes, hospitals
                                               or other health care-related
                                               facilities, mobile home parks,
                                               warehouse facilities,
                                               mini-warehouse facilities or
                                               self-storage facilities,
                                               industrial plants, congregate
                                               care facilities, mixed use or
                                               other types of commercial
                                               properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

     Appraised values for income-producing properties may be based on:

     o    the recent resale value of comparable properties at the date of the appraisal;

     o    the cost of replacing the property;

     o    a projection of value based upon the property's projected net cash flow; or

     o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value;

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

     o    more than one of the appraisal methods may be used and each may produce significantly different results; and

     o    if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage
          Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

     o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

     o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides

                                      -26-

          otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

     o    the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

     o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the weighted average, by principal balance, of the Loan-to-Value
          Ratios at origination of the mortgage loans;

     o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o    the state or states in which most of the mortgaged properties are located;

     o    information with respect to the prepayment provisions, if any, of the mortgage loans; o the weighted average Retained Interest, if any;

     o    with respect to mortgage loans with adjustable mortgage rates, the
          Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

     o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

     o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o    have individual principal balances at origination of not less than
          $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

     o    the aggregate approximate initial and outstanding principal amount or
          Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

o                 the type of information in respect of the Underlying Mortgage
                  Loans described under "--Mortgage Loans--Mortgage Loan
                  Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk
Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely
Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the
Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate
Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to
Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the
Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And
Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment
Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and
"Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the
Certificate Balance of that class has been reduced to zero. Stripped Interest
Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution
Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its
Participants which thereafter will be required to forward them to Indirect
Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of
DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan
Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc.,
c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New
York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or.

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an
Agreement. See "--Retained Interest; Servicing Compensation and Payment of
Expenses" below.

                                      -49-

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate
Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation,
the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related
Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole
Loans under each Agreement will be named in the related prospectus supplement.
The entity serving as master servicer or as servicer may be an affiliate of
Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s
affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc.
may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

     o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

     o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

                                      -63-

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for
less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

   RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election,with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan
Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

               o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any
                    foreclosure indicates the presence of a Disqualifying
                    Condition that arose prior to the date of initial issuance of the certificates of a series and

               o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a
                    Disqualifying Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

               o    the borrower may have difficulty servicing and repaying
                    multiple loans;

               o    if the junior loan permits recourse to the borrower--as
                    junior loans often do--and the senior loan does not, a
                    borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

               o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the
                    borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the
                    senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

               o    if the borrower defaults on the senior loan or any junior
                    loan or loans, the existence of junior loans and actions
                    taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

               o    the bankruptcy of a junior lender may operate to stay
                    foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army,
Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.
Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter
J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section
               860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

 will apply. Because the regulations described
above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are
urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and
"permitted assets" within the meaning of Code Section 860L(c).

          2. Grantor Trust Certificates Representing Interests in Loans Other
     Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower

                                      -82-

under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans

                                      -83-

or MBS acquired by a certificateholder are purchased at a
price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3. Grantor Trust Certificates Representing Interests in Adjustable
     Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

                                      -84-

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

d.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that

                                      -85-

such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

                                      -86-

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

a.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

                                      -87-

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally

                                      -88-

would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley
Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only
REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such
REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such
Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate.
In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount

                                      -89-

that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular
Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

     o    the interest is unconditionally payable at least annually;

     o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o    interest is based on a "qualified floating rate," an "objective rate,"
          a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of

                                      -90-

a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated
redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is

                                      -91-

includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

                                      -92-

               Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be

                                      -93-

allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax

                                      -94-

advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are
"controlled foreign corporations" as to the United States of which such a
Borrower is a "United States shareholder" within the meaning of Section 951(b)
of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related
Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

                                      -95-

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

                                      -96-

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or
OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The
REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on

                                      -97-

a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are

                                      -98-

determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued.
For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC
Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The
"federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of
REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

                                      -99-

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                     -100-

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

                                     -101-

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)      the United States, any State, possession or political
                  subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                  instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B)      any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                  organization is subject to the tax on "unrelated business
                  taxable income"; and

         (C)      a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

                                     -102-

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

                  A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
                    Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another
                    eligible corporation in a transaction which will also
                    satisfy clauses (1) and (2) above and this clause

                                     -103-

                    (3)(ii) and (c) the facts and circumstances known to the
                    transferor on or before the date of the transfer must not
                    reasonably indicate that the taxes associated with the
                    residual interest will not be paid. For purposes of clause
                    (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of
                    reasonable assumptions a reasonable person would conclude
                    that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                     -104-

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

                                     -105-

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

                                     -106-

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "certificates" for purposes of the Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the

                                     -107-

purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA
Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under
SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as

                                     -108-

to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or

                                     -109-

principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine
LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -110-

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     -113-

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

                                     -114-

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

                                     -115-

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

                                     -116-

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

                                     -117-

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                     -118-